Filed pursuant to Rule 424(b)(3)
Registration No. 333-284614

PROSPECTUS

Rain Enhancement Technologies Holdco, Inc.

5,000,000 Shares of Class A Common Stock Underlying Warrants (For Issuance)

5,914,057 Shares of Class A Common Stock (For Resale)

This prospectus relates to the issuance by Rain Enhancement Technologies Holdco, Inc. (“we”, “us”, “our”, “Holdco” and the “Company”) of 5,000,000 shares of Class A common stock, par value $0.0001 per share (the “Class A Common Stock”) of the Company upon the exercise of 5,000,000 public warrants of the Company, with an exercise price of $11.50 per share (the “Warrants”).

This prospectus also relates to the resale from time to time by the selling shareholders (including their transferees, donees, pledgees, and other successors-in-interest) named in this prospectus (the “selling shareholders”) of up to 5,914,057 shares of Class A Common Stock. Such shares include: (i) 2,125,540 shares of Class A Common Stock issued to the former shareholders of Rain Enhancement Technologies, Inc., a Massachusetts corporation (“RET”), upon the closing of the business combination (the “Business Combination”) among the Company, RET, Coliseum Acquisition Corp., a Cayman Islands exempted company (“Coliseum”), Rainwater Merger Sub 1, Inc., a Cayman Islands exempted company (“Merger Sub 1”), and Rainwater Merger Sub 2A, Inc., a Massachusetts corporation (“Merger Sub 2”), as consideration for their shares of Class A common stock of RET pursuant to the terms of the Business Combination Agreement between the Company, RET, Coliseum, Merger Sub 1, and Merger Sub 2, dated as of June 25, 2024 (as amended on August 22, 2024, the “Business Combination Agreement”), and such shares of RET Class A common stock were originally purchased at an effective purchase price of approximately $2.06 per share; (ii) 57,752 shares of Class A Common Stock issuable upon the conversion of 57,752 shares of Class B common stock, par value $0.0001 per share (the “Class B Common Stock”) of the Company, issued to the former RET shareholders upon the closing of the Business Combination as consideration for their shares of Class B common stock of RET, and such shares of RET Class B common stock were originally purchased at an effective purchase price of approximately $2.16 per share; (iii) 2,150,838 shares of Class A Common Stock issuable upon the exercise of vested options to purchase Class A Common Stock (“Options”) at an exercise price of $2.06 per share, which were issued upon the conversion of RET’s outstanding options pursuant to the Business Combination Agreement, (iv) 650,120 shares of Class A Common Stock issued to Harry You and his affiliates upon the closing of the Business Combination as consideration for former founder shares of Coliseum pursuant to the terms of the Business Combination Agreement, which were purchased by Mr. You from Coliseum Acquisition Sponsor LLC (the “Previous Sponsor”) in June 2023 for an aggregate purchase price of $1.00 plus the obligation to fund certain contributions to Coliseum’s trust account (Mr. You funded an aggregate of $650,000 of such contributions); (v) 806,250 shares of Class A Common Stock issued at the closing of the Business Combination upon the exchange of private placement warrants of Coliseum pursuant to the Warrant Exchange Agreement dated December 17, 2024, between Coliseum, the Company, and the holders of such Coliseum private placement warrants (the “Warrant Exchange Agreement”), and such Coliseum private placement warrants were initially purchased at a price of $1.50 per warrant; (vi) 118,557 shares of Class A Common Stock issued to investors (the “PIPE Investors”) pursuant to the terms of the Subscription Agreements between the PIPE Investors and the Company (the “PIPE Subscription Agreements”), at a price of approximately $11.39 per share (the “PIPE Investment”); and (vii) 5,000 shares of Class A Common Stock issued to a vendor as consideration for services rendered.

We will receive the proceeds from any exercise of the Warrants for cash, but not from the net share exercise of any Warrants or from the resale of any shares of Class A Common Stock by the selling shareholders pursuant to this prospectus. Each Warrant entitles the holder thereof to purchase one share of Class A Common Stock at an initial exercise price of $11.50 per share. If each outstanding Warrant is exercised for cash, we will receive aggregate cash proceeds of $57.5 million. The Warrants are exercisable on a cashless basis under certain circumstances specified in the Warrant Agreement. To the extent that any Warrants are exercised on a cashless basis, the aggregate amount of cash we would receive from the exercise of the Warrants will decrease. We believe the likelihood that the holders will exercise their Warrants is dependent upon the trading price of our Class A Common Stock. If the trading price of our Class A Common Stock is less than the exercise price of the Warrants, we believe the holders are unlikely to exercise their Warrants. Conversely, the holders are more likely to exercise their Warrants the higher the prices of our Class A Common Stock is above the exercise price of the Warrant. On February 10, 2025, the closing price of our Class A Common Stock was $3.23. Accordingly, we believe the holders are unlikely to exercise their Warrants.

On December 31, 2024, we completed the Business Combination. As contemplated by the Business Combination Agreement, the Business Combination was completed as follows: (i) Coliseum merged with and into Merger Sub 1, with Merger Sub 1 as the surviving company of such merger (the “SPAC Merger”) and (ii) following the SPAC Merger and as a part of the same overall transaction, Merger Sub 2 merged with and into RET, with RET as the surviving entity of such merger (the “Company Merger” and, together with the SPAC Merger, the “Mergers”), and, after giving effect to such Mergers, each of Merger Sub 1 and RET became a wholly owned subsidiary of the Company (the time that the SPAC Merger became effective being referred to as the “SPAC Merger Effective Time,” the time that the Company Merger became effective being referred to as the “Company Merger Effective Time,” and the time after which both Mergers became effective being referred to as the “Closing”). Following the Closing, the Company holds all of the equity interests of RET and Merger Sub 1.

At the SPAC Merger Effective Time, by virtue of the SPAC Merger, (i) each issued and outstanding Class A ordinary share, par value $0.001 per share, of Coliseum (the “Coliseum Class A Ordinary Shares”) (including the Coliseum Class A Ordinary Share issued upon conversion of the sole outstanding Class B ordinary share, par value $0.001 per share, of Coliseum but not including any public shares redeemed by public shareholders) was automatically converted into the right to receive one share of Class A Common Stock, and (ii) each issued and outstanding public warrant of Coliseum, initially issued as part of the units sold in Coliseum’s initial public offering (the “Coliseum Public Warrants”) was assumed by the Company and became a Warrant exercisable for shares of the Company’s Class A Common Stock in lieu of the Coliseum Class A Ordinary Shares.

At the Company Merger Effective Time, by virtue of the Company Merger, (i) each issued and outstanding share of Class A common stock of RET, par value $0.0001 per share (after the conversion of RET preferred stock pursuant to its terms, but not including any shares held in the treasury of RET) was converted into approximately 1,434 shares of Class A Common Stock pursuant to the terms of the Business Combination Agreement, (ii) each issued and outstanding share of Class B common stock of RET, par value $0.0001 per share (other than any shares held in the treasury of RET) was converted into approximately 1,434 shares of Class B Common Stock pursuant to the terms of the Business Combination Agreement, and (iii) pursuant to the terms of the Business Combination Agreement, each option exercisable for shares of RET’s Class A common stock became an Option exercisable for shares of Class A Common Stock on the same terms and conditions as were in effect with respect to such RET option immediately prior to the effective time of the Company Merger (including with respect to vesting and termination-related provisions), except that (A) such Option relates to such number of shares of Class A Common Stock (rounded down to the nearest whole share of Class A Common Stock) as is equal to (x) the number of shares of RET’s Class A common stock subject to such option multiplied by (y) approximately 1,434, and (B) the exercise price per share of such Option is equal to the quotient of (x) the exercise price per share of such option in effect immediately prior to the Company Merger Effective Time divided by (y) approximately 1,434 (the exercise price per share, as so determined, being rounded up to the nearest full cent).

On the Closing Date, pursuant to the Warrant Exchange Agreement, all 3,225,000 outstanding warrants to purchase Coliseum Class A Ordinary Shares initially issued in a private placement simultaneously with Coliseum’s initial public offering (the “Coliseum Private Placement Warrants”) were exchanged for Class A Common Stock, at an exchange ratio of 0.25 shares of Class A Common Stock per Coliseum Private Placement Warrant (the “Warrant Exchange”). Accordingly, as a result of the Warrant Exchange, on the Closing Date, the Company issued an aggregate of 806,250 shares of Class A Common Stock to the former holders of Coliseum Private Placement Warrants at the Closing and such Coliseum Private Placement Warrants were cancelled and no longer outstanding.

On the Closing Date, the Company closed on $700,000 of investment pursuant to the PIPE Subscription Agreements and issued an aggregate of 61,474 shares of Class A Common Stock to the PIPE Investors, and recorded a subscription receivable of $650,000 from two PIPE Investors for the purchase of 57,083 shares of Class A Common Stock. On January 29, 2025, the Company closed an additional $500,000 of investment pursuant to the PIPE Subscription Agreements and issued an aggregate of 43,910 shares of Class A Common Stock to the PIPE Investors. On February 6, 2025, the Company closed on the remaining $150,000 of investment pursuant to the PIPE Subscription Agreements and issued an aggregate of 13,173 shares of Class A Common Stock to the PIPE Investors.

On December 30, 2024, the Company entered into a loan agreement (the “Loan Agreement”) with RHY Management LLC (“RHY”), an affiliate of Harry You, pursuant to which RHY committed to provide the Company with up to $7 million of new loans (the “Commitment”). Prior to each drawdown of the Commitment, pursuant to the Loan Agreement, the Company must certify to RHY, among other things, that it has used its best efforts to raise equity, equity-linked, or debt financing on terms available in the market to a similarly-situated company in similar circumstances, and is unable to obtain alternate financing in the amount of such drawdown. Once amounts are borrowed, they may not be re-borrowed. Additionally, Mr. You agreed to roll over an aggregate of approximately $3.1 million of loans and advances owed to him or to his affiliates by Coliseum and RET into the Loan Agreement and such amounts will be treated for all purposes as loans outstanding pursuant to the Loan Agreement (which, for the avoidance of doubt, does not decrease the Commitment). As of the date of this prospectus, the Company has borrowed $300,000 of the $7 million available funding under the Commitment.

Immediately after giving effect to the Business Combination, there were 7,471,678 shares of Class A Common Stock outstanding (7,528,761 shares after giving effect to the additional PIPE closings on January 29, 2025 and February 6, 2025), 57,752 shares of Class B Common Stock outstanding, 5,000,000 shares of Class A Common Stock issuable upon the exercise of outstanding Warrants, and 2,150,838 shares of Class A Common Stock issuable upon the exercise of outstanding Options.

In connection with the Business Combination, 207,510 public holders of Coliseum Class A Ordinary Shares exercised their right to redeem those shares for a pro rata portion of the cash in the Coliseum trust account, which equaled approximately $11.41 per share, for an aggregate redemption payment of approximately $2.37 million. Previously, in connection with extensions of the time that Coliseum had to complete its initial business combination, the following redemptions occurred: (i) in connection with the extension from June 25, 2023 to up to June 25, 2024, 9,121,799 shares were redeemed at a per share price of approximately $10.38, for an aggregate redemption payment of approximately $94.7 million; (ii) in connection with the extension from November 25, 2023 to up to September 25, 2024 (which extension removed prior required monthly extension payments), 3,001,840 shares were redeemed at a per share price of approximately $10.70, for an aggregate redemption payment of approximately $32.1 million; (iii) in connection with the extension from September 25, 2024 to December 25, 2024, 1,089,249 public shares were redeemed at a per share price of approximately $11.18 per share, for an aggregate redemption payment of approximately $12.2 million, and (iv) in connection with the extension from December 25, 2024 to December 31, 2024, 856,188 public shares were redeemed at a per share price of approximately $11.39, for an aggregate redemption payment of approximately $9.7 million. In total, an aggregate of 14,276,586 shares were redeemed in connection with extensions and the business combination, representing approximately 95.2% of the 15,000,000 shares issued in Coliseum’s initial public offering.

Of the 5,914,057 shares of Class A Common Stock that may be sold by the selling shareholders under this prospectus, an aggregate of 5,790,500 shares are subject to a two-year lockup pursuant to the terms of the lock-up agreement (the “Lock-Up Agreement”) dated as of December 31, 2024, by and among Holdco and certain shareholders of Holdco, including the RET Founders, the Previous Sponsor and Berto LLC (the “New Sponsor”), representing the shares issued as consideration for the shares of common stock of RET and pursuant to the terms of the Business Combination Agreement, the shares issued as consideration for former founder shares of Coliseum pursuant to the terms of the Business Combination Agreement, the shares issued in the Warrant Exchange, and the shares issuable upon exercise of the Options; an aggregate of 5,000 shares are subject to a one-year lock-up pursuant to the terms of an agreement between Holdco and the vendor to whom such shares were issued; and an aggregate of 118,557 shares are not subject to any lockup, representing the shares issued pursuant to the PIPE Subscription Agreements. For more information about the transfer restrictions that apply to the shares being registered for resale hereby, see “Information About the Offered Shares” and “Securities Act Restrictions on Resale of Securities – Lock-Up Restrictions.”

The 5,914,057 shares of Class A Common Stock that may be sold by the selling shareholders under this prospectus represents approximately 78.6% of the 7,528,761 outstanding shares of Class A Common Stock as of February 10, 2025 and approximately 242.3% of the approximately 2,441,042 shares of Class A Common Stock in the public float as of February 10, 2025. Sales of a substantial number of our shares of Class A Common Stock in the public market by the selling shareholders, or the perception that those sales might occur, could increase the volatility of and cause a significant decline in the market price of our Class A Common Stock and could impar our ability to raise capital through the sale of additional equity securities. See “Risk Factors— Sales of a substantial number of shares of Class A Common Stock in the public market, particularly sales by our executive officers, directors and significant stockholders, or the perception that these sales could occur, could cause the market price of Class A Common Stock to decline.”

Despite a significant decline in the public trading price, some of the selling shareholders may still experience a positive rate of return on the shares being offered by them in this prospectus due to the price at which such selling shareholder initially purchased the shares. Based upon the closing price of our Class A Common Stock of $3.23 on February 10, 2025, upon the sale of shares of our Class A Common Stock (i) Harry You may experience a potential profit of approximately $2.23 per share of the Class A Common Stock issued to him upon the exchange of the former Founder Shares in the Business Combination, and approximately $2.23 per share of the Class A Common Stock issued to him upon the exchange of the Coliseum Private Placement Warrants in the Warrant Exchange, (ii) the RET Founders, which includes Harry You, Niccolo de Masi, and Paul Dacier or their affiliates, may experience a potential profit of approximately $1.17 per share of the Class A Common Stock issued to them upon the exchange of the RET Class A Common Stock in the Business Combination, approximately $1.07 per share of the Class A Common Stock issuable upon the conversion of the Class B Common Stock issued to them upon the exchange of the RET Class B Common Stock in the Business Combination, and Harry You and Niccolo de Masi may experience a potential profit of approximately $1.17 per share of the Class A Common Stock issuable upon exercise of the Options issued to them upon the exchange of RET options in the Business Combination, (iii) the Previous Sponsor may experience a potential profit of approximately $1.73 per share of the Class A Common Stock issued upon the exchange of the Coliseum Private Placement Warrants in the Warrant Exchange, (iv) the PIPE Investors, which includes Harry You and Paul Dacier, may experience a potential loss of approximately $8.16 per share of the Class A Common Stock issued in the PIPE Investment, and (v) the vendor may experience a potential profit of approximately $3.23 per share of the Class A Common Stock issued to the vendor at the closing of the Business Combination in consideration for services rendered. See ”Information About the Offered Shares” beginning on page 7 of this prospectus for more information. See also “Risk Factors— Certain existing shareholders purchased, or may purchase, securities in the Company at a price below the current trading price of such securities, and may experience a positive rate of return based on the current trading price. Future investors in the Company may not experience a similar rate of return.”

We are registering shares of Class A Common Stock for resale pursuant to the selling shareholders’ registration rights under certain agreements between us, on the one hand, and the selling shareholders, on the other hand. Our registration of Class A Common Stock covered by this prospectus does not mean that the selling shareholders will offer or sell any of the shares registered for resale.

We will bear all costs, expenses, and fees in connection with the registration of the shares of Class A Common Stock. The selling shareholders may offer, sell or distribute all or a portion of their shares of Class A Common Stock publicly or through private transactions at prevailing market prices or at negotiated prices. The selling shareholders will bear all commissions and discounts, if any, attributable to their respective sales of the shares of Class A Common Stock. We provide more information about how the selling shareholders may sell the shares of Class A Common Stock in the section titled “Plan of Distribution.”

Our shares of Class A Common Stock and Warrants are listed on the Nasdaq Stock Market LLC (“Nasdaq”) under the symbols “RAIN” and “RAINW,” respectively. On February 10, 2025, the closing price of our Class A Common Stock was $3.23 per share, the closing price of our Warrants was $0.13 per Warrant.

We are an “emerging growth company” and a “smaller reporting company” under the federal securities laws and will be subject to reduced disclosure and public reporting requirements. See “Summary — Implications of Being an Emerging Growth Company and a Smaller Reporting Company.” Investing in shares of our Class A Common Stock involves risks that are described in the “Risk Factors” section beginning on page 10 of this prospectus.

Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the securities to be issued under this prospectus or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 12, 2025.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-1 that we filed with the SEC using the “shelf” registration process. Under the shelf registration process, the selling shareholders may, from time to time, sell the securities offered by them described in this prospectus through any means described in the section titled “Plan of Distribution.” More specific terms of any securities that the selling shareholders and their permitted transferees offer and sell may be provided in a prospectus supplement that describes, among other things, the specific amounts and prices of the securities being offered and the terms of the offering. This prospectus also relates to the issuance by us of shares of Class A Common Stock from time to time upon the occurrence of the events described in this prospectus.

We may also provide a prospectus supplement or post-effective amendment to the registration statement of which this prospectus forms a part to add information to, or update or change information contained in, this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in such prospectus supplement or post-effective amendment modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus. You should read both this prospectus and any applicable prospectus supplement or post-effective amendment to the registration statement of which this prospectus forms a part together with the additional information to which we refer you in the sections of this prospectus titled “Where You Can Find More Information.”

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed, or will be incorporated by reference as exhibits to the registration statement of which this prospectus forms a part, and you may obtain copies of those documents as described under “Where You Can Find More Information.”

As used in this prospectus, unless otherwise indicated or the context otherwise requires, references to “we,” “us,” “our,” the “Company,” “Registrant,” and “RET” refer to the businesses of Rain Enhancement Technologies, Inc. and its subsidiaries, which became the business of Rain Enhancement Technologies Holdco, Inc. and its subsidiaries following the consummation of the Business Combination.

INDUSTRY AND MARKET DATA

In this prospectus, Holdco presents industry data, information and statistics regarding the markets in which it competes, as well as Holdco’s statistics, data and other information provided by third parties relating to markets, market sizes, market shares, market positions and other industry data pertaining to Holdco’s business and markets. Such information is supplemented where necessary with Holdco’s own internal estimates, taking into account publicly available information about other industry participants and the judgment of Holdco’s management where information is not publicly available.

Industry publications, research, studies and forecasts generally state that the information they contain has been obtained from sources believed to be reliable, but that the accuracy and completeness of such information is not guaranteed. Although Holdco has not independently verified the accuracy or completeness of third-party information, Holdco believes the industry and market information included in this prospectus is reliable. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and uncertainties as the other forward-looking statements in this prospectus. These forecasts and forward-looking information are subject to uncertainty and risk due to a variety of factors, including those described under “Risk Factors.” These and other factors could cause results to differ materially from those expressed in any forecasts or estimates.

Notwithstanding anything in this prospectus to the contrary, Holdco is responsible for all disclosures in this prospectus.

TRADEMARKS, TRADE NAMES AND SERVICE MARKS

RET, Holdco, and their respective subsidiaries own or have rights to trademarks, trade names and service marks that they use in connection with the operation of their businesses. In addition, their names, logos and website names and addresses are their trademarks or service marks. Other trademarks, trade names and service marks appearing in this prospectus are the property of their respective owners. Solely for convenience, in some cases, the trademarks, trade names and service marks referred to in this prospectus are listed without the applicable ®, TM and SM symbols, but such references are not intended to indicate, in any way, that, RET, Holdco or the owners thereof will not assert, to the fullest extent under applicable law, RET’s, Holdco’s or their rights to these trademarks, trade names and service marks.

FREQUENTLY USED TERMS AND BASIS OF PRESENTATION

“Business Combination” means collectively, the Company Merger, the SPAC Merger, and the other transactions contemplated by the Business Combination Agreement.

“Business Combination Agreement” means the Business Combination Agreement, dated as of June 25, 2024, as amended on August 22, 2024, by and among Coliseum, RET, Holdco, Merger Sub 1 and Merger Sub 2.

“Coliseum” means Coliseum Acquisition Corp., prior to the business combination, a blank check company incorporated as an exempted company in the Cayman Islands.

“Class A Common Stock” means the shares of Class A common stock of Holdco, par value $0.0001 per share, entitling the holders thereof to one vote per share of all matters on which the shares of Class A Common Stock are entitled to vote.

“Class B Common Stock” means the shares of Class B common stock of Holdco, par value $0.0001 per share, which have economic rights (including dividend and liquidation rights) identical to those of the Class A Common Stock but the holders thereof are entitled to fifteen votes per share on all matters on which the shares of Class B Common Stock are entitled to vote, which voting structure will terminate on the date that is five years after the Closing Date, or earlier in certain circumstances, including if the initial holders thereof collectively cease to beneficially own at least twenty percent (20%) of the number of shares of Common Stock held by them on the Closing Date, as more fully set forth in the Holdco A&R Articles.

“Coliseum Class A Ordinary Shares” means, prior to the Business Combination, the Class A ordinary shares of Coliseum, par value $0.001 per share.

 “Coliseum Class B Ordinary Shares” means, prior to the Business Combination, the Class B ordinary shares of Coliseum, par value, $0.001 per share.

“Coliseum Private Placement Warrants” means the 3,225,000 warrants sold by Coliseum to the Previous Sponsor at the closing of Coliseum’s initial public offering, 2,257,500 of which were sold to the New Sponsor in connection with the Transfer Transaction. Each Coliseum Private Placement Warrant was exchanged for shares of Class A Common Stock at the closing of the Business Combination pursuant to the Warrant Exchange.

“Combination Period” means the period within which Coliseum had to complete its initial business combination. The Combination Period ended on December 31, 2024.

“Common Stock” means, collectively, the Class A Common Stock and the Class B Common Stock of Holdco.

“Company Merger” means the merger of Merger Sub 2 with and into RET, with RET continuing as the surviving entity in accordance with the terms and conditions set forth in the Business Combination Agreement. The Company Merger occurred on December 31, 2024.

“Contribution” means the contributions to the Trust Account, made as a loan, of $100,000 per month for up to twelve months in connection with the First Extension.

“Convertible Note” means the non-interest bearing convertible note issued by Coliseum to the New Sponsor with a principal amount up to $1.5 million on June 22, 2023. Outstanding amounts under the Convertible Note were assumed by Holdco and remain outstanding pursuant to the Loan Agreement among Holdco, Harry You, and an affiliate of Mr. You.

“Dual Class Structure” means the dual class wherein Holdco’s Common Stock consists of Class A Common Stock and Class B Common Stock.

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“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Founder Shares” means, prior to the Business Combination, the Coliseum Class B Ordinary Shares issued to or purchased by the Previous Sponsor, New Sponsor, Sponsor Affiliate, or Coliseum’s directors and officers, and the Coliseum Class A Ordinary Shares issued or issuable upon the conversion of the Class B Ordinary Shares. Each of the Founder Shares were exchanged for Class A Common Stock in the Business Combination.

“Holdco A&R Articles” means the Amended and Restated Articles of Association adopted by Holdco in connection with the Closing.

“Holdco A&R Bylaws” means the Amended and Restated Bylaws adopted by Holdco in connection with the Closing.

“Lock-Up Agreement” means the lock-up agreement by and among Holdco and certain shareholders of Holdco, including the RET Founders, the Previous Sponsor, the New Sponsor, and, each director and officer of Holdco entered into on the Closing Date of the Business Combination.

“Merger Sub 1” means Rainwater Merger Sub 1, Inc., a Cayman Islands exempted company and prior to the business combination a wholly-owned subsidiary of Holdco.

“Merger Sub 2” means Rainwater Merger Sub 2A, Inc., a Massachusetts corporation and prior to the business combination a wholly-owned subsidiary of Coliseum.

“New Contribution” means the contributions to the Trust Account, made as a loan, of $50,000 per month for up to three months in connection with the election by the Board to extend the Combination Period to up to December 25, 2024, pursuant to the Third Extension.

“New Sponsor” means Berto LLC, a Delaware limited liability company.

“Options” means options to purchase shares of Class A Common Stock, issued as part of the Company Merger upon the conversion of RET’s outstanding options pursuant to the Business Combination Agreement.

“Preferred Stock” means, prior to the Business Combination, the preferred stock of RET, par value $0.0001 per share.

“Previous Sponsor” means Coliseum Acquisition Sponsor LLC.

“Public Shares” means the Coliseum Class A Ordinary Shares which were initially issued as part of the units sold in Coliseum’s initial public offering.

“RET” means Rain Enhancement Technologies, Inc., a Massachusetts corporation and wholly-owned subsidiary of Holdco following the Business Combination.

“RET Class A Common Stock” means, prior to the Business Combination, the Class A common stock of RET, par value $0.0001 per share.

“RET Class B Common Stock” means, prior to the Business Combination, the Class B common stock of RET, par value $0.0001 per share.

“RET Founders” means Paul Dacier, Harry You, Niccolo de Masi, or their affiliates.

“Securities Act” means the Securities Act of 1933, as amended.

“SPAC Merger” means the merger of Coliseum with and into Merger Sub 1, with Merger Sub 1 as the surviving company of such merger. The SPAC Merger occurred on December 31, 2024.

“Sponsor Affiliate” means Harry L. You, an affiliate of the New Sponsor.

“Trust Account” means the trust account established in connection with Coliseum’s initial public offering.

“Warrants” means each warrant to purchase shares of Class A Common Stock at an initial exercise price of $11.50 per share, which were initially issued by Coliseum as part of the units sold in Coliseum’s initial public offering and were assumed by Holdco pursuant to the Business Combination Agreement.

“Warrant Agreement” means the Warrant Agreement assumed by Holdco pursuant to the Warrant Assumption Agreement, which governs the terms of the Warrants.

“Warrant Assumption Agreement” means the warrant assignment, assumption and amendment agreement by and among Holdco, Coliseum and Continental Stock Transfer & Trust Company, dated December 31, 2024, pursuant to which Holdco assumed each issued and outstanding whole Warrant immediately prior to the effective time of the SPAC Merger.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995, including statements regarding, among other things, the plans, strategies and prospects, both business and financial, of the Company. These statements are based on the beliefs and assumptions, whether or not identified in this prospectus, of the management of the Company. Although the Company believes that its plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, the Company cannot assure you that it will achieve or realize these plans, intentions or expectations. Forward-looking statements are inherently subject to risks, uncertainties and assumptions. Generally, statements that are not historical facts, including statements concerning possible or assumed future actions, business strategies, events or results of operations, and any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. These statements may be preceded by, followed by or include the words “anticipate,” “believe,” “could,” “continue,” “estimate,” “expect,” “forecast,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “project,” “scheduled,” “seek,” “should,” “will” or similar expressions, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements contained in this prospectus include, but are not limited to, statements about the ability of the Company to:

●	general economic uncertainty;

●	the volatility of currency exchange rates;

●	RET’s ability to manage growth;

●	the Company’s ability to obtain or maintain the listing of Class A Common Stock on Nasdaq or any other national exchange;

●	risks related to the rollout of RET’s business and expansion strategy;

●	the effects of competition on RET’s future business;

●	the impact of and changes in governmental regulations or the enforcement thereof, tax laws and rates, accounting guidance and similar matters in regions in which the Company operates or will operate in the future;

●	international, national or local economic, social or political conditions that could adversely affect the companies and their business;

●	the effectiveness of the Company’s internal controls and its corporate policies and procedures;

●	changes in personnel and availability of qualified personnel;

●	the volatility of the market price and liquidity of the Class A Common Stock and Warrants;

●	potential write-downs, write-offs, restructuring and impairment or other charges required to be taken by Holdco subsequent to the Business Combination;

●	factors relating to the business, operations and financial performance of the Company and its subsidiaries, including:

●	the anticipated benefits of the Business Combination may not be achieved;

●	changes in the Company’s business strategy, plans for growth or restructuring may increase its costs or otherwise affect its profitability;

●	the Company’s revenues and results of operations may fluctuate significantly;

●	protecting and defending against intellectual property claims may have a material adverse effect on the Company’s business;

●	changes in evolving technologies may negatively affect the Company’s business, financial condition or results of operations;

●	the Company will be subject to risks associated with possible acquisitions, dispositions, business combinations, or joint ventures; and

●	business interruptions from circumstances or events out of the Company’s control could adversely affect the Company’s operations.

Forward-looking statements are provided for illustrative purposes only and are not guarantees of performance. You should not put undue reliance on these statements which speak only as of the date hereof. You should understand that the factors discussed under the heading “Risk Factors” and elsewhere in this prospectus, could affect the future results of the Company, and could cause those results or other outcomes to differ materially from those expressed or implied in the forward-looking statements in this prospectus.

In addition, the risks described under the heading “Risk Factors” are not exhaustive. Other sections of this prospectus describe additional factors that could adversely affect the businesses, financial conditions, or results of operations of the Company. New risk factors emerge from time to time and it is not possible to predict all such risk factors, nor can the Company assess the impact of all such risk factors on the businesses of the Company, or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in any forward-looking statements. All forward-looking statements attributable to the Company or persons acting on their behalf are expressly qualified in their entirety by the foregoing cautionary statements. The Company undertakes no obligations to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

In addition, this prospectus contains statements of belief and similar statements that reflect the beliefs and opinions of the Company on the relevant subject. These statements are based upon information available to the Company as of the date of this prospectus, and while the Company believes such information forms a reasonable basis for such statements, such information may be limited or incomplete, and statements should not be read to indicate that the Company has conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and you are cautioned not to unduly rely upon these statements.

SUMMARY

This summary highlights selected information from this prospectus and may not contain all of the information that is important to you in making an investment decision. Before investing in our securities, you should read this entire document carefully, including our financial statements and the related notes included in this prospectus and the information set forth under the headings “Risk Factors” and “RET Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Some of the statements in this prospectus constitute forward-looking statements. See “Cautionary Note Regarding Forward-Looking Statements.”

Overview of the Company

RET was founded to provide the world with reliable access to water, one of life’s most important resources. To achieve this mission, RET aims to develop, manufacture and commercialize ionization rainfall generation technology.

RET intends to combine unique expertise and personnel to develop, improve and undertake efforts to commercialize ionization rainfall generation technology that enhances rainfall when conditions are appropriate in the atmosphere. RET plans to build its core platform with software, meteorology, hardware, product design and operations to make rainfall generation more dependable. RET intends to improve on existing rainfall generation technologies by introducing robust measurement tools, including automation technology, rain gauges, and weather stations, to more precisely quantify the positive water benefit it expects to deliver to millions globally.

RET intends to develop, invent, improve, manufacture, commercialize and operate technologies that enhance rainfall and elevate water reserves. We believe that RET’s future services will yield potable water that can be used for all purposes. The projected cost (not including land costs, which are still being determined) and energy requirements for RET’s future technology are modest on a per gallon basis for communities and ecosystems, estimated to be $0.10 per cubic meter, approximately 10 times less than other alternative technologies. RET intends to enhance agricultural, industrial and household water supplies for all the communities in which it operates by developing technology and services to serve governmental and commercial clients’ needs in creating water resiliency and abundancy.

RET’s business model is based on a unique one-to-many community-centric business model. The numerous client segments to which RET intends to sell to include large landowners including agriculture, resorts, energy and transportation companies, insurance and reinsurance companies, decarbonization initiatives of major corporations and philanthropists, supranational governmental organizations, and city, county, state, federal and non-U.S. governments. In addition, RET aims to leverage its offerings and enhance its potential market position by exploring ways to expand RET’s future water generation products through licensing and acting as a channel partner for additional water generation technologies.

RET has a limited operating history and has not yet generated any revenue, and its ability to generate revenue sufficient to achieve profitability will depend on its ability to successfully build and commercialize rainfall generation technology.

On March 15, 2023, RET entered into a binding Memorandum of Understanding (“MOU”) with Discovery Land Consolidated, LLC (“Discovery Land”), which requires Discovery Land to use commercially reasonable efforts to purchase rain enhancement equipment from RET for certain real estate development projects under Discovery Land’s management between March 15, 2023 and December 31, 2025. Discovery Land intends to purchase a minimum of $500,000 of equipment during the term of the MOU based on agreed-upon pricing, however, Discovery Land is not obligated to purchase any equipment from RET. Additionally, RET has been engaged in business development discussions with potential customers over the course of the preceding 1.5 years which has helped it understand the market potential and near-term opportunities.

RET was incorporated in Delaware on November 10, 2022, and was later converted into a Massachusetts corporation on April 8, 2024.

The Business Combination and Related Transactions

On December 31, 2024, we completed the Business Combination. As contemplated by the Business Combination Agreement, the Business Combination was completed as follows: (i) the SPAC Merger occurred, whereby Coliseum merged with and into Merger Sub 1, with Merger Sub 1 as the surviving company of such merger and (ii) following the SPAC Merger and as part of the same overall transaction, the Company Merger occurred, whereby Merger Sub 2 merged with and into RET, with RET as the surviving company of such merger. Following the Closing, the Company holds all of the equity interests of RET and Merger Sub 1.

At the SPAC Merger Effective Time, by virtue of the SPAC Merger, (i) each issued and outstanding Coliseum Class A Ordinary Share (including the Coliseum Class A Ordinary Share issued upon conversion of the sole outstanding Coliseum Class B ordinary share but not including any public shares redeemed by public shareholders) was automatically converted into the right to receive one share of Class A Common Stock, and (ii) the Coliseum Public Warrants were assumed by the Company and each became a Warrant exercisable for shares of Class A Common Stock in lieu of the Coliseum Class A Ordinary Shares.

At the Company Merger Effective Time, by virtue of the Company Merger, (i) each issued and outstanding share of RET Class A Common Stock (after the conversion of RET preferred stock pursuant to its terms, but not including any shares held in the treasury of RET) was converted into approximately 1,434 shares of Class A Common Stock pursuant to the terms of the Business Combination Agreement, (ii) each issued and outstanding share of RET Class B Common Stock (other than any shares held in the treasury of RET) was converted into approximately 1,434 shares of Class B Common Stock pursuant to the terms of the Business Combination Agreement, and (iii) pursuant to the terms of the Business Combination Agreement, each option exercisable for shares of RET Class A Common Stock became an Option exercisable for shares of Class A Common Stock on the same terms and conditions as were in effect with respect to such RET option immediately prior to the effective time of the Company Merger (including with respect to vesting and termination-related provisions), except that (A) such Option relates to such number of shares of Class A Common Stock (rounded down to the nearest whole share of Class A Common Stock) as is equal to (x) the number of shares of RET Class A Common Stock subject to such option multiplied by (y) approximately 1,434, and (B) the exercise price per share of such Option is equal to the quotient of (x) the exercise price per share of such option in effect immediately prior to the Company Merger Effective Time divided by (y) approximately 1,434 (the exercise price per share, as so determined, being rounded up to the nearest full cent).

On the Closing Date, pursuant to the Warrant Exchange Agreement, the Warrant Exchange occurred. Accordingly, as a result of the Warrant Exchange, on the Closing Date, the Company issued an aggregate of 806,250 shares of Class A Common Stock to the former holders of Coliseum Private Placement Warrants at the Closing and such Coliseum Private Placement Warrants were cancelled and no longer outstanding.

On the Closing Date, the Company closed on $700,000 of investment pursuant to the PIPE Subscription Agreements and issued an aggregate of 61,474 shares of Class A Common Stock to the PIPE Investors and recorded a subscription receivable of $650,000 from two PIPE Investors for the purchase of 57,083 shares of Class A Common Stock. On January 29, 2025, the Company closed an additional $500,000 of investment pursuant to the PIPE Subscription Agreements and issued an aggregate of 43,910 shares of Class A Common Stock to the PIPE Investors. On February 6, 2025, the Company closed on the remaining $150,000 of investment pursuant to the PIPE Subscription Agreements and issued an aggregate of 13,173 shares of Class A Common Stock to the PIPE Investors.

On December 30, 2024, the Company entered into the Loan Agreement with RHY, an affiliate of Harry You, pursuant to which RHY committed to provide the Company with up to $7 million of new loans. Prior to each drawdown of the Commitment, pursuant to the Loan Agreement, the Company must certify to RHY, among other things, that it has used its best efforts to raise equity, equity-linked, or debt financing on terms available in the market to a similarly-situated company in similar circumstances, and is unable to obtain alternate financing in the amount of such drawdown. Once amounts are borrowed, they may not be re-borrowed. Additionally, Mr. You agreed to roll over an aggregate of approximately $3.1 million of loans and advances owed to him or to his affiliates by Coliseum and RET into the Loan Agreement and such amounts will be treated for all purposes as loans outstanding pursuant to the Loan Agreement (which, for the avoidance of doubt, does not decrease the Commitment). As of the date of this prospectus, the Company has borrowed $300,000 of the $7 million available funding under the Commitment.

Immediately after giving effect to the Business Combination, there were 7,471,678 shares of Class A Common Stock outstanding (7,528,761 shares after giving effect to the additional PIPE closings on January 29, 2025 and February 6, 2025), 57,752 shares of Class B Common Stock outstanding, 5,000,000 shares of Class A Common Stock issuable upon the exercise of outstanding Warrants, and 2,150,838 shares of Class A Common Stock issuable upon the exercise of outstanding Options.

In connection with the Business Combination, 207,510 public holders of Coliseum Class A Ordinary Shares exercised their right to redeem those shares for a pro rata portion of the cash in the Coliseum trust account, which equaled approximately $11.41 per share, for an aggregate redemption payment of approximately $2.37 million. Previously, in connection with extensions of the time that Coliseum had to complete its initial business combination, the following redemptions occurred: (i) in connection with the extension from June 25, 2023 to up to June 25, 2024, 9,121,799 shares were redeemed at a per share price of approximately $10.38, for an aggregate redemption payment of approximately $94.7 million; (ii) in connection with the extension from November 25, 2023 to up to September 25, 2024 (which extension removed prior required monthly extension payments), 3,001,840 shares were redeemed at a per share price of approximately $10.70, for an aggregate redemption payment of approximately $32.1 million; (iii) in connection with the extension from September 25, 2024 to December 25, 2024, 1,089,249 public shares were redeemed at a per share price of approximately $11.18 per share, for an aggregate redemption payment of approximately $12.2 million, and (iv) in connection with the extension from December 25, 2024 to December 31, 2024, 856,188 public shares were redeemed at a per share price of approximately $11.39, for an aggregate redemption payment of approximately $9.7 million. In total, an aggregate of 14,276,586 shares were redeemed in connection with extensions and the business combination, representing approximately 95.2% of the 15,000,000 shares issued in Coliseum’s initial public offering.

Of the 5,914,057 shares of Class A Common Stock that may be sold by the selling shareholders under this prospectus, an aggregate of 5,790,500 shares are subject to a two-year lockup pursuant to the terms of the Lock-Up Agreement, representing the shares issued as consideration for the shares of common stock of RET and pursuant to the terms of the Business Combination Agreement, the shares issued as consideration for former founder shares of Coliseum pursuant to the terms of the Business Combination Agreement, the shares issued in the Warrant Exchange, and the shares issuable upon exercise of the Options; an aggregate of 5,000 shares are subject to a one-year lock-up pursuant to the terms of an agreement between Holdco and the vendor to whom such shares were issued; and an aggregate of 118,557 shares are not subject to any lockup, representing the shares issued pursuant to the PIPE Subscription Agreement. For more information about the transfer restrictions that apply to the shares being registered for resale hereby, see “Information About the Offered Shares” and “Securities Act Restrictions on Resale of Securities – Lock-Up Restrictions.”

The 5,914,057 shares of Class A Common Stock that may be sold by the selling shareholders under this prospectus represents approximately 78.6% of the 7,528,761 outstanding shares of Class A Common Stock as of February 10, 2025 and approximately 242.3% of the approximately 2,441,042 shares of Class A Common Stock in the public float as of February 10, 2025. Sales of a substantial number of our shares of Class A Common Stock in the public market by the selling shareholders, or the perception that those sales might occur, could increase the volatility of and cause a significant decline in the market price of our Class A Common Stock and could impar our ability to raise capital through the sale of additional equity securities. See “Risk Factors— Sales of a substantial number of shares of Class A Common Stock in the public market, particularly sales by our executive officers, directors and significant stockholders, or the perception that these sales could occur, could cause the market price of Class A Common Stock to decline.”

Emerging Growth Company

We qualify as an “emerging growth company” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a registration statement under the Securities Act declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. We have not elected to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard.

This may make comparison of our consolidated financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

We will remain an emerging growth company until the earlier of: (1) the last day of the fiscal year (a) following the fifth anniversary of the effectiveness of our registration statement on Form S-4 in connection with the Business Combination, (b) in which we have total annual revenue of at least $1,235,000,000, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common equity that is held by non-affiliates exceeds $700 million as of the end of the prior fiscal year’s second fiscal quarter; and (2) the date on which we have issued more than $1.00 billion in non-convertible debt securities during the prior three-year period.

Smaller Reporting Company

Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (i) the market value of the shares of Class A Common Stock held by non-affiliates exceeds $250 million as of the prior June 30, and (ii) our annual revenue exceeds $100 million during such completed fiscal year or the market value of the shares of Class A Common Stock held by non-affiliates exceeds $700 million as of the prior June 30. To the extent we take advantage of such reduced disclosure obligations, it may also make comparison of our financial statements with other public companies difficult or impossible.

Summary Risk Factors

Our business is subject to numerous risks and uncertainties, including those highlighted in the section entitled “Risk Factors” immediately following this prospectus summary, that represent challenges that we face in connection with the successful implementation of our strategy and the growth of our business. In particular, the following considerations, among others, may offset our competitive strengths or have a negative effect on our business strategy, which could cause a decline in the price of shares of our Class A Common Stock or Warrants and result in a loss of all or a portion of your investment:

Risks Relating to RET’s Business and Industry

●	RET has identified a material weakness in its internal control over financial reporting as of and for the year ended December 31, 2023 and as of December 31, 2022 and for the period from November 10, 2022 (inception) through December 31, 2022.

●	RET may face litigation and other risks as a result of the restatement of RET’s audited financial statements and the material weakness in RET’s internal control over financial reporting.

●	RET has a limited operating history and has not yet generated any revenues, which makes it difficult to forecast its future results of operations.

●	RET expects to incur significant expenses and losses for the foreseeable future.

●	RET’s estimates of market opportunity and growth forecasts may prove to be inaccurate.

●	RET’s growth is dependent upon its ability to successfully support and service its clients.

●	RET may not manage growth effectively.

●	RET will need additional capital to pursue its business objectives and respond to business opportunities, challenges or unforeseen circumstances, and it cannot be sure that additional financing will be available.

●	RET can provide no assurance of the effectiveness and success of ionization rainfall generation technology in increasing precipitation.

●	RET has not demonstrated it can develop rainfall generation technology and faces barriers in replicating meaningful rainfall generation. If RET cannot successfully overcome those barriers, its business will be negatively impacted and could fail.

●	RET may not be able to manufacture its technology at the pace, scale and volume needed to generate and meet market demand.

●	The markets for rainfall generation-related products are in nascent stages, and RET may have limited opportunities to license its technologies or sell its products.

●	RET may be harmed by competing technologies.

●	RET will be dependent on its suppliers and manufacturers, and supply chain issues could delay the introduction of RET’s product and negatively impact its business and operating results.

●	RET may be affected by failures of its clients, both private and public, to meet their payment obligations.

●	RET’s future success depends in part on recruiting and retaining key personnel and failure to do so may make it more difficult for RET to execute the business strategy.

●	RET’s operations, projects and prospects are located in remote areas, and RET’s production, processing and product delivery will rely on the infrastructure and skilled labor being adequate and remaining available.

●	RET’s business is dependent on the international market prices of energy and fiberglass, among other materials, which are both cyclical and volatile.

●	System security and data protection breaches, as well as cyber-attacks, could disrupt RET’s operations, which may damage RET’s reputation and adversely affect its business.

●	Clients and others may hold RET accountable for changing environmental and/or weather conditions, including challenges resulting from excessive rain.

●	Political, regulatory and social opposition to RET’s activities could adversely impact its business and reputation.

●	The intellectual property rights of others may prevent RET from commercializing its products or developing new technology or entering new markets, and RET’s business may suffer or be exposed to liability or costly litigation if third parties assert that RET violates their intellectual property rights.

●	RET’s ability to expand in certain locations is subject to land restriction policies and permits which RET may fail to obtain or which may be terminated or not renewed by governmental authorities.

Risks Relating to Ownership of Holdco Securities

●	There can be no assurance that we will be able to comply with the continued listing rules of Nasdaq.

●	An active trading market for Class A Common Stock may not develop or be sustained and the share price of the Class A Common Stock may be volatile.

●	If the benefits of the Business Combination do not meet the expectations of investors or securities analysts, the market of the Class A Common Stock may decline.

●	The RET Founders have substantial control over the Company, which could limit other shareholders’ ability to influence corporate matters and could delay or prevent a change in corporate control.

●	The Dual Class Structure may have the effect of concentrating voting control with the holders of Class B Common Stock.

●	The requirements of being a public company may strain the Company’s resources and distract management and Holdco will incur substantial costs as a result of being a public company.

Corporate Information

The Company was incorporated in Massachusetts on May 21, 2024.

Our principal executive office is located at 4851 Tamiami Trail N, Suite 200, Naples, FL 34103. Our telephone number is 339-222-6714. Our website address is https://rainwatertech.com/. Information contained on our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

THE OFFERING

Issuer	Rain Enhancement Technologies Holdco, Inc.

Securities Being Registered	We are registering the issuance of 5,000,000 shares of Class A Common Stock upon the exercise of 5,000,000 Warrants. We are also registering the resale from time to time by the selling shareholders (including their transferees, donees, pledgees, and other successors-in-interest) named in this prospectus of up to 5,914,057 shares of Class A Common Stock.

Shares of Class A Common Stock outstanding prior to this offering	7,528,761

Shares of Class B Common Stock outstanding prior to this offering	57,752

Shares of Class A Common Stock outstanding after this offering	14,737,351, assuming the conversion of all outstanding shares of Class B Common Stock into shares of Class A Common Stock on a 1:1 basis in accordance with their terms, the cash exercise of all outstanding Options, and the cash exercise of all outstanding Warrants.

Terms of the Offering	The selling shareholders will determine when and how they will dispose of any shares of Class A Common Stock registered under this prospectus for resale. We will issue shares of Class A Common Stock upon the exercise of the Warrants pursuant to the terms of the Warrant Agreement.

Use of proceeds

We will not receive any proceeds from the sale of shares of Class A Common Stock by the selling shareholders pursuant to this prospectus, nor from the sale of the shares of Class A Common Stock issuable upon the exercise of the Warrants.

We will receive the proceeds from any exercise of the Warrants for cash. If each outstanding Warrant is exercised for cash, we will receive aggregate cash proceeds of $57.5 million. We intend to use the cash proceeds from the exercise of Warrants for general corporate and working capital purposes.

Risk factors	You should carefully read the “Risk Factors” beginning on page 10 and the other information included in this prospectus for a discussion of factors you should consider carefully before deciding to invest in our Class A Common Stock.

Material U.S. Federal Income Tax Considerations	For a discussion of material U.S. federal income tax consequences that may be relevant to holders of Class A Common Stock, see “Material U.S. Federal Income Tax Considerations.”

Nasdaq symbol for our Class A Common Stock	“RAIN”

Nasdaq symbol for our Warrants	“RAINW”

INFORMATION ABOUT THE OFFERED SHARES

This prospectus relates to the issuance by the Company of 5,000,000 shares Class A Common Stock upon the exercise of 5,000,000 Warrants.

This prospectus also relates to the resale from time to time by the selling shareholders of up to 5,914,057 shares of Class A Common Stock, constituting approximately 78.6% of our outstanding shares of Class A Common Stock as of February 10, 2025 and approximately 242.3% of the approximately 2,441,042 shares of Class A Common Stock in the public float as of February 10, 2025. Such shares include: (i) 2,125,540 shares of Class A Common Stock issued to the former shareholders of RET, upon the closing of the Business Combination among the Company, RET, Coliseum, Merger Sub 1, and Merger Sub 2, as consideration for their shares of Class A common stock of RET pursuant to the terms of the Business Combination Agreement, and such shares of RET Class A common stock were originally purchased at an effective purchase price of approximately $2.06 per share; (ii) 57,752 shares of Class A Common Stock issuable upon the conversion of 57,752 shares of the Class B Common Stock of the Company, issued to the former RET shareholders upon the closing of the Business Combination as consideration for their shares of Class B common stock of RET, and such shares of RET Class B common stock were originally purchased at an effective purchase price of approximately $2.16 per share; (iii) 2,150,838 shares of Class A Common Stock issuable upon vested Options with an exercise price of $2.06 per share, which were issued upon the conversion of RET’s outstanding options pursuant to the Business Combination Agreement, (iv) 650,120 shares of Class A Common Stock issued to Harry You and his affiliates upon the closing of the Business Combination as consideration for former Founder Shares pursuant to the terms of the Business Combination Agreement, which were purchased by Mr. You from the Previous Sponsor in June 2023 for an aggregate purchase price of $1.00 plus the obligation to fund certain contributions to Coliseum’s trust account (Mr. You funded an aggregate of $650,000 of such contributions); (v) 806,250 shares of Class A Common Stock issued at the closing of the Business Combination upon the exchange of Private Placement Warrants pursuant to the Warrant Exchange Agreement, and such Private Placement Warrants were initially purchased at a price of $1.50 per warrant; (vi) 118,557 shares of Class A Common Stock issued to the PIPE Investors pursuant to the terms of the PIPE Subscription Agreements at a price of approximately $11.39 per share; and (vii) 5,000 shares of Class A Common Stock issued to a vendor as consideration for services rendered.

The following table includes information relating to the securities held by the selling shareholders, including the price each selling shareholder paid for the securities, the potential profit relating to such securities and any applicable lock-up restrictions. The following table is derived in part from our internal records and is for illustrative purposes only. The table should not be relied upon for any purpose outside of its illustrative nature. The public offering price in the Coliseum initial public offering was $10.00 per share. Consequently, as set forth in the table below, some of the selling shareholders may realize a positive rate of return on the sale of the securities covered by this prospectus even at times when the market price per share of our Class A Common Stock is below $10.00 per share, in which case the public shareholders may experience a negative rate of return on their investment.

Selling Shareholder	Number of Shares Offered	Effective Purchase Price per Offered Share		Effective Gross Purchase Price		Potential Profit Per Offered Security(6)	Potential Aggregate Gross Profit(6)	Lock-Up Restrictions
Harry L. You and affiliates
Class A Common Stock issued in exchange for Founder Shares in the Business Combination	650,120	$1.00	(1)	$650,001	(1)	$2.23	$1,449,887	2 years	(7)
Class A Common Stock issued in exchange for RET Class A common stock in the Business Combination	194,046	$2.06	(2)	$399,970		$1.17	$226,798	2 years	(7)
Class A Common Stock underlying Shares of Class B Common Stock issued in exchange for RET Class B common stock in the Business Combination	23,101	$2.16	(3)	$49,997		$1.07	$24,619	2 years	(7)
Class A Common Stock issued upon the exchange of Coliseum Private Placement Warrants in the Warrant Exchange	564,375	$1.15	(1)	$650,001	(1)	$2.23	$1,172,930	2 years	(7)
Class A Common Stock issued in the PIPE Investment	43,910	$11.39		$500,000		$(8.16)	$(358,306)	—
Class A Common Stock issuable upon the exercise of Options	1,433,892	$2.06	(4)	$2,953,818		$1.17	$1,677,654	2 years	(7)
Niccolo de Masi and affiliates
Class A Common Stock issued in exchange for RET Class A common stock in the Business Combination	92,172	$2.06	(2)	$189,986		$1.17	$107,729	2 years	(7)
Class A Common Stock underlying Shares of Class B Common Stock issued in exchange for RET Class B common stock in the Business Combination	16,170	$2.16	(3)	$34,996		$1.07	$17,233	2 years	(7)
Class A Common Stock issuable upon the exercise of Options	716,946	$2.06	(4)	$1,476,909		$1.17	$838,827	2 years	(7)
Paul T. Dacier and affiliates
Class A Common Stock issued in exchange for RET Class A common stock in the Business Combination	1,839,322	$2.06	(2)	$3,791,235		$1.17	$2,149,775	2 years	(7)
Class A Common Stock underlying Shares of Class B Common Stock issued in exchange for RET Class B common stock in the Business Combination	18,481	$2.16	(3)	$39,998		$1.07	$19,696	2 years	(7)
Class A Common Stock issued in the PIPE Investment	21,954	$11.39		$250,000		$(8.16)	$(179,153)	—
Coliseum Acquisition Sponsor LLC
Class A Common Stock issued upon the exchange of Private Placement Warrants in the Warrant Exchange	241,875	$1.50	(5)	$362,813		$1.73	$418,444	2 years	(7)
Elisabeth L. Levin
Class A Common Stock issued in the PIPE Investment	2,195	$11.39		$25,000		$(8.16)	$(17,911)	—
Trust U/W Carl M. Loeb FBO Arthur L. Loeb
Class A Common Stock issued in the PIPE Investment	10,978	$11.39		$125,000		$(8.16)	$(89,580)	—
Lyman B. Dickerson
Class A Common Stock issued in the PIPE Investment	17,564	$11.39		$200,000		$(8.16)	$(143,322)	—
CLAM Partners LLC
Class A Common Stock issued in the PIPE Investment	21,955	$11.39		$250,000		$(8.16)	$(179,153)	—
Interest Solutions, LLC
Class A Common Stock issued as consideration for services	5,000	—		—		$3.23	$16,150	1 year	(8)

(1)	Mr. You acquired 2,625,000 Founder Shares, and 2,257,500 Private Placement Warrants from the Previous Sponsor for an aggregate purchase price of $1.00 plus the obligation to fund Contributions to Coliseum’s Trust Account in connection with the First Extension. Mr. You, through the New Sponsor, funded $500,000 of Contributions to the Trust Account in connection with the First Extension and an additional $150,000 of New Contributions to the Trust Account in connection with the Third Extension, in each case through drawdowns of a Working Capital Loan. In connection with the Business Combination, Mr. You forfeited or transferred an aggregate of 1,974,880 shares for no consideration. The effective purchase price of the remaining 650,120 shares was determined by dividing his investment of $650,001 by 650,120. Additionally, in connection with the Business Combination, pursuant to the Warrant Exchange, Mr. You’s 2,257,500 Private Placement Warrants were exchanged for 564,375 shares of Class A Common Stock. The effective purchase price of such shares was determined by dividing his investment of $650,001 by 564,375.

(2)	Represents (i) the initial purchase price of $2,955.78 per share of RET Class A common stock purchased on August 23, 2024, divided by (ii) the Exchange Ratio of 1,434 shares of Class A Common Stock for each share of RET Class A common stock in the Business Combination.

(3)	Represents (i) the initial purchase price of $3,103.57 per share of RET Class B common stock purchased on August 23, 2024, divided by (ii) the Exchange Ratio of 1,434 shares of Class A Common Stock for each share of RET Class A common stock in the Business Combination.

(4)	The exercise price of the Options was determined pursuant to the Business Combination Agreement as follows: (i) the initial exercise price of $2,955.78 per share of RET Class A common stock underlying RET options, divided by (ii) the Exchange Ratio of 1,434.

(5)	The Previous Sponsor purchased the Private Placement Warrants in a private placement that occurred simultaneously with Coliseum’s initial public offering, at a purchase price of $1.50 per Private Placement Warrants.

(6)	Notwithstanding any restrictions on the transferability of the shares of our Class A Common Stock, the potential profit per security offered and potential aggregate gross profit are calculated assuming that all such shares of Class A Common Stock were sold at a price of $3.23 per share, which was the closing price of our Class A Common Stock on February 10, 2025. The trading price of our Class A Common Stock may be different at the time a selling shareholder decides to sell its shares.

(7)	The transfer restrictions do not apply to the following: (a) transfers to the Company’s directors or officers, any affiliates or family members of the Company’s directors or officers, a party to the agreement, any members of such person or any affiliate of such person; (b) transfers by gift to a member of the party’s immediate family, or to a trust the beneficiary of which is a member of the individual’s immediate family or an affiliate of such person, or to a charitable organization, (c) by virtue of laws of descent and distribution upon death, (d) by operation of law or pursuant to a court order, (e) to a partnership, limited liability company or other entity of which the party or its immediate family are the legal and beneficial owner of all outstanding equity securities, (f) if the party is a trust, to a trustor or beneficiary of the trust or to the estate of a beneficiary of such trust, (g) by virtue of the laws of the state of the entity’s organization and the entity’s organizational documents upon dissolution of the entity, (h) transfers of Common Stock or other securities convertible into or exercisable or exchangeable for Common Stock acquired in open market transactions, provided that no such transaction is required to be, or is, publicly announced (whether on Form 4, Form 5 or otherwise, other than a required filing on Schedule 13F, 13G or 13G/A) during the lock-up period, (i) exercises of stock options or warrants or the vesting of stock awards, and any transfers upon the cashless or net exercise thereof or for the purpose of paying the exercise price or taxes in connection therewith, provided that all shares of Common Stock received by the party will remain subject to the lock-up, (j) repurchases by the Company pursuant to any pre-existing contractual arrangement, (k) the entry into a 10b5-1 plan provided that no transfers are made during the lock-up period, and (l) in the event of completion of a liquidation, merger, stock exchange or other similar transaction which results in all of the Company’s securityholders having the right to exchange their shares of Common Stock for cash, securities or other property.

(8)	The shares are subject to early release from the lock-up if the last reported sale price of the Class A Common Stock equals or exceeds (i) $12.00 per share (as adjusted for share sub-divisions, share dividends, rights issuances, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Business Combination or (ii) $18.00 per share (as adjusted for share sub-divisions, share dividends, rights issuances, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 75 days after the completion of the Business Combination, or (y) the date on which the Company completes a liquidation, merger, share exchange, reorganization or other similar transaction that results in all of the Company’s shareholders having the right to exchange their Common Stock for cash, securities or other property.

RISK FACTORS

Investing in our securities involves risks. Before you make a decision to buy our securities, in addition to the risks and uncertainties discussed above under “Cautionary Note Regarding Forward-Looking Statements,” you should carefully consider the specific risks set forth herein. If any of these risks actually occur, it may materially harm our business, financial condition, liquidity and results of operations. As a result, the market price of our securities could decline, and you could lose all or part of your investment. Additionally, the risks and uncertainties described in this prospectus or any prospectus supplement are not the only risks and uncertainties that we face. We may face additional risks and uncertainties that are not presently known to us, or that we currently deem immaterial, which may also impair our business, prospects, financial condition or operating results. The following discussion should be read in conjunction with our financial statements and the financial statements of the Company and notes to the financial statements included herein.

Risks Relating to RET’s Status as an Emerging Company

RET has a limited operating history and has not yet generated any revenues, which makes it difficult to forecast its future results of operations.

As a result of RET’s limited operating history, its ability to accurately forecast the future results of operations is limited and subject to a number of uncertainties, including RET’s ability to plan for and model future growth. RET’s ability to generate revenues will largely be dependent on its ability to develop and improve ionization rainfall generation technology, and market and sell its services and products. RET’s business model is in the early stages of development and its technical roadmap may not be realized as quickly as hoped, or even at all. The development of RET’s business model will likely require the incurrence of significant costs, while RET’s revenues will be impacted by technological, go-to-market, and operational advancements which may not occur on the currently anticipated timetable or at all. Further, in future periods, RET’s growth could slow or decline for a number of reasons, including but not limited to slow market acceptance, increased competition, competing technology, inability to develop, improve or effectively scale up RET’s technology, a decrease in the growth of the overall market, government regulation, or RET’s failure, for any reason, to continue to take advantage of growth opportunities.

RET will also encounter risks and uncertainties frequently experienced by growing companies in rapidly changing industries. If RET’s assumptions regarding these risks and uncertainties and its future growth are incorrect or change, or if RET does not address these risks successfully, RET’s operating and financial results could differ materially from its expectations, and its business could suffer. RET’s success as a business ultimately relies upon fundamental research and development breakthroughs in the coming years and decade. There is no certainty these research and development milestones will be achieved as quickly as hoped, or even at all.

RET expects to incur significant expenses and losses for the foreseeable future.

RET believes that it will incur operating and net losses until it is able to grow its one-to-many business model at scale, deliver a robust, sustainable pipeline of clients and acquire long-term, multi-annual contracts. Among other things, RET will incur ongoing expenses in connection with the design, development and manufacturing of its technology, conduct and expansion of its research and development activities, increases in its sales and marketing activities, development of its distribution infrastructure, and increases in its general and administrative functions to support its growing operations.

RET may find that these efforts are more expensive than it currently anticipates or that these efforts may not result in revenues, which would further increase RET’s losses. If RET is unable to achieve and/or sustain profitability, or if RET is unable to achieve the growth that it expects, it could have a material effect on RET’s business, financial condition or results of operations. RET’s business model is unproven and may never allow it to cover its costs.

RET’s estimates of market opportunity and growth forecasts may prove to be inaccurate.

Market opportunity estimates and growth forecasts, including those RET has generated itself, are subject to significant uncertainty and are based on assumptions and estimates that may not prove to be accurate. RET’s business plan assumes a strong sales pipeline of actionable client targets that can be converted to revenue-generating clients beginning in 2025. However, RET does not currently have clients, and the variables that go into the calculation of RET’s client acquisition forecasts are subject to change over time. There is no guarantee that any particular number or percentage of clients or companies covered by its estimates will purchase its products at all or generate any particular level of revenue for RET. Any growth of RET’s business depends on a number of factors, including the cost, performance, and perceived value associated with its technology.

RET’s success will also depend upon its ability to expand, scale its operations, and increase its sales capability. RET’s business model allows for affordable installation and manufacturing costs, expected to initially be approximately $250,000 per system, which price point will allow clients to be “laddered up” with a “land and expand” sales strategy, which will also involve continued involvement with RET as it expects to be the sole operator for its rainfall generation services. However, RET has not implemented such strategy with any clients as of the date of this prospectus, and cannot assure you that it will be successful. Further, unforeseen issues associated with scaling up the technology at commercially viable levels could negatively impact RET’s business, financial condition and results of operations.

RET’s growth is dependent upon its ability to successfully support and service its clients.

Because RET’s platform is expected to be unique in certain respects, its future clients will require particular support and service functions, some of which are not currently available, and may never be available. If RET is unable to attract and retain the service and support staff needed in its client locations, it may not be able to successfully launch pilot projects or support and maintain the installation and operation of projects that have been sold. If RET experiences delays in adding such support capacity or servicing its future clients efficiently, or experiences unforeseen issues with the reliability of its platform, it could overburden RET’s servicing and support capabilities. Similarly, increasing the number of RET products and services would require it to rapidly increase the availability of these services. Failure to adequately support and service its future clients may inhibit RET’s growth and ability to expand.

RET may not manage growth effectively.

RET’s failure to manage growth effectively could harm its business, results of operations and financial condition. RET anticipates that a period of significant expansion will be required to address potential growth. This expansion will place a significant strain on RET’s management, operational and financial resources. Expansion will require significant cash investments and management resources and there is no guarantee that they will generate additional sales of RET’s products or services, or that RET will be able to avoid cost overruns or be able to hire additional personnel to support them. In addition, RET will also need to ensure its compliance with regulatory requirements in various jurisdictions applicable to the sale, installation and servicing of its products. To manage the growth of its operations and personnel, RET must establish appropriate and scalable operational and financial systems, procedures and controls and establish and maintain a qualified finance, administrative and operations staff. RET may be unable to acquire the necessary capabilities and personnel required to manage growth or to identify, manage and exploit potential strategic relationships and market opportunities.

RET will need additional capital to pursue its business objectives and respond to business opportunities, challenges or unforeseen circumstances, and it cannot be sure that additional financing will be available.

RET will need additional capital to pursue its business objectives. RET’s business and its future plans for expansion are capital-intensive and the specific timing of cash inflows and outflows may fluctuate substantially from period to period. RET management estimates $40 million capital requirements for its five-year business plan. Prior to the closing of the Business Combination, RET management has determined that RET would be able to execute on its operating plan for at least the next 12 months following the Closing if RET received at least $10 million in proceeds from the Business Combination, after giving effect to redemptions of Public Shares but before the payment of transaction expenses. The gross funds available upon the closing of the Business Combination was approximately $9.0 million. The parties to the Business Combination incurred an aggregate of approximately $11.6 million of transaction expenses. At the Closing, the Company paid an aggregate of approximately $8.9 million of transaction expenses, and deferred the remaining $2.7 million. Following the payment of transaction expenses, the net cash available to the Company from the Business Combination was approximately $0.1 million.

Accordingly, because the Company received $9 million in gross proceeds from the Business Combination before the payment of transaction expenses, the Company has adjusted production ramp-up in order to align the associated cash requirements. Adjustments have been made by reducing or shifting planned operational costs and R&D investments, on a short-term basis, until additional funding is obtained. RET management has determined that the RET system’s design is complete, requiring no additional R&D in the near-term, and that the main cash requirement for operations in the next 12 months will be staffing and operations. On January 29, 2025, the Company closed an additional $500,000 of investment pursuant to the PIPE Subscription Agreements and issued an aggregate of 43,910 shares of Class A Common Stock to the PIPE Investors. On February 6, 2025, the Company closed on the remaining $150,000 of investment pursuant to the PIPE Subscription Agreements and issued an aggregate of 13,173 shares of Class A Common Stock to the PIPE Investors. Additionally, the Company has $7 million available which may be borrowed under a line of credit from an affiliate of Harry You, of which $300,000 has been borrowed as of the date of this prospectus. RET will need additional capital to pursue its business objectives. RET’s business and its future plans for expansion are capital-intensive and the specific timing of cash inflows and outflows may fluctuate substantially from period to period. However, we cannot assure you that the Company will be able to obtain additional capital for its five-year business plan.

RET’s operating plan may change because of factors currently unknown, and RET may need to seek additional funds sooner than planned, through public or private equity or debt financings or other sources, such as strategic collaborations. Such financings may result in dilution to stockholders, issuance of securities with priority as to liquidation and dividend and other rights more favorable than common stock, imposition of debt covenants and repayment obligations or other restrictions that may adversely affect its business. In addition, RET may seek additional capital due to favorable market conditions or strategic considerations even if it believes that it has sufficient funds for current or future operating plans. There can be no assurance that financing will be available to RET on favorable terms, or at all. The inability to obtain financing when needed may make it more difficult for RET to operate its business or implement its growth plans.

Risks Relating to RET’s Business and Industry

There are many risks and uncertainties that may affect RET’s operations, performance, development and results. Many of these risks are beyond RET’s control. The following is a description of the important risk factors that may affect RET’s business and industry. If any of these risks were to actually occur, RET’s business, financial condition or results of operations could be materially adversely affected. Additional risks and uncertainties not currently known to RET or that RET currently considers to be immaterial may also materially adversely affect its business, financial condition or results of operations.

RET has identified a material weakness in its internal control over financial reporting as of and for the year ended December 31, 2023 and as of December 31, 2022 and for the period from November 10, 2022 (inception) through December 31, 2022. As a private company prior to the Business Combination, RET did not endeavor to establish and maintain public company quality internal control over financial reporting. If Holdco fails to establish and maintain proper and effective internal control over financial reporting, as a public company, Holdco’s ability to produce accurate and timely financial statements could be impaired, investors may lose confidence in Holdco’s financial reporting and the trading price of the Class A Common Stock may decline.

Prior to the Business Combination, RET was not subject to the reporting requirements of the SEC or the requirement to assess the effectiveness of internal control over financial reporting required for a public company in the United States. In connection with the SEC’s review of the proxy statement/prospectus filed by Holdco and RET in connection with the Business Combination, RET’s management identified a material misstatement in its financial statements as of and for the year ended December 31, 2023 and as of December 31, 2022 and for the period from November 10, 2022 (inception) through December 31, 2022. Upon reviewing the disclosure requirements for income taxes under Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 740, “Income Taxes”, RET’s management determined that although disclosures as of December 31, 2023 and 2022 were made of the amount of gross deferred tax assets and a full valuation allowance, it lacked certain required disclosures, including the components of the net deferred tax asset, the net change during the year of the valuation allowance, the current and deferred tax amounts and the income tax rate reconciliation. RET’s management also discovered errors in calculating the previously disclosed gross deferred tax assets.

Accordingly, RET’s management and its board of directors concluded that RET’s previously issued audited financial statements as of and for the year ended December 31, 2023 and as of December 31, 2022 and for the period from November 10, 2022 (inception) through December 31, 2022 as included in the Registration Statement on Form S-4, as filed confidentially with the SEC on August 27, 2024 in connection with the Business Combination, should no longer be relied upon and that it was appropriate to restate such financial statements in order to correct such error in such financial statements. The change in accounting for the correction of the error in calculating the gross deferred tax asset and offsetting valuation allowance and the lack of noted income tax disclosures did not have any impact on RET’s liquidity, cash flows, costs of operating in the period included in RET’s audited financial statements in this prospectus. This change also does not impact the amounts previously reported for RET’s cash, operating expenses or total cash flows from operations for the affected years.

As a public company, Holdco’s management is responsible for establishing and maintaining adequate internal control over financial reporting designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with U.S. GAAP, as defined by the FASB.

In connection with the restatement of RET’s audited financial statements as of and for the year ended December 31, 2023 and as of December 31, 2022 and for the period from November 10, 2022 (inception) through December 31, 2022, RET’s management identified a material weakness in RET’s internal controls over financial reporting regarding the calculation of deferred tax assets and disclosure of income taxes in accordance with FASB ASC 740-10-50. RET’s management determined that the material weakness had not been remediated as of September 30, 2024. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis. As a result of this material weakness, RET’s management concluded that RET’s internal controls over financial reporting was not effective as of December 31, 2023 or September 30, 2024.

Holdco intends to take steps to remediate this material weakness, including plans to hire or engage a specialist to assist in the preparation of the income tax provision and disclosures. The elements of Holdco’s remediation plan can only be accomplished over time, and we can offer no assurance that these initiatives will ultimately have the intended effects. For a discussion of RET’s management’s consideration of the material weakness identified related to its accounting for the extinguishment of contingent obligations, see “Note 2” to RET’s audited financial statements included in this prospectus.

Efforts to remediate this material weakness may not be effective or prevent any future material weakness or significant deficiency in Holdco’s internal control over financial reporting. If Holdco’s efforts are not successful or other material weaknesses or control deficiencies occur in the future, Holdco may be unable to report its financial results accurately on a timely basis, which could cause Holdco’s reported financial results to be materially misstated and result in the loss of investor confidence and cause the market price of the Class A Common Stock to decline. Ineffective internal controls could also cause investors to lose confidence in Holdco’s reported financial information, which could have a negative effect on the trading price of its stock. Failure to implement and maintain effective internal controls over financial reporting could also subject Holdco to potential delisting from Nasdaq or any other stock exchange on which its stock is listed or to other regulatory investigations and civil or criminal sanctions.

We can give no assurance that the measures that Holdco plans to take in the future will remediate the material weakness identified or that any additional material weaknesses or restatements of financial results will not arise in the future due to a failure to implement and maintain adequate internal control over financial reporting or circumvention of these controls. Holdco is required, pursuant to Section 404 of the Sarbanes-Oxley Act, to annually furnish a report by management on, among other things, the effectiveness of its internal control over financial reporting. This assessment needs to include disclosure of any material weaknesses identified by Holdco’s management in its internal control over financial reporting. Holdco is required to disclose changes made in its internal control and procedures on a quarterly basis. To comply with the requirements of being a public company, Holdco may need to undertake various actions, such as implementing new internal controls and procedures and hiring accounting or internal audit staff. If Holdco is unable to hire the additional accounting and internal audit staff necessary to comply with these requirements, Holdco may need to retain additional outside consultants. If Holdco is unable to conclude that its internal controls over financial reporting are effective, investors may lose confidence in Holdco’s financial reporting, which could negatively impact the price of Holdco’s securities.

RET and Holdco may face litigation and other risks as a result of the restatement of RET’s audited financial statements and the material weakness in RET’s internal control over financial reporting.

RET’s management and its board of directors concluded that it was appropriate to restate RET’s previously issued and audited financial statements as of and for the year ended December 31, 2023 and as of December 31, 2022 and for the period from November 10, 2022 (inception) through December 31, 2022. As discussed elsewhere in this prospectus, RET identified a material weakness in its internal controls over financial reporting regarding the calculation of deferred tax assets and disclosure of income taxes in accordance with FASB ASC 740-10-50.

As a result of such material weakness, the restatement of RET’s financial statements as of and for the year ended December 31, 2023 and as of December 31, 2022 and for the period from November 10, 2022 (inception) through December 31, 2022, and other matters raised or that may in the future be raised by the SEC, RET incurred additional costs, including increased accounting and legal fees, and RET faces (and RET and Holdco following the Business Combination face) potential for litigation or other disputes which may include, among others, claims invoking the federal and state securities laws, or other claims arising from the restatement and material weaknesses in RET’s internal control over financial reporting and the preparation of RET’s financial statements. As of the date of prospectus, RET has no knowledge of any such litigation or dispute. However, RET can provide no assurance that such litigation or dispute will not arise in the future. Any such litigation or dispute, whether successful or not, could have a material adverse effect on the business of Holdco and its results of operations and financial condition.

RET can provide no assurance of the effectiveness and success of ionization rainfall generation technology in increasing precipitation.

Commercial applications of ionization rainfall generation technology are still at the initial stages of development, and further development and extensive testing will be required to determine its technical feasibility and commercial viability. The scientific community continues to debate whether rainfall generation technology has been able to produce statistically significant results in augmenting rainfall or other types of precipitation, with some authors suggesting that it remains a “pseudo-science”, whereas other authors have found statistically meaningful results. At this point in time, given the complexities of attributing increased precipitation to weather modification technologies, scientists have neither conclusively proven nor disproven that ionization rainfall generation technologies and/or other types of weather modification technologies augment and optimize precipitation.

RET’s success will depend on its ability to prove and demonstrate, to potential clients and the broader community, scientific and technological advances and to translate such advances into commercially competitive products. Failure can occur at any stage of the process. If the development of this technology is not successful or the market is not convinced that ionization rainfall generation technologies lead to demonstrable results, RET may invest substantial amounts of time and money without developing revenue-producing products. As RET eventually enters into more robust development and trials of the technology, the data and results generated may not be as compelling as earlier results in previous trials done by third parties.

In light of the unproven technology involved and the other factors described elsewhere in this prospectus, there can be no assurance that RET will be able to successfully complete the development, commercialization or marketing of any new technology or products which could materially harm its business, results of operations and prospects.

RET has not demonstrated it can develop rainfall generation technology and faces barriers in replicating meaningful rainfall generation. If RET cannot successfully overcome those barriers, its business will be negatively impacted and could fail.

Rainfall generation is a difficult undertaking. There are significant engineering, technology, operational and climatological challenges that RET must overcome to deliver consistent results with its platform. RET is in the development stage and faces significant challenges in the development of its rainfall generation platform and in producing the necessary technology and machines in commercial volumes. Some of the development challenges that could prevent the introduction of RET’s technology include, but are not limited to, failure to: find scalable ways to secure real estate to set up and operate trials, secure paying client engagements, hire key team members with relevant water expertise, address any and all permitting requirements, establish prototyping scalability and bespoke supply chains, find adequate construction partners, and grow, create and train a productive sales force. Additionally, RET may fail to achieve a high degree of repeat success in rainfall generation, which could lead to a failure to ensure client retention. RET may also fail to realize the potential of rainfall generation technology.

RET has not demonstrated it can market and sell its rainfall generation technology and faces market barriers to entry that it may not be able to overcome.

RET’s rain enhancement ionization technology is not widely adopted or accepted in the market. RET may face difficulties overcoming skepticism about its ability to create rain, or creating too much rain, or taking rain away from areas where it could naturally fall. RET may need to educate the market to develop a broader understanding and acceptance of the science underlying the technology, as well as convince clients that the benefits justify the investment and costs of implementing its technology. RET faces further challenges to streamline its go-to-market strategy, integrate its technology with other products and services, build its brand and engender loyalty while improving the core technology offering.

RET may not be able to manufacture its technology at the pace, scale and volume needed to generate and meet market demand.

RET will need to develop the manufacturing process necessary to make rainfall generation technology in high volume. RET has not yet devised or validated a manufacturing process or acquired the tools or processes that may be necessary to produce rainfall generation technology that meets all commercial requirements. If RET is not able to overcome these manufacturing hurdles in building its technology, RET’s business is likely to fail.

Even if RET completes development and achieves volume production of its platform, if the cost, performance characteristics or other specifications of the rainfall generation technology fall short of RET’s projections, RET’s business, financial condition and results of operations would be adversely affected.

Additionally, developing manufacturing techniques to produce the volume required to achieve forecasted production could hinder profitability in the future. If RET’s technology fails to achieve a broad advantage in generating rainfall, its business, financial condition and future prospects may be harmed.

The markets for rainfall generation-related products are in nascent stages, and RET may have limited opportunities to license our technologies or sell its products.

The rainfall generation industry is in the early stage of commercializing rainfall generation technology. Skepticism around the efficacy of the technology’s ability to enhance rainfall has hindered previous adoption.

RET’s success will depend upon its ability to expand, scale its operations, and increase its sales capability, which may take longer or be more expensive than expected. Unforeseen issues associated with scaling up and constructing RET’s technology at commercially viable levels could negatively impact RET’s business, financial condition and results of operations. RET’s growth is dependent upon its ability to successfully market and sell rainfall generation technology. RET does not have experience with the mass distribution and sale of rainfall generation technology. Its growth and long-term success will depend upon the development of its sales and delivery capabilities.

RET may be harmed by competing technologies.

The markets in which RET operates are rapidly evolving to address increasing global need for reliable access to water, creating additional investment in competition. There has been significant improvement in water generation technologies such as desalination and chemical-based cloudseeding. As these markets continue to mature and new technologies and competitors enter such markets, RET expects competition to intensify. RET could lose market share and its revenues could decline, thereby affecting its earnings and potential for growth. In particular, although RET does not plan to use chemicals in its manufacturing and production process, chemical-based cloudseeding companies may provide additional competition due to the maturity of chemical-based technology, more established historical operational data, stronger research groups, demonstrated effects in specific use cases, market acceptance and funding by recognized institutions.

In the future, RET’s technologies may also compete with other emerging technologies. These technologies may be less expensive and provide higher or additional performance. Companies with these competing technologies may also have greater resources. Technological change could render its technologies obsolete, and new, competitive technologies could emerge that achieve broad adoption and adversely affect the use of its technologies and intellectual property.

RET will be dependent on its suppliers and manufacturers, and supply chain issues could delay the introduction of RET’s product and negatively impact its business and operating results.

RET has not yet entered into relationships with potential suppliers and manufacturers. However, when RET enters into relationships with suppliers and manufacturers, it may face delays in the introduction of its product due to supply chain issues. The manufacture, installation, production and operation of the ionization rainfall generation technology is expected to be dependent upon third party suppliers, service providers and networks. When RET begins contracting with suppliers and manufacturers, it may be adversely affected if it is not able to obtain the required materials, supplies and critical spare parts required to build the machinery and operate our technology.

Any of the following factors (and others) could have an adverse impact on RET’s operations:

●	RET’s inability to enter into agreements with suppliers on commercially reasonable terms, or at all;

●	difficulties of suppliers ramping up their supply of materials to meet RET’s requirements;

●	a failure to forecast humidity conditions, natural updrafts and realized range for rainfall enhancement activities;

●	a failure to retain key technical staff;

●	introduction of new regulations limiting or prohibiting weather modification, including the reinterpretation of existing regulations and/or the issuance of executive orders limiting/prohibiting weather modification;

●	a significant increase in the price of one or more components, including due to industry consolidation occurring within one or more component supplier markets or as a result of decreased production capacity at manufacturers;

●	any reductions or interruption in supply, including disruptions on RET’s global supply chain as a result of geopolitical conflicts, which RET may in the future experience;

●	financial problems of either manufacturers or component suppliers;

●	significantly increased freight charges, or raw material costs and other expenses associated with RET’s business;

●	a failure to develop its supply chain management capabilities and recruit and retain qualified professionals;

●	a failure to adequately authorize procurement of inventory by RET’s contract manufacturers;

●	a failure to appropriately cancel, reschedule, or adjust its requirements based on RET’s business needs; or

●	other factors beyond RET’s control or which it does not presently anticipate, could also affect its suppliers’ ability to deliver components to RET on a timely basis.

If any of the aforementioned factors were to materialize, it could cause RET to halt production of its rainfall generation technology and/or entail higher manufacturing costs, any of which could materially adversely affect RET’s business, operating results, and financial condition and could materially damage relationships with future clients.

RET’s products may not achieve market success, but will still require significant costs to develop.

RET believes that it must continue to dedicate significant resources to its research and development efforts before knowing whether there will be market acceptance of its RET rainfall generation technologies. Furthermore, the performance of these products is uncertain. RET’s rainfall generation services could fail to attain sufficient market acceptance, if at all, for many reasons, including:

●	pricing and the perceived value of RET’s platform relative to its cost;

●	delays in releasing rainfall generation technologies with sufficient performance and scale to the market;

●	failure to produce products of consistent quality that offer functionality comparable or superior to existing or new products;

●	ability to produce products fit for their intended purpose;

●	failures to accurately predict market or client demands;

●	defects, errors or failures in the design or performance of RET’s rainfall generation technologies;

●	negative publicity about the performance or effectiveness of RET’s technology;

●	strategic reaction of companies that market competitive products; and

●	the introduction or anticipated introduction of competing technology.

To the extent RET is unable to effectively develop and market its rainfall generation technologies to address these challenges and attain market acceptance, its business, operating results and financial condition may be adversely affected.

RET intends to make significant investments in new products and services that may not achieve technological feasibility or profitability or that may limit RET’s revenue growth.

RET intends to make significant investments in research, development, and marketing of new technologies, products and services. Investments in new technologies are speculative and technological feasibility may not be achieved. Commercial success depends on many factors including demand for innovative technology, availability of materials and equipment, selling price the market is willing to bear, competition and effective licensing or product sales. RET may not achieve significant revenues from new product and service investments for a number of years, if at all. Moreover, new technologies, products and services may not be profitable, and even if they are profitable, operating margins for new products and businesses may not be as high as the margins we have experienced historically or originally anticipated.

RET may fail to obtain statistically significant results that demonstrate its ability to enhance rainfall.

RET intends to create standardized measurement approaches and collect climatological data in order to demonstrate statistically significant results indicating its ability to successfully achieve rainfall generation. Its ability to achieve replicable statistically significant results is not yet proven, and failure to do so may affect its commercial success. Currently, there is limited research and no historical basis for RET’s ability to develop, manufacture, and deliver this technology, as well as on its ability to implement this technology regardless of location. RET may also experience increased costs relating to obtaining, analyzing, and reviewing data that demonstrates statistical significance of this technology in increasing rainfall.

RET may not be able to accurately estimate the future supply and demand for its rainfall generation technology, which could result in a variety of inefficiencies in its business and hinder its ability to generate revenue. If RET fails to accurately predict how clients will adopt its platform, it could incur additional costs or experience delays.

It is difficult to predict RET’s future revenues and appropriately budget for its expenses, and RET may have limited insight into trends that may emerge and affect its business. RET anticipates being required to provide forecasts of its demand to its current and future suppliers prior to the scheduled delivery of products and technology to potential clients. Currently, there is limited research and no historical basis for making judgments on the demand for rainfall generation technology or its ability to develop, manufacture, and deliver this technology, or RET’s profitability, if any, in the future. If RET overestimates client adoption of its platform, its suppliers may have excess inventory, which indirectly would increase RET’s costs. If RET underestimates its requirements, its suppliers may have inadequate inventory, which could interrupt manufacturing of its products and result in delays in shipments and revenues. In addition, lead times for materials and components that RET’s suppliers order may vary significantly and depend on factors such as the specific supplier, contract terms and demand for each component at a given time. If RET fails to accurately qualify client adoption curves of its platform in the near- and medium-term period, which may cause failure to order sufficient quantities of product components in a timely manner, the delivery of its technology to its potential clients could be delayed, which would harm RET’s business, financial condition and operating results.

RET may fail to accurately estimate the size and growth of client demands.

There is no assurance that RET will be able to ramp its business to meet client demands about rainfall timing and predictability. Potential clients may require rapid increases in production on short notice. RET may not be able to purchase sufficient supplies or allocate sufficient manufacturing capacity to meet such increases in demand. Rapid client ramp-up in the future and significant increases in demand may strain RET’s resources or negatively affect its margins. Inability to satisfy client demand in a timely manner may harm its reputation, reduce its other opportunities, damage its relationships with clients, reduce revenue growth, and/or cause it to incur contractual penalties. Failure to grow at rates similar to that of other competitors in the industry may adversely affect RET’s operating results and ability to effectively compete within the industry.

RET may fail to find adequate sites to operate its platform and machinery.

RET’s ability to meet its financial and operating objectives depends on its ability to find adequate sites to operate its machines and platform, which can be difficult and expensive. The process to find adequate sites (including leases) requires compliance with numerous zoning, environmental, and governmental requirements. Further, the cost of operation, including leases, may become economically unfeasible causing RET to abandon or cease operations at said site. RET’s ability to find such sites could hinder our financial operating objectives and adversely affect operating results.

RET may be affected by failures of its clients, both private and public, to meet their payment obligations.

A failure of RET’s future clients to meet their payment obligations may affect its ability to receive payments under its contracts. In addition to RET’s potential contracts with private parties, RET intends to derive a portion of its revenues directly or indirectly from contracts with federal, state and city agencies, and other governmental authorities of various countries, in areas relating to, among others, water resiliency, decarbonization, forest fire mitigation, agricultural and other water infrastructure projects. The funding of these programs could be reduced or eliminated due to numerous factors beyond RET’s control, including lack of funding or budgetary constraints due to current political party views, geopolitical events, sovereign default, and other macro- or micro-economic conditions. A reduction or elimination of government spending under RET’s contracts could cause a material adverse effect on its business, financial condition, results of operations and cash flow.

RET’s clients may refuse to pay for rainfall generation services that directly or indirectly benefit other nearby parties.

RET expects its offerings to have an expansive operating range, with rainfall generation occurring anywhere within an approximately 50-mile radius. Accordingly, there may be situations where a party who has not paid for RET’s technology could still benefit from nearby rain generation, particularly since the success of the technology is linked to specific weather conditions. It is possible that RET’s clients may not want and/or fail to meet some or all of their payment obligations when the rain generation did not solely or directly benefit them or the specific area it was intended to. This failure to collect payment owed may adversely harm RET’s business, financial condition and operating results.

RET’s future success depends in part on recruiting and retaining key personnel and failure to do so may make it more difficult for us to execute the business strategy.

RET is dependent upon the continued services of key personnel, including members of its executive management team. The loss of any one of these individuals could disrupt our operations or its strategic plans. Additionally, RET’s future success will depend on, among other things, its ability to hire and retain the necessary qualified sales, marketing and managerial personnel, for whom it competes with numerous other companies, academic institutions and organizations. If RET loses key employees, if it is unable to retain other qualified personnel, or if its management team is not able to effectively manage it through these events, RET’s business, financial condition, and results of operations may be adversely affected.

RET’s operations, projects and prospects will be located in remote areas, and its production, processing and product delivery will rely on the infrastructure and skilled labor being adequate and remaining available.

RET’s success depends to a significant extent on its ability to attract, hire, and train qualified employees, including its ability to attract employees with the necessary skills in the regions in which it will operate. While very technical skills should not be required for basic construction and ongoing maintenance of RET’s platform, in order to successfully operate its technology, it will need to hire qualified project managers, engineers, and statisticians who, respectively, can properly and self-sufficiently maintain and manage its technology suite, evaluate weather data, and have the required expertise to improve system design and functionality. RET could experience increases in its recruiting and training costs and decreases in its operating efficiency, productivity and profit margins if it is unable to attract, hire and train a sufficient number of skilled employees to support its operations.

RET’s business is dependent on the international market prices of energy and fiberglass, among other materials, which are both cyclical and volatile.

RET expects that its business and financial performance will be affected by the market prices of energy needed to power the platform. Although its cost and energy requirements are expected to be modest on a per gallon basis, prices of energy have been subject to wide fluctuations and are affected by numerous factors beyond RET’s control, including international economic and political conditions, the cyclicality of consumption, actual or perceived changes in levels of supply and demand, the availability and costs of substitutes, inventory levels maintained by users, actions of participants in the commodities markets and currency exchange rates. Current or future semiconductor shortages could also affect production. In addition, market prices and supply chain delays in obtaining fiberglass (the key material required for the apparatus design) could potentially inhibit production schedules.

System security and data protection breaches, as well as cyber-attacks, could disrupt RET’s operations, which may damage RET’s reputation and adversely affect its business.

In recent years, cyberattacks, including denial-of-service attacks, ransomware attacks, business email compromises, computer malware, viruses, social engineering (including phishing) and other tactics designed to gain access to and exploit sensitive information by breaching mission critical systems of large organizations have increased in volume and sophistication. RET’s information technology systems and automated machinery, which it will rely on to operate its business, could be exposed to such tactics. RET may also experience unavailable systems, unauthorized access or disclosure due to employee theft or misuse, sophisticated nation-state and nation-state supported actors and advanced persistent threat intrusions. RET may be unable to implement adequate preventative measures or stop security breaches while they are occurring, and attackers may sabotage or to obtain unauthorized access to RET’s systems, networks, or physical facilities. Actual or perceived breaches of RET’s security measures or the accidental loss, inadvertent disclosure or unapproved dissemination of proprietary information or sensitive or confidential data about RET, its partners, its clients or third parties could expose us and the parties affected to a risk of loss or misuse of this information, resulting in litigation and potential liability, paying damages, regulatory inquiries or actions, damage to the RET brand and reputation or other harm to the RET business. Additionally, cyberattacks that impacts RET’s ability to operate its platform could result in production errors, processing inefficiencies and unscheduled downtime/degradation of operations, in turn causing the loss of sales and clients, and decreased revenue and increased overhead costs, which could have a material adverse effect on our results of operations.

Unfavorable conditions in RET’s industry or the global economy, could limit RET’s ability to grow its business and negatively affect its results of operations.

RET’s results of operations may vary based on the impact of changes in its industry or the global economy on RET or its potential clients. Negative conditions in the general economy both in the United States and abroad, including conditions resulting from changes in gross domestic product growth, financial and credit market fluctuations, international trade relations, pandemics (such as the COVID-19 pandemic), political turmoil, natural catastrophes, warfare, and terrorist attacks on the United States or elsewhere, could cause a decrease in business investments, including the progress on development of rainfall generation technologies, and negatively affect the growth of RET’s business. In addition, in challenging economic times, potential future clients may experience cash flow problems and as a result may modify, delay or cancel plans to purchase RET’s products and services. Additionally, if RET’s clients are not successful in generating sufficient revenue or are unable to secure financing, they may not be able to pay, or may delay payment of, accounts receivable due to RET. Moreover, RET’s key suppliers may reduce their output or become insolvent, thereby adversely impacting RET’s ability to manufacture its products. Furthermore, uncertain economic conditions may make it more difficult for RET to raise funds through borrowings or private or public sales of debt or equity securities. RET cannot predict the timing, strength or duration of any economic slowdown, instability or recovery, generally or within any particular industry.

Holdco may invest in or acquire other businesses in the future, which may or may not be complementary to the RET business. Investing in or acquiring other businesses will require the devotion of a significant amount of time and resources, may not be successful, and could negatively impact Holdco’s results of operations, financial condition and liquidity.

Following the Closing of the Business Combination, each of RET (as the surviving entity of the Company Merger) and Merger Sub 1 (as the surviving company of the SPAC Merger) are wholly-owned subsidiaries of Holdco. We intend for the business of developing, improving, and commercializing ionization rainfall generation technology to continue to be conducted by RET as a subsidiary of Holdco.

Under the Holdco A&R Articles, Holdco may engage in any and all lawful business for which a business corporation may engage in under the MBCA. In the future, Holdco, directly or indirectly, may acquire additional businesses or assets which may or may not be complementary to the RET business. The costs of such acquisitions may be substantial, including as a result of professional fees and due diligence efforts. There is no assurance that the time and resources expended on pursuing a particular acquisition will result in a completed transaction, or that any completed transaction will ultimately be successful. In addition, Holdco may be unable to identify suitable acquisition or strategic investment opportunities, or may be unable to obtain any required financing or regulatory approvals, and therefore may be unable to complete such acquisitions or strategic investments on favorable terms, if at all.

Holdco may decide to pursue acquisitions with which its investors may not agree and Holdco cannot assure investors that any acquisition or investment will be successful or otherwise provide a favorable return on investment. If Holdco acquires a business or assets that are not complementary to the RET business, such business or assets may not be able to leverage our existing infrastructure or operational experience, which may increase the costs and risk associated with such acquisitions, and we may determine in connection with such acquisition or afterward to separate the ownership of such business or assets from that of RET through a spin-off, split off or otherwise of RET or of such business or assets.

In addition, acquisitions and the integration thereof will require significant time and resources and place significant demands on Holdco’s management, as well as on its operational and financial infrastructure. Risks related to the successful integration of an acquired business include:

●	diverting the attention of Holdco management and that of the acquired business;

●	merging or linking different accounting and financial reporting systems and systems of internal controls and, in some instances, implementing new controls and procedures;

●	merging computer, technology and other information networks and systems, including enterprise resource planning systems and billing systems;

●	assimilating personnel, human resources, billing and collections, and other administrative departments and potentially contrasting corporate cultures;

●	disrupting relationships with or losses of key clients and suppliers of RET’s business or the acquired business;

●	interfering with, or loss of momentum in, RET’s ongoing business or that of the acquired company;

●	failure to retain key personnel; and

●	delays or cost-overruns in the integration process.

Holdco’s inability to manage its growth through acquisitions, including the integration process, and to realize the anticipated benefits of an acquisition could have a material adverse effect on its business, financial condition and results of operations.

Risks Relating to the Environment, Health and Safety

The efficacy of RET’s machines could be materially adversely affected by changes to weather conditions generally, as a result of climate change or otherwise.

The revenues expected to be generated by RET’s machines are correlated to weather conditions, and timing and predictability of its operations is subject to environmental conditions that RET cannot ultimately control. The technology does not allow rainfall to be created on a clear day. It enhances rainfall when conditions are appropriate in the atmosphere and when cloud formation is underway, thus this is dependent upon irradiance and weather conditions generally. Weather conditions have natural variations from season to season and from year to year and may also undergo long-term or permanent change because of climate change or other factors. While RET may try to reduce such risks through studies of present or historical conditions or modeling of future conditions, projections of rain depend on assumptions about weather patterns, shading and irradiance, which are inherently uncertain and may not be consistent with actual conditions at the site. A sustained decline in weather conditions could lead to a material adverse change in the volume of rain generated, revenues and cash flow.

Additionally, climate change may increase the frequency and severity of adverse weather conditions, such as tropical storms, wildfires, droughts, floods, hurricanes, tornadoes, ice storms or extreme temperature, and may have the long-term effect of changing weather patterns, which could result in more frequent and severe disruptions to our technology. Such disruptions may include, among other things, damage to or destruction of our assets or to assets required for weather generation or the impaired operation or forced shutdown of these assets.

Furthermore, because RET’s platform will rely on appropriate conditions, client satisfaction might be hindered by the factors such as wind speed, wind direction or lack of wind. If these machines are unable to produce the levels the client want, demands for RET’s services may decrease and its business may be adversely affected. Clients may experience significant financial inputs from insufficient rain increases hindered by the weather.

Clients and others may hold RET accountable for changing environmental and/or weather conditions, including challenges resulting from excessive rain.

Changes in rainfall patterns may lead to extreme weather conditions and unintended consequences, including, but not limited to, excessive rains, increased hail, natural disasters like mudslides, flooding, changes in rainfall patterns, increased or decreased temperatures, and increased storm frequency and tendency. While RET does not believe that its product could lead to such extreme environmental conditions as RET expects to be able to control when the rain generation machines are turned off and on, changes in environmental conditions in the areas in which it operates could have a material adverse effect on its reputation, which may adversely affect its operations. The RET technology has a large target area coverage which has the potential to generate excess rainfall outside or in extension to desired locations. Timing of targeted rainfall generation is also highly variable, meaning that additional rain may occur at inopportune times, for example during the day in tourism-focused areas.

Clients and others dependent on RET’s services may hold RET accountable for any failures to fulfill increased rainfall expectations.

RET’s future rainfall generation technology may fail to meet RET’s projections for increased rainfall for a variety of reasons, including, but not limited to, technological malfunctioning, regulatory impediments, and operational or financial conditions. Clients whose projects depend on increased rainfall may hold RET accountable for any failures to increase rainfall and the subsequent effect on their respective businesses, such as, a negative return on investments in agricultural projects dependent on increased rainfall. RET may suffer or be exposed to liability or costly litigation from its clients or others whose dependency on increased rainfall is affected. In addition, RET’s reputation may be adversely affected, which may adversely affect RET’s operations and financial condition.

ESG issues, including those related to climate change and sustainability, may have an adverse effect on RET’s business, financial condition and results of operations and damage our reputation.

There is an increasing focus from certain investors, customers, consumers, employees and other stakeholders concerning environmental, social, and governance matters (“ESG”). Additionally, public interest and legislative pressure related to public companies’ ESG practices continue to grow, particularly as the SEC considers new rulemaking related to ESG disclosure. If RET’s ESG practices fail to meet regulatory requirements or investor, customer, consumer, employee or other stakeholders’ evolving expectations and standards for responsible corporate citizenship in areas including environmental stewardship, support for local communities, board of directors and employee diversity, human capital management, employee health and safety practices, product quality, corporate governance and transparency, its reputation, brand and employee retention may be negatively impacted, and its clients and suppliers may be unwilling to continue to do business with RET.

Customers, consumers, investors and other stakeholders are increasingly focusing on environmental issues, including climate change, dams, energy and water use, and other sustainability concerns. Concern over climate change, in particular, may result in new or increased legal and regulatory requirements to reduce or mitigate impacts to the environment.

If RET does not adapt to or comply with new regulations, or if it fails to comply with disclosure requirements and consequently fail to meet evolving regulatory, investor, industry or stakeholder expectations and concerns regarding ESG issues, investors may reconsider their capital investment in RET, and customers and consumers may choose to stop purchasing its products, which could have a material adverse effect on our reputation, business or financial condition.

Political, regulatory and social opposition to our activities could adversely impact RET’s business and reputation.

Disputes and protests related to the nature of RET’s business may arise from time to time. In some instances, lobbying by competitive chemical-based cloudseeding and desalination technologies could slow RET’s growth and ability to address target markets. Disagreements or disputes with research group, institutions, and lobbying groups for competing technology could cause delays or interruptions to RET’s operations, adversely affect its reputation or otherwise hamper its ability to conduct our operations.

Certain individuals or groups opposed to ionization rainfall generation technology may take actions to disrupt RET’s operations and projects, and they may continue to do so in the future, which may harm its operations and could adversely affect its business. Given the variety of rainfall generation approaches, competing claims regarding the efficacy of each approach may make it difficult to delineate the relative impact each approach has on rainfall generation. Certain individuals or groups may oppose RET’s operations by accusing us of unsubstantiated claims regarding environmental pollution and/or health risks, as well as point to RET’s shorter operating history to create uncertainty around the statistical significance of the historical results of its technology. Social demands and conflicts could have a material adverse effect on RET’s business and results of operations and areas in which it operates.

Risks Relating to Intellectual Property & Technology

Existing ionization rainfall generation technologies may largely be in the public domain and RET’s competitors could develop and commercialize products similar or identical to RET’s, and its ability to successfully commercialize its products may be adversely affected. Therefore, success of RET’s business is dependent on its ability to create and implement new technologies and to obtain and maintain patent protection for such technologies.

As existing ionization rainfall generation technologies are based on approximately 70 years of technological efforts beginning in the 1950s, the current state-of-the-art of this technology may largely be in the public domain. Therefore, RET’s competitors could develop and commercialize products similar or identical to RET’s, and its ability to successfully commercialize its products may be adversely affected, and RET’s success depends on its ability to create and implement new or improved ionization rainfall generation technologies that are proprietary to RET. RET will devote significant resources to developing new technologies and intends to seek patent protection to achieve a competitive advantage. RET’s research and development efforts may require long development cycles and a substantial investment before RET can determine the commercial viability of any resulting technologies. Moreover, there is no assurance that RET can successfully develop, deploy and market new or improved technologies in a timely or commercially acceptable fashion or obtain patent protection over such technologies. Even if RET is able to obtain patents covering such technologies, it is still uncertain whether these patents will be contested, circumvented, invalidated or limited in scope in the future. The rights granted under any issued patents may not provide RET with meaningful protection or competitive advantages, and some foreign countries provide significantly less effective patent enforcement than in the United States, particularly in those countries where RET’s solutions are likely to be deployed, resulting in significant harm to RET’s business, financial position, results of operations and cash flows.

If RET fails to protect and enforce its existing and future technology and intellectual property, its business will suffer.

RET believes that its success will depend in large part on its ability to protect its existing and future technology and intellectual property, including its ability to obtain intellectual property protection in a timely manner, its ability to convince third parties of the applicability of its potential intellectual property rights to its products and its ability to enforce its intellectual property rights. RET intends to achieve the foregoing through a combination of license, development and non-disclosure agreements and other contractual provisions and patent, trademark, trade secret and copyright laws However, regardless of RET’s efforts to protect its future technology and intellectual property, third parties may attempt to copy or otherwise obtain and use such technology, including through the compromise of RET’s trade secrets. Monitoring unauthorized use of RET’s future intellectual property may be difficult and costly, and the steps RET will take to prevent misappropriation may not be sufficient. Any enforcement efforts RET undertakes, including litigation, could be time-consuming and expensive and could divert management’s attention, which could harm its business, results of operations and financial condition. In addition, existing intellectual property laws and contractual remedies may afford less protection than needed to safeguard RET’s potential intellectual property, as patent, copyright, trademark and trade secret laws vary significantly throughout the world. A number of foreign countries do not protect intellectual property rights to the same extent as do the laws of the United States. Therefore, RET’s potential intellectual property rights may not be as strong or as easily enforced outside of the United States and efforts to protect against the unauthorized use of RET’s intellectual property rights, technology and other proprietary rights may be more expensive and difficult outside of the United States. If RET fails to adequately protect its future technology and intellectual property, its licensees and competitors may seek to use its technology and intellectual property without the payment of license fees and royalties, which could weaken its competitive position, reduce its operating results and increase the likelihood of costly litigation.

The intellectual property rights of others may prevent RET from commercializing its products or developing new technology or entering new markets, and RET’s business may suffer or be exposed to liability or costly litigation if third parties assert that RET violates their intellectual property rights.

RET’s success depends in part on its ability to commercialize its products and continually adapt to incorporate new technologies and to expand into markets that may be created by new technologies. However, RET may become subject to intellectual property disputes that prevent it from commercializing its products, introducing new technologies or expanding into new markets. Therefore, RET’s success depends, in part, on its ability to develop and commercialize its products without infringing, misappropriating or otherwise violating the intellectual property rights of third parties. However, RET may not be aware that its products are infringing, misappropriating or otherwise violating third-party intellectual property rights and such third parties may bring claims alleging such infringement, misappropriation or violation. For example, there may be issued patents of which RET is unaware, held by third parties that, if found to be valid and enforceable, could be alleged to be infringed by RET’s offerings. There also may be pending patent applications of which RET is not aware that may result in issued patents, which could be alleged to be infringed by RET’s offerings. Because patent applications can take years to issue and are often afforded confidentiality for some period of time there may currently be pending applications, unknown to RET, that later result in issued patents that could cover RET’s future technologies. Lawsuits can be time-consuming and expensive to resolve, and they divert management’s time and attention. RET’s platform may not be able to withstand any third-party claims against its use. In addition, many companies have the capability to dedicate substantially greater resources to enforce their intellectual property rights and to defend claims that may be brought against them. In a patent infringement claim against RET, RET may assert, as a defense, that we do not infringe the relevant patent claims, that the patent is invalid or both. RET does not have a large patent portfolio which it could use in counter-claims as part of a defense against infringement. The strength of RET’s defenses will depend on the patents asserted, the interpretation of these patents, and its ability to invalidate the asserted patents. However, RET could be unsuccessful in advancing non-infringement and/or invalidity arguments in its defense. In the United States, issued patents enjoy a presumption of validity, and the party challenging the validity of a patent claim must present clear and convincing evidence of invalidity, which is a high burden of proof. Conversely, the patent owner need only prove infringement by a preponderance of the evidence, which is a lower burden of proof. If a third party is able to obtain an injunction preventing us from accessing such third-party intellectual property rights, or if RET cannot modify its technology to make it non-infringing, or license or develop alternative technology for any infringing aspect of our business, it may be forced to limit or stop sales of its products or cease business activities related to such intellectual property. RET cannot predict the outcome of lawsuits and cannot ensure that the results of any such actions will not have an adverse effect on its business, financial condition or results of operations. Any intellectual property litigation to which RET might become a party, or for which it is required to provide indemnification, regardless of the merit of the claim or its defenses, may require RET to do one or more of the following:

●	cease selling or using technology that incorporates the intellectual property rights that allegedly infringes, misappropriates or violates the intellectual property of a third party;

●	make substantial payments for legal fees, settlement payments or other costs or damages;

●	obtain a license, which may not be available on reasonable terms or at all, to sell or use the relevant technology;

●	redesign the allegedly infringing technology to avoid infringement, misappropriation or violation, which could be costly, time-consuming or impossible;

●	rebrand RET or pursue a different trademark; or

●	indemnify organizations using RET’s platform or third-party service providers.

Even if the claims do not result in litigation or are resolved in RET’s favor, these claims, and the time and resources necessary to resolve them, could divert the resources of its management and harm its business and operating results. Moreover, there could be public announcements of the results of hearings, motions or other interim proceedings or developments and if securities analysts or investors perceive these results to be negative, it could have a substantial adverse effect on the price of RET’s common stock. The occurrence of infringement claims may grow as the market for our products, services and technologies grows. Accordingly, RET’s exposure to damages resulting from infringement claims could increase and this could further exhaust its financial and management resources.

Risks Relating to Regulatory and Legal Matters

RET may be subject to certain federal, state and/or local environmental and governmental regulations and laws that limit the scope of its marketplace and affect its business, results of operations and financial condition. Additionally, failure to comply with applicable laws and regulations could subject RET to liability and negatively affect its business, results of operations and financial condition.

Certain jurisdictions have codified regulations around cloudseeding technology that may subject RET to certain licensing and permitting requirements. Furthermore, the use of certain materials for seeding purposes may be subject to governmental regulation. RET could be subject to the United Nations Convention on the Prohibition of Military or Any Other Hostile Use of Environmental Modification Techniques. This Convention bans hostile weather modifications. It is yet to be determined whether ionization rainfall generation technology is considered hostile. RET could also face liability with respect to environmental issues occurring at sites on which it operates as a result of indirect consequences of rainfall generation, and may face costs or liabilities as a result of its role on sites. In addition, licensing and permitting requirements, among other potential regulatory restrictions, may not only limit the scope of RET’s marketplace, but make it uneconomical for RET to carry out its business in certain locations, thus negatively affecting RET’s financial condition and results of operations.

RET may also be required to comply with economic and trade sanctions administered by governments in the areas in which we currently operate, and where we may operate in the future, including the U.S. government (including without limitation regulations administered and enforced by the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”) and the U.S. Department of State) and the Council of the European Union. These economic and trade sanctions prohibit or restrict transactions to or from or dealings with certain specified countries, regions, their governments and, in certain circumstances, their nationals, and with individuals and entities that are specially-designated, such as individuals and entities included on OFAC’s List of Specially Designated Nationals. Any future economic and trade sanctions imposed in jurisdictions where we operate could negatively impact our business, financial condition, and results of operations.

RET’s ability to expand in certain locations is subject to land restriction policies and permits which we may fail to obtain or which may be terminated or not renewed by governmental authorities.

RET’s business is subject to regulation, including with respect to acquiring and renewing the required authorizations, permits, concessions and/or licenses from the relevant governmental regulatory bodies necessary to perform operations in specific, regulated areas. In order to successfully operate RET’s technology, it will need to obtain, or be in the process of obtaining, all material authorizations, permits, concessions and licenses required to conduct its rainfall generation operations.

It may be difficult to receive the required permits, which may require RET’s management team to divert its attention from other aspects of its business, or it may be more capital intensive or a more time consuming process than expected to receive permits, either of which could increase costs and delay the launch of its products. Furthermore, if RET does not comply with the requirements set forth in the permits, RET could lose the granted permits or not receive them at all.

These authorizations, permits, concessions and licenses are also subject to RET’s compliance with conditions imposed and regulations promulgated by the relevant governmental authorities. While RET anticipates that all required authorizations, permits, concessions and environmental licenses or their renewals will be granted as and when sought, there is no assurance that these items will be granted as a matter of course, and there is no assurance that new conditions will not be imposed in connection with such renewals. If RET were to violate any laws and regulations or the conditions of its concessions, authorizations, licenses and permits, it may be subjected to substantial fines or sanctions, revocations of operating permits or licenses and possible closings of certain of its operations. RET may also be subject to the potential risk of confiscation or nationalization of its operating facilities by the governmental authorities of certain countries.

Non-compliance with anti-corruption, anti-bribery, anti-money laundering, financial and economic sanctions and similar laws can subject RET to administrative, civil and criminal fines and penalties, collateral consequences, remedial measures and legal expenses, all of which could materially adversely affect its reputation, business, financial condition, and results of operations.

RET will be subject to anti-corruption, anti-bribery, anti-money laundering, financial and economic sanctions and similar laws and regulations in various jurisdictions in which it conducts or in the future may conduct activities, including the U.S. Foreign Corrupt Practices Act (“FCPA”), the U.K. Bribery Act 2010, and other anti-corruption laws and regulations. The FCPA and the U.K. Bribery Act 2010 prohibits RET and its officers, directors, employees and business partners acting on its behalf, including agents, from corruptly offering, promising, authorizing or providing anything of value to a “foreign official” for the purposes of influencing official decisions or obtaining or retaining business or otherwise obtaining favorable treatment. The FCPA also requires companies to make and keep books, records and accounts that accurately reflect transactions and dispositions of assets and to maintain a system of adequate internal accounting controls. The U.K. Bribery Act also prohibits non-governmental “commercial” bribery and soliciting or accepting bribes. A violation of these laws or regulations could adversely affect RET’s business, results of operations, financial condition and reputation. RET’s policies and procedures designed to ensure compliance with these regulations may not be sufficient and its directors, officers, employees, representatives, consultants, agents, and business partners could engage in improper conduct for which we may be held responsible.

Non-compliance with anti-corruption, anti-bribery, anti-money laundering or financial and economic sanctions laws could subject RET to whistleblower complaints, adverse media coverage, investigations, and severe administrative, civil and criminal sanctions, collateral consequences, remedial measures and legal expenses, all of which could materially adversely affect its reputation, business, financial condition, and results of operations.

Risks Relating to Ownership of Holdco Securities

Unless the context otherwise requires, references in this subsection “— Risks Relating to Ownership of Holdco Securities” to “we”, “us”, and “our” generally refer to Holdco.

There can be no assurance that Holdco will be able to comply with the continued listing rules of Nasdaq.

Holdco’s Class A Common Stock and Warrants are currently listed on Nasdaq. If Nasdaq delists the Class A Common Stock or Warrants from trading on its exchange for failure to meet its listing rules, Holdco and its shareholders could face significant material adverse consequences including:

●	a limited availability of market quotations for our securities;

●	reduced liquidity for our securities;

●	a determination that shares of Class A Common Stock is a “penny stock” which will require brokers trading in shares of Class A Common Stock to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our securities;

●	a limited amount of news and analyst coverage; and

●	a decreased ability to issue additional securities or obtain additional financing in the future.

The National Securities Markets Improvement Act of 1996, which is a federal statute, prevents or preempts the states from regulating the sale of certain securities, which are referred to as “covered securities.” The Class A Common Stock and Warrants are covered securities because they are listed on Nasdaq. Although the states are preempted from regulating the sale of covered securities, the federal statute does allow the states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then the states can regulate or bar the sale of covered securities in a particular case. If Holdco’s securities are no longer listed on Nasdaq, such securities would not qualify as covered securities and Holdco would be subject to regulation in each state in which it offers its securities.

An active trading market for Class A Common Stock may not develop or be sustained and the share price of the Class A Common Stock may be volatile.

Holdco cannot guarantee that an active trading market for the Common Stock will develop or be sustained, nor can Holdco predict the prices at which its common shares may trade after the Business Combination.

If a public trading market does develop for the Class A Common Stock, its market price is likely to be highly volatile and could fluctuate widely in price in response to various factors, many of which are beyond our control, including the following:

●	the concentration of the ownership of our shares by a limited number of affiliated stockholders may limit interest in our securities;

●	limited “public float” with a small number of persons whose sales or lack of sales could result in positive or negative pricing pressure on the market price for the Class A Common Stock;

●	additions or departures of key personnel;

●	loss of a strategic relationship;

●	variations in operating results from the expectations of securities analysts or investors;

●	announcements of new products or services by us or our competitors;

●	reductions in the market share of our products;

●	announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures or capital commitments;

●	investor perception of our industry or prospects;

●	insider selling or buying;

●	investors entering into short sale contracts;

●	regulatory developments affecting our industry;

●	changes in our industry;

●	competitive pricing pressures;

●	our ability to obtain working capital financing;

●	sales of the Class A Common Stock;

●	our ability to execute our business plan;

●	operating results that fall below expectations;

●	revisions in securities analysts’ estimates or reductions in security analysts’ coverage; and

●	economic and other external factors.

Many of these factors are beyond our control and may decrease the market price of the Class A Common Stock, regardless of our operating performance. We cannot make any predictions or projections as to what the prevailing market price for the Class A Common Stock will be at any time, including as to whether the Class A Common Stock will sustain current market prices, or as to what effect that the sale of shares or the availability of the Class A Common Stock for sale at any time will have on the prevailing market price.

In addition, the securities markets have from time-to-time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of the Class A Common Stock.

If the benefits of the Business Combination do not meet the expectations of investors or securities analysts, the market price of the Class A Common Stock may decline.

If the benefits of the Business Combination do not meet the expectations of investors or securities analysts, the market price of the Class A Common Stock may decline.

Fluctuations in the price of Class A Common Stock could contribute to the loss of all or part of your investment. The trading price of Class A Common Stock following the Business Combination could be volatile and subject to wide fluctuations in response to various factors, some of which are beyond Holdco’s control. Broad market and industry factors may materially harm the market price of Class A Common Stock irrespective of Holdco’s operating performance. The stock market in general, and Nasdaq specifically, has experienced extreme volatility that has often been unrelated to the operating performance of particular companies. As a result of this volatility, you may not be able to sell your securities at or above the price at which they were acquired. A loss of investor confidence in the market for the stocks of other companies which investors perceive to be similar to Holdco could depress Holdco’s share price regardless of Holdco’s business, prospects, financial conditions or results of operations. A decline in the market price of Holdco’s securities also could adversely affect Holdco’s ability to issue additional securities and Holdco’s ability to obtain additional financing in the future.

Inflationary pressures, increases in interest rates and other adverse economic and market forces may contribute to potential downward pressures in market value of the Class A Common Stock. Additionally, any of the risk factors discussed in this prospectus could have a material adverse effect on your investment in Class A Common Stock may trade at prices significantly below the price you paid for them. In such circumstances, the trading price of Class A Common Stock may not recover and may experience a further decline.

The RET Founders have substantial control over Holdco, which could limit other shareholders’ ability to influence corporate matters and could delay or prevent a change in corporate control.

The RET Founders collectively own approximately 57.67% of the outstanding Common Stock and approximately 60.91% of the voting power of the Common Stock (assuming no exercise of any Warrants or Options). While the RET Founders have no agreement to act together with respect to voting or investment decisions in their RET shares, if they were to act together, they would be able to influence Holdco’s management and affairs and control the outcome of matters submitted to our shareholders for approval, including the election of directors and any sale of equity, merger, consolidation, or sale of all or substantially all of our assets.

Further, the RET Founders hold an aggregate of 57,752 shares of Class B Common Stock, representing all issued and outstanding shares of Class B Common Stock. The Class B Common Stock has fifteen votes per share, and the Class A Common Stock, which is the class of stock held by public shareholders, has one vote per share. Pursuant to the Holdco A&R Articles, the RET Founders as the sole initial holders of Class B Common Stock will have rights that are different from unaffiliated shareholders for so long as the RET Founders or their permitted transferees collectively beneficially own more than 20% of the number of shares of Class B Common Stock collectively held by them as of the Closing. Such rights include the right to fill vacancies on Holdco’s board of directors (the “Board”), to call special meetings of shareholders, to take action by written consent of the shareholders, and that amendments to the Holdco A&R Articles will require the affirmative vote of a majority of the shares of Common Stock entitled to vote in lieu of two-thirds of the shares of Common Stock entitled to vote on the matter. Future transfers by holders of Class B Common Stock will generally result in those shares converting to Class A Common Stock, subject to limited exceptions, such as certain transfers effected for estate planning or charitable purposes. Further, the Class B Common Stock will automatically convert into Class A Common Stock on the date that is 5 years after the Closing Date, or earlier in certain circumstances, including if the initial holders thereof collectively cease to beneficially own at least twenty percent (20%) of the number of shares of Common Stock held by them on the Closing Date, as more fully set forth in the Holdco A&R Articles.

The RET Founders may have interests, with respect to their Common Stock which are different from those of unaffiliated shareholders and the concentration of voting power among one or more of these stockholders may have an adverse effect on the trading price of the Class A Common Stock.

In addition, this concentration of ownership might adversely affect the market price of the Class A Common Stock by: (1) delaying, deferring or preventing a change of control; (2) impeding a merger, consolidation, takeover or other Business Combination involving Holdco; or (3) discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control of Holdco.

The Dual Class Structure may have the effect of concentrating voting control with the holders of Class B Common Stock.

Holdco has a dual class stock structure in which shares of Class A Common Stock each have one vote per share and shares of Class B Common Stock have fifteen votes per share. Immediately after giving effect to the Business Combination, there were 7,471,678 shares of Class A Common Stock outstanding (7,528,761 shares after giving effect to the additional PIPE closings on January 29, 2025 and February 6, 2025), 57,752 shares of Class B Common Stock outstanding, 5,000,000 shares of Class A Common Stock issuable upon the exercise of outstanding Warrants, and 2,150,838 shares of Class A Common Stock issuable upon the exercise of outstanding Options. Class B Common Stock is exclusively held by the RET Founders, which moderately increases their voting control. See “Risk Factors — The RET Founders have substantial control over Holdco, which could limit other shareholders’ ability to influence corporate matters and could delay or prevent a change in corporate control.”

Further, Holdco has the ability to issue additional shares of Class B Common Stock without your consent. If additional shares of Class B Common Stock are issued in a financing or other transaction, whether to the RET Founders or to third parties, such shares would give the holder increased voting power as compared to shares of Class A Common Stock.

The requirements of being a public company may strain Holdco’s resources and distract management and we will incur substantial costs as a result of being a public company.

Holdco is subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act, and the Securities Act. These rules, regulations and requirements are extensive. We will incur significant costs associated with our public company corporate governance and reporting requirements. The Exchange Act requires, among other things, that we file annual, quarterly and current reports with respect to our business and operating results. The Sarbanes-Oxley Act requires, among other things, that we maintain effective disclosure controls and procedures and internal control over financial reporting. In order to maintain and, if required, improve our disclosure controls and procedures and internal control over financial reporting to meet this standard, significant resources and management oversight may be required. As a result, management’s attention may be diverted from other business concerns, which could adversely affect our business and operating results. We may need to hire more corporate employees to comply with these requirements or engage outside consultants, which would increase our costs and expenses. This may divert management’s attention from other business concerns, which could have a material adverse effect on our business, financial condition and results of operations. These applicable rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance and it may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on the Board or as executive officers.

In addition, changing laws, regulations and standards relating to corporate governance and public disclosure are creating uncertainty for public companies, increasing legal and financial compliance costs and making some activities more time-consuming. These laws, regulations and standards are subject to varying interpretations, in many cases due to their lack of specificity, and, as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. We intend to invest resources to comply with evolving laws, regulations and standards, and this investment may result in increased general and administrative expenses and a diversion of management’s time and attention from revenue-generating activities to compliance activities. If our efforts to comply with new laws, regulations and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to their application and practice, regulatory authorities may initiate legal proceedings against us and our business may be adversely affected.

As a result of disclosure of information in this prospectus and in the filings that we are required to make as a public company, our business, operating results and financial condition have become more visible, which may result in threatened or actual litigation, including by competitors and other third parties. If any such claims are successful, our business, operating results and financial condition could be adversely affected, and even if the claims do not result in litigation or are resolved in our favor, these claims, and the time and resources necessary to resolve them, could divert the resources of our management and adversely affect our business, operating results and financial condition.

The exercise of registration rights by the Previous Sponsor, New Sponsor, Sponsor Affiliate and certain RET shareholders may adversely affect the market price of the Class A Common Stock.

Pursuant to the Registration Rights Agreement and this prospectus, Holdco is registering for resale, pursuant to Rule 415 under the Securities Act, an aggregate of 5,194,057 shares of Class A Common Stock. Pursuant to the Registration Rights Agreement, the selling shareholders have customary registration rights, including demand and piggy-back rights, subject to cooperation and cut back provisions with respect to Class A Common Stock.

An aggregate of 5,914,057 shares of Class A Common Stock are subject to registration rights, representing approximately 78.6% of the 7,528,761 outstanding shares of Class A Common Stock as of February 10, 2025 and approximately 242.3% of the approximately 2,441,042 shares of Class A Common Stock in the public float as of February 10, 2025.

The registration of these shares permits the public resale of such shares, subject to any applicable contractual lock-up obligation. The registration and availability of a significant number of securities for trading in the public market may have an adverse effect on the market price of the Class A Common Stock.

Sales of a substantial number of shares of Class A Common Stock in the public market, particularly sales by our executive officers, directors and significant shareholders, or the perception that these sales could occur, could cause the market price of Class A Common Stock to decline.

Sales of a substantial number of shares of Class A Common Stock in the public market, particularly sales by our executive officers, directors and principal shareholders, or the perception that these sales might occur, could cause the market price of Class A Common Stock to decline. Some of our executive officers, directors and the holders of a substantial number of shares of Class A Common Stock following the Business Combination are subject to lock-up provisions pursuant to the Lock-up Agreement that, for a period of at least two years from the date of Closing, subject to certain exceptions, prohibit them from offering for sale, selling, contracting to sell, granting any option for the sale of, transferring or otherwise disposing of any shares of Class A Common Stock and of any securities convertible into or exercisable for Class A Common Stock.

When the applicable lock-up periods expire, our security holders subject to lock-up provisions will be able to sell shares of Class A Common Stock in the public market. Sales of a substantial number of such shares upon expiration of the lock-up provisions, the perception that such sales may occur or early release of these provisions could cause our market price to fall or make it more difficult for you to sell your Class A Common Stock at a time and price that you deem appropriate.

In addition, we may file a registration statement to register shares reserved for future issuance under our equity compensation plans. Subject to the satisfaction of applicable vesting requirements and expiration of the lock-up provisions referred to above, the shares issued upon exercise of outstanding stock options would be available for immediate resale in the open market.

Certain existing shareholders purchased, or may purchase, securities in the Company at a price below the current trading price of such securities, and may experience a positive rate of return based on the current trading price. Future investors in the Company may not experience a similar rate of return.

Certain shareholders in the Company, including certain of the selling shareholders, acquired, or may acquire, shares of our Class A Common Stock at prices below the current trading price of our Class A Common Stock and may experience a positive rate of return based on the current trading price.

This prospectus relates to the issuance by the Company of 5,000,000 shares of Class A Class A Common Stock upon the exercise of 5,000,000 Warrants and the resale from time to time by the selling shareholders of up to 5,914,057 shares of Class A Common Stock. Such shares being registered for resale include: (i) 2,125,540 shares of Class A Common Stock issued to the former shareholders of RET, upon the closing of the Business Combination among the Company, RET, Coliseum, Merger Sub 1, and Merger Sub 2, as consideration for their shares of Class A common stock of RET pursuant to the terms of the Business Combination Agreement, and such shares of RET Class A common stock were originally purchased at an effective purchase price of approximately $2.06 per share; (ii) 57,752 shares of Class A Common Stock issuable upon the conversion of 57,752 shares of Class B Common Stock, par value $0.0001 per share of the Company, issued to the former RET shareholders upon the closing of the Business Combination as consideration for their shares of Class B common stock of RET, and such shares of RET Class B common stock were originally purchased at an effective purchase price of approximately $2.16 per share; (iii) 2,150,838 shares of Class A Common Stock issuable upon vested Options with an exercise price of $2.06 per share, which were issued upon the conversion of RET’s outstanding options pursuant to the Business Combination Agreement; (iv) 650,120 shares of Class A Common Stock issued to Harry You and his affiliates upon the closing of the Business Combination as consideration for former Founder Shares pursuant to the terms of the Business Combination Agreement, which were purchased by Mr. You from the Previous Sponsor in June 2023 for an aggregate purchase price of $1.00 plus the obligation to fund certain contributions to Coliseum’s trust account (Mr. You funded an aggregate of $650,000 of such contributions); (v) 806,250 shares of Class A Common Stock issued at the closing of the Business Combination upon the exchange of Private Placement Warrants of Coliseum pursuant to the Warrant Exchange Agreement, and such Private Placement Warrants were initially purchased at a price of $1.50 per Private Placement Warrant; (vi) 118,557 shares of Class A Common Stock issued to the PIPE Investors pursuant to the terms of the PIPE Subscription Agreements, at a price per share of approximately $11.39; and (vii) 5,000 shares of Class A Common Stock issued to a vendor as consideration for services rendered. Depending on the price, the public shareholders may have paid significantly more than the selling shareholders for any shares or Warrants they may have purchased in the open market based on variable market price.

Despite a significant decline in the public trading price, some of the selling shareholders may still experience a positive rate of return on the shares being offered by them in this prospectus due to the price at which such selling shareholder initially purchased the shares. Based upon the closing price of our Class A Common Stock of $3.23 on February 10, 2025, upon the sale of shares of our Class A Common Stock (i) Harry You may experience a potential profit of approximately $2.23 per share of the Class A Common Stock issued to him upon the exchange of the former Founder Shares in the Business Combination, and approximately $2.23 per share of the Class A Common Stock issued to him upon the exchange of the Coliseum Private Placement Warrants in the Warrant Exchange, (ii) the RET Founders, which includes Harry You, Niccolo de Masi, and Paul Dacier or their affiliates, may experience a potential profit of approximately $1.17 per share of the Class A Common Stock issued to them upon the exchange of the RET Class A Common Stock in the Business Combination, approximately $1.07 per share of the Class A Common Stock issuable upon the conversion of the Class B Common Stock issued to them upon the exchange of the RET Class B Common Stock in the Business Combination, and Harry You and Niccolo de Masi may experience a potential profit of approximately $1.17 per share of the Class A Common Stock issuable upon exercise of the Options issued to them upon the exchange of RET options in the Business Combination, (iii) the Previous Sponsor may experience a potential profit of approximately $1.73 per share of the Class A Common Stock issued upon the exchange of the Coliseum Private Placement Warrants in the Warrant Exchange, (iv) the PIPE Investors, which includes Harry You and Paul Dacier, may experience a potential loss of approximately $8.16 per share of the Class A Common Stock issued in the PIPE Investment, and (v) the vendor may experience a potential profit of approximately $3.23 per share of the Class A Common Stock issued to the vendor at the closing of the Business Combination in consideration for services rendered. See ”Information About the Offered Shares” beginning on page 7 of this prospectus for more information

For a detailed description of the potential profits that the selling shareholders may experience, see the section of this prospectus entitled “Information About the Offered Shares.” Public shareholders may not be able to experience the same positive rates of return on securities they purchase due to the low price at which the selling shareholders purchased their securities.

A decline in the price of Class A Common Stock could affect our ability to raise working capital and adversely impact our ability to continue operations.

A prolonged decline in the price of Class A Common Stock could result in a reduction in the liquidity of the common stock and a reduction in our ability to raise capital. A decline in the price of Class A Common Stock could be especially detrimental to our liquidity, operations and strategic plans. Such reductions may force us to reallocate funds from other planned uses and may have a significant negative effect on our business plan and operations, including our ability to develop new products and services and continue current operations. If the price of the Common Stock declines, we can offer no assurance that we will be able to raise additional capital or generate funds from operations sufficient to meet our obligations. If we are unable to raise sufficient capital in the future, we may not be able to have the resources to continue our normal operations.

We do not intend to pay any cash dividends in the foreseeable future and, therefore, any return on your investment in our capital stock must come from increases in the fair market value and trading price of the capital stock.

Neither RET nor Holdco has paid any cash dividends on its securities in the past, and Holdco does not intend to pay cash dividends on Common Stock in the foreseeable future. We intend to retain future earnings, if any, for reinvestment in the development and expansion of our business. Any credit agreements, which we may enter into with institutional lenders, may restrict our ability to pay dividends. Whether we pay cash dividends in the future will be at the discretion of the Board and will be dependent upon our financial condition, results of operations, capital requirements and any other factors that the Board decides is relevant. Therefore, any return on your investment in our capital stock must come from increases in the fair market value and trading price of the capital stock.

If our stock price fluctuates, you could lose a significant part of your investment.

The market price of Class A Common Stock could be subject to wide fluctuations in response to, among other things, the risk factors described in this prospectus, and other factors beyond our control, such as fluctuations in the valuation of companies perceived by investors to be comparable to us. Furthermore, the stock markets have experienced price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies. These fluctuations often have been unrelated or disproportionate to the operating performance of those companies. U.S. and global markets are experiencing volatility and disruption following the escalation of geopolitical tensions and the start of the military conflict between Russia and Ukraine and the military conflicts between Hamas and Israel. Economic uncertainty in various global markets caused by economic challenges, political instability and these conflicts, have led to market disruptions, including significant volatility in commodity prices, credit and capital market instability and supply chain interruptions, which have caused record inflation globally. Our business, financial condition, and results of operations could be materially and adversely affected by further negative impacts on the global economy and capital markets resulting from these global economic conditions, particularly if such conditions are prolonged or worsen. Although, to date, our results of operations has not been materially impacted by these global economic and geopolitical conditions, it is impossible to predict the extent to which our operations may be impacted in the short and long term. In the past, many companies that have experienced volatility in the market price of their stock have been subject to securities class action litigation. We may be the target of this type of litigation in the future. Securities litigation against us could result in substantial costs and divert our management’s attention from other business concerns, which could seriously harm our business.

Warrants are exercisable for Class A Common Stock, which would increase the number of shares eligible for future resale in the public market and result in dilution to our shareholders.

Warrants to purchase an aggregate of up to 5,000,000 Public Warrants are exercisable in accordance with the terms of the Warrant Assumption Agreement governing those securities. The exercise price of the Warrants is $11.50 per share, subject to adjustment. However, there is no guarantee that the Warrants will ever be in the money prior to their expiration, and, as such, the Warrants may expire worthless. See “— the Warrants may never be in the money, and they may expire worthless and the terms of the Warrants may be amended in a manner adverse to a holder if holders of at least 50% of the then outstanding Warrants approve of such amendment. As a result, the exercise price of the Warrants could be increased, the exercise period could be shortened and the number of shares of Class A Common Stock purchasable upon exercise of a Warrant could be decreased, all without your approval.”

The Warrants may never be in the money, and they may expire worthless, and the terms of the Warrants may be amended in a manner adverse to a holder if holders of at least 50% of the then outstanding Warrants approve of such amendment. As a result, the exercise price of the Warrants could be increased, the exercise period could be shortened and the number of shares of Class A Common Stock purchasable upon exercise of a Warrant could be decreased, all without your approval.

The Warrants were issued in registered form under a warrant agreement between the Transfer Agent, as warrant agent, and Holdco. The Warrant Agreement provides that the terms of the Warrants may be amended without the consent of any holder for the purpose of curing any ambiguity or to correct any defective provision or mistake, adjusting the provisions relating to cash dividends on Common Stock as contemplated by and in accordance with the Warrant Agreement, adding or changing any provisions with respect to matters or questions arising under the Warrant Agreement as the parties to the Warrant Agreement may deem necessary or desirable and that the parties deem to not adversely affect the rights of the registered holders of the warrants, provided that the approval by the holders of at least 50% of the outstanding Warrants is required to make any change that adversely affects the interests of the registered holders of Warrants. Although Holdco’s ability to amend the terms of the Warrants with the consent of at least 50% of the then outstanding Warrants is unlimited, examples of such amendments could be amendments to, among other things, increase the exercise price of the Warrants, shorten the exercise period or decrease the number of shares of Common Stock purchasable upon exercise of a Warrant.

Warrants are exercisable in accordance with the terms of the Warrant Agreement. The exercise price of these warrants is $11.50 per share. To the extent such Warrants are exercised, additional shares of Class A Common Stock will be issued, which will result in dilution to the holders of Common Stock and increase the number of shares eligible for resale in the public market. Sales of substantial numbers of such shares in the public market or the fact that such warrants may be exercised could adversely affect the market price of Class A Common Stock. However, there is no guarantee that the Warrants will ever be in the money prior to their expiration, and as such, the Warrants may expire worthless.

We may redeem your unexpired Warrants prior to their exercise at a time that is disadvantageous to you, thereby making your Warrants worthless.

We have the ability to redeem outstanding Warrants at any time after they become exercisable and prior to their expiration, at a price of $0.01 per warrant, provided that the closing price of the shares of Class A Common Stock equals or exceeds $18.00 per share (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within a 30 trading-day period ending on the third trading day prior to the date on which we give proper notice of such redemption to the Warrant holders and provided certain other conditions are met. We will not redeem the Warrants unless an effective registration statement under the Securities Act covering the shares issuable upon exercise of the Warrants is effective and a current prospectus relating to those shares is available throughout the 30-day redemption period, except if we elect to require the Warrants to be exercised on a cashless basis and such cashless exercise is exempt from registration under the Securities Act. If and when the Warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws. Redemption of the outstanding warrants could force you to (i) exercise your Warrants and pay the exercise price therefor at a time when it may be disadvantageous for you to do so, (ii) sell your Warrants at the then-current market price when you might otherwise wish to hold your Warrants or (iii) accept the nominal redemption price which, at the time the outstanding Warrants are called for redemption, is likely to be substantially less than the market value of your Warrants. As of the date of this prospectus, the Class A Common Stock has never traded above $18.00 per share, therefore neither current nor recent share prices meet or exceed the threshold that would allow Holdco to redeem the Warrants.

In addition, we have the ability to redeem the outstanding Warrants at any time after they become exercisable and prior to their expiration, at a price of $0.10 per warrant upon a minimum of 30 days’ prior written notice of redemption provided that the closing price of the Class A Common Stock equals or exceeds $10.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant) for any 20 trading days within a 30 trading-day period ending on the third trading day prior to proper notice of such redemption and provided that certain other conditions are met, including that holders will be able to exercise their warrants on a cashless basis prior to redemption for a number of shares of Class A Common Stock determined based on the redemption date and the fair market value of the Class A Common Stock. The value received upon exercise of the Warrants (i) may be less than the value the holders would have received if they had exercised their warrants at a later time where the underlying share price is higher and (ii) may not compensate the holders for the value of the Warrants, including because the number of shares of Class A Common Stock received is capped at 0.361 shares per warrant (subject to adjustment) irrespective of the remaining life of the Warrants. In addition, such redemptions may occur at a time when the Warrants are “out-of-the-money,” in which case holders thereof would lose any potential embedded value from a subsequent increase in the value of the Class A Common Stock had such Warrants remained outstanding.

In the event that Holdco determines to redeem the Warrants when the closing price of the shares of Class A Common Stock equals or exceeds $18.00 per share or $10.00 per share, pursuant to Section 6.1 or Section 6.2 of the Warrant Agreement, respectively, Holdco will fix a date for the redemption. Notice of redemption will be mailed by first class mail, postage prepaid, by Holdco not less than thirty (30) days prior to the redemption date to the registered holders of the Warrants to be redeemed at their last addresses as they appear on the registration books. Any notice mailed in the manner herein provided will be conclusively presumed to have been duly given whether or not the registered holder received such notice.

Warrant holders will only be able to exercise their Warrants on a “cashless basis” under certain circumstances, and if they do so, they will receive fewer shares of Class A Common Stock from such exercise than if such warrants were exercised for cash.

The Warrants generally may not be exercised on a “cashless basis”, except as described below.

The Warrant Agreement provides that in the following circumstances holders of Warrants who seek to exercise their Warrants will not be permitted to do for cash and will, instead, be required to do so on a cashless basis in accordance with Section 3(a)(9) of the Securities Act: (i) if the Class A Common Stock issuable upon exercise of the Warrants are not registered under the Securities Act in accordance with the terms of the Warrant Agreement; and (ii) if we have so elected and the Class A Common Stock are at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of “covered securities” under Section 18(b)(1) of the Securities Act. If you exercise your Warrants on a cashless basis under the circumstances described in clauses (i) and (ii) in the preceding sentence, you would pay the warrant exercise price by surrendering the Warrants for that number of shares of Class A Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A Common Stock underlying the Warrants, multiplied by the excess of the “fair market value” of the shares of Class A Common Stock (as defined in the next sentence) over the exercise price of the Warrants by (y) the fair market value. The “fair market value” is the average reported closing price of the shares of Class A Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of exercise is received by the warrant agent or on which the notice of redemption is sent to the holders of Warrants, as applicable. As a result, a holder of Warrants would receive fewer shares of Class A Common Stock from such exercise than if such Warrants were exercised for cash.

The Warrants may have an adverse effect on the market price of the Class A Common Stock.

Upon the closing of the Business Combination, the Coliseum Warrants were assumed and converted into Warrants of Holdco and entitle the holders to purchase shares of Class A Common Stock. Such Warrants, when exercised, will increase the number of issued and outstanding shares of Class A Common Stock and reduce the value of the Class A Common Stock.

The Warrant Agreement designates the courts of the State of New York or the United States District Court for the Southern District of New York as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by holders of the warrants, which could limit the ability of warrant holders to obtain a favorable judicial forum for disputes with the post-Business Combination company.

The Warrant Agreement provides that, subject to applicable law, (i) any action, proceeding or claim against us arising out of or relating in any way to the Warrant Agreement, including under the Securities Act, will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and (ii) that we irrevocably submit to such jurisdiction, which jurisdiction shall be the exclusive forum for any such action, proceeding or claim. We will waive any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

Notwithstanding the foregoing, these provisions of the Warrant Agreement do not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal district courts of the United States of America are the sole and exclusive forum. Any person or entity purchasing or otherwise acquiring any interest in any of our warrants shall be deemed to have notice of and to have consented to the forum provisions in the Warrant Agreement. If any action, the subject matter of which is within the scope the forum provisions of the Warrant Agreement, is filed in a court other than a court of the State of New York or the United States District Court for the Southern District of New York (a “foreign action”) in the name of any holder of our warrants, such holder shall be deemed to have consented to: (x) the personal jurisdiction of the state and federal courts located in the State of New York in connection with any action brought in any such court to enforce the forum provisions (an “enforcement action”), and (y) having service of process made upon such warrant holder in any such enforcement action by service upon such warrant holder’s counsel in the foreign action as agent for such warrant holder.

This choice-of-forum provision may limit a warrant holder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with Holdco, which may discourage such lawsuits and result in increased costs to warrant holders to bring a lawsuit. Alternatively, if a court were to find this provision of our Warrant Agreement inapplicable or unenforceable with respect to one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could materially and adversely affect our business, financial condition and results of operations and result in a diversion of the time and resources of our management and the Board.

The Warrants are recognized and accounted for as derivative liabilities in accordance with ASC 815 and are recorded at fair value upon issuance with changes in fair value each period reported in earnings, which may have an adverse effect on the market price of the Class A Common Stock.

The guidance contained in ASC 815-40 provides that because the Warrants do not meet the criteria for equity treatment thereunder, each Warrant must be recorded as a liability. Accordingly, we classify each of the Warrants as a liability at its fair value as determined by us based upon a valuation report obtained from an independent third party valuation firm. At each reporting period (1) the accounting treatment of the Warrants will be re-evaluated for proper accounting treatment as a liability or equity and (2) the fair value of the liability of the Warrants is remeasured and the change in the fair value of the liability is recorded as other income (expense) in our income statement. Changes in the inputs and assumptions for the valuation model we use to determine the fair value of such liability may have a material impact on the estimated fair value of the embedded derivative liability. The share price of Class A Common Stock represents the primary underlying variable that will impact the value of the derivative instruments. Additional factors that may impact the value of the derivative instruments include the volatility of our stock price, discount rates and stated interest rates. As a result, our financial statements and results of operations will fluctuate quarterly, based on various factors, such as the share price of the Class A Common Stock, many of which are outside of our control. In addition, we may change the underlying assumptions used in our valuation model, which could in result in significant fluctuations in our results of operations. If our stock price is volatile, we expect that we will recognize non-cash gains or losses on our Warrants or any other similar derivative instruments each reporting period and that the amount of such gains or losses could be material. The impact of changes in fair value on earnings may have an adverse effect on the market price of Class A Common Stock.

Massachusetts law and the Holdco A&R Articles contain certain provisions, including anti-takeover provisions, that limit the ability of stockholders to take certain actions and could delay or discourage takeover attempts.

Chapter 156D, §8.06 of the Massachusetts General Laws provides that the terms of the directors of a publicly traded Massachusetts corporation must be staggered over three years. This could make it difficult to replace a majority of the board in any one year. A public corporation may opt out of the staggered board requirement by a vote of its board of directors or a two-thirds vote of each class of stock outstanding.

Chapter 110F of the Massachusetts General Laws generally provides that, if a person acquires 5% or more of the stock of a Massachusetts corporation without the approval of the board of directors of that corporation, such person may not engage in certain transactions with the corporation for a period of three years following the time that person becomes a 5% shareholder, with certain exceptions. A Massachusetts corporation may elect in its articles of organization or bylaws not to be governed by Chapter 110F.

Under the Massachusetts control share acquisitions statute (Chapter 110D of the Massachusetts General Laws), a person who acquires beneficial ownership of shares of stock of a corporation in a threshold amount equal to one-fifth or more but less than one-third, one-third or more but less than a majority, or a majority or more of the voting stock of the corporation, referred to as a control share acquisition, must obtain the approval of a majority of shares entitled to vote generally in the election of directors (excluding (1) any shares owned by any person acquiring or proposing to acquire beneficial ownership of shares in a control share acquisition, (2) any shares owned by any officer of the corporation and (3) any shares owned by any employee of the corporation who is also a director of the corporation) for the purpose of acquiring voting rights for the shares that such person acquires in crossing the foregoing thresholds.

The Massachusetts control share acquisitions statute permits the corporation, to the extent authorized by its articles of organization or bylaws, to redeem all shares acquired by an acquiring person in a control share acquisition for fair value (which is to be determined in accordance with procedures adopted by the corporation) if (1) no control share acquisition statement is delivered by the acquiring person or (2) a control share acquisition statement has been delivered and voting rights were not authorized for such shares by the shareholders in accordance with the applicable provision of the control share acquisitions statute.

If the voting rights for shares acquired in a control share acquisition are authorized by a majority of shareholders, and the acquirer has acquired beneficial ownership of a majority or more of all voting power in the election of directors, then each stockholder of record, other than the acquirer, who has not voted in favor of authorizing voting rights for the control may demand payment for his or her stock and an appraisal in accordance with M.G.L. chapter 156D.

The Massachusetts control share acquisition statute permits a Massachusetts corporation to elect not to be governed by the statute’s provisions by including a provision in the corporation’s articles of organization or bylaws pursuant to which the corporation opts out of the statute.

Chapter 110C of the Massachusetts General Laws (1) subjects an offeror to certain disclosure and filing requirements before such offeror can proceed with a takeover bid, defined to include any acquisition of or offer to acquire stock by which, after acquisition, the offeror would own more than 10% of the issued and outstanding equity securities of a target company and (2) provides that, if a person (together with its associates and affiliates) beneficially owns more than 5% of the stock of a Massachusetts corporation, such person may not make a takeover bid if during the preceding year such person acquired any of the subject stock with the undisclosed intent of gaining control of the corporation. The statute contains certain exceptions to these prohibitions, including if the board of directors approves the takeover bid, recommends it to the corporation’s shareholders and the terms of the takeover are furnished to shareholders. The validity of Chapter 110C has been called into questioned by a 1982 US Supreme Court decision that invalidated a similar law in the state of Illinois.

The Holdco A&R Articles include an election not to be governed by the control share acquisition statute, Chapter 110D, or the business combination statute, Chapter 110F of the Massachusetts General Laws.

The provisions of the Holdco A&R Articles requiring exclusive forum in the courts of the Commonwealth of Massachusetts and the federal district courts of the United States for certain types of lawsuits may have the effect of discouraging lawsuits against our directors and officers.

The Holdco A&R Articles provides that, to the fullest extent permitted by law, and unless Holdco consents in writing to the selection of an alternative forum, the courts of the Commonwealth of Massachusetts (or, in the event that the courts of Massachusetts does not have jurisdiction, the federal district court for the District of Massachusetts or other state courts of the Commonwealth of Massachusetts) will be the sole and exclusive forum for (i) any derivative action, suit or proceeding brought on Holdco’s behalf, (ii) any action, suit or proceeding asserting a claim of breach of a fiduciary duty owed by any director, officer or stockholder of Holdco to Holdco or Holdco’s stockholders, (iii) any action, suit or proceeding arising pursuant to any provision of the MBCA or the Holdco A&R Articles or Holdco A&R Bylaws (as each may be amended from time to time), (iv) any action, suit or proceeding as to which the MBCA confers jurisdiction on the courts of the Commonwealth of Massachusetts, or (v) any action, suit or proceeding asserting a claim against Holdco or any current or former director, officer or stockholder governed by the internal affairs doctrine.

Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Accordingly, both state and federal courts have jurisdiction to entertain such Securities Act claims. To prevent having to litigate claims in multiple jurisdictions and the threat of inconsistent or contrary rulings by different courts, among other considerations, the Holdco A&R Articles provide that, unless Holdco consents in writing to the selection of an alternative forum, to the fullest extent permitted by law, the federal district courts of the United States of America will be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act; however, there is uncertainty as to whether a court would enforce such provision, and investors cannot waive compliance with federal securities laws and the rules and regulations thereunder. Notwithstanding the foregoing, the Holdco A&R Articles provide that the exclusive forum provision will not apply to suits brought to enforce any cause of action arising under the Securities Act, any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder.

Holdco A&R Articles also provide that, without prejudice to any other rights or remedies that we may have, each of our shareholders acknowledges that damages alone would not be an adequate remedy for any breach of the selection of the courts of the Commonwealth of Massachusetts as exclusive forum and that accordingly we shall be entitled, without proof of special damages, to the remedies of injunction, specific performance or other equitable relief for any threatened or actual breach of the selection of the courts of the Commonwealth of Massachusetts as exclusive forum.

These choice of forum provisions may increase a shareholder’s cost and limit the shareholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, executive officers or other employees, which may have the effect of discouraging lawsuits against Holdco’s directors and officers. Any person or entity purchasing or otherwise acquiring any of our shares or other securities, whether by transfer, sale, operation of law or otherwise, shall be deemed to have notice of and have irrevocably agreed and consented to these provisions. The enforceability of similar choice of forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings, and it is possible that, in connection with any applicable action brought against Holdco, a court could find the choice of forum provisions contained in the Holdco A&R Articles to be inapplicable or unenforceable in such action. If a court were to find this provision in the Holdco A&R Articles to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving the dispute in other jurisdictions, which could have adverse effect on our business and financial performance.

Holdco is an “emerging growth company” and a “smaller reporting company” within the meaning of the Securities Act, and if we take advantage of the reduced reporting requirements applicable to smaller reporting companies and emerging growth companies could make the Class A Common Stock less attractive to investors.

Holdco is an “emerging growth company” within the meaning of the Securities Act as modified by the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to not being required to comply with the auditor internal controls attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. As a result, our shareholders may not have access to certain information they may deem important. We cannot predict whether investors will find our securities less attractive because we will rely on these exemptions. If some investors find our securities less attractive as a result of our reliance on these exemptions, the trading prices of our securities may be lower than they otherwise would be, there may be a less active trading market for our securities and the trading prices of our securities may be more volatile.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. Holdco expects not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

We will remain an emerging growth company until the earlier of: (1) the last day of the fiscal year (a) following the fifth anniversary of the effectiveness of our registration statement on Form S-4 in connection with the Business Combination, (b) in which we have total annual gross revenue of at least $1.235 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common equity that is held by non-affiliates exceeds $700 million as of the end of the prior fiscal year’s second fiscal quarter; and (2) the date on which we have issued more than $1.00 billion in non-convertible debt securities during the prior three-year period.

Additionally, Holdco is a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. Our status as a smaller reporting company is determined annually. We will continue to qualify as a smaller reporting company through the following fiscal year as long as (i) the market value of Common Stock held by non-affiliates (measured as of the end of the second quarter of the then current fiscal year) does not exceed $250 million or (ii) our annual revenues for the most recently completed fiscal year do not exceed $100 million and the market value of Common Stock held by non-affiliates (measured as of the end of the second quarter of the then current fiscal year) does not exceed $700 million. If we exceed these thresholds, we will cease to be a smaller reporting company as of the first day of the following fiscal year.

We cannot predict if investors will find the Class A Common Stock less attractive if Holdco chooses to rely on any of the exemptions afforded to emerging growth companies and smaller reporting companies. If some investors find the Class A Common Stock less attractive because Holdco relies on any of these exemptions, there may be a less active trading market for the Class A Common Stock and the market price of the Class A Common Stock may be more volatile and may decline.

USE OF PROCEEDS

All of the shares of Class A Common Stock offered by the selling shareholders will be sold by them for their respective accounts. We will not receive any of the proceeds from these sales. The selling shareholders will pay any underwriting fees, discounts, selling commissions, stock transfer taxes, and certain legal expenses incurred by such selling shareholders in disposing of their shares of Class A Common Stock, and we will bear all other costs, fees, and expenses incurred in effecting the registration of such securities covered by this prospectus, including, without limitation, all registration and filing fees, Nasdaq listing fees, and fees and expenses of our counsel and our independent registered public accountants.

We will receive the proceeds from any exercise of the Warrants for cash, but not from the net share exercise of any Warrants or from the resale of any shares of Class A Common Stock by the selling shareholders pursuant to this prospectus. Each Warrant entitles the holder thereof to purchase one share of Class A Common Stock at an initial exercise price of $11.50 per share. If each outstanding Warrant is exercised for cash, we will receive aggregate cash proceeds of $57.5 million. The Warrants are exercisable on a cashless basis under certain circumstances specified in the Warrant Agreement. To the extent that any Warrants are exercised on a cashless basis, the aggregate amount of cash we would receive from the exercise of the Warrants will decrease. We believe the likelihood that the holders will exercise their Warrants is dependent upon the trading price of our Class A Common Stock. If the trading price of our Class A Common Stock is less than the exercise price of the Warrants, we believe the holders are unlikely to exercise their Warrants. Conversely, the holders are more likely to exercise their Warrants the higher the prices of our Class A Common Stock is above the exercise price of the Warrant. On February 10, 2025, the closing price of our Class A Common Stock was $3.23. Accordingly, we believe the holders are unlikely to exercise their Warrants.

We intend to use the proceeds from the cash exercise of Warrants for general corporate and working capital purposes.

DETERMINATION OF OFFERING PRICE

Our Class A Common Stock and Warrants are listed on Nasdaq under the symbols “RAIN” and “RAINW,” respectively. The actual offering price of the shares of Class A Common Stock offered by selling shareholders pursuant to this prospectus will be determined by prevailing market prices at the time of sale, by negotiated private transactions, or as otherwise described in the section entitled “Plan of Distribution.” The exercise price of the Warrants is $11.50 per share and the exercise price of the Options is $2.06 per share.

MARKET PRICE OF AND DIVIDENDS ON CLASS A COMMON STOCK

Market Information

Shares of Class A Common Stock and Warrants began trading on Nasdaq under the symbols “RAIN” and “RAINW”, respectively, on January 2, 2025. Shares of Class B Common Stock do not trade on any market.

As of February 10, 2025, there were approximately 36 record holders of Class A Common Stock, 3 record holders of Class B Common Stock and one record holder of Warrants. The number of holders of record does not include a substantially greater number of “street name” holders or beneficial holders whose shares of Class A Common Stock and Warrants are held of record by banks, brokers and other financial institutions.

On February 10, 2025, the closing price of the Class A common stock on Nasdaq was $3.23.

Dividend Policy

Holdco has not paid any dividends to its shareholders. It is the present intention of the Board to retain all earnings, if any, for use in Holdco’s business operations and, accordingly, the Holdco does not anticipate declaring any dividends in the foreseeable future. The Board will consider whether or not to institute a dividend policy. The determination to pay dividends will depend on many factors, including, among others, Holdco’s financial condition, current and anticipated cash requirements, contractual restrictions and financing agreement covenants, solvency tests imposed by applicable corporate law and other factors that the Board may deem relevant.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Defined terms included below have the same meaning as terms defined and included elsewhere in this prospectus, unless defined below.

Introduction

The following unaudited pro forma condensed combined financial information and accompanying notes are provided to aid you in your analysis of the financial aspects of Rain Enhancement Technologies Holdco, Inc. following the Business Combination, the PIPE Transaction and related transactions, which are collectively referred to as the “Transactions”. The following information is also relevant to understanding the unaudited pro forma condensed combined financial information contained herein:

●	On December 23, 2024, Coliseum held two shareholder meetings, (1) to seek shareholder approval of an extension of time to complete the Business Combination and related items (the “Extension Meeting”) and (2) to seek shareholder approval of the Business Combination (the “Business Combination Meeting”). In connection with the Extension Meeting and Business Combination Meeting, an aggregate of 856,188 and 207,510 Public Shares were redeemed at approximately $11.39 per share and approximately $11.41 per share, for an aggregate payment of approximately $9.7 million and approximately $2.4 million out of Trust Account, respectively. As a result, prior to Closing, Coliseum paid out a total of approximately $12.1 million of redemption payment out of Trust Account for the 1,063,698 Public Shares submitted for redemption. After redemptions, there was a total of 723,414 Public Shares and an aggregate of approximately $8.25 million remaining in Trust Account.

●	On December 31, 2024, RET, Coliseum, Holdco, Merger Sub 1 and Merger Sub 2 completed the previously announced Business Combination (“Closing”). On the Closing date, Coliseum merged with and into Merger Sub 1, with Merger Sub 1 as the surviving company of such merger (the “SPAC Merger”), and following the SPAC Merger and as a part of the same overall transaction, Merger Sub 2 merged with and into RET, with RET as the surviving entity of such merger (the “Company Merger” and together with the SPAC Merger and the other transactions contemplated by the Business Combination Agreement, the “Business Combination”). As a result of the consummation of the Business Combination, each of Merger Sub 1 (which was later renamed as Rainwater Acquisition Corp.), and RET became a wholly-owned subsidiary of Holdco. In connection with the Business Combination, the following transactions also occurred:

-	PIPE Investments: Holdco entered into the PIPE Subscription Agreements to sell an aggregate of $1.35 million of shares of Class A Common Stock at $11.39 per share. Holdco closed on an aggregate of $700,000 of the PIPE Investment and issued 61,474 shares of Class A Common Stock at the Closing. Of these, an aggregate of 8,782 and 17,564 shares were purchased by Paul Dacier and one of the post-Closing directors, for an aggregate of $100,000 and $200,000, respectively.

-	Private Placement Warrants Exchange: An aggregate of 3,225,000 issued and outstanding Private Placement Warrants were exchanged for 806,250 shares of Class A Common Stock (based on an exchange ratio of 0.25 shares for each Private Placement Warrant) pursuant to the Warrant Exchange Agreement.

-	Forward Purchase Agreement with Meteora: On December 30, 2024, Holdco entered into a forward purchase agreement (the “Forward Purchase Agreement”) with Meteora Capital Partners, LP and affiliated funds (“Meteora”) for an OTC equity prepaid forward transaction. An aggregate of 361,858 shares of Class A Common Stock (the “Forward Purchase Shares”) are subject to the Forward Purchase Agreement, for which Meteora was paid approximately $4.1 million at Closing (the “Prepayment”) and the Company retained approximately $20,000 (the “Prepayment Shortfall”). The Forward Purchase Agreement matures on the date of the effectiveness of a certain registration statement filed by Holdco with the Securities and Exchange Commission following the Closing Date (the “Maturity Date”). Meteora may sell the Forward Purchase shares at any time following the Closing Date until the Maturity Date at a price not less than $10.00 per share. If Meteora sells any of the Forward Purchase Shares, Meteora will pay to Holdco $10.00 for each share sold, less the Prepayment Shortfall. On Maturity Date, any Forward Purchase Shares that have not been sold by Meteora will be returned to the Company for no consideration, provided that if the proceeds of the shares sold by Meteora prior to the Maturity Date is less than the Prepayment Shortfall, then Holdco will pay cash to Meteora in an amount equal to such difference.

-

Line of Credit: On December 30, 2024, Holdco entered into a loan agreement (the “Loan Agreement”) with RHY Management LLC (“RHY”), an affiliate of Harry You, pursuant to which RHY agreed to issue a line of credit (the “LOC”) to Holdco for up to $7 million, in addition to the Rollover amount described below (such amounts borrowed under the LOC, together with the Rollover, the “Loan”). The Loan has an interest rate of 5%, and interest will be due and payable in arrears quarterly. Additionally, prior to Closing, Mr. You and his affiliates (including the New Sponsor) also loaned or advanced or had an outstanding balance for services to Coliseum and RET. All of these outstanding amounts (the “Rollover”) were assigned to and assumed by Holdco and are treated for all purposes as Loans outstanding under the Loan Agreement. The Rollover amount does not reduce the $7 million funding available to the Company under the LOC. As of the date of this prospectus, the Company has borrowed $300,000 of the $7 million available funding under the LOC.

●	Holdco issued 5,000 shares of Class A Common Stock to a third-party consulting firm in connection with the Business Combination.

●	On December 31, 2024, Holdco entered into a binding offer letter (the “Offer Letter”) with its new Co-CEO, Mr. Seidl, pursuant to which Holdco agreed to pay to the CEO (i) an annual salary of $500,000, (ii) a contingent bonus payment of $5.0 million that will be issued under a form of an unsecured note payable (the “Officer Note”) on the earlier of (x) four-year anniversary of the Officer Note, subject to the CEO’s continued service with Holdco through such date, and (y) the date of termination, if Holdco terminates the CEO’s employment without cause. As of the date of this filing, the Officer Note has not been issued.

In addition, following the Closing, Holdco executed the following transactions:

●	PIPE Investments: Holdco executed PIPE subscription agreements with Harry You and Paul Dacier to sell 43,910 and 13,173 shares of Class A Common Stock, respectively, at $11.39 per share, for a total subscription amount of $650,000, and such amount was remitted to Holdco after Closing, on January 29, 2025 and February 6, 2025, respectively. A receivable was recorded in short term receivables in the accompanying unaudited pro forma condensed combined balance sheet.

The Business Combination was structured as follows:

a)	Prior to Closing, the sole outstanding Coliseum Class B Ordinary Share was converted into one Coliseum Class A Ordinary Share, which was then converted into one share of Class A Common Stock at Closing.

b)	Prior to Closing, pursuant to Extension Non-Redemption Agreements and the Sponsor Support Agreement, the Previous Sponsor and Sponsor Affiliate forfeited and surrendered for no consideration an aggregate of 606,972 Coliseum Class A Ordinary Shares, and Coliseum issued 606,972 newly-issued Coliseum Class A Ordinary Shares to the Extension Non-Redeeming Shareholders.

c)	On the Closing Date, each Coliseum Class A Ordinary Share issued and outstanding immediately prior to Closing (excluding redeemed public shares) was automatically converted into the right to receive one share of Class A Common Stock, and each whole Coliseum Public Warrant issued and outstanding immediately prior to Closing was assumed by Holdco and became exercisable for shares of Class A Common Stock.

d)	On the Closing Date, each Coliseum Private Placement Warrant was exchanged for 0.25 shares of Class A Common Stock in the Warrant Exchange.

e)	On the Closing date, (i) each outstanding share of RET Preferred Stock and RET Class A Common Stock issued and outstanding immediately prior to Closing was converted into the right to receive a number of shares of Class A Common Stock equal to the Exchange Ratio and (ii) each share of RET Class B Common Stock issued and outstanding immediately prior to Closing was converted into the right to receive a number of shares of Class B Common Stock equal to the Exchange Ratio. The Exchange Ratio was approximately 1,434 shares of Common Stock for every outstanding share of RET Common Stock. Following the Closing, an aggregate of 1,232 shares of RET Preferred Stock and 250 shares of RET Class A Common Stock were converted into 2,125,539 shares of Class A Common Stock, and an aggregate of 40 shares of RET Class B Common Stock were converted into 57,752 shares of Class B Common Stock.

f)	At Closing, each of the RET 1,500 Options outstanding was converted into 2,150,838 Options on the same terms and conditions as were in effect with respect to RET Options immediately prior to Closing, except that the exercise price per share of such Option is equal to the quotient of (x) the exercise price per share of such RET Option in effect immediately prior to Closing divided by (y) the Exchange Ratio (the exercise price per share, as so determined, being rounded up to the nearest full cent), which is equal to an exercise price of $2.06 per share.

The Holdco A&R Articles authorize two classes of Common Stock: Class A Common Stock and Class B Common Stock. Class A Common Stock entitles the holders thereof to one vote per share on all matters on which the shares of Class A Common Stock is entitled to vote, and Class B Common Stock entitles the holders thereof to fifteen votes per share on all matters on which the shares of Class B Common Stock are entitled to vote. Additionally, for so long as the RET Founders (Paul T. Dacier, Harry L. You, and Niccolo de Masi, or their affiliates) hold at least 20% of the number of shares of Class B Common Stock collectively held by them as of the Closing, the RET Founders have rights that are different from unaffiliated shareholders, including the right to fill vacancies on the Board, to call special meetings of shareholders, and the Holdco A&R Articles permits action by written consent of the shareholders and requires that amendments to the Holdco A&R Articles be approved by a majority of the shares of Common Stock entitled to vote in lieu of two-thirds of the shares of Common Stock entitled to vote on the matter.

The Dual Class Structure will terminate on the date that is five years after completion of the Business Combination, or earlier (i) at the option of the holder at any time, (ii) automatically on the date on which the RET Founders or their Permitted Transferees (as defined in the Holdco A&R Articles) collectively own twenty percent (20%) or less of the number of shares of Class B Common Stock collectively held by such persons or their Permitted Transferees immediately after the completion of the Business Combination, (iii) automatically upon the occurrence of a transfer of Class B Common Stock that is not a Permitted Transfer, and (iv) automatically on the date specified by the affirmative vote of the holders of Class B Common Stock representing not less than two-thirds (2∕3) of the voting power of the Class B Common Stock. The Class A Common Stock and the Class B Common Stock have identical economic rights, including dividend and liquidation rights.

The table below presents the exchanges of shares and new issuance of Holdco shares that occurred upon consummation of the Business Combination on a pro forma basis.

	Holdco Shares equivalents upon Closing
	Pre-Closing	Class A	Class B (fifteen voting rights)	Warrants	Options
Coliseum:
Public Shares outstanding after redemptions, excluding Forward Purchase Shares with Meteora	361,556	361,556
Public Shares subject to Forward Purchase Agreement with Meteora	361,858	361,858
Founder Shares issued to the New Sponsor, Previous Sponsor, and NRA Holders	3,750,000	3,750,000
Coliseum Private Placement Warrants	3,225,000	806,250
Public Warrants	5,000,000			5,000,000
RET:
Preferred Stock	1,232	1,766,554
Class A Common Stock outstanding	250	358,985
Class B Common Stock outstanding	40		57,752
Options	1,500				2,150,838
Holdco:
PIPE Class A Common Stock (*)		118,557
Class A Common Stock issued for services		5,000
TOTAL		7,528,760	57,752	5,000,000	2,150,838

(*)	Of these, the Company received $700,000 and issued 61,474 shares to the investors at Closing. The Company received an addition of $650,000 after Closing pursuant to the PIPE subscription agreements with Harry You and Paul Dacier to sell 43,910 and 13,173 shares of Class A Common Stock, which closed on January 29, 2025 and February 6, 2025, respectively.

Accounting for the Business Combination

Basis of Pro Forma Presentation

The unaudited pro forma combined financial information has been prepared in accordance with Article 11 of Regulation S-X. The adjustments in the unaudited pro forma combined financial information have been identified and presented to provide relevant information necessary for an illustrative understanding of the Combined Company upon consummation of the Business Combination and the other events contemplated by the Business Combination Agreement in accordance with U.S. GAAP.

Assumptions and estimates underlying the unaudited pro forma adjustments set forth in the unaudited pro forma combined financial information are described in the accompanying notes. The unaudited pro forma combined financial information has been presented for illustrative purposes only and is not necessarily indicative of the operating results and financial position that would have been achieved had the Business Combination occurred on the dates indicated, and does not reflect adjustments for any anticipated synergies, operating efficiencies, tax savings or cost savings. Any cash proceeds remaining after the consummation of the Business Combination and the other events contemplated by the Business Combination Agreement are expected to be used for general corporate purposes. Further, the unaudited pro forma combined financial information does not purport to project the future operating results or financial position of the Combined Company following the consummation of the Business Combination. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of the unaudited pro forma combined financial information and are subject to change as additional information becomes available and analyses are performed. Coliseum and RET have not had any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF SEPTEMBER 30, 2024

	September 30,	September 30,	September 30,	Pro Forma
	2024	2024	2024	Transaction
	Holdco (Historical) (1)	Coliseum (Historical)	Rainwater Tech (Historical) (1)	Accounting Adjustments		Pro Forma Combined
ASSETS
Current assets
Cash	$—	$—	$239,857	$8,251,027	(4)	$710,355
				(4,823,930)	(8)
				450,000	(9)
				700,000	(10)
				(4,106,599)	(17)
Subscriptions receivable – related parties	—	—	—	650,000	(10)	650,000
Prepaid expenses and other assets	—	40,500	10,531	—		51,031
Total current assets	—	40,500	250,388	1,120,498		1,411,386
Marketable securities held in Trust Account	—	20,055,086	—	117,500	(1)	—
				210,636	(2)
				(12,132,196)	(3)
				(8,251,027)	(4)
Equipment	—	—	414,033	—		414,033
Intangible assets	—	—	95,346	—		95,346
Total assets	$—	$20,095,586	$759,767	$(18,934,588)		$1,920,765
LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities
Accounts payable and accrued expenses	$18,195	$2,387,179	$711,665	$(4,823,930)	(8)	$3,385,605
				5,110,691	(8)
Line of credit – related party	—	—	—	2,737,424	(15)	2,737,424
Due to related parties	—	1,646,557	206,929	(1,853,486)	(15)	—
Convertible note payable – related parties	—	550,000	—	117,500	(1)	—
				(667,500)	(15)
Note payable – related parties	—	—	600,000	(200,000)	(15)	400,000
Accrued interest – related parties	—	—	49,315	(16,438)	(15)	32,877
Non-redemption agreement liabilities	—	218,277	—	(218,277)	(14)	—
Deferred consulting fees	—	35,904	—	(35,904)	(14)	—
Total current liabilities	18,195	4,837,917	1,567,909	150,080		6,555,906
Derivative liabilities	—	411,250	—	64,500	(12)	250,000
				(225,750)	(13)
Total liabilities	18,195	5,249,167	1,567,909	(11,170)		6,805,906

Commitments and contingencies
Class A ordinary shares subject to possible redemption	—	20,055,086	—	117,500	(1)	—
				210,636	(2)
				(12,132,196)	(3)
				(8,251,027)	(5)

Stockholders’ equity (deficit)
Preferred stock	—	—	—	—	(7)	—
Ordinary shares/Common stock – Class A	—	3,750	—	(3,750)	(6)(7)	—
Class A common stock	—	—	—	72	(5)	753
				375	(6)(7)
				212	(7)
				12	(10)
				1	(11)
				81	(13)
Ordinary shares/Common stock – Class B	—	—	—	—	(7)	—
Class B common stock	—	—	—	6	(7)	6
Subscription receivable	—	—	(450,000)	450,000	(9)	—
Additional paid-in capital	—	—	4,726,473	8,250,955	(5)	4,963,109
				3,375	(6)(7)
				(218)	(7)
				1,349,988	(10)
				57,027	(11)
				225,669	(13)
				(9,650,160)	(16)
Accumulated deficit	(18,195)	(5,212,417)	(5,084,615)	(117,500)	(1)	(5,742,411)
				—	(2)
				(5,110,691)	(8)
				(57,028)	(11)
				(64,500)	(12)
				254,181	(14)
				9,650,160	(16)
Prepaid Forward Purchase Agreement	—	—	—	(4,106,599)	(17)	(4,106,599)
Total stockholders’ equity (deficit)	(18,195)	(5,208,667)	(808,142)	1,131,667		(4,885,142)
Total liabilities and stockholders’ equity (deficit)	$—	$20,095,586	$759,767	$(18,934,589)		$1,920,764

(*)	Holdco is a wholly owned subsidiary of RET incorporated on May 21, 2024. The historical unaudited condensed consolidated financial statements of RET as of and for the nine months ended September 30, 2024 includes the historical results of Holdco. Accordingly, the pro forma combined results do not include the values presented in the column of the historical financial statement of Holdco.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2024

				For the nine months ended September 30, 2024
				Pro Forma
	Holdco (Historical)(1)	Coliseum (Historical)	Rainwater Tech (Historical) (1)	Transaction Accounting Adjustments		Pro Forma Combined

Expenses
General and administrative	$18,195	$2,478,244	$3,341,339	$375,000	(e)	$6,194,583
Franchise tax expenses	—	—	225	—		225
Operating loss	(18,195)	(2,478,244)	(3,341,564)	(375,000)		(6,194,808)

Other income (expense)
Interest expense on notes payable to related parties	—	—	(22,274)	102,653	(f)	80,379
Interest income earned from operating cash	—	—	64	—		64
Interest earned from cash and investments held in Trust Account	—	1,216,966	—	(1,216,966	)(c)	—
Gain from extinguishment of deferred underwriting fee allocated to warrant liabilities	—	—	—	—		—
Loss in connection with non-redemption agreements	—	—	—	—		—
Change in fair value of derivative warrant liabilities	—	(82,250)	—	32,250	(d)	(50,000)
Change in fair value of non-redemption agreement liabilities	—	(23,600)	—	23,600	(d)	—
Change in fair value of deferred consulting fees	—	(4,671)		4,671	(d)	—
Total other income (expense)	—	1,106,445	(22,210)	(1,053,792)		30,443

Net income (loss)	$(18,195)	$(1,371,799)	$(3,363,774)	$(1,428,792)		$(6,164,365)

Weighted average shares outstanding of Class A ordinary shares subject to possible redemption, basic and diluted		2,848,533
Basic and diluted net income per share, Class A ordinary shares subject to possible redemption		$(0.21)
Weighted average shares outstanding of Class B and non-redeemable Class A ordinary shares, basic and diluted		3,750,000
Basic and diluted net income per share, Class B and non-redeemable Class A ordinary shares		$(0.21)

Weighted average common stock outstanding, basic and diluted	1
Basic and diluted net loss per common stock	$(18,195)

Weighted average Class A common stock outstanding, basic and diluted			250
Basic and diluted net loss per Class A common stock			$(2,016.64)
Weighted average Class B common stock outstanding, basic and diluted			1,418
Basic and diluted net loss per Class B common stock			$(2,016.65)

Basic and diluted net income per share						$(0.85)
Basic and diluted weighted average shares outstanding						7,224,654

(*)	Holdco is a wholly owned subsidiary of RET incorporated on May 21, 2024. The historical unaudited condensed consolidated financial statements of RET as of and for the nine months ended September 30, 2024 includes the historical results of Holdco. Accordingly, the pro forma combined results do not include the values presented in the column of the historical financial statement of Holdco.

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2023

			For the year ended December 31, 2023
			Pro Forma
	Coliseum	Rainwater Tech	Transaction Accounting		Pro Forma
	(Historical)	(Historical)	Adjustments		Combined

Expenses
General and administrative	$1,931,216	$409,848	$5,110,691	(a)	$7,951,755
			500,000	(e)
Franchise tax expenses	—	225	—		225
Operating loss	(1,931,216)	(410,073)	(5,610,691)		(7,951,980)

Other income (expense)
Interest expense on notes payable to related parties	—	(27,041)	136,871	(f)	109,830
Interest income earned from operating cash	—	107	—		107
Interest earned from cash and investments held in Trust Account	4,950,119	—	—	(c)	4,950,119
Stock based compensation expenses			57,028	(b)	57,028
Gain from extinguishment of deferred underwriting fee allocated to warrant liabilities	275,625	—	—		275,625
Change in fair value of derivative warrant liabilities	—	—	—		—
Loss in connection with non-redemption agreements	(194,898)	—	—		(194,898)
Change in fair value of non-redemption agreement liabilities	221	—	—	(d)	221
Change in fair value of deferred consulting fees	(190)	—	—	(d)	(190)
Total other income (expense)	5,030,877	(26,934)	193,899		5,197,842

Net income (loss)	$3,099,661	$(437,007)	$(5,416,792)		$(2,754,138)

Weighted average shares outstanding of Class A ordinary shares subject to possible redemption, basic and diluted	9,888,845
Basic and diluted net income per share, Class A ordinary shares subject to possible redemption	$0.23
Weighted average shares outstanding of Class B and non-redeemable Class A ordinary shares, basic and diluted	3,750,000
Basic and diluted net income per share, Class B and non-redeemable Class A ordinary shares	$0.23

Weighted average common stock outstanding, basic and diluted		1,437
Basic and diluted net loss per common stock		$(304.11)

Basic and diluted net income per share					$(0.38)
Basic and diluted weighted average shares outstanding					7,224,654

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

1.	Basis of Pro Forma Presentation

The unaudited pro forma condensed combined financial information was prepared in accordance with Article 11 of SEC Regulation S-X, as amended by the final rule, Release No. 33-10786, Amendments to Financial Disclosures about Acquired and Disposed Businesses. Release No. 33-10786 replaces the historical pro forma adjustments criteria with simplified requirements to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). Management has elected not to present Management’s Adjustments and will only be presenting Transaction Accounting Adjustments in the unaudited pro forma condensed combined financial information. The adjustments presented in the unaudited pro forma combined financial information have been identified and presented to provide relevant information necessary for an understanding of Holdco upon consummation of the Transactions. The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the Business Combination. Coliseum and RET had not had any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The unaudited pro forma combined financial statements are based on Holdco’s, Coliseum’s and RET’s historical financial statements, as adjusted to give effect to the Business Combination.

The unaudited pro forma combined balance sheet as of September 30, 2024 gives effect to the Business Combination as if it had been consummated on September 30, 2024. The unaudited pro forma combined statements of operations for the nine months ended September 30, 2024 and for the year ended December 31, 2023 gives effect to the Business Combination as if it had occurred on January 1, 2023, the beginning of the earliest period presented. The Business Combination will be treated as a reverse recapitalization in accordance with U.S. GAAP. Under this method of accounting, Coliseum will be treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the business combination will be treated as the equivalent of RET issuing stock for the net assets of Coliseum, accompanied by a recapitalization. The net assets of Coliseum will be stated at historical cost, with no goodwill or other intangible assets recorded.

The unaudited pro forma condensed combined financial information and accompanying notes as of September 30, 2024 and for the nine months ended September 30, 2024 have been derived from and should be read in conjunction with:

●	the unaudited condensed consolidated financial statements of Coliseum as of September 30, 2024 and for the nine months ended September 30, 2024 and the related notes included elsewhere herein;

●	the unaudited condensed consolidated financial statements of RET as of September 30, 2024 and for the nine months ended September 30, 2024 and the related notes included elsewhere herein; and

●	the audited financial statements of Holdco as of September 30, 2024 and for the period from May 21, 2024 (inception) through September 30, 2024 included elsewhere herein.

The unaudited pro forma combined statement of operations for the year ended December 31, 2023 have been derived from and should be read in conjunction with:

●	the historical audited statement of operations of Coliseum for the year ended December 31, 2023 and the related notes included elsewhere herein; and

●	the historical audited statement of operations of RET for the year ended December 31, 2023 and the related notes included elsewhere herein.

The unaudited pro forma combined financial information should also be read together with the accompanying notes to the unaudited pro forma condensed combine financial statements, financial statements of Holdco, Coliseum and RET included in the sections of this prospectus entitled “Coliseum Management’s Discussion and Analysis of Financial Condition and Results of Operation” and “RET Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

Holdco management has made significant estimates and assumptions in its determination of the pro forma adjustments. As the unaudited pro forma combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

The pro forma adjustments reflecting the consummation of the Business Combination are based on information available as of the date of this filing and certain assumptions and methodologies that Holdco management believes are reasonable under the circumstances. The unaudited condensed pro forma adjustments, which are described in these notes, may be revised as additional information becomes available and is evaluated. Therefore, the actual adjustments may materially differ from the pro forma adjustments that appear herein. The unaudited pro forma combined financial information does not reflect the income tax effects of the pro forma adjustments as based on the statutory rate in effect for the historical periods presented, as Holdco management believes income tax adjustments to not be meaningful given the combined entity incurred significant losses during the historical periods presented. Holdco management considers this basis of presentation to be reasonable under the circumstances.

The unaudited pro forma condensed combined financial information has been prepared based on actual redemptions, actual PIPE subscriptions as discussed in the section titled “Introduction” above.

The Class A Common Stock issued at the Closing was determined based on an exchange ratio (the “Exchange Ratio”) equal to approximately 1,434 (that was calculated based on the redemption price of approximately $11.41 immediately prior to Closing). See Introduction for more information.

2.	Transaction Accounting Adjustments to Unaudited Pro Forma Combined Financial Information

Unadjusted Accounting Transactions to Unaudited Pro Forma Combined Financial Statements

The unaudited pro forma condensed financial statements exclude the effects of the following transactions:

(i)	Forward Purchase Agreement with Meteora: On December 30, 2024, Holdco entered into the Forward Purchase Agreement with Meteora for an OTC equity prepaid forward transaction. An aggregate of 361,858 Forward Purchase Shares are subject to the Forward Purchase Agreement, for which Meteora was paid a Prepayment of approximately $4.1 million at Closing and the Company retained a Prepayment Shortfall of approximately $20,000. Meteora may sell the Forward Purchase shares at any time following the Closing Date until the Maturity Date at a price not less than $10.00 per share. If Meteora sells any of the Forward Purchase Shares, Meteora will pay to Holdco $10.00 for each share sold, less the Prepayment Shortfall. On Maturity Date, any Forward Purchase Shares that have not been sold by Meteora will be returned to the Company for no consideration, provided that if the proceeds of the shares sold by Meteora prior to the Maturity Date is less than the Prepayment Shortfall, then Holdco will pay cash to Meteora in an amount equal to such difference. Management is currently assessing the accounting impact of such transaction and cannot reasonably estimate its fair value of these financial instruments. For the purpose of this statement, management reflected the full Prepayment amount of approximately $4.1 million to Meteora in Prepaid Forward Purchase Agreement within shareholders’ deficit in the accompanying unaudited pro forma combined financial statements.

(ii)	CEO Compensation: On December 31, 2024, Holdco entered into an Offer Letter with its new Co-CEO, Mr. Seidl, pursuant to which Holdco agreed to pay to the CEO (i) an annual salary of $500,000, (ii) a contingent bonus payment of $5.0 million that will be issued under a form of an unsecured note payable on the earlier of (x) four-year anniversary of the Officer Note, subject to the CEO’s continued service with Holdco through such date, and (y) the date of termination, if Holdco terminates the CEO’s employment without cause. As of the date of this filing, the Officer Note has not been issued. The bonus payment of $5.0 million along with interest pursuant to the terms of the agreement is considered as a contingent liability (“Contingent Award”) and will be recoded when it becomes probable. Management determines that an analysis on the probability will need to be done in order to determine the appropriate presentation for the Contingent Award. For the purpose of this statement, management chose to omit the presentation of the Contingent Award.

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

Transaction Accounting Adjustments to Unaudited Pro Forma Combined Balance Sheet

The transaction accounting adjustments included in the unaudited pro forma combined balance sheet as of September 30, 2024, are as follows:

(1)	On October 25, 2024, November 25, 2024, and December 24, 2024, Coliseum Board elected to extend the date by which Coliseum had to consummate the Business Combination to December 31, 2024. In connection with such extensions, the New Sponsor loaned an aggregate of $117,500 to Coliseum under the form of the Convertible Note, and such amount was deposited into the Trust Account. Total outstanding balance under the Convertible Note was increased to $667,500 prior to Closing. This adjustment reflects an increase to convertible note balance of $117,500 with a corresponding increase in Trust Account, and also reflects an adjustment to accumulated deficit with a corresponding increase in Class A ordinary shares subject to possible redemption to reflect increase in redemption value for the Public Shares subject to redemption amount due to the extension.

(2)	Reflects the interest income of $0.2 million earned related to the Trust Account subsequent to September 30, 2024 through Closing date and an adjustment to accumulated deficit with a corresponding increase in Class A ordinary shares subject to possible redemption to reflect accretion to remeasure the Public Shares subject to redemption amount.

(3)	To reflect the total redemption payment of approximately $12.1 million out of the Trust Account with respect to 1,063,698 Coliseum Public Shares prior to Closing in connection with the Extension Meeting and the Business Combination Meeting in December 2024 as discussed in the section titled “Introduction” above. After redemptions, there was a total of 723,414 Public Shares and an aggregate of approximately $8.25 million remaining in Trust Account.

(4)	Reflects the liquidation and reclassification of cash and investments held in the Trust Account that became available for general corporate use following the Business Combination.

(5)	Reflects the transfer of the remaining 723,414 Coliseum Class A Ordinary Shares subject to possible redemptions to permanent equity, which was then converted into Class A Common Stock on a one-for-one basis.

(6)	Reflects the conversion of 3,750,000 Founder Shares into Class A Common Stock upon Closing on a one-for-one basis.

(7)	Reflects conversion of 1,232 shares of RET Preferred Stock and 250 shares of RET Class A Common Stock into 2,125,539 shares of Class A Common Stock and 40 shares of RET Class B Common Stock into 57,752 shares of Class B Common Stock based on an Exchange Ratio of approximately 1,434.

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

(8)	Represents cash transaction costs incurred of approximately $6.7 million for Coliseum and approximately $1.3 million for RET, totaling $8.0 million. Of the $8.0 million total transaction costs, (1) approximately $2.3 million and approximately $608,000 of transaction costs was accrued as of the date of the unaudited pro forma combined balance sheets for Coliseum and RET, respectively, totaling approximately $2.9 million and already included in the historical statement of operations of Coliseum and RET, and (2) approximately $4.4 million and approximately $658,000 of transaction costs was not yet incurred for Coliseum and RET, respectively, totaling approximately $5.1 million, that was classified as an adjustment to accumulated deficit and a corresponding increase to accounts payable and accrued expenses in the accompanying unaudited pro forma combined financial statements. The actual transaction costs are further illustrated below. Of the total $8.0 million of transaction costs, Holdco paid an aggregate of approximately $4.8 million, which was reflect as a reduction in accounts payable and accrued expenses in the accompanying unaudited pro forma combined financial statements and a corresponding decrease in cash.

Transaction Expenses Summary Table

	Coliseum				RET
	Not yet incurred	Already incurred	Paid at Closing	Unpaid	Not yet incurred	Already incurred	Paid at Closing	Unpaid
Legal advisory fees related to business combination	$1,011,200	$2,147,886	$(2,459,086)	$700,000	$227,595	$587,621	$(500,000)	$315,216
Financial advisory fees related to business combination	$324,953	$—	$—	$324,953	$—	$—	$—	$—
Audit, accounting fees related to business combination	$3,000	$—	$(3,000)	$—	$44,200	$20,800	$(65,000)	$—
Directors and officers insurance	$—	$—	$—	$—	$386,000	$—	$—	$386,000
Consulting, marketing fees related to business combination (*)	$2,604,230	$85,997	$(1,790,227)	$900,000	$—	$—	$—	$—
SEC, printer and other regulatory fees	$509,512	$34,052	$(6,617)	$536,947	$—	$—	$—	$—
Total	$4,452,895	$2,267,935	$(4,258,930)	$2,461,900	$657,795	$608,421	$(565,000)	$701,216

(*)	Includes reimbursement of $500,000 to Harry You for out-of-pocket expenses incurred related to identifying, negotiating, investigating and completing the Business Combination and cash payment of the Deferred Consulting Fee to Meteora of approximately $1.1 million, based on the $11.41 Redemption Price as of the Closing Date (see footnote 14b below).

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

(9)	Reflects the cash receipt of $450,000 related to the outstanding balance in connection with the issuance of RET Class A Common Stock at a price of $2,955.78 per share and RET Class B Common Stock at a price of $3,103.57 per share in August 2024, with a corresponding offset in subscription receivable in stockholders’ equity (deficit) at Closing.

(10)	To reflects proceeds of $700,000 from the issuance of 61,474 shares of Class A Common Stock with certain investors under the PIPE Subscription Agreements received at Closing. In addition, Holdco executed PIPE Subscription Agreements with Paul Dacier and Harry You for issuance of 43,910 and 13,173 shares of Class A Common Stock, respectively, for an aggregate amount of $650,000, which amount was remitted to Holdco after Closing, and a receivable was recorded in other receivables as of September 30, 2024 in the accompanying unaudited pro forma condensed combined financial statements. The aggregate amount of the PIPE Subscription Agreements was $1.35 million for 118,557 shares of Class A Common Stock.

(11)	At Closing, Holdco issued 5,000 shares of Class A Common Stock to a third-party consulting firm in connection with the Business Combination. Holdco estimated that the fair value of such shares was approximately $57,000, based on the Redemption Price of approximately $11.41 at Closing.

(12)	Reflects the fair value remeasurement of $64,500 of the liability-classified Coliseum Private Placement Warrants upon settlement as of Closing Date, with a corresponding offset to accumulated deficit. See footnote 13 below for discussion of Coliseum Private Placement Warrant settlement.

(13)	Reflects conversion of Coliseum Private Placement Warrants liability into equity. An aggregate of 3,225,000 Coliseum Private Placement Warrants were converted into 806,250 shares of Class A Common Stock at Closing. The adjustment consists of a decrease to warrant liability for the fair value of the warrants on the Closing Date of $227,750, an increase to Class A Common Stock at $0.0001 par value and a corresponding increase to additional paid-in capital.

(14)	Reflects change in fair value of non-redemption agreement liabilities and deferred consulting fees liability with a respective increase in accumulated deficit, as described below,

a.	Prior to Closing, the shareholders who agreed to not redeemed their Public Shares in connection with Coliseum’s extension in November 2023 (“Extension Non-Redemption Shareholders”) received an aggregate of 606,972 Coliseum Class A Ordinary Shares and the New Sponsor and Previous Sponsor in turn forfeited and surrendered the same number of Coliseum Class A Ordinary Shares to Coliseum for no consideration. As of Closing Date, the fair value of the non-redemption agreement liabilities was $0.

b.	On November 22, 2023, in connection with the November 2023 extension, Coliseum engaged Meteora, who also holds certain of the Public Shares, for consulting, advisory and related services. Pursuant to the consulting agreement, in exchange for Meteora holding at least 100,000 Public Shares through Closing, Coliseum paid Meteora a Deferred Consulting Fee in cash equal to approximately $1.1 million. As of Closing Date, the fair value of the deferred consulting fees liabilities was $0.

(15)	On December 30, 2024, the Holdco entered into an agreement with RHY, pursuant to which RHY agreed to issue an LOC to the Holdco for up to $7 million, in addition to the Rollover amount. As of September 30, 2024, the outstanding amount that Coliseum and RET owed to Mr. You and his affiliates are: (i) approximately $1.5 million and approximately $207,000 of advances to Coliseum and RET, respectively, (ii) convertible note balance of $550,000 to Coliseum, which was later increased to $667,500 in connection with Coliseum’s three extensions subsequent to September 30, 2024, and a note balance of approximately $216,000 to RET (which amount includes accrued interest of approximately $16,000), and (iii) an outstanding balance of $150,000 in accrued administrative fees to Coliseum, for a total of approximately $2.7 million as of September 30, 2024. Subsequent to September 30, 2024 and prior to Closing, Coliseum and RET received additional advances from Mr. You, increasing the total Rollover amount to approximately $3.1 million. As the unaudited pro forma combined balance sheet gives effects to the merger transaction as if it had occurred on September 30, 2024, this adjustment does not reflect the additional advances owed to Mr. You subsequent to September 30, 2024.The Rollover amounts were assigned to and assumed by Holdco and are treated for all purposes as Loans outstanding under the Loan Agreement. The Rollover amount does not reduce the $7 million funding available to the Company under the LOC. This adjustment reflects the reclassification of total debt owed to Mr. You and his affiliates into the new Loan Agreement.

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

(16)	Reflects the elimination of Coliseum’s historical accumulated deficit and the transaction adjustments related to Coliseum as a result from transactions noted in footnotes 1, 2, 8, 11, 12, and 14, totaling approximately $9.6 million to additional paid-in capital.

(17)	Reflects the full Prepayment to Meteora in connection with the Forward Purchase Agreement, waving full redemption rights in connection with such shares. See Note (ii) above for full details.

Transaction Accounting Adjustments to Unaudited Pro Forma Combined Statement of Operations

The transaction accounting adjustments included in the unaudited pro forma combined statements of operations for the nine months ended September 30, 2024 are as follows:

(c)	Reflects an adjustment to eliminate interest and other investment income related to the Trust Account.

(d)	Reflects adjustments to eliminate change in fair value of Private Placement Warrants liabilities, non-redemption agreement liabilities, and deferred consulting fees, as these non-recurring items are settled upon Closing, and the unaudited pro forma combined statements of operations gives effects to the merger transaction as if it had occurred on January 1, 2023, the beginning of the earliest period presented. See footnotes 12, 13, and 14 above for details.

(e)	Reflects payment of annual salary to the new Co-CEO, Mr. Seidl pursuant to the binding Offer Letter. The bonus payment of $5.0 million along with interest pursuant to the terms of the agreement is considered as a contingent liability and will be recoded when it becomes probable. See section titled “Introduction” above for details. Management determines that an analysis on the probability will need to be done in order to determine the appropriate presentation for the Contingent Award. For the purpose of this statement, management chose to omit the presentation of the Contingent Award.

(f)	Reflects interest expenses in connection with the Loan Agreement issued to RHY at an annual interest rate of 5%. See footnote 15 above for details.

The transaction accounting adjustments included in the unaudited pro forma combined statements of operations for the year ended December 31, 2023 are as follows:

(a)	Reflects the total transaction costs that are expected to be incurred and recorded as an expense in relation to the Business Combination. See footnote 8 above for detailed calculation.

(b)	Reflects stock-based compensation expense incurred in connection with the 5,000 shares of Class A Common Stock issuance to a vendor at Closing for services. See footnote 11 above for details.

(c)	Upon Closing, the Trust Account was liquidated. As the unaudited pro forma combined statement of operations gives effects to the merger transaction as if it had occurred on January 1, 2023, the beginning of the earliest period presented, the recurring and nonrecurring impacts related to the interest and other investment income related to the Trust Account, which were recorded in the historical financial statements, have been properly reflected in the unaudited pro forma condensed combined financial information for the twelve months ended December 31, 2023 without any further transaction accounting adjustments.

(d)	Upon Closing, the liability-classified Coliseum Private Placement Warrants, non-redemption agreement liabilities and deferred consulting fees liability were settled. As the unaudited pro forma combined statement of operations gives effects to the merger transaction as if it had occurred on January 1, 2023, the beginning of the earliest period presented, the recurring and nonrecurring impacts related to the settlements of liability-classified Coliseum Private Placement Warrants, non-redemption agreement liabilities and deferred consulting fees liability, which were recorded in the historical financial statements, have been properly reflected in the unaudited pro forma condensed combined financial information for the twelve months ended December 31, 2023 without any further transaction accounting adjustments. See footnote 12, 13 and 14 above for additional details.

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

(e)	Reflects payment of annual salary to the new Co-CEO, Mr. Seidl. The bonus payment of $5.0 million along with interest pursuant to the terms of the agreement is considered as a contingent liability and will be recoded when it becomes probable. See the section titled “Introduction” for details. Management determines that an analysis on the probability will need to be done in order to determine the appropriate presentation for the Contingent Award. For the purpose of this statement, management chose to omit the presentation of the Contingent Award.

(f)	Reflects interest expenses in connection with the Loan Agreement issued to RHY at an annual interest rate of 5%. See footnote 15 above for details.

3.	Loss per Share

Represents the net loss per share calculated using the historical weighted average Coliseum Ordinary Shares outstanding, and the issuance of additional shares in connection with the Business Combination and other related events, assuming the shares were outstanding since January 1, 2023. As the Business Combination and other related events are being reflected as if they had occurred at the beginning of the period presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issuable in connection with the Business Combination have been outstanding for the entire period presented. No unexercised warrants and options and no conversion of Convertible Notes were included in the earnings per share calculation as they would be anti-dilutive.

For the nine months ended September 30, 2024
Pro forma net loss	$(6,164,365)
Pro forma weighted average shares outstanding – basic and diluted	7,224,654
Net loss per share – basic and diluted	$(0.85)

For the year ended December 31, 2023
Pro forma net loss	$(2,754,138)
Pro forma weighted average shares outstanding – basic and diluted	7,224,654
Net loss per share – basic and diluted	$(0.38)

Pro Forma Weighted Average Shares
Coliseum Public Shareholders, excluding Meteora Forward Purchase Shares (*)	361,556
Holders of Coliseum Founder Shares	3,750,000
Coliseum Private Placement Warrant Exchange	806,250
Rainwater’s Equityholders	2,183,291
Holdco PIPE Investments (**)	118,557
Holdco Issuance of Shares for Services	5,000
Pro forma weighted average shares outstanding, basic and diluted	7,224,654

(*)	Management is currently evaluating the full accounting impact of the Forward Purchase Agreement with Meteora, which could potentially have an impact the computation. For the purpose of this statement, management excluded the Forward Purchase Shares in the computation.

(**)	Of these, the Company received $700,000 and issued 61,474 shares to the investors at Closing. The Company received an addition of $650,000 after Closing pursuant to the PIPE subscription agreements with Harry You and Paul Dacier to sell 43,910 and 13,173 shares of Class A Common Stock, which closed on January 29, 2025 and February 6, 2025, respectively.

BUSINESS

Overview

RET was founded to provide the world with reliable access to water, one of life’s most important resources. To achieve this mission, RET aims to develop, manufacture and commercialize ionization rainfall generation technology.

Today, water scarcity issues are one of the world’s foremost concerns. According to the World Wildlife Fund, 1.1 billion people globally lack access to water for basic necessities, and, according to the American Geophysical Union, 80% of global croplands are expected to experience water scarcity by 2050, threatening agricultural yields.

RET intends to combine unique expertise, personnel, and weather data to develop, improve and undertake efforts to commercialize ionization rainfall generation technology that enhances rainfall when conditions are appropriate in the atmosphere. RET plans to build its core platform with software, meteorology, hardware, product design and operations to make rainfall generation more dependable. RET intends to improve on existing rainfall generation technologies by introducing robust measurement tools, including automation technology, rain gauges, and weather stations, to more precisely quantify the positive water benefit it expects to deliver to millions globally.

RET intends to develop, invent, improve, manufacture, commercialize and operate technologies that enhance rainfall and elevate water reserves. We believe that RET’s future technology will yield potable water that can be used for all purposes. The projected cost (not including land costs, which are still being determined) and energy requirements for RET’s future technology are modest on a per gallon basis for communities and ecosystems, estimated to be $0.10 per cubic meter, approximately 10 times less than other alternative technologies. RET intends to enhance agricultural, industrial and household water supplies for all the communities in which it operates by developing technology and services to serve governmental and commercial clients’ needs in creating water resiliency and abundancy.

RET’s business model is based on a unique one-to-many community-centric business model. The numerous client segments to which RET intends to sell include large landowners including agriculture, resorts, energy and transportation companies, insurance and reinsurance companies, decarbonization initiatives of major corporations and philanthropists, supranational governmental organizations, and city, county, state, federal and non-U.S. governments. In addition, RET aims to leverage its offerings and enhance its proprietary position by expanding RET’s water generation products through licensing and acting as a channel partner for additional water generation technologies.

RET has a limited operating history and has not yet generated any revenue, and its ability to generate revenue sufficient to achieve profitability will depend on its ability to successfully build and commercialize rainfall generation technology.

RET’s management and expected members of the Board include individuals with extensive experience in the water technology industry, which will offer RET advantages, both in terms of its research and development and the commercial value of its intended product offerings.

RET’s Strategy

RET’s mission is to provide the world with reliable access to water at a time when water scarcity is one of the world’s foremost concerns. RET intends to fulfill its mission by:

●	Developing and Leveraging Technology. RET believes that its ionization rainfall generation platform will offer substantial technological advantages compared to other competing and more traditional chemical cloudseeding technologies. RET intends to develop a technological lead and build upon it by leveraging and further developing its offerings, as well as its world-class team.

●	Implementing a One-to-Many Community-Centric Business Model. RET intends to utilize a “one-to-many” business model, whereby each single hardware system it installs can be used for multiple clients going forward. By bearing the risk on manufacturing and installing its own hardware and technology systems, RET will be able to own the output, allowing it to sell its rainfall generation technology to multiple clients for each installed system. Once RET breaks even on the costs of a single hardware system, operating leverage of any upfront hardware costs means that incremental clients using the same system are expected to rapidly expand gross margin on each hardware system installed. Clients will be able to pay for prioritized use of the system, allowing RET to grow and scale to serve the needs of both small and large clients. The considerable projected range of RET’s ionization systems means that clients could potentially be found within an approximately 50-mile radius as a result of naturally occurring updrafts (i.e., small-scale currents of rising air) for each single installed system. As such, rollouts across a county could be efficient and cost effective, particularly because installed systems will be monitored remotely. The useful life of RET’s hardware systems is expected to be 10 to 15 years in the field, with opportunities to replace components to extend lifetimes potentially indefinitely, which will allow RET to serve a number of clients with just one operating system over a period of many years. In addition, natural weather conditions may contribute to RET’s one-to-many business model by allowing it to leverage certain geographies’ unique environmental features to promote enhanced rainfall production in specific areas and to serve more diverse sets of clients in various locations. Examples of these include strong wind updrafts, humidity and optimal orographic conditions. RET believes that the one-to-many business model will allow it to systematically adjust different ionization systems which it has installed based on weather patterns at specific locations, which will permit it to better direct location and timing of the rainfall generation technology.

●	Developing and Enhancing RET’s Proprietary Position. RET intends to drive innovation in ionization rainfall generation technology and seek intellectual property protection where appropriate to enhance its technology position.

●	Expanding RET’s Water Generation Technologies and Ancillary Services. RET plans to develop and commercialize other rainfall and water generation ancillary services in addition to ionization rainfall generation. RET also intends to license and act as a channel partner for additional water generation technologies, including desalination, water purification, mineral extraction and/or cloudseeding, among others.

●	Developing RET’s Ionization Rainfall Generation Technology Ecosystem. RET seeks to partner with leaders throughout diverse segments to develop, demonstrate, optimize and commercialize its technology and water generation services.

Industry Background: Ionization Rainfall Generation

History and Development of Core Technology

RET’s ionization rainfall generation platform will capitalize on approximately 70 years of technological efforts beginning in the 1950s at one of the largest industrial conglomerates in the United States. Ionization rainfall generation technology has been used for fog dissipation during the cold war, as well as rainfall generation and hail reduction in a number of locales over the decades. Weather forecasting models, computing power plus ground-based radar networks have allowed weather forecasting to improve exponentially over the past decade. Cloud condensation nuclei and the water cycle are now broadly accepted science. Water scarcity has unfortunately reached critical levels throughout North America and Europe. Federal and local governments, and Fortune 500 companies all recognize the urgency of action as water becomes a social justice issue.

Traditional cloudseeding involves the use of chemicals dispensed from aircraft at precise moments of raincloud formation, creating potential risks (such as environmental concerns and unintended downstream consequences, for example, small concentrations of chemical substances affecting cloudseeding-produced rain). Desalination plants offer an alternative technology for increasing the supply of potable water but such process is highly energy intensive, expensive and requires transportation from the coast to inland clients.

Ionization rainfall generation technology allows for lower operating costs at scale and provides a method that does not use chemicals in the rainfall generation process. Both chemical and ionic approaches have been utilized for weather modification, including rainfall generation, hail reduction, and cloud dispersal.

Historically, piloted cargo aircraft or drones delivered chemicals or ions into clouds at the right time in order to enhance rainfall. However, ionized rainfall generation technology is ground-based, capitalizing on natural updraft airflow. Based on third party trials in Oman, the operating range of RET’s ionized rainfall generation equipment is expected to be considerable, as it will be reliant upon natural updrafts to carry the ions into clouds with sufficient water vapor to condense and form rain droplets. Such third-party testing has demonstrated that the equipment’s reliance on natural updrafts would result in it being powered by a minimal source of energy, approximately 600kWh annually based on 100 hours of operation per month, which is approximately the amount required in one year by an average household oven. Moreover, as the technology is developed, RET intends to continue working on ways to maintain low and efficient energy usage.

Ionized rainfall generation technology does not allow rainfall to be created on a clear day. It may enhance rainfall when conditions are appropriate in the atmosphere and cloud formation is underway in an approximately 50-mile radius, according to third-party testing. The third-party experiments in Oman, using ionizers based on existing rainfall generation technology, indicate that the majority of the rainfall generation occurs approximately 70 miles from the ground-based ionizers. This range allows for placement of the equipment to optimize for the cost of land leases, as well as predominant wind flows.

By installing multiple systems at appropriate ranges away from the desired impact area, RET’s approach would allow for enhanced rainfall with high level, broad-based targeting, by synchronizing the ionization on-off with increasingly accurate weather information and forecasting. RET is in the process of partnering with ground-based radars for optimal and powerful real time weather forecasting data access.

In addition, RET expects that its systems will be able to be manufactured and installed in approximately four to six months, which differs from the desalination process that generally takes several years to obtain permits and build associated energy generation. RET believes that the expected rapid time-to-market and anticipated use of off-grid solar and wind power systems will provide an advantage in addressing water scarcity in the coming decades.

Initial installation would be more costly than the cloudseeding approaches and requires a small amount of semi-permanent land to operate from. However, RET’s system would be able to operate continually up to 365 days per year, and key post-installation costs would be modest, including electricity and monitoring. Once installed, the system is expected to use approximately 600 kwH of energy consumption per year. Reliance on natural updrafts would limit targeting but would minimize energy use and avoid using chemicals in the rain generation process. Ultimately, some of the water that condenses due to RET’s operation will come out of nearby oceans per the established “water cycle”.

In Oman, over a six-year randomized third-party trial from 2013 to 2018, an ionization rainfall generation system based on existing technology generated an average of approximately 16% of additional rainfall according to results published by the National Institute for Applied Statistics Research Australia (“NIASRA”), a third-party research organization, in the International Statistical Review. Three years after this trial occurred, news reporters in Oman continued to report enhanced rainfall as compared to prior years when the hardware was not operating. In addition, trials performed by third-party individuals funded by the National Key Research and Development Plan of China and the National Natural Science Foundation of China in the Wushaoling and Liupan Mountains in China also indicate that an ionization rainfall generation system helped increase rainfall in the area by 20%. RET believes significant improvements from software, synchronization with real-time weather, and broader placement would lead to even greater rainfall generation. Furthermore, RET believes it can create an ionization rainfall generation team that will be well capitalized, with the full suite of expertise required, to commercialize and scale ionization rainfall generation.

Commercialization and Scale of Ionization Rainfall Generation Technology

Ionization rainfall generation technology has shown promise in third-party trials, and thus commercialization and scale of this technology will require a strong go-to-market and operations infrastructure to show the market the rain enhancement capacities of these systems. The first phase of commercialization is expected to include leveraging RET’s management and expected Board to develop global sales organizational structures and methodologies, as well as building operations, sales, marketing and customer service functions to accelerate client traction. RET also intends to create operating momentum by achieving enhanced rainfall in the initial systems that it deploys, in order to demonstrate the viability of this technology to the market. It is anticipated that this will enable RET to expand into existing client bases, create additional client verticals, and drive future global expansion. The second phase of commercialization and scale of rainfall generation technology is expected to involve investment in additional technologies to optimize the performance of the systems. This includes investment and development of weather forecasting models, computing power, data collection tools and ground-based radar networks, among other things, in order to improve RET’s weather forecasting abilities. Supporting growth at scale will require manufacturing optimizations, bill of materials value engineering, and enhancing software controls and machine learning to automate the operational and data collecting processes.

For more details regarding the steps that RET’s management team believe are necessary to commercialize and scale ionization rain generation technology, please see “RET Management’s Discussion and Analysis of Financial Condition and Results of Operations - Plan of Operations.”

Trial Results Based on Existing Third-Party Technology

There is a void for institutionally supported analysis for quantifying rainfall generation from rainfall generation technology. Previous rainfall generation trials by third parties relied on comparisons of trial results with long-term averages of rainfall on a given catchment. However, the high variability of rainfall data has hindered conclusive demonstrations of efficacy using such techniques. Demonstrating efficacy, however, will rely on statistical evaluation of data obtained while operating the technology under real-world scenarios.

In the third-party trials for previously existing rainfall generation technology in Oman, the NIASRA employed statistical estimation methodology estimating the correlation between observations of rainfall at different locations at specific time intervals to make concurrent predictions of rainfall in a target area with both a control model and effects model to assess the ground-based ionization technology performance. The NIASRA concluded in these third-party trials that the methodology used is well instrumented and scientifically rigorous, and that it has the potential to increase precipitation. Third-party trials in Oman have indicated a high probability of rainfall generation if ionization rainfall generation technologies are used.

In 2022, the model-based approach used in these third-party trials was noted in the Journal of Royal Statistical Society and the International Statistical Review. The results in these third-party trials demonstrate the plausible practical effects of and plausible analysis methods for the technology that RET intends to develop.

RET’s Business Overview

Ionization Rainfall Generation Market Opportunity

The global water crisis has massive economic implications. Global health organizations estimate that water scarcity in some regions could impact GDP by up to 6% with $260 billion lost globally each year due to lack of basic water and sanitation. Morgan Stanley estimates that $1.4 trillion will be invested in expanding and improving global water infrastructure over the next four years. RET’s economic impact is intertwined with the number of people it can help get access to water they would have otherwise not received, allowing it to capture a significant portion of the impending water spend.

Unlike with the price of fossil fuel commodities, where governments can step in to shield consumers from volatility, water cannot easily be manufactured at large scale. For instance, due to droughts there are cities in California’s Central Valley whose access to water is severely limited, with populations relying upon emergency bottled water handouts to survive. Water tables continue to decline across the West, South and Southwest of the United States to near-emergency levels, and the price of water has climbed.

RET’s ionization rainfall generation platform is expected to create large new markets due to its low energy consumption, ease of operation, and large area impact. With a low entry price for access, demand from all client segments is anticipated to grow strongly, indicated by both initial client data points as well as the past decade of trials in Oman. RET’s planned technological approach of ground-based ionization stations is expected to allow it to implement a one-to-many community-centric business model, as described above under “RET’s Strategy.” Numerous clients can be sold services off of the same hardware platform. RET intends to create new markets to commercialize and scale ionization rainfall generation by bringing down the cost of its technology, reducing friction to access, and continually improving its technology and capabilities.

RET intends to pioneer and create a new market for enhanced rainfall. RET plans to begin its sales focus in the United States before expanding to Canada and Western Europe. By setting up its ionization rainfall generation systems in areas with many constituent potential clients, it expects to be able to sell up to a dozen segments of user benefits from the same hardware array. Small improvements in annual rainfall make significant differences to industries such as insurance, agriculture and resorts.

RET recognizes that increasing the water table, potable water reserves, and greening urban and suburban areas are another way to attract clients. We intend that this will allow each site to make a positive operating contribution with as few as one client per site. RET intends to target commercial clients in each operating area first, and then move on to potential governmental and philanthropic clients.

RET’s Business Model

RET’s strategy consists primarily of a focus on ground-based ionization stations to implement a one-to-many community-centric business model, as described above under “RET’s Strategy”.

For its initial enhanced rainfall business, RET plans to invest in the development and improvement of ground-based ionization stations, hardware platforms and technologies to enable enhanced rainfall. Leveraging its extensive design, simulation and prototyping capability, it intends to set up its ionization rainfall generation systems in areas with many constituent potential clients, allowing it to sell its technology to numerous segments of users who will all benefit from the same hardware array. Small increases in annual rainfall make significant differences to industries such as insurance, agriculture and resorts, and RET aims to partner with leaders throughout these diverse client segments to develop, demonstrate, optimize, commercialize and license its technologies.

To increase the likelihood that its technologies are adopted, RET intends to lead with the development of its technology and then determine reasonable royalties. Successful negotiation of these royalties is generally dependent on:

●	Explaining the benefits of RET’s services, including any size, power and performance benefits;

●	Explaining the value proposition over existing or alternative technologies;

●	Explaining the manufacturability of the technologies;

●	Countering bias against externally developed solutions; and

●	Providing technical and market data supporting our products.

Rainfall generation technology integrates several advanced engineering and scientific disciplines, and the resulting products are of interest in a broad variety of application domains. As such, RET continues its ongoing development of strong technical and business relationships with both current and prospective clients across diverse industries. Those client relationships provide not only a source of ongoing and growing revenue but also insights into industry trends that will help RET build desirable products. For instance, RET plans to pioneer new technologies for image processing and object recognition, while staying apprised of potentially relevant technical advances from elsewhere.

RET’s business model will allow for affordable installation and manufacturing costs, expected to initially be approximately $250,000 per system. We expect these initial administrative, setup and manufacturing costs to include, among other expenses: power systems, control systems, all the fiber-reinforced plastic and steel work, shipping and inspections. This entry level installation price point will allow clients to be “laddered up” with a “land and expand” sales strategy, which will also involve continued involvement with RET as it expects to be the sole operator for its rainfall generation services.

RET intends to develop and improve software and machine learning control systems to provide more specific area targeting, as well as more precise operating timing. We believe that RET’s prospective partnerships for proprietary radar and weather data will give it client segmentation and pricing opportunities. Wherever possible RET will endeavor to strike multi-year WaaS (“water as a service”)-like client contracts.

Commercialization of Water Technology

RET has pulled together ingredients to commercialize and scale ionization rainfall generation. RET also intends to acquire and license adjacent technologies that expand its solutions offering to clients. Its management have experience scaling businesses over the prior decades. R&D leadership and technology is important; however the RET team knows that operations, sales, marketing, and client service are equally vital to drive product-market fit at scale.

RET also has a global hiring and relationships network to tap into to promote the acceleration of its channel and client traction. It will implement best in class global sales organization structures and methodologies. By adding adjacent technologies over time, RET expects to leverage a unified global sales team in the hundreds to sell multiple solutions to the same client base, increasing its presence with clients as well as drive bottom-line margin contribution.

RET recognizes that long term success is about client satisfaction and delivering solution efficacy and reliability. Manufacturing optimization, build-of-material value engineering, and the generation of software controls and machine learning are all expected to play vital roles in driving sustained and profitable growth. RET also is negotiating partnerships with global manufacturing, supply-chain firms to ensure the smooth rollout of its ionization rainfall generation systems worldwide.

As part of its commercial strategy, RET intends to negotiate agreements with various resorts across the Americas and Western Europe to utilize RET’s technology to build up the water tables around these resorts. Success in these initial agreements will allow RET to leverage its success to a number of different resorts and properties worldwide.

Manufacturing

RET plans to involve a set of manufacturing partners that have previously manufactured versions of RET’s technology in Australia, along with a list of similar manufacturing partners in the United States.

RET’s apparatus design will be optimized to be modular, resulting in a high level of consistency and predictability with each build. The initial design is projected to weigh about 1,000 kilograms, and be shipped in four large crates. It will require a crane and some in-situ general contractor project management to pour a concrete pad for the footings. The power necessary to operate the system is expected to be generated by off-grid solar and wind power systems, for which a small array will typically suffice (however, batteries may be used depending on daylight and weather conditions). We believe that the apparatus will be capable of being assembled with several people and a crane in only a few days.

The majority of the parts will be fabricated by a steel fabricator and welded or pre-drilled for on-site assembly. The antenna components will largely be made from fiberglass reinforced polyester (“FRP”) by a chemical tank fabricator. The main components to be sourced will be steel and FRP, along with readily available controllers, electronics, metal and nylon fasteners. RET intends to develop and incorporate into the machines advanced technology, including systems integration and artificial intelligence to improve predictability of location and timing of enhanced rainfall.

RET plans to do its own sourcing for the materials required to operate its products and intends to maintain either no inventory or a small inventory in its own leased warehouse. RET expects to work with clients and their general contractor partners for custom installation plans for each device.

Clients

RET’s business model is based on a unique one-to-many community centric business model. We initially intend to focus primarily on geographic areas in North America and Western Europe, before further global expansion. The various client segments where RET intends to sell to include, among others:

1.	Large landowners, including scaled agriculture, wineries, ranches, farmland, golf courses and resorts;

2.	Energy and transportation companies, including hydroelectric, nuclear power, and river cargo;

3.	Entities actively managing and or building water sources (i.e., farmers, ranchers managing active dams or adding more dams);

4.	Oil and gas industry (due to massive water needs of up to 9.7 million gallons of water for a single well);

5.	Insurance and reinsurance companies (i.e., fire prevention);

6.	Decarbonization initiatives of major corporations and philanthropists, including substantial ESG impacts from growing flora and greening;

7.	Supranational governmental organizations headquartered in the US and EU;

8.	Water agencies and authorities in city, county, state, and federal governments; and

9.	Companies focused on creating drinkable water from sustainable sources of water (i.e., rain-bottled RET companies).

Large landowners have the benefit of controlling the land for ionization rainfall generation equipment deployment and its measurement using automated rain gauges, as well as benefitting from the entire rainfall generation. Large landowners who are willing to provide positive externalities to land adjacent to them are anticipated as early adopters of RET’s services.

We think energy and transportation companies will also benefit in a very binary manner from enhanced rainfall, as they often cannot operate without sufficient water levels. RET’s business plan contemplates that these companies will be willing to pay an annual sum to subscribe to and utilize RET’s services to maximize their operational capacities.

In another segment, we plan to enter into arrangements (which currently do not exist) that will allow insurance premiums to be reduced for homeowners in regions taking active measures to enhance rainfall. The added benefit to such homeowners comes in the form of decarbonization contribution, habitat expansion and greening.

Governments are a typically slower sales cycle, however at all levels are capable of including an annual allowance for rainfall generation, which we expect would be a longstanding budget item once adopted.

Supranational organizations such as the World Bank and IFC have the ability to commit to sizable programs for improving water reserves, the water table and potable water (although there can be no assurances that they will do so). Both developed and emerging markets are in need of RET’s technology and we anticipate significant traction in this category.

Sales and Marketing

RET’s sales activities will focus primarily on rain generation services to public clients and commercial markets, as well as water conservation consulting and solutions. In the future, RET plans to expand its sales activities to other water generation technologies, such as desalination, wastewater treatment, water purification, mineral extraction and cloudseeding, among others. Product marketing focuses on identifying the needs and product requirements of its clients. Product marketing also manages the development of all of its technologies throughout the development cycle and creates the required marketing materials to assist with the adoption of the technologies to its various client segments.

Principal Factors Affecting Barriers to Entry & Competitive Landscape

Barriers to Entry

There are a number of barriers to entry in the ionization rainfall generation industry, including, among others: (a) key technical personnel, (b) scientific expertise to drive development and improvements of technology (including software and machine learning automation), (c) client relationships/contracts, (d) manufacturing and supply chain efficiencies, (e) key sales & marketing personnel, and (f) brand awareness. Another barrier to entry involves market expansion, specifically with respect to expanding our services from initial trials into clients including, among others, commercial clients, land developers and the agricultural sector.

Competitive Position

The operating competitive landscape has minimal to no brand awareness amongst clients, and is comprised of primarily players in the following categories: (i) mature industrial/chemicals/wastewater, (ii) cloudseeding startups, (iii) adjacent water startups, and (iv) existing governmental operations. As with every vibrant pioneering technology ecosystem, several startups in the water technology sector have ceased operating over the years, however we also expect to see other competing technologies emerge.

The capital raised from the Business Combination will provide RET with some of the funding necessary to drive growth both organically and inorganically. We plan to acquire and/or license adjacent technologies and add them to the product portfolio of RET. We intend to implement best practices for structuring compensation to help retain all key technical and client-facing talent.

We anticipate that being the first publicly traded rainfall generation firm can facilitate growth in client momentum, due to the enhanced visibility and higher caliber of employees RET can attract with liquid equity instruments. RET expects that having an acquisition currency will also allow it to outcompete private competitor companies in terms of inorganic growth opportunities.

RET’s listing on Nasdaq will be a considerable advantage over smaller private companies in the water technology sphere. RET also aims to retain the advantages of a nimbler startup over long-established industrial players. Moving quickly to capitalize on innovations and unlock new client demand is expected to be a hallmark of RET’s approach given its team’s track record.

RET plans to begin operations with a clear eye on value engineering, manufacturing scale and optimizations, as well as a world class software and machine learning team. RET is currently negotiating a near-shore supply chain to minimize lead time and shorten turnaround times for new innovation, and it intends to have R&D and manufacturing all in the same building.

While the current iteration of the rain generation systems that RET initially plans to install will not require additional R&D, as they have been proven to work in third-party trials, RET intends to invest in significant research and development in order to commercialize and scale the technology. In particular, the current systems require local support personnel to operate the devices, and require manual reading of rain gauges and manual analysis of the statistics derived from the weather data. Accordingly, in order to scale and commercialize the business, RET plans to engage in R&D to automate these functions, as well as to develop and adopt new ways of delivering the ionization aerosols from the systems to allow the technology to be deployed in the widest possible field conditions. For more information on the steps, technological developments and improvements that RET will need to make to the rain generation technology in order to bring advancements to the systems to market, please see “RET Management’s Discussion and Analysis of Financial Condition and Results of Operations”, in particular the sub-headers “- Investment in Research and Development (R&D), Innovation and Technology”, “- Development and Enhancement of Proprietary Technology”, and “- Plan of Operations”.

Integrating the latest weather forecast techniques and data, along with automated control systems and water gauge measurements will enable continual improvement of any existing generation of hardware in the field.

RET management estimates that each equipment site is expected to break even on approximately $1 million of annual revenue on a cash flow basis (with hardware costs factored in year one), plus operating costs. Multi-year contracts will be sought to make it difficult for new entrants to win market share. RET’s business model will be focused on achieving long term client lock-in through SaaS-like, multi-annual contracts.

Moreover, there are several approaches to rainfall generation besides RET’s approach. There are companies developing and commercializing chemical-based cloudseeding technologies. These companies utilize traditional cloudseeding technology, which involves the use of chemicals such as silver iodide, potassium iodide and dry ice that are dispensed from aircrafts at precise moments of raincloud formation creating potential risks and unintended consequences. Compared to the traditional chemical cloudseeding approach, RET’s ionization rainfall generation approach does not use chemicals in the rain generation process. Moreover, we think that RET’s ionization rainfall generation could enjoy lower operating costs than traditional chemical cloudseeding. Lastly, the difference between RET and these companies lies in the expertise in operations and leading team of water entrepreneurs that provides RET with a competitive advantage.

Proceeds of the Business Combination

The gross funds available upon the closing of the Business Combination was approximately $9.0 million. The parties to the Business Combination incurred an aggregate of approximately $11.6 million of transaction expenses. At the Closing, the Company paid an aggregate of approximately $8.9 million of transaction expenses, and deferred the remaining $2.7 million. Following the payment of transaction expenses, the net cash available to the Company from the Business Combination was approximately $0.1 million.

On January 29, 2025, the Company closed an additional $500,000 of investment pursuant to the PIPE Subscription Agreements and issued an aggregate of 43,910 shares of Class A Common Stock to the PIPE Investors. On February 6, 2025, the Company closed on the remaining $150,000 of investment pursuant to the PIPE Subscription Agreements and issued an aggregate of 13,173 shares of Class A Common Stock to the PIPE Investors. Additionally, the Company has $7 million available which may be borrowed under the Commitment from an affiliate of Harry You, of which $300,000 has been borrowed as of the date of this prospectus, subject to the terms and conditions of the Loan Agreement. The Company may seek additional sources of capital, but there can be no assurance that additional financing will be available to the Company on favorable terms or at all. See “Risk Factors – the Company will need additional capital to pursue its business objectives and respond to business opportunities, challenges or unforeseen circumstances, and it cannot be sure that additional financing will be available.”

RET’s primary use of proceeds from the Business Combination will be to support the development and organic growth of its ionization rainfall generation platform. Additional water technologies can be acquired or licensed provided a significant margin of error is maintained on reaching profitability on the ionization rainfall generation.

Approximately equal components of investment are expected in building RET’s sales and marketing infrastructure, as its technical (hardware, software, physics and engineering) and operations (client, install, maintenance and manufacturing) talent. Attracting and retaining the leading talent in the world, and manufacturing and installing its hardware will be the primary use of capital through breakeven.

Additional rainfall generation technologies, as well as adjacent desalination, wastewater treatment, water purification, mineral extraction, cloudseeding and other water generation services may be considered for inorganic expansion.

RET management estimates $40 million capital requirements for its five-year business plan. Prior to the closing of the Business Combination, RET management determined that RET would be able to execute on its operating plan for at least the next 12 months following the Closing if RET received at least $10 million in proceeds from the Business Combination, after giving effect to redemptions of Public Shares but before the payment of transaction expenses. Because the Company received $9 million in gross proceeds from the Business Combination before the payment of transaction expenses, the Company has adjusted production ramp-up in order to align the associated cash requirements, especially for working capital, with actual timing and/or realized proceeds of the Business Combination. Adjustments have been made by reducing or shifting planned operational costs and R&D investments, on a short-term basis, until additional funding is obtained. RET management has determined that the RET system’s design is complete, requiring no additional R&D in the near-term, and that the main cash requirement for operations in the next 12 months will be staffing and operations. On January 29, 2025, the Company closed an additional $500,000 of investment pursuant to the PIPE Subscription Agreements and issued an aggregate of 43,910 shares of Class A Common Stock to the PIPE Investors. On February 6, 2025, the Company closed on the remaining $150,000 of investment pursuant to the PIPE Subscription Agreements and issued an aggregate of 13,173 shares of Class A Common Stock to the PIPE Investors. Additionally, the Company has $7 million available which may be borrowed under a line of credit from an affiliate of Harry You, of which $300,000 has been borrowed as of the date of this prospectus. However, we cannot assure you that the Company will not need additional sources of capital to operate its business in the next 12 months, or that it will be able to obtain additional capital for its five-year business plan. See “Risk Factors - RET will need additional capital to pursue its business objectives and respond to business opportunities, challenges or unforeseen circumstances, and it cannot be sure that additional financing will be available.”

For more information, see “RET Management’s Discussion and Analysis of Financial Condition and Results of Operations - Plan of Operations - Summary of Milestones and Material Cash Requirements.”

Government and Other Regulations

RET expects its technology will be subject to certain environmental and governmental regulations. Certain jurisdictions have codified regulations around cloudseeding that may subject RET’s rainfall generation platforms to certain licensing and permitting requirements. For instance, the Texas Department of Licensing and Regulation regulates the use of cloudseeding through a licensing and permitting procedure codified in the Texas Weather Modification Act. Furthermore, the use of certain materials for seeding purposes will likely be subject to governmental and other regulations. For more information, see “Risk Factors - Risks Relating to Regulatory and Legal Matters”.

Research & Development

RET’s research and development groups will work closely with its sales and marketing groups, as well as its clients and partners, to bring its products to market in a timely, high-quality and cost-efficient manner. RET expects research and development costs to total approximately $2.2 million per year.

RET has a roadmap of technological developments and improvements it plans to undertake, including optimizing the electrical and mechanical components to maximize the number of ions produced, improving the design for cost, installation, and attaining the maximum number of ions aloft and directionally into the cloud layer. RET also intends to develop and improve software and machine learning control systems to provide more specific area targeting, as well as more precise operating timing. We are developing a roadmap of software features to optimize power consumption, improve serviceability and reduce site visits, as well as to integrate with third party weather-data sources.

In its ionization rainfall generation business, RET will invest in world-class R&D supported by strong relationships. RET aims to offer advantages in generation rainfall technology, providing distinctive features, low-energy technology, ease of operation and large area impact to its clients. RET further intends to license and act as a channel partner in additional water generation technologies. RET intends to have relationships with an assortment of water technology partners, whose licensed technologies include cloudseeding, water purification, and mineral extraction, among others. RET intends to license these technologies and introduce them to its already established clients and prospective clients.

Intellectual Property

RET is focused on building a strong scientific roadmap to underpin an analytical understanding with meaningful predictive power of its ionization rainfall generation platform. The principles have been observed for many decades, however RET expects it will be the first company to fully control the plasma and fluid dynamics underpinning rainfall generation. RET has also obtained a worldwide, perpetual, exclusive license under certain patents from Dr. Theodore Anderson, a distinguished plasma physicist and author of Plasma Antennas. RET intends to build its IP portfolio with the hopes of creating robust growth.

RET intends to evaluate intellectual property portfolios for purchase in the fields of water generation technology, scientific validation and causal inference. Its evaluation criteria for patent acquisitions will include, for example: the sales and profitability of the relevant products, its view of the prospects of the market for the relevant products, size of the portfolio, legal criteria and its assessment of the likelihood of obtaining negotiated licenses.

RET has the capital and experience to drive continued innovation and protect its inventions via a patent strategy that will create defensibility around fundamental, proprietary technologies, business processes and methodology. RET will aim to build its patent portfolio in the United States with cross filings in the European Union. Both a defensive and offensive approach will be incorporated to its investment in this arena.

RET intends to protect its future intellectual property rights via a combination of patent, trademark, and trade secret laws in the United States and other jurisdictions, as well as with contractual protections, to establish, maintain and enforce rights in its proprietary technologies.

In addition, RET intends to protect its future intellectual property rights through non-disclosure and invention assignment agreements with its employees and consultants and through non-disclosure agreements with business partners and other third parties.

Employees and Human Capital Resources

RET’s employees will be critical to its success. RET is proud of its world-class team and seeks to hire employees dedicated to its focus on developing and commercializing the best ionization rainfall generation technology.

RET’s full-time employees are expected to be primarily based in Naples, Florida. RET also plans to engage a small number of consultants and contractors to supplement its permanent workforce. As of the date of this prospectus, RET has two independent contractors and no employees. RET plans to hire a chief technology officer and chief financial officer to begin on or before the Closing, and two additional employees with sales, operations or climate expertise. RET’s employees are engaged in research and development, business development, sales and delivery of its products and services.

To date, RET has not experienced any work stoppages and maintains good working relationships with its personnel. None of RET’s employees are subject to a collective bargaining agreement or are represented by a labor union at this time.

Properties

RET’s principal executive office is, and its corporate headquarters are expected to be, located in Naples, Florida. In order to accommodate anticipated growth and to recruit and retain top talent, RET anticipates seeking additional facilities in various locations. RET anticipates it will be able to obtain additional space as needed under commercially reasonable terms.

Corporate Structure

As described above and contemplated by the Business Combination Agreement, the Business Combination was consummated via a multiple-merger structure (also known as “double dummy”), consisting of the SPAC Merger and the Company Merger. Under this structure, upon the consummation of the Business Combination, Holdco became the public company listed on Nasdaq and each of RET (as the surviving entity of the Company Merger) and Merger Sub 1 (as the surviving company of the SPAC Merger) are wholly-owned subsidiaries of Holdco. Accordingly, the business of developing, improving, and commercializing ionization rainfall generation technology will continue to be conducted by RET as a subsidiary of Holdco.

Under the Holdco A&R Articles, Holdco may engage in any and all lawful business for which a business corporation may engage in under the MBCA. In the future, Holdco may acquire additional businesses or assets which may or may not be complementary to the RET business. If Holdco acquires a business or assets that are not complementary to the RET business, such business or assets may not be able to leverage our existing infrastructure or operational experience, which may increase the costs and risk associated with such acquisitions, and we may determine in connection with such acquisition or afterward to separate the ownership of such business or assets from that of RET through a spin-off, split off or otherwise of RET or of such business or assets. See the section entitled “Risk Factors - Holdco may invest in or acquire other businesses in the future, which may or may not be complementary to the RET business. Investing in or acquiring other businesses will require the devotion of a significant amount of time and resources, may not be successful, and could negatively impact Holdco’s results of operations, financial condition and liquidity.”

Legal Proceedings

From time to time, Holdco and RET are expected to be involved in certain claims and legal proceedings arising in the normal course of business. While the resolution of these matters cannot be predicted with certainty, Holdco and RET do not believe, based on current knowledge, that the outcome of any currently pending legal proceedings in which Holdco or RET is currently involved will have a material adverse effect on Holdco’s consolidated financial position, results of operations or cash flow.

RET MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of the financial condition and results of operations of RET should be read together with RET’s unaudited condensed consolidated financial statements as of September 30, 2024 and for the three and nine months ended September 30, 2024, and its audited financial statements as of December 31, 2023 and for the year ended December 31, 2023, together with related notes thereto, included elsewhere in this prospectus (collectively, “RET’s financial statements”). The discussion and analysis should also be read together with the section of this prospectus entitled “Information About RET” and the unaudited pro forma combined financial information contained in the section of this prospectus entitled “Unaudited Pro Forma Combined Financial Information”. The following discussion contains forward-looking statements that involve risks, uncertainties and assumptions. See the section titled “Cautionary Note Regarding Forward-Looking Statements.” Actual results and timing of selected events may differ materially from those anticipated in the forward-looking statements as a result of various factors, including those set forth under the section titled “Risk Factors” or elsewhere in this prospectus.

Unless otherwise indicated or the context otherwise requires, references in this RET Management’s Discussion and Analysis of Financial Condition and Results of Operations to the company, “we,” “us” “our,” “RET,” and other similar terms refer to Rain Enhancement Technologies, Inc.

Overview

RET was incorporated in Delaware on November 10, 2022, and was later converted into a Massachusetts corporation on April 8, 2024.

RET was founded to provide the world with reliable access to water, one of life’s most important resources. To achieve this mission, RET aims to develop, manufacture and commercialize ionization rainfall generation technology.

RET intends to combine unique expertise and personnel to develop, improve and undertake efforts to commercialize ionization rainfall generation technology that enhances rainfall when conditions are appropriate in the atmosphere. RET plans to build its core platform with software, meteorology, hardware, product design and operations to make rainfall generation more dependable. RET intends to improve on existing rainfall generation technologies by introducing robust measurement tools, including automation technology, rain gauges, and weather stations, to more precisely quantify the positive water benefit it expects to deliver to millions globally.

RET intends to develop, invent, improve, manufacture, commercialize and operate technologies that enhance rainfall and elevate water reserves. We believe that RET’s future services will yield potable water that can be used for all purposes. The projected cost (not including land costs, which are still being determined) and energy requirements for RET’s future technology are modest on a per gallon basis for communities and ecosystems, estimated to be $0.10 per cubic meter, approximately 10 times less than other alternative technologies. RET intends to enhance agricultural, industrial and household water supplies for all the communities in which it operates by developing technology and services to serve governmental and commercial clients’ needs in creating water resiliency and abundancy.

RET’s business model is based on a unique one-to-many community-centric business model. The numerous client segments to which RET intends to sell to include large landowners including agriculture, resorts, energy and transportation companies, insurance and reinsurance companies, decarbonization initiatives of major corporations and philanthropists, supranational governmental organizations, and city, county, state, federal and non-U.S. governments. In addition, RET aims to leverage its offerings and enhance its potential market position by exploring ways to expand RET’s future water generation products through licensing and acting as a channel partner for additional water generation technologies.

RET has a limited operating history and has not yet generated any revenue, and its ability to generate revenue sufficient to achieve profitability will depend on its ability to successfully build and commercialize rainfall generation technology.

On March 15, 2023, RET entered into a binding MOU with Discovery Land, which requires Discovery Land to use commercially reasonable efforts to purchase rain enhancement equipment from RET for certain real estate development projects under Discovery Land’s management between March 15, 2023 and December 31, 2025. Discovery Land intends to purchase a minimum of $500,000 of equipment during the term of the MOU based on agreed-upon pricing, however, Discovery Land is not obligated to purchase any equipment from RET. Additionally, RET has been engaged in business development discussions with potential customers over the course of the preceding 1.5 years which has helped it understand the market potential and near-term opportunities.

Termination of Business Combination with dMY VI

On April 5, 2023, we terminated the share purchase agreement we entered into with dMY Technology Group, Inc. VI, a Delaware corporation, on December 22, 2022. No termination penalties were incurred by any party in connection with the termination of the share purchase agreement.

Business Combination with Coliseum Acquisition Corp.

On June 25, 2024, RET, Coliseum, Holdco, Merger Sub 1, and Old Merger Sub 2 entered into the Business Combination Agreement. On August 22, 2024, Old Merger Sub 2 entered into an Assignment and Assumption of Business Combination Agreement (the “Assignment”) pursuant to which Old Merger Sub 2 assigned to Merger Sub 2 all of Old Merger Sub 2’s right, title and interest in and to the Business Combination Agreement, and Merger Sub 2 assumed, and agreed to perform, satisfy and discharge in full, as the same become due, all of Old Merger Sub 2’s liabilities and obligations under the Business Combination Agreement arising on, from and after the date thereof. Old Merger Sub 2 was liquidated and dissolved on August 23, 2024.

On August 22, 2024, all parties entered into an Amendment to the Business Combination Agreement. Pursuant to the Business Combination Agreement, as amended, among other things and subject to the terms and conditions contained therein, (i) on the day immediately prior to the Closing Date, the SPAC Merger will occur, whereby Coliseum will merge with and into Merger Sub 1 with Merger Sub 1 surviving the SPAC Merger as a direct, wholly owned subsidiary of Holdco, and (ii) on the Closing Date, following the SPAC Merger and as a part of the same overall transaction, the Company Merger will occur, whereby Merger Sub 2 will merge with and into RET with RET surviving the Company Merger as a direct, wholly owned subsidiary of Holdco so that, immediately following the completion of the Business Combination, each of Merger Sub 1 and RET will become a wholly-owned subsidiary of Holdco.

On December 31, 2024, the Business Combination was completed pursuant to the terms of the Business Combination Agreement.

Subscription Agreements

On August 23, 2024, RET entered into subscription agreements with Rainwater LLC (which is solely controlled by Paul Dacier), and affiliates of Harry You and Niccolo de Masi to sell an aggregate of 250 shares of RET Class A Common Stock at a purchase price of approximately $2,955.78 per share, which the Company determined to be the then-current fair market value, based in part on a valuation from an independent third party valuation firm, and 40 shares of RET Class B Common Stock at a purchase price of approximately $3,103.57 per share, which the Company determined to be the then-current fair market value, based in part on a valuation from an independent third party valuation firm, for an aggregate subscription amount of $865,000. RET received aggregate proceeds of $415,000 and recorded $450,000 in subscription receivable as of September 30, 2024.

Restatement of Previously Issued Financial Statements

RET restated its financial statements as of and for the year ended December 31, 2023 and as of December 31, 2022 and for the period from November 10, 2022 (inception) through December 31, 2022. The change in accounting for the correction of the error in calculating the gross deferred tax asset and offsetting valuation allowance and the lack of noted disclosures did not have any impact on RET’s liquidity, cash flows, costs of operating in the period included in the financial statements in this prospectus. This change did not impact the amounts previously reported for RET’s cash, operating expenses or total cash flows from operations for the affected years. For further details on this restatement, refer to Note 2 to RET’s audited financial statements included elsewhere in this prospectus.

Sales under this Registration Statement

Sales of a substantial number of shares of our Class A Common Stock in the public market by the selling shareholders and/or by our other existing shareholders, or the perception that those sales might occur, could depress the market price of shares of our Class A Common Stock. We are unable to predict the effect that such sales may have on the prevailing market price of shares of our Class A Common Stock. The total shares of Class A Common Stock available for resale represent a substantial percentage of our total outstanding shares of Class A Common Stock and a multiples of our public float as of the date of this prospectus. The selling shareholders can sell, under this prospectus, up to 5,914,057 shares of our Class A Common Stock, constituting approximately 78.6% of our outstanding shares of Class A Common Stock as of February 10, 2025 and approximately 242.3% of the approximately 2,441,042 shares of Class A Common Stock in the public float as of February 10, 2025. Further, the certain of the selling shareholders beneficially own a significant percentage of our Class A Common Stock. Harry You and his affiliates beneficially owns approximately 32.2% of our outstanding Class A Common Stock (assuming the cash exercise of all Options held by him), Paul Dacier and his affiliates beneficially owns approximately 24.7% of our outstanding Class A Common Stock, the Previous Sponsor beneficially owns approximately 13.5% of our outstanding Class A Common Stock, and Niccolo de Masi beneficially owns approximately 9.8% of our outstanding Class A Common Stock (assuming the cash exercise of all Options held by him). Following the expiration of applicable lock-up periods (generally, 2 years following the Closing) all such shares may be resold for so long as the registration statement, of which this prospectus forms a part, is available for use. The sale of all shares being offered in this prospectus could result in a significant decline in the public trading price of our Class A Common Stock. See “Risk Factors — Sales of a substantial number of shares of Class A Common Stock in the public market, particularly sales by our executive officers, directors and significant shareholders, or the perception that these sales could occur, could cause the market price of Class A Common Stock to decline.”

Principal Factors Affecting Our Results of Operations and Material Trends

RET’s future results are expected to be impacted by the general economic environment, as well as conditions and trends relating to demand for rain generation services, and other factors including the successful development of the technology, enhancement of our propriety position, seasonality, and the effectiveness of our marketing and sales efforts to develop a robust and diverse client base. The primary factors that impact our results and present significant opportunities, as well as pose risks and challenges, are described below. RET believes that our performance and future success depend on the factors discussed below, those mentioned in the section titled “Risk Factors” and elsewhere in this document.

Investment in Research & Development (R&D), Innovation and Technology

The continued development of rainfall generation technology requires substantial ongoing investment in resources and technology infrastructure. We intend to capitalize on approximately 70 years of technological efforts beginning in the 1950s at one of the largest industrial conglomerates in the United States. Ionization rainfall generation technology has been used for fog dissipation during the cold war, as well as rainfall generation and hail reduction in a number of locales over the decades. In order to effectively commercialize and scale existing rainfall generation technology, we will need to invest in additional technologies to optimize the performance of the systems. This includes investment and development of weather forecasting models, computing power, data collection tools and potentially ground-based radar networks, among other things, in order to improve RET’s weather forecasting abilities.

RET expects to be able to deploy its systems in the field by the first half of 2025. Each system that will be installed includes, among its key components, an antenna, high-voltage generator, high-voltage cable, power generation and rain gauges.

Previous third-party trials of rain generation technology in Oman and Australia included local support personnel to operate the device when the weather conditions were conducive to enhancing rain in the target regions. These trials also included manual reading of rain gauges, and manual calculation of the statistics derived from the rain gauge and weather data. This manual process is time-consuming and difficult to scale given the level of involvement that individuals must have with each installed system.

As the number of systems in the field increases, therefore potentially enhancing rainfall in more regions, RET intends to automate these processes to scale its business, including through externally operating the systems it installs for clients, integrating rain and snow gauge data (both public and third-party private data) and collecting hyperlocal near real-time weather data to better forecast conditions suitable to maximize rain generation. The current design of the rain generation system is well suited for private land with terrain that includes areas with prevailing winds in a favorable direction, and naturally occurring updrafts that help carry the ion plume into the cloud layer, including high-altitude areas, such as hills and cliffs, with strong thermal updrafts.

Our ability to continue to incorporate or develop innovative tools in line with our growth is crucial to ensuring the success of our strategy. We are committed to innovating new products and features. In addition, we intend to explore acquisitions to enhance our rain generation technology platforms and incorporate features that will improve the technology and anticipated rain generation.

Development and Enhancement of Rain Generation Technology

The current technology is designed to incorporate a tower with a plasma antenna mounted at the top (the “antenna”). The antenna and tower are made of certain composite materials, and the antenna is wrapped in certain conductive metal wire. When high voltage is introduced to the wire, ions can escape at each fold in the wire. Those ions are carried into the cloud layer above by naturally occurring thermal updrafts.

The current generation of the rain generation technology, which we expect to deploy in North America this year, uses this basic design. RET relies on the overall design of the system, as well as the operating knowledge around the specific weather and wind conditions to support operation of each individual antenna, and the methodology for measuring the impact of the introduced ion plumes in enhancing the amount of rain in a given region.

In the coming months (as described below under “Plan of Operations”), we intend to incorporate plasma antennas into our ongoing development of rainfall generation technology. RET has exclusively licensed certain patents from Dr. Theodore Anderson, a plasma physicist, and is exploring, through ongoing and planned R&D, new designs for ion plume delivery that would not be as dependent on updrafts, which we expect to allow us to extend our rain generation solutions to geographic areas that are mostly flat terrain (such as farms), or that have prevailing winds in an unfavorable direction.

Expanding our Water Generation Technologies

Rain generation technology has shown promise in third-party trials and antennas designed to be modular for rapid deployment in various geographies. Therefore, scaling RET is primarily a function of building a strong go-to-market and operations infrastructure. The first phase of commercialization is expected to be leveraging RET’s best-in-class global sales organization structures and methodologies, global hiring, and relationships network to build operations, sales, marketing and client service functions to accelerate client traction. Creating operating momentum with live U.S. clients is expected to enable RET to leverage a unified sales team to expand into existing client bases, develop additional client verticals, as well as drive global expansion. Supporting growth at scale will involve continual incremental manufacturing optimizations, bill of materials value engineering, and the enhancement of software controls and machine learning.

Investment in Additional Rain Generation Services

Along with further development and scaling of this technology, RET plans to develop and commercialize other rainfall and water generation ancillary services in addition to ionization rainfall generation. RET also intends to license and act as a channel partner for additional water generation technologies, including desalination, water purification, wastewater purification and/or cloudseeding, among others.

Expertise of Management and Board of Directors

RET intends to assemble a world-class management team and board of directors who it will rely on as it aims to achieve its plan of operations and milestones, as described below beneath “Plan of Operations.” RET anticipates utilizing the depth and breadth of its expected board of director nominees to establish relationships and partnerships throughout diverse segments, including supranational governmental organizations and philanthropists, to further develop, demonstrate, optimize and commercialize our water generation services.

Investment in New Markets

Initially, we plan to invest in new markets within North America. Our initial focus will be on markets in the United States and Caribbean, before expanding to Canada and Western Europe. We will focus on the agriculture industry, large landowners, forestry, tourism and recreation, river and water authorities, and governments for the initial implementation of the technology. Additional potential partners and clients that we are targeting include hydro power plants, nuclear power plants, rivers, and water authorities, developing nations, the agricultural industry, insurance companies, forest ministries, tourism and recreation, large landowners, cloud data centers, social justice entities and decarbonization organizations. After achieving successful results in the initial rollout of these platforms, we believe that we can further expand in some or all these markets, as well as to new markets within North America, and internationally by carefully targeting locations with a high expected demand for rain enhancement services. We believe there is an opportunity to expand our services outside of our initially targeted geographic locations, into other areas of the U.S. as well as countries and regions where there are water scarcity issues to address. As we invest in new markets and create new offerings, we may increase our marketing and sales strategies in a manner that could extend our marketing payback target in order to accelerate growth in each new market.

Effect of Climate Change

The water supply and demand balance is worsening across the globe. Energy production is also threatened by water scarcity. In the U.S., states including California, Arizona, Texas, Colorado, and Nevada have passed water restrictions limiting use and cutbacks to water supply. Population growth is threatening potable water supplies worldwide. RET believes rationing water is not a long-term solution to the ongoing water crisis, and that it is uniquely positioned to develop and scale its products to support climate change adaption.

Seasonality

RET anticipates that it will experience seasonality in its services, given that the rain generation systems may be impacted by seasonal weather conditions in the areas in which its systems are installed.

RET may experience lower demand or use of its services during rainy seasons in the specific geographies where the technology is expected to be used, offset by higher demand or use of the technology during dryer periods.

Plan of Operations

12-Month Plan

RET currently is warehousing 2 fully built rain generation systems in Sydney, Australia. The systems were built by Scott Morris, a leading ionization rainfall generation engineer, and have gone through rigorous evaluation, testing and documentation. In March 2025, we plan to execute our first US client contract and to initiate the installation process in the second quarter of 2025. Targets for initial installation are Lake Tahoe, CA or Austin, TX. We will concurrently identify, recruit, and hire a CTO and CFO.

In April 2025, RET intends to develop two additional rain generation systems to deploy in an additional location. While we have begun documenting the sourcing, manufacturing, and building process, our CTO will work with highly-skilled technical advisors to create a step-by-step training manual that can be scaled as our system volume increases. While also systematically documenting the process, we will examine other ways to make the process more efficient and scalable, such as examining the bill of materials to domesticate sourcing of components and beginning the request for proposal process with candidate US based manufacturers.

RET will be engaged actively in the hiring process for U.S.-based software, electrical, and mechanical engineers and weather experts and will hire at least two employees to support either sales, operations or climate scientist functions by March 2025. We will also aim to hire a top tier marketing firm to help evangelize our ionization-based approach. In March 2025, RET expects to establish initial headquarters in Naples, FL. We will ship the two additional rain generation systems once completed from Australia to this location and warehouse locally.

In Q2 2025, we plan to hold an onsite event for all RET employees, which will include training of U.S. personnel on the installation and operation of the systems. We will install one of the systems received from Australia inside our warehouse, for validation testing, and then we will re-pack it in crates for delivery to the next client site. We will then set up the second system received for mechanical testing and value engineering work. At that point, we expect to evaluate whether the systems are missing any components or if they need additional work, and if so, will make orders and repairs at that time. That month, we will also commence hardware engineering on a variation of the rain generation system that is designed to conform with local permitting requirements for potential installations on public land.

In March 2025, we will also plan and prepare for the installation of a rain generation system in our first U.S. location. This will involve securing the services of a general contractor (“GC”) in the area. We will work with that GC to secure all necessary build permits, which we expect to be similar to those required for cell tower installations, and which we expect to be able to obtain expeditiously and at reasonable cost.

In April 2025, RET expects to install 2 rain generation systems in its first U.S. location. At that time, the Company will commence software development focused on automating the operation of that and future systems according to local weather conditions. RET will also use client-facing reporting to automate the systems, which will include reporting on the amount of rain generated in the client’s region after the system is installed. This software development will be ongoing in the second quarter of 2025, and we expect to deploy the initial software based on the development of the technology in the fourth quarter of 2025.

During this timeframe (January to March 2025), we plan to finalize contracts with initial U.S. manufacturing partners. These partners will produce parts and components for the systems, including pultruded fiberglass reinforced poly, steel manufacturing, high voltage generators, solar systems with battery backup, high voltage cables, communications subsystems, and other ancillary parts. We anticipate that this new supply chain will reduce the time and cost to deploy RET’s systems in North America. We also intend to maintain and further develop the company’s relationship with the Australian supply chain, which we anticipate may be needed for future business prospects in the South Pacific. We initially expect to form one to two supply chain relationships for each critical subassembly part within the bill of materials required for the systems.

In the second quarter of 2025, we will also begin to finalize site selection for the region in which we intend to install system in the second half of 2025. These regions are expected to contain one or more systems to service one or more clients. We plan to install the systems such that they provide contiguous or overlapping areas of potential rainfall enhancement. Subject to updrafts, humidity and other weather conditions, each system installed is expected to provide rainfall generation within an approximately 50 mile radius. We will prioritize sites based on client engagement, estimated returns for the company, plus expected local weather and topology. We anticipate that our supply chain will allow additional systems to be manufactured and installed in 2 to 4 months, giving RET the potential capacity to expand more rapidly at short notice, as client network effects stimulate additional demand for the systems.

In the second quarter of 2025, as we refine our client pipeline, we also intend to operationalize the site selection and installation process. At that time, we will update and further develop internal documentation that describes the criteria needed for selecting a site to install and operate the systems, including, among other factors, terrain, setbacks, access, prevailing wind direction, and average humidity. We expect to update and further develop the installation manual, to include a complete set of drawings needed for permitting, as well as all feedback received to date from the site of our initial installation.

In addition, we expect to commence training of installer partners in each new geographic region where we intend to establish a presence. These installer partners will be general contractors, with a scope of work and business relationship expected to be modeled after the initial GC partnership that we will establish in February 2025. These installer partners will be utilized in the installation of our devices for an ongoing pipeline of clients with whom we expect to sign letters of intent throughout 2025.

In March 2025, we will begin receiving various parts required for building, installing and operating the rain generation devices from our initial U.S. manufacturing partners. At that point, we will focus on qualifying them, meaning that we will test the parts that come back from the new manufacturers to ensure they conform to the measurements and specifications previously provided. If there are any issues, we will work with the manufacturers to fix them and iterate on the systems as needed. Following this process, RET expects that it will be able to reliably produce systems from this supply chain according to an agreed forecast of supplies and parts that we will require to install the systems. We also plan to develop a 12-month manufacturing forecast with these partners. In the third quarter of 2025, we expect to submit an initial order to our manufacturing partners based on that forecast, with the expectation of installing two systems in the fourth quarter of 2025 and the first quarter of 2026 in approximately one to three regions within the U.S.

By the fourth quarter of 2025, we expect to begin operationalizing the manufacturing, testing, and warehousing of devices for the installation pipeline, and at that point anticipate having well-developed documentation that RET employees can follow to maintain a steady stream of successful system installations.

In the third quarter of 2025, we expect to finalize the installation schedules for any clients with whom we have signed letters of intent to install our devices. At the end of the third quarter of 2025, we also intend to internally launch an alpha version of our software service, which will be used to automate the powered state of all systems within one region, as well as to provide daily reporting of rain generation results where the systems are installed.

Our software will operate by automatically turning the installed systems within a region on and off based on overall weather conditions and wind direction, to maximize the probability that the ion plumes will travel into clouds that will be over the target client region at the time that additional rain is generated. The software development, including the predictive modeling required to correlate the weather data to the location and amount of additional rain generation, and the measurement (and validation) of its predictive accuracy, will be ongoing for many years, with initial deployments for internal use and client reporting expected after the first year the software is deployed.

As we continue to develop our manufacturing process for rain technology devices, we intend to simultaneously explore research partnerships with various universities across the United States. By the end of the third quarter of 2025, we are aiming to announce any initial university partnerships. Our goal for these partnerships is to launch a multi-year case study to examine the impact that the devices we are installing and the related technology has on rainfall enhancement in the initial locations in the U.S. where we have installed our devices.

Summary of Milestones and Material Cash Requirements

The summary of the milestones that we are aiming to achieve in the next twelve months, with corresponding estimated quantification of material cash requirements to reach each milestone, is as follows:

Q1 2025: Establish US manufacturing and warehousing centers. Ship two additional systems from Australian supply chain to US warehouse with installation in first half of 2025. Open initial HQ and warehousing center in US. Host first marketing events for potential clients. Finalize initial US client contract for two rain generation systems, begin developing two additional systems as well as hire a CTO and CFO. Meanwhile, we will expand client sales pipeline across business use cases and geography focusing on clients that will lead to best enhancement results.

●	Estimated material cash requirements: $2.0 million

Q2 2025: Begin operationalizing manufacturing, testing, and warehousing of devices for the installation pipeline.

●	Estimated material cash requirements: $2.8 million

Q3 2025: Launch university partnerships. Release alpha version of software system (internally).

●	Estimated material cash requirements: $3.8 million

Q4 2025: Convert one additional client for installation of two systems by the end of 2025. Release of beta version of software to clients.

●	Estimated material cash requirements: $5.0 million

RET management estimates $40 million capital requirements for its five-year business plan. Such funds are expected to be used to integrate and roll out software for the rain enhancement platform, to deliver additional water services through the “land and expand” client acquisition model, and potential acquisitions of other weather technology.

RET’s business plan assumes that the funds received from the Business Combination will be used for business development, new product development, equipment production and installation, and operations. Since the base technology and products are developed and proven, the increased need for capital will be a function of the growth in customer acquisition and projects. RET management believes that RET’s budget can be easily scaled to the funds actually received, and the targeted funds raised from the Business Combination will enable RET to grow its client base and have the capital necessary to deliver equipment and technology to the newly acquired clients, and develop new products to be added to the RET platform.

In the operating model, RET has assumed a conservative case on the key components of the operating expenses until RET becomes profitable in 2028. Below are the cumulative expenses RET expects to incur from 2024-2027:

●	R&D expenses: approximately $5.9M

●	general and administrative expenses: approximately $11.6M

●	sales and marketing expenses: approximately $7.9M

Prior to the closing of the Business Combination, RET management determined that RET would be able to execute on its operating plan for at least the next 12 months following the Closing if RET received at least $10 million in proceeds from the Business Combination, after giving effect to redemptions of Public Shares but before the payment of transaction expenses. Because the Company received $9 million in gross proceeds from the Business Combination before the payment of transaction expenses, the Company has adjusted production ramp-up in order to align the associated cash requirements, especially for working capital, with actual timing and/or realized proceeds of the Business Combination. Adjustments have been made by reducing or shifting planned operational costs and R&D investments, on a short-term basis, until additional funding is obtained. RET management has determined that the RET system’s design is complete, requiring no additional R&D in the near-term, and that the main cash requirement for operations in the next 12 months will be staffing and operations. On January 29, 2025, the Company closed an additional $500,000 of investment pursuant to the PIPE Subscription Agreements and issued an aggregate of 43,910 shares of Class A Common Stock to the PIPE Investors. On February 6, 2025, the Company closed on the remaining $150,000 of investment pursuant to the PIPE Subscription Agreements and issued an aggregate of 13,173 shares of Class A Common Stock to the PIPE Investors. Additionally, the Company has $7 million available which may be borrowed under a line of credit from an affiliate of Harry You, of which $300,000 has been borrowed as of the date of this prospectus.

RET will need additional capital to pursue its business objectives. RET’s business and its future plans for expansion are capital-intensive and the specific timing of cash inflows and outflows may fluctuate substantially from period to period. However, we cannot assure you that the Company will be able to obtain additional capital for its five-year business plan. See “Risk Factors - RET will need additional capital to pursue its business objectives and respond to business opportunities, challenges or unforeseen circumstances, and it cannot be sure that additional financing will be available.”

A capital efficient approach to product development and go-to-market will be an essential catalyst to organic growth of RET’s platform. One of the key aspects of RET’s financial profile is that the technology is proven and does not require further development costs. All R&D expenses will be dedicated to building new products to enhance RET’s comprehensive rain enhancement platform. RET has assumed a conservative case around key components of operating burn until RET is expected to become profitable in 2028.

Risks and Uncertainties

United States and global markets are experiencing volatility and disruption following the geopolitical instability resulting from the ongoing Russia-Ukraine conflict and the Israel-Hamas conflict. In response to the ongoing Russia-Ukraine conflict, the North Atlantic Treaty Organization (“NATO”) deployed additional military forces to eastern Europe, and the United States, the United Kingdom, the European Union and other countries have announced various sanctions and restrictive actions against Russia, Belarus and related individuals and entities, including the removal of certain financial institutions from the Society for Worldwide Interbank Financial Telecommunication (SWIFT) payment system. Certain countries, including the United States, have also provided and may continue to provide military aid or other assistance to Ukraine and to Israel, increasing geopolitical tensions among a number of nations. The invasion of Ukraine by Russia and the Israel-Hamas conflict and the resulting measures that have been taken, and could be taken in the future, by NATO, the United States, the United Kingdom, the European Union, Israel and its neighboring states and other countries have created global security concerns that could have a lasting impact on regional and global economies. Although the length and impact of the ongoing conflicts are highly unpredictable, they could lead to market disruptions, including significant volatility in commodity prices, credit and capital markets, as well as supply chain interruptions and increased cyber-attacks against U.S. companies. Additionally, any resulting sanctions could adversely affect the global economy and financial markets and lead to instability and lack of liquidity in capital markets.

Any of the above mentioned factors, or any other negative impact on the global economy, capital markets or other geopolitical conditions resulting from the Russian invasion of Ukraine, the Israel-Hamas conflict and subsequent sanctions or related actions, could adversely affect our operating activities.

Results of Operations

From November 10, 2022 (inception) through September 30, 2024, RET has not yet generated any revenue, and our ability to generate revenue sufficient to achieve profitability will depend on our ability to successfully build and commercialize ionization rainfall generation technology. RET expects to engage clients through a subscription-based model, where clients sign a contract that will provide them with hardware, ongoing maintenance and analysis of the rain generated by the system. Installation of the hardware is expected to be provided by either the client or by RET, at additional cost to the client. These contracts are expected to represent a combined, stand-ready performance obligation to provide access to the rain generation systems and revenue is expected to be recognized based on its clients’ subscription to and usage of the rain generation systems.

For the three months ended September 30, 2024, RET had net loss of approximately $2.2 million, which consisted mainly of general and administrative expenses of approximately $2.2 million and interest expense in connection with the Note of approximately $7,500, partially offset by minimal interest income earned from operating cash.

For the nine months ended September 30, 2024, RET had net loss of approximately $2.5 million, which consisted mainly of general and administrative expenses of approximately $2.5 million, minimal franchise tax expenses and interest expense in connection with the Note of approximately $22,000, partially offset by minimal interest income earned from operating cash.

For the three months ended September 30, 2023, RET had net loss of approximately $35,000, which consisted of general and administrative expenses of approximately $28,000, minimal franchise tax expenses and interest expense in connection with the Note of approximately $7,500, partially offset by minimal interest income earned from operating cash.

For the nine months ended September 30, 2023, RET had net loss of approximately $387,000, which consisted mainly of general and administrative expenses of approximately $367,000, minimal franchise tax expenses and interest expense in connection with the Note of approximately $20,000, partially offset by minimal interest income earned from operating cash.

For the year ended December 31, 2023, RET had net loss of approximately $437,000, which consisted of general and administrative expenses of approximately $410,000, minimal franchise tax expenses and interest expense in connection with the Note of approximately $27,000, partially offset by minimal interest income earned from operating cash.

For the period from November 10, 2022 (inception) through December 31, 2022, RET had net loss of approximately $1.3 million, which consisted mainly of general and administrative expenses (of which approximately $970,00 was for stock based compensation expenses to officers).

Going Concern Consideration

As of September 30, 2024, RET had approximately $240,000 in cash and had a working capital deficit of approximately $1.3 million.

RET’s liquidity needs through September 30, 2024 were provided from proceeds from the issuance of stocks of approximately $525,000 (excluding $450,000 in subscription receivable), loans from certain officers and investors pursuant to the promissory note for an aggregate amount of $600,000 and advances from certain investor. As of September 30, 2024, RET has approximately $204,000 in outstanding amount for advances received from such investor. RET expects that its operating expenses and investment in asset development and technologies will continue to increase.

RET’s primary uses of cash are to fund its operations as it continues to grow its business. RET will require a significant amount of cash for expenditures as it invests in ongoing research and development. Until such time as RET can generate significant revenue from sales of its rain generation systems, if ever, it expects to finance its cash needs through public or private equity or debt financings or other capital sources, including potential collaborations and other similar arrangements. However, RET may be unable to raise additional funds or enter into such other arrangements when needed on favorable terms or at all. To the extent that RET raises additional capital through the sale of equity or convertible debt securities, the ownership interest of its stockholders will be or could be diluted, and the terms of these securities may include liquidation or other preferences that adversely affect the rights of its common stockholders. Debt financing and equity financing, if available, may involve agreements that include covenants limiting or restricting its ability to take specific actions, such as incurring additional debt, making capital expenditures or declaring dividends. If RET raises funds through collaborations, or other similar arrangements with third parties, it may have to relinquish valuable rights to the rain generation technology on terms that may not be favorable to RET and/or may reduce the value of RET common stock. If RET is unable to raise additional funds through equity or debt financings when needed, it may be required to delay, limit, reduce or terminate its rain generation development efforts. RET’s future capital requirements and the adequacy of available funds will depend on many factors, including those set forth in the section titled “Risk Factors.”

In connection with RET’s assessment of going concern considerations in accordance with FASB ASC Topic 205-40, “Basis of Presentation - Going Concern,” RET’s management has determined that the liquidity condition raises substantial doubt about RET’s ability to continue as a going concern. No adjustments have been made to the carrying amounts of assets or liabilities. Management plans to consummate a merger with Coliseum and expects to receive financing to meet its obligations through one year from the date of this prospectus; however, no financing is currently committed. The unaudited condensed consolidated financial statements do not include any adjustments that might be necessary if RET is unable to continue as a going concern.

Cash Flows

For the nine months ended September 30, 2024, net cash used in operating activities was approximately $167,000, net cash used in investing account was approximately $46,000, and net cash provided by financing activities was approximately $415,000. Net loss of approximately $2.5 million was partially offset by non-cash activities, including stock based compensation expense of approximately $1.9 million, amortization expense of $9,000, and expenses paid by related parties on behalf of RET of approximately $196,000, and also changes in operating assets and liabilities used approximately $216,000 of cash for operating activities. Cash used in investing activities consisted solely of payment for building Equipment of approximately $46,000. Cash provided by financing activities resulted from issuance of Class A and Class B common stock of $340,000 and $75,000, respectively.

For the nine months ended September 30, 2023, net cash used in operating activities was approximately $212,000, net cash used in investing account was approximately $223,000, and net cash provided by financing activities was approximately $440,000. Net loss of approximately $387,000 was partially offset by non-cash activities, including stock based compensation expense of approximately $4,000, amortization expense of $9,000, and expenses paid by related parties on behalf of RET of approximately $9,000, and also changes in operating assets and liabilities used approximately $153,000 of cash for operating activities. Cash used in investing activities consisted solely of payment for building Equipment of approximately $223,000. Cash provided by financing activities resulted from issuance of common stock and Series A preferred stock of $1,998 and $8,000, respectively, and from the remaining proceeds of approximately $447,000 pursuant to the Note, partially offset by repayment off advances to certain officer approximately $17,000.

For the year ended December 31, 2023, net cash used in operating activities was approximately $238,000, net cash used in investing account was approximately $264,000, and net cash provided by financing activities was approximately $440,000. Net loss of approximately $437,000 was affected by stock based compensation expense of approximately $3,800, amortization expense of $12,000, expenses paid by related parties on behalf of RET of approximately $11,000, and changes in operating assets and liabilities used approximately $171,000 of cash for operating activities. Cash used in investing activities consisted solely of payment for building Equipment of approximately $264,000. Cash provided by financing activities resulted from issuance of common stock and Series A preferred stock of $1,998 and $8,000, respectively, and from the remaining proceeds of approximately $447,000 pursuant to the Note, partially offset by repayment off advances to certain officer approximately $17,000.

Contractual Obligations and Commitments

Consulting Agreement for Rainfall Ionization Equipment

In November 2022, RET entered into a consulting agreement, which was later amended on December 8, 2022, with Scott Morris to engage him as senior technology advisor. RET agreed to pay Mr. Morris a one-time fee upon execution of the agreement (“First-time fee”) and a consulting fee of AUD 250,000 per year (equivalent to approximately $170,000 as of December 31, 2022) as well as certain bonuses that will be paid upon reaching certain milestones. In May 2023, Mr. Morris met a significant milestone in improving the design and a bonus of AUD 25,000 was paid in June 2023 (or approximately $13,000).

In connection with the consulting agreement, we also agreed to obtain from Mr. Morris an irrevocable, perpetual, non-exclusive license under certain engineering designs in connection with rainfall ionization equipment and systems. RET accrued the consideration of the license agreement with Mr. Morris on the accompanying balance sheet to RET’s financial statements as of December 31, 2022 as an intangible asset with a ten-year useful life and fully paid this amount in June 2023.

In May 2024, RET entered into an agreement with Mr. Morris for the storage of RET’s ionization rays.

As of the date of this prospectus, the storage agreement and the technology license were still in effect, however the consulting agreement was ended and RET was in conversations with Mr. Morris about any ongoing relationship.

Off-Balance Sheet Arrangements

RET did not have off-balance sheet arrangements as of September 30, 2024 or December 31, 2023, and does not currently have, any off-balance sheet financing arrangements or any relationships with unconsolidated entities or financial partnerships, including entities sometimes referred to as structured finance or special purpose entities, that were established for the purpose of facilitating off-balance sheet arrangements or other contractually narrow or limited purposes.

Critical Accounting Estimates

RET’s financial statements included in this prospectus have been prepared in accordance with U.S. GAAP and pursuant to the rules and regulations of the SEC.

Preparation of RET’s financial statements requires RET to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities. RET also makes estimates and assumptions on revenue generated and reported expenses incurred during the reporting periods. Its estimates are based on its historical experience and on various other factors that it believes are reasonable under the circumstances. The results of these estimates form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates.

While RET’s significant accounting policies are described in the notes to its financial statements included elsewhere in this prospectus, RET management believes there was no critical accounting estimates identified during the nine months ended September 30, 2024 or the year ended December 31, 2023.

Equipment

RET capitalizes its cost to build its rainfall ionization equipment (the “Equipment”), including materials and allocated labor costs. In July 2023, RET finished building the Equipment and transferred its capitalized cost from Construction in-process to Equipment. As soon as the Equipment is placed in service upon agreement with the clients, RET will begin to depreciate those assets on a straight- line basis over the estimated useful lives of the assets, generally 10 to 15 years. At the time of retirement or other disposition of the Equipment, the cost and accumulated depreciation will be removed from the accounts and the resulting gain or loss, if any, will be reflected in operations. As of September 30, 2024,, no Equipment has been placed in service.

Intangible Assets

Recognized intangible assets have finite lives and include acquired licenses for market-ready technology and designs of weather modification and rainfall ionization equipment. Intangible assets acquired separately are measured on initial recognition at cost. Following initial recognition, intangible assets are carried at cost less any accumulated depreciation and accumulated impairment losses.

Intangible assets with finite lives are amortized using the straight-line method over the estimated useful economic life. The amortization period and the amortization method for an intangible asset with a finite useful life are reviewed at least at the end of each reporting period. Changes in the expected useful life or the expected pattern of consumption of future economic benefits embodied in the asset are considered to modify the amortization period or method, as appropriate, and are treated as changes in accounting estimates. The amortization expense on intangible assets with finite lives is recognized in the statements of operations and in the expense category that is consistent with the function of the intangible assets.

Intangible assets with finite lives are tested for impairment whenever events or changes in circumstances indicate the carrying amount may not be recoverable. These conditions may include a change in the extent or manner in which the asset is being used or a change in future operations. RET assesses the recoverability of the carrying amount by preparing estimates of future revenue, margins, and cash flows. If the sum of expected future cash flows (undiscounted and without interest charges) is less than the carrying amount, an impairment loss is recognized. The impairment loss recognized is the amount by which the carrying amount exceeds the fair value of the asset. Fair value of these assets may be determined by a variety of methodologies, including discounted cash flow models.

Stock Compensation

RET’s policy is to account for stock-based compensation expense in accordance with FASB ASC Topic 718, “Compensation-Stock Compensation” (“ASC 718”). Under ASC 718, stock-based compensation associated with equity awards is measured at fair value upon the grant date and recognized over the requisite service period. To the extent a stock-based award is subject to a performance condition, the amount of expense recorded in a given period, if any, reflects an assessment of the probability of achieving such performance condition, with compensation recognized once the event is deemed probable to occur. Forfeitures are recognized as incurred.

Recent Accounting Pronouncements

Our management does not believe that any recently issued, but not yet effective, accounting standards updates, if currently adopted, would have a material effect on RET’s financial statements.

Emerging Growth Company Status

Holdco is an emerging growth company, as defined in the JOBS Act. Under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards issued subsequent to the enactment of the JOBS Act, until such time as those standards apply to private companies.

Holdco is likely to elect to use this extended transition period for complying with new or revised accounting standards that have different effective dates for public and private companies until the earliest of: (i) the last day of the fiscal year in which Holdco has at least $1.235 billion in annual revenue; (ii) the date Holdco qualifies as a “large accelerated filer,” with at least $700.0 million of equity securities held by non-affiliates; (iii) the date on which Holdco has issued, in any three-year period, more than $1.0 billion in non-convertible debt securities; (iv) the fifth anniversary of the effectiveness of our registration statement on Form S-4 in connection with the Business Combination; and (iv) the date that Holdco affirmatively and irrevocably opts out of the extended transition period provided in the JOBS Act. As a result, Holdco’s financial statements may not be comparable to companies that comply with the new or revised accounting pronouncements as of public company effective dates.

COLISEUM MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of Coliseum’s financial condition and results of operations of Coliseum Acquisition Corp. (for purposes of this section, “Coliseum”, “we,” “us” and “our”) is as of September 30, 2024, and does not reflect subsequent events after the Business Combination Closing on December 31, 2024. At the Closing of the Business Combination, Coliseum was merged out of existence.

This discussion should be read in conjunction with the unaudited condensed consolidated financial statements of Coliseum as of and for the three and nine months ended September 30, 2024 and the audited financial statements of Coliseum as of and for the year ended December 31, 2023, and the notes thereto, contained elsewhere in this prospectus. This discussion contains forward-looking statements reflecting our current expectations, estimates and assumptions concerning events and financial trends that may affect our future operating results or financial position. Actual results and the timing of events may differ materially from those contained in these forward-looking statements due to a number of factors, including those discussed in the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” appearing elsewhere in this prospectus.

Overview

We are a blank check company incorporated on February 5, 2021, as a Cayman Islands exempted company and formed for the purpose of effectuating a merger, share exchange, asset acquisition, share purchase, reorganization or other similar business combination, involving one or more businesses.

As of September 30, 2024, we had aggregate funds held in the Trust Account of $20,055,086. We currently have until up to December 25, 2024 to complete our initial business combination. However, Nasdaq rules require that a special purpose acquisition company complete one or more business combinations within 36 months of the effectiveness of its IPO registration statement, which, in the case of Coliseum, was June 22, 2024. Accordingly, the SPAC Organizational Documents currently contravene Nasdaq rules.

On June 25, 2024, Coliseum received a notice from the Listing Qualifications Department of the Nasdaq Stock Market stating that, due to Coliseum’s non-compliance with Nasdaq Rule IM-5101-2, which requires a special purpose acquisition company to complete one or more business combinations within 36 months of the effectiveness of its IPO registration statement, Coliseum’s securities would be subject to suspension and delisting at the opening of business on July 5, 2024, unless Coliseum timely requested a hearing before the Nasdaq Hearings Panel. Coliseum requested a hearing before the Hearing Panel, which took place on August 8, 2024. On August 14, 2024, the Nasdaq Hearings Panel notified Coliseum that it granted Coliseum’s request for continued listing on Nasdaq and an exception to Nasdaq IM-5101-2. Specifically, Coliseum had 180 days from the date of the delisting notice, or until December 23, 2024, to complete its initial business combination, provided that Coliseum provides the Hearings Panel with certain progress updates relating to the status of the Business Combination.

Results of Operations

We have neither engaged in any operations nor generated any operating revenues to date. Our only activities for the period from February 5, 2021 (inception) through September 30, 2024 were organizational activities, those necessary to prepare for the initial public offering described below and, after the initial public offering, identifying a target company for a business combination. We do not expect to generate any operating revenues until after the completion of the Business Combination. We will generate non-operating income in the form of investment income on cash, cash equivalents and investments held after our initial public offering and will recognize other income and expense related to the change in fair value of warrant liabilities. We incur expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses.

For the three months ended September 30, 2024, we had net loss of $694,939, which resulted from general and administrative expenses of $1,059,346, loss that resulted from change in fair value of non-redemption agreement liabilities of $34,792, and change in fair value of deferred consulting fees of $6,069, and partially offset by interest income earned from cash and investments held in the Trust Account in the amount of $405,268.

For the nine months ended September 30, 2024, we had net loss of $1,371,799, which resulted from general and administrative expenses of 2,478,245 (of which $1,780,733 was expenses relating to the proposed Business Combination with RET), loss which resulted from change in fair value of warrant liabilities of $(82,250), change in fair value of non-redemption agreement liabilities of $23,600 and change in fair value of deferred consulting fees of $4,671, partially offset by interest income earned from cash held in the Trust Account in the amount of $1,216,967.

For the three months ended September 30, 2023, we had net income of $632,719, which resulted from interest income earned from cash and investments held in the Trust Account in the amount of $759,910, and change in fair value of warrant liabilities of $246,750, and partially offset by general and administrative expenses of $373,941.

For the nine months ended September 30, 2023, we had net income of $2,692,821, which resulted from interest income earned from cash and investments held in the Trust Account in the amount of $4,288,824, and a gain from extinguishment of deferred underwriting fees allocated to warrant liabilities of $275,625, partially offset by a loss on the change in fair value of warrant liabilities of $658,000 and general and administrative expenses of $839,687.

For the year ended December 31, 2023, we had net income of $3,099,661, which resulted from interest income earned from cash and investments held in the Trust Account in the amount of $4,950,119, gain resulted from change in fair value of non-redemption agreement liabilities of $221 and a gain from extinguishment of deferred underwriting fees allocated to warrant liabilities of $275,625, partially offset by a loss on the change in fair value of deferred consulting fees of $190, loss in connection with non-redemption agreement liabilities of $194,898 and general and administrative expenses of $1,931,216.

For the year ended December 31, 2022, we had net income of $7,596,243, which resulted from a gain on the change in fair value of warrant liabilities of $6,530,000 and a gain on investments held in the Trust Account in the amount of $2,317,796, partially offset by operating and formation costs of $1,251,553.

Liquidity and Capital Resources; Going Concern Consideration

For the nine months ended September 30, 2024, net cash used in operating activities was $0, which was due to net loss of $1,371,799, non-cash adjustments to net loss related to losses from change in its fair value of non-redemption agreements of $23,600, change in fair value of deferred consulting fees of $4,671, change in fair value of warrant liabilities of $82,250, and changes in operating assets and liabilities of $2,478,245, partially offset by interest earned from cash held in Trust Account of $1,216,967.

For the nine months ended September 30, 2023, net cash used in operating activities was $273,922, which was due to non-cash adjustments to net income related to a gain on investments held in the Trust Account of $4,288,824, and a gain from extinguishment of deferred underwriting fees allocated to warrant liabilities of $275,625, partially offset by net income of $2,692,821 and changes in operating assets and liabilities of $939,705, the non-cash adjustments to net income related to change in fair value of warrant liabilities of $658,000.

For the nine months ended September 30, 2024, net cash provided by investing activities was $12,131,639, which was the result of the cash withdrawn from the Trust Account to pay for redemptions of $12,181,639, partially offset by a $50,000 cash New Contribution deposited into the Trust Account in connection with the extension of the Combination Period.

For the nine months ended September 30, 2023, net cash provided by investing activities was $94,296,372, which was due to cash withdrawn from the Trust Account to pay for redemptions, partially offset by $400,000 cash Contributions deposited into Trust Account in connection with the extensions of the Combination Period.

For the nine months ended September 30, 2024, net cash used in financing activities was $12,131,639, which was due to amount paid out to shareholders for redemptions of $12,181,639, partially offset by a $50,000 cash New Contribution deposited into the Trust Account in connection with the extension of the Combination Period.

For the nine months ended September 30, 2023, net cash used in financing activities was $94,255,486, which was due to the amount paid out to shareholders for redemptions and the repayment of $9,114 in advances from the Previous Sponsor, partially offset by $400,000 cash Contributions deposited into the Trust Account received under the Convertible Note from related party in connection with the extensions of the Combination Period, and $50,000 in cash advanced by the Previous Sponsor.

For the year ended December 31, 2023, net cash used in operating activities was $273,922, which was due to non-cash adjustments to net income related to a gain from extinguishment of deferred underwriting fees allocated to warrant liabilities of $275,625, and a gain on investments held in the Trust Account of $4,950,119, loss in connection with non-redemption agreements of $194,898 and gain resulted from change in its fair value of $221, partially offset by initial fair value of deferred consulting fees of $31,043 and change in its fair value of $190, by net income of $3,099,661 and changes in operating assets and liabilities of $1,657,294, the non-cash adjustments to net income related to change in fair value of deferred consulting fees of $190.

For the year ended December 31, 2022, net cash used in operating activities was $568,909, which was due to non-cash adjustments to net income related to the change in fair value of warrant liabilities of $6,530,000 and a gain on investments held in the Trust Account of $2,317,796, partially offset by net income of $7,596,243 and changes in operating assets and liabilities of $682,644.

For the year ended December 31, 2023, net cash provided by investing activities was $126,328,896, which was the result of the cash withdrawn from the Trust Account to pay for redemptions of $126,828,896, partially offset by cash used to deposit in Trust Account in connection with the extensions of $500,000.

There were no cash flows from investing activities for the year ended December 31, 2022.

Net cash used in financing activities for the year ended December 31, 2023, of $126,288,010 was comprised of the payment to shareholders of $126,828,896 for redemption and repayment of advances to the Previous Sponsor of $9,114, partially offset by proceeds from related party for the extension loans of $500,000 and advances of $50,000 received from Previous Sponsor.

There were no cash flows from financing activities for the year ended December 31, 2022.

As of September 30, 2024, Coliseum had no cash held outside of the Trust Account and a working capital deficit of $4,797,417. Coliseum has incurred and expects to continue to incur significant costs in pursuit of its acquisition plans.

In addition, in order to provide the Contribution and to finance transaction costs in connection with a Business Combination, we issued a Convertible Note to the New Sponsor with a principal amount up to $1.5 million on June 22, 2023, as discussed above. As of September 30, 2024, Coliseum had $550,000 outstanding under the Convertible Note. On each of October 25, 2024 and November 23, 2024, we borrowed an additional $50,000 under the Convertible Note to deposit in the Trust Account as a New Contribution in connection with the extension through December 25, 2024, increasing the aggregate outstanding balance under the Convertible Note to $650,000.

In connection with the management’s assessment of going concern considerations in accordance with Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) Topic 210-40, “Presentation of Financial Statements — Going Concern,” our management has determined that the liquidity condition and mandatory liquidation, should a Business Combination not occur, and potential subsequent dissolution raises substantial doubt about our ability to continue as a going concern through the earlier of the liquidation date or the completion of the Business Combination. We plan to address this uncertainty through consummating the Business Combination. There is no assurance that our plans to consummate the Business Combination will be successful or successful within the Combination Period. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Contractual Obligations

Registration Rights

The holders of the Class B Ordinary Shares, Private Placement Warrants and warrants that may be issued upon conversion of Working Capital Loans (and any Class A Ordinary Shares issuable upon the conversion of the Class B Ordinary Shares or exercise of the Private Placement Warrants) (the “Registration Rights Holders”) have registration rights to require us to register a sale of any of its securities held by them pursuant to a registration rights agreement. The holders of these securities are entitled to make up to three demands, excluding short form demands, that we register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of a Business Combination. We will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting Agreement

We granted Stifel a 45-day option to purchase up to 2,250,000 additional Units to cover over-allotments at the initial public offering price, less the underwriting discounts and commissions, which the underwriter did not exercise and expired on August 6, 2021.

Stifel was paid a cash underwriting fee of $0.20 per unit, or $3,000,000 in the aggregate. In addition, $0.375 per unit, or $5,625,000 in the aggregate was to be payable to the underwriter for deferred underwriting commissions (“Deferred Underwriting Fee”). The Deferred Underwriting Fee was to become payable to Stifel from the amounts held in the Trust Account solely in the event that we complete a business combination, subject to the terms of the underwriting agreement.

Effective as of June 12, 2023, Stifel waived its entitlement to the Deferred Underwriting Fee in the amount of $5,625,000. We recognized $5,349,375 of the Deferred Underwriting Fee waiver as a reduction to the carrying value of Public Shares subject to redemption with the remaining balance of $275,625 recognized as a gain from extinguishment of liability allocated to warrant liabilities in the statements of operations, which represents the original amount expensed in our initial public offering.

Convertible Promissory Note — Related Parties

In connection with the Contribution and advances the New Sponsor may make in the future to Coliseum for working capital expenses, on June 22, 2023, Coliseum issued a Convertible Note to our New Sponsor with a principal amount of $1.5 million. The Convertible Note bears no interest and is repayable in full upon the earlier of (a) the date of the consummation of the Business Combination, or (b) the date of Coliseum’s liquidation. If Coliseum does not consummate the Business Combination by the end of the Combination Period, the Convertible Note will be repaid only from funds held outside of the Trust Account or will be forfeited, eliminated or otherwise forgiven. Upon the consummation of the Business Combination, the outstanding principal of the Convertible Note may be converted into warrants, at a price of $1.50 per warrant, at the option of New Sponsor. Such warrants will have terms identical to the Coliseum Private Placement Warrants. As of December 31, 2023, we had $500,000 outstanding under the Convertible Note.

The option to convert the Convertible Note into warrants qualifies as an embedded derivative under ASC 815 and is required to be recognized at fair value with subsequent changes in fair value recognized in our statements of operations each reporting period until the Convertible Note is repaid or converted. As of the funding date and September 30, 2024, the fair value of the embedded conversion option had a de minimis value.

Non-Redemption Agreements

In connection with the November Meeting, Coliseum and the Sponsor Affiliate entered into Non-Redemption Agreements with Non-Redeeming Shareholders, pursuant to which the Non-Redeeming Shareholders agreed not to redeem an aggregate of 2,023,236 Public Shares and to vote all of such shares in favor of the proposals brought before the November Meeting. In exchange for these commitments from the Non-Redeeming Shareholders, the Sponsor Affiliate agreed to forfeit and surrender for no consideration at the closing of Coliseum’s initial business combination (i) the First Tranche of 455,228 Founder Shares in consideration of the extension to June 25, 2024, and (ii) if applicable, the Second Tranche of 151,743 Founder Shares in consideration for the Optional Extension to September 25, 2024 (collectively, an aggregate of 606,971 Forfeited Shares), and we agreed to issue to the Non-Redeeming Shareholders a number of newly issued Class A Ordinary Shares in an amount equal to the Forfeited Shares. Our management determined that the contingent share forfeiture by the Sponsor Affiliate and contingent share issuance to the Non-Redeeming Shareholders is a single unit of account (hereinafter referred to as the “Contingent Forward”). The Contingent Forward is classified as a liability.

As of September 30, 2024 and December 31, 2023, the aggregate fair value of the Contingent Forward was $218,277 and $194,677, respectively. We recognized a loss in change in the fair value of non-redemption agreements of $34,792 and $23,600 for the three and nine months ended September 30, 2024, respectively.

Deferred Consulting Fee

On November 22, 2023, in connection with the November 2023 extension, we engaged Meteora, who also holds certain of our Public Shares, to provide us with consulting, advisory and related services. We agreed to pay Meteora $250,000 upfront in cash and a Deferred Consulting Fee at the Closing in cash equal to the product of (i) 100,000 and (ii) the Redemption Price. In order for Meteora to receive the Deferred Consulting Fee in the form of cash, Meteora must not redeem 100,000 Public Shares at the time of the Business Combination redemption deadline. If Meteora does not hold 100,000 Public Shares through the redemption deadline for the Business Combination, Meteora will receive 100,000 Founder Shares at the time of Closing in lieu of the cash payment of the Deferred Consulting Fee.

The obligation, which may be share-settled, is an equity-linked financial instrument that is required to be recognized as a liability at fair value, with changes in fair value recognized in the Company’s statements of operations. We recognized the initial fair value of the Deferred Consulting Fee as a liability, upon execution of the consulting agreement in November 2023. As of September 30, 2024 and December 31, 2023, the fair value of the Deferred Consulting Fee was $35,904 and $31,233, respectively. Loss resulted from change in fair value of such instrument of $6,069 and $4,671 was recognized in the Company’s statements of operations for the three and nine months ended September 30, 2024, respectively.

Critical Accounting Policies and Estimates

The preparation of financial statements and related disclosures in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and revenues and expenses during the periods reported. Actual results could materially differ from those estimates. We have identified the following accounting policies as those that require significant judgments, assumptions and estimates and that have a significant impact on our financial condition and results of operations. These policies are considered critical because they may result in fluctuations in our reported results from period to period due to the significant judgments, estimates and assumptions about highly complex and inherently uncertain matters and because the use of different judgments, assumptions or estimates could have a material impact on our financial condition or results of operations. We evaluate our critical accounting estimates and judgments required by our policies on an ongoing basis and update them as appropriate based on changing conditions.

Derivative Financial Instruments

We do not use derivative instruments to hedge exposures to cash flow, market, or foreign currency risks. We evaluate all of our financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives, pursuant to ASC 480 and FASB ASC Topic 815,” Derivatives and Hedging” (“ASC 815”). The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is re-assessed at the end of each reporting period. The assessment considers whether the financial instruments are freestanding financial instruments pursuant to ASC 480, meet the definition of a liability pursuant to ASC 480, and whether the financial instruments meet all of the requirements for equity classification under ASC 815, including whether the financial instruments are indexed to our own ordinary shares, among other conditions for equity classification.

For issued or modified warrants that meet all of the criteria for equity classification, the warrants are required to be recorded as a component of additional paid-in capital at the time of issuance. For issued or modified warrants that do not meet all the criteria for equity classification, the warrants are required to be recorded as liabilities at their initial fair value on the date of issuance, and at each balance sheet date thereafter. Changes in the estimated fair value of the liability-classified warrants are recognized as a non-cash gain or loss on the statements of operations. The initial estimated fair value of the Public Warrants was measured using a Monte Carlo simulation approach. The initial and subsequent fair value estimates of the Private Placement Warrants and the subsequent fair value estimates of the Public Warrants when trading volume is low are measured using a modified Black-Scholes option pricing model.

The contingent share receipt and contingent share issuance called for in the Non-Redemption Agreements is a single unit of account, representing a Contingent Forward. Issuance of the Contingent Forward is liability-classified until exercise or expiration of the Optional Extension, at which time classification of the Contingent Forward will be re-assessed. The initial fair value of the Contingent Forward was recognized as a liability in the balance sheet with an offset to non-operating expenses. Subsequent changes in fair value of the liability are recognized in earnings until such time that the instrument ceases to be liability-classified or settles.

Public Shares Subject to Possible Redemption

The Public Shares issued in our initial public offering contain a redemption feature which allows for the redemption of such Public Shares in connection with our liquidation, if there is a shareholder vote or tender offer in connection with the Business Combination and in connection with certain amendments to our second amended and restated certificate of incorporation. In accordance with SEC and its staff’s guidance on redeemable equity instruments, which has been codified in ASC 480, redemption provisions not solely within our control require ordinary shares subject to redemption to be classified outside of permanent equity. Therefore, the carrying value of all Public Shares have been classified outside of permanent equity.

We recognize changes in redemption value immediately as they occur and adjusts the carrying value of redeemable Public Shares to equal the redemption value at the end of each reporting period. Increases or decreases in the carrying amount of redeemable ordinary shares are affected by charges against additional paid in capital and accumulated deficit.

Net Income (loss) Per Ordinary Share

We comply with accounting and disclosure requirements of FASB ASC Topic 260, “Earnings Per Share.” Net income per ordinary share is computed by dividing net income by the weighted average number of ordinary shares outstanding during the period. Remeasurement associated with the Class A Ordinary Shares is excluded from net income per share as the redemption value approximates fair value.

Therefore, the net income (loss) per share calculation allocates income shared pro rata between Public Shares and a combination of Class B Ordinary Shares and non-redeemable Class A Ordinary Shares. As a result, the calculated net income per ordinary share is the same for Public Shares and a combination of Class B Ordinary Shares and non-redeemable Class A Ordinary Shares. We have not considered the effect of the outstanding warrants to purchase an aggregate of 8,225,000 shares in the calculation of diluted net income (loss) per share, since the exercise of the warrants are contingent upon the occurrence of future events. As a result, diluted income per share is the same as basic income per share for the periods presented.

Recent Accounting Standards

Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on our financial statements.

EXECUTIVE AND DIRECTOR COMPENSATION

Director and Officer Compensation of RET Prior to the Business Combination

This section discusses the material components of the fiscal year 2024 executive compensation programs for the executive officers of RET who were “named executive officers” for 2024. For information regarding the compensation programs of Holdco following the completion of the Business Combination, which may differ materially from the programs summarized or referred to in this discussion, see “- Director and Officer Compensation of Holdco.”

As an emerging growth company and smaller reporting company, SEC rules require that we make compensation disclosure for our principal executive officer and two other most highly compensated executive officers, referred to in this section as our named executive officers.

Introduction

The primary objective of RET’s executive compensation program is to attract and retain talented executives to effectively manage and lead the company.

Our named executive officers for 2024 were:

●	Paul T. Dacier, Executive Chairman

●	Chris Riley, Chief Executive Officer

Summary Compensation Table

No named executive officer received compensation for services rendered to us during 2024. RET’s non-employee directors did not receive any compensation from RET during 2024. On August 22, 2024, the RET Board approved the adoption of an equity incentive plan (the “2024 Equity Incentive Plan”). Prior to the Business Combination closing, the 2024 Equity Incentive Plan allowed up to 2,000 shares of RET’s Class A common stock, with an exercise price of not less than 100% of the fair market value on the date the awards are granted.

RET Executive Employment Agreement

On June 26, 2024, RET entered into an employment agreement (the “Employment Agreement”) with Christopher Riley for the position of Chief Executive Officer. The Employment Agreement was terminated effective as of January 30, 2025, as discussed in more detail below. While in effect, the Employment Agreement provided for “at-will” employment and became effective on December 10, 2024 (the “Effective Date”). Prior to the Effective Date, Mr. Riley was to be compensated at an hourly rate for services performed relating to the Company’s commercial operation (the “Hourly Services”). After the Effective Date, Mr. Riley was to be paid an annual base salary of $500,000, paid in accordance with RET’s customary payroll practices. Mr. Riley’s base salary was subject to review after RET has generated at least $100 million in revenue in any fiscal year, and he was eligible for an annual cash bonus of up to 200% of his base salary contingent on Company and personal performance goals established by the board of directors or the compensation committee of the board of directors. In addition, the Employment Agreement provided that, within 90 days following the Effective Date, RET would issue to Mr. Riley a bonus retention note in the principal amount of $5,000,000, bearing interest at the applicable federal rate published by the Internal Revenue Service for instruments having a term between 3 and 9 years. The outstanding principal balance of the note and accrued unpaid interest would be due and payable on the four-year anniversary of the Effective Date, contingent on Mr. Riley’s continued employment. The payment of the note is subject to acceleration upon termination of Mr. Riley’s employment without Cause (as defined in the Employment Agreement) following the one year anniversary of the Business Combination Closing Date, or upon a change of control of RET. Following the Effective Date, and upon approval by the compensation committee of the board of directors, the Employment Agreement provided that Mr. Riley would be granted an option to purchase a number of shares of RET Class A Common Stock equal to 8% of RET’s fully diluted outstanding shares at such time, at an exercise price equal to the greater of (i) the per share value of the RET Class A Common Stock at a $200,000,000 valuation and (ii) the fair market value of the RET Class A Common Stock on the date of grant. Mr. Riley’s options will vest as follows: (x) 50% on the one-year anniversary of Mr. Riley beginning to provide the Hourly Services and (y) 50% on the two-year anniversary of the Closing Date. Mr. Riley was not granted any Options pursuant to the Employment Agreement before his resignation.

Upon termination of Mr. Riley’s employment, pursuant to the Employment Agreement, he would be entitled to be paid his unpaid base salary through the termination date, unreimbursed business expenses, and any vested non-forfeitable amounts owing or accrued as of the termination date, in each case in accordance with RET’s policies and practices. In addition, (i) in the event that Mr. Riley’s employment is terminated by RET without Cause, then RET will pay Mr. Riley an amount in cash equal to 12 months of his then-current base salary in equal installments over the 12-month period following his termination (the “Severance Payment”), and (ii) in the event Mr. Riley’s employment is terminated by RET without Cause upon or within 12 months following a Change in Control (as defined in RET’s incentive plan), provided such Change in Control constitutes a change in control under Section 409A of the Internal Revenue Code, then, in addition to the Severance Payment, any unvested equity awards will immediately vest and become exercisable. Such Severance Payment and award vesting acceleration are further conditioned upon Mr. Riley executing a general release of claims within 60 days following termination.

Pursuant to the Employment Agreement, Mr. Riley was also eligible to participate in the Company’s benefit plans and programs, including vacation and health insurance.

On January 29, 2025, Mr. Riley, Holdco and RET entered into a letter agreement whereby Mr. Riley resigned as Co-Chief Executive Officer of Holdco and RET effective as of January 30, 2025 (the “Termination Letter”). Pursuant to the Termination Letter, in lieu of all other compensation and payments of any kind due and payable under the Employment Agreement, Mr. Riley will be paid for consulting services rendered in an amount of $124,500, payable in 18 monthly installments beginning in February 2025. Additionally, conditioned on approval by the Compensation Committee of the Board, the Termination Letter provides that Mr. Riley will be granted 10,000 shares of Class A Common Stock of the Company vesting one year from the date of grant.

Director and Officer Compensation of Holdco

Employment Agreements

On December 31, 2024, the Closing Date of the Business Combination, Holdco and Randy Seidl entered into a binding offer letter (the “Offer Letter”), pursuant to which Mr. Seidl was offered, and accepted, the position of Chief Executive Officer of Holdco. Pursuant to the Offer Letter, Mr. Seidl’s annual base salary is $500,000, paid in accordance with Holdco’s normal payroll practice. Further, the Offer Letter provides that Mr. Seidl will be eligible to earn an annual bonus with a target of 200% of base salary, based upon mutually agreed performance objectives and the terms and conditions of Holdco’s annual bonus program in effect from time to time. The Offer Letter provides that within 30 days of the effective date of the offer letter, Holdco shall issue to Mr. Seidl an unsubordinated unsecured note (the “Note”) with a four-year term with a face value of $5,000,000, which shall accrue interest at a rate equal to the applicable federal rate most recently published by the IRS as of the date of the Note and which shall become due and payable on the earlier to occur of (x) the four-year anniversary of the date of the Note, subject to Mr. Seidl’s continued service with Holdco through such date, (y) if Holdco terminates Mr. Seidl’s employment without cause following the Business Combination, the date of such termination, and (z) the date on which a change in control is consummated.

Mr. Seidl will be eligible to participate in Holdco’s comprehensive employee benefit offerings, including a 401(k) plan and various health and welfare benefits. The Offer Letter also provides that Mr. Seidl will be eligible to participate in any additional executive-level plans that Holdco may adopt for similarly situated employees.

Mr. Seidl’s employment with Holdco is “at-will,” meaning either Holdco or Mr. Seidl may terminate Mr. Seidl’s employment at any time for any reason. Upon termination, Mr. Seidl will be entitled to any earned but unpaid base salary and reimbursement of any expense properly incurred through the date of termination, and, if Mr. Seidl is terminated by Holdco without cause, payment of the Note.

Overview of Anticipated Executive Compensation Program

Decisions with respect to the compensation of Holdco’s executive officers, including our named executive officers, will be made by the compensation committee of the Board. The following discussion is based on the present expectations as to the compensation of our named executive officers and directors for 2025. The actual compensation of our named executive officers will depend on the judgment of the members of the compensation committee and may differ from that set forth in the following discussion. Such compensation will also generally be governed by our executive officers’ employment agreements, as in effect from time to time, including as described above.

We expect Holdco’s executive compensation program will be designed to:

●	attract, retain and motivate senior management leaders who are capable of advancing RET’s mission and strategy and, ultimately, creating and maintaining its long-term equity value. Such leaders must engage in a collaborative approach and possess the ability to execute its business strategy in an industry characterized by competitiveness and growth;

●	reward senior management in a manner aligned with Holdco’s financial performance; and

●	align senior management’s interests with Holdco’s equity owners’ long-term interests through equity participation and ownership.

We anticipate that compensation for our executive officers will have the following components: base salary, cash bonus opportunities, equity compensation, employee benefits, and severance protections. Base salaries, employee benefits, and severance protections will be designed to attract and retain senior management talent. We will also use annual cash bonuses and equity awards to promote performance-based pay that aligns the interests of our named executive officers with the long-term interests of our stockholders and enhances executive retention.

Other Compensation and Benefits

Holdco expects to offer various employee benefit plans to employees, including its named executive officers, including health, dental, vision, life and disability insurance benefits, as well as the 401(k) profit sharing plan. For more information, see “Executive and Director Compensation of RET — Narrative Disclosure to Summary Compensation Table.” We may also provide our named executive officers with perquisites and personal benefits that are not generally available to all employees.

Director Compensation

Our compensation committee will determine the annual compensation to be paid to the members of the Board. The expected material terms of such director compensation are not yet known.

Holdco Incentive Plan

On December 19, 2024, prior to the completion of the Business Combination, Holdco’s sole director and sole shareholder approved the Rain Enhancement Technologies Holdco, Inc. 2024 Equity Incentive (the “2024 Incentive Plan”) under which Holdco may grant equity and equity-based incentive awards to officers, employees, non-employee directors and consultants. Pursuant to its terms, the 2024 Incentive Plan became effective on December 31, 2024, upon the Closing of the Business Combination.

Administration. The Compensation Committee of the Board (the “Committee”) will administer the 2024 Incentive Plan. The Committee will generally have the authority to designate participants, determine the type or types of awards to be granted to a participant, determine the terms and conditions of any agreements evidencing any awards granted under the 2024 Incentive Plan, accelerate the vesting or exercisability of, payment for or lapse of restrictions on, awards and to adopt, alter and repeal rules, guidelines and practices relating to the 2024 Incentive Plan. The Committee will have full discretion to administer and interpret the 2024 Incentive Plan and to make any other determinations and/or take any other action that it deems necessary or desirable for the administration of the 2024 Incentive Plan, and any such determinations or actions taken by the Committee shall be final, conclusive and binding upon all persons and entities. The Committee may delegate to one or more officers of Holdco or any affiliate the authority to act on behalf of the Committee with respect to any matter, right, obligation or election that is the responsibility of or that is allocated to the Committee in the 2024 Incentive Plan and that may be so delegated as a matter of law, except for grants of awards to persons subject to Section 16 of the Exchange Act.

Eligibility. Certain employees, directors, officers, advisors or consultants of Holdco or its affiliates are eligible to participate in the 2024 Incentive Plan.

Number of Shares Authorized. Holdco has initially reserved 747,168 shares of Class A Common Stock for the issuance of awards under the 2024 Incentive Plan. The number of shares reserved for issuance under the 2024 Incentive Plan will increase automatically on January 1 of each of 2025 through 2034 by the number of shares equal to 5.0% of the total number of outstanding shares (rounded down to the nearest whole share) of Class A Common Stock as of December 31 of the immediately preceding year. Notwithstanding anything to the contrary in the 2024 Incentive Plan, no more than the number of shares of Class A Common Stock initially reserved under the 2024 Incentive Plan may be issued pursuant to the exercise of incentive stock options (“ISOs”) under the 2024 Incentive Plan.

Shares of Class A Common Stock underlying awards under the 2024 Incentive Plan that are forfeited, canceled, expire unexercised or are settled in cash will be available again for new awards under the 2024 Incentive Plan. If there is any change in Holdco’s corporate capitalization, the Committee in its sole discretion may make substitutions or adjustments to the number of shares of Class A Common Stock reserved for issuance under the 2024 Incentive Plan, the number of shares of Class A Common Stock covered by awards then outstanding under the 2024 Incentive Plan, the limitations on awards under the 2024 Incentive Plan, the exercise price of outstanding options and such other equitable substitutions or adjustments as it may determine appropriate.

The 2024 Incentive Plan has a term of 10 years from the Closing, and no further awards may be granted under the 2024 Incentive Plan after that date.

Awards Available for Grant. The Committee may grant awards of nonqualified stock options, incentive stock options (“ISOs”), stock appreciation rights (“SARs”), restricted stock, restricted stock units (“RSUs”), other stock-based awards, other cash-based awards, dividend equivalents, and/or performance compensation awards or any combination of the foregoing.

Stock Options and Stock Appreciation Rights. Stock options provide for the purchase of shares of Class A Common Stock in the future at an exercise price set on the grant date. ISOs, in contrast to nonqualified stock options, may provide tax deferral beyond exercise and favorable capital gains tax treatment to their holders if certain holding period and other requirements of the Internal Revenue Code of 1986, as amended, are satisfied. SARs entitle their holder, upon exercise, to receive from us an amount in cash or shares equal to the appreciation of the shares subject to the award between the grant date and the exercise date. The exercise price of a stock option or SAR may not be less than 100% of the fair market value of the underlying share on the grant date (or 110% in the case of ISOs granted to certain significant stockholders), except with respect to certain substitute awards granted in connection with a corporate transaction. The term of a stock option or SAR may not be longer than 10 years from grant (or five years in the case of ISOs granted to certain significant stockholders).

Restricted Stock. Restricted stock is an award of nontransferable shares of Class A Common Stock that are subject to certain vesting conditions and other restrictions.

RSUs. RSUs are contractual promises to deliver shares of Class A Common Stock in the future, which may also remain forfeitable unless and until specified conditions are met and may be accompanied by the right to receive the equivalent value of dividends paid on shares of common stock prior to the delivery of the underlying shares (i.e., dividend equivalent rights). The Committee may provide that the delivery of the shares underlying RSUs will be deferred if such delivery would result in a violation of applicable law. The terms and conditions applicable to RSUs will be determined by the Committee, subject to the conditions and limitations contained in the 2024 Incentive Plan.

Other Stock or Cash-Based Awards. Other stock or cash based awards are awards of cash, fully vested shares of Class A Common Stock and other awards valued wholly or partially by referring to, or otherwise based on, shares of Class A Common Stock. Other stock or cash based awards may be granted to participants and may also be available as a payment form in the settlement of other awards or as standalone payments.

Dividend Equivalents. Dividend equivalents represent the right to receive the equivalent value of dividends paid on shares of Class A Common Stock and may be granted alone or in tandem with awards other than stock options or SARs. Dividend equivalents are credited as of the dividend record dates during the period between the date an award is granted and the date such award vests, is exercised, is distributed or expires, as determined by the Committee; however, dividend equivalents will not be payable unless and until the underlying award becomes payable and will be subject to forfeiture to the same extent as the underlying award.

Performance Awards. Performance awards granted pursuant to the 2024 Incentive Plan may be in the form of a cash bonus, or an award of performance shares or performance units denominated in shares of Class A Common Stock, that may be settled in cash, property or by issuance of those shares subject to the satisfaction or achievement of specified performance conditions.

Transferability. Each award may be exercised during the participant’s lifetime only by the participant or, if permissible under applicable law, by the participant’s guardian or legal representative and may not be otherwise assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a participant other than by will or by the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance will be void and unenforceable against Holdco or its affiliates. The Committee, however, may permit awards (other than ISOs) to be transferred to family members, a trust for the benefit of such family members, a partnership or limited liability company whose partners or stockholders are the participant and his or her family members or anyone else approved by it.

Amendment and Termination; Repricing. In general, the Board may amend, alter, suspend, discontinue or terminate the 2024 Incentive Plan at any time. However, stockholder approval to amend the 2024 Incentive Plan may be necessary if applicable law or the 2024 Incentive Plan so requires. No amendment, alteration, suspension, discontinuance or termination will materially and adversely impair the rights of any participant or recipient of any award without the consent of the participant or recipient. Stockholder approval will not be required for any amendment that reduces the exercise price of any stock option or SAR, or cancels any stock option or SAR that has an exercise price that is greater than the then-current fair market value of Class A Common Stock in exchange for cash, other awards or stock options or SARs with an exercise price per share that is less than the exercise price per share of the original stock options or SARs.

Adjustments; Corporate Transactions. In the event of certain capitalization events or corporate transactions (as set forth in the 2024 Incentive Plan), including the consummation of a merger or consolidation of Holdco with another corporation, the Committee may adjust the number of shares of Class A Common Stock or other securities of Holdco (or number and kind of other securities or other property) subject to an award, the exercise or strike price of an award, or any applicable performance measure, and may provide for the substitution or assumption of outstanding awards in a manner that substantially preserves the terms of such awards, the acceleration of the exercisability or lapse of restrictions applicable to outstanding awards and the cancellation of outstanding awards in exchange for the consideration received by stockholders of Holdco in connection with such transaction.

MANAGEMENT

Directors and Executive Officers

Name	Age	Position
Randy Seidl	61	Chief Executive Officer and Director
Oanh Truong	36	Interim Chief Financial Officer
Christopher Riley	59	Director
Harry You	64	Director
Alexandra Steele	56	Director
Lyman Dickerson	80	Director

Management Team

Executive Officers

Randy Seidl has served as Chief Executive Officer and as a director of Holdco since January 2, 2025 and as President and Chief Executive Officer and director of RET since February 10, 2025. In 2020, Mr. Seidl founded and continues to serve as Chairman of Sales Community, a sales social network with a mission to add value to technology sales professionals. In 2016, he founded and continues to serve as Chairman of Top Talent Recruiting, a boutique contingency-based recruiting business. In 2013, he founded and continues to serve as Chairman of Revenue Acceleration to help tech companies accelerate revenue growth. From 2009 to 2013, Mr. Seidl served as Sr. Vice President/General Manager of Hewlett Packard’s Americas and U.S. Enterprise Group. From 2006 to 2009, he served as Sr. Vice President/General Manager of Sun Microsystems’ North America business and as Vice President/General Manager for Financial Services. From 2004 to 2006, he served as Vice President/General Manager of East Region at StorageTek. From 2003 to 2004, he served as Chief Executive Officer and director at Permabit, from 2000 to 2003 was co-founder and Executive Vice President of GiantLoop, and from 1996 to 1999 was Chairman and Chief Executive Officer of Workgroup Solutions. He began his career at EMC Corporation, employee #33, holding various domestic and international positions including Vice President of Open Systems Sales for North America, from 1985 to 1996. Mr. Seidl has served on as a director of Ondas Holdings Inc. (Nasdaq: ONDS) since 2020. Since 2015, Mr. Seidl has served as director of Data Dynamics, a leader in enterprise data management, and since 2016 a director of ISG, the leader in claim and litigation support services for insurance and legal communities. He previously served as director of Datawatch Corporation (2015-2018, Nasdaq: DWCH, acquired by Altair). He continues to serve on the advisory boards and consults with ZoomInfo, AuctusIQ, TitanX, Sandler, and others. Mr. Seidl is a graduate of Boston College’s Carroll School of Management. Mr. Seidl serves as a Trustee Associate on Boston College’s Board of Trustees and on the Board of Trustees of St. Sebastian’s School. He is also a member of CEO (Chief Executives Organization) and YPO (Young Presidents’ Organization) and is active with other charities.

We believe Mr. Seidl’s experience in senior leadership positions at public technology companies makes him well-qualified to serve as our Chief Executive Officer.

Oanh Truong has served as the interim Chief Financial Officer of Rain Enhancement Technologies Holdco, Inc. since the company went public on December 31, 2024 and as Chief Financial Officer, Treasurer and Secretary of RET since February 10, 2025. Previously, Ms. Truong was the Chief Financial Officer of Coliseum Acquisition Corp. from July 2023 to December 2024 and the interim Chief Executive Officer of Coliseum from November 2024 to December 2024. Ms. Truong is also the controller at Berto LLC and the controller of dMY Squared Technology Group, Inc., a special purpose acquisition company. Ms. Truong brings eight years of financial consulting and management experience to Coliseum. Prior to joining Coliseum, Ms. Truong was a director at WilliamsMarston, a boutique accounting advisory firm serving pre-IPO, public and private equity-backed growth companies on a variety of technical accounting, SEC reporting and capital markets transactions. Ms. Truong holds an M.A. in Professional Accounting from University of Texas at Arlington and a B.A. in Finance from California State University at Fullerton, where she graduated cum laude at both.

Directors

Harry L. You has served as the Chairman of the Board of Rain Enhancement Technologies Holdco Inc. since the company went public on December 31, 2024 and as Executive Chairman of RET since February 10, 2025. Previously, Mr. You was the Chairman of the Board of Coliseum Acquisition Corp. from June 2023 to December 2024, and interim Chief Executive Officer and interim Chief Financial Officer of Coliseum from June 2023 to July 2023. Mr. You has also served as Chairman of the Board and a Director of dMY Squared since March 2022, as well as Chief Financial Officer since February 2022. From March 2022 until his resignation in March 2023, Mr. You also served as Co-Chief Executive Officer of dMY Squared Technology Group, Inc., a special purpose acquisition company. He has also been a member of the Audit Committee of Broadcom Inc. since January 2019 as well as Chairman of the Compensation Committee and a member of the Executive Committee of the board of directors of Broadcom. Previously, he was Chief Financial Officer from September 2016 to August 2019 and President in May 2019 and from September 2016 to February 2019 of GTY, a software as a service company that offers cloud-based solutions for the public sector. He was Executive Vice President in the Office of the Chairman of EMC Corporation (“EMC”) from 2008 to 2016. When Mr. You joined EMC in 2008, he oversaw corporate strategy and new business development, including mergers and acquisitions, joint ventures and venture capital activity. He was Chief Executive Officer from 2005 to 2007 and Interim Chief Financial Officer from 2005 to 2006 of BearingPoint Inc. He was Executive Vice President and Chief Financial Officer of Oracle Corporation from 2004 to 2005. Prior to joining Oracle, he held several key positions in finance, including as Chief Financial Officer of Accenture Ltd. and managing director in the Investment Banking Division of Morgan Stanley. He also served as a trustee of the U.S. Olympic Committee Foundation from 2016 to 2022. Mr. You currently serves as a director of IonQ, Inc. Mr. served as Vice Chairman of the board of GTY from February 2019 to July 2022 and as director of Coupang, Inc. from January 2021 to June 2023, Genius Sports Limited from April 2021 to December 2022, Rush Street Interactive, Inc. from September 2019 to June 2022, dMY Technology Group, Inc. II (a special purpose acquisition company) from June 2020 to April 2021, dMY Technology Group, Inc. IV (a special purpose acquisition company) from December 2020 to April 2023, and Korn/Ferry International from 2005 to 2016. Mr. You holds an M.A. in Economics from Yale University and a B.A. in Economics from Harvard College. Holdco believes Mr. You is well qualified to serve as a director of Holdco due to his extensive and varied deal experience throughout his career, including his experience structuring Dell Technologies Inc.’s $67 billion acquisition of EMC as EMC’s Executive Vice President, and his network of contacts in the technology sector.

Alexandra Steele has served on the Board as an independent director of Rain Enhancement Technologies Holdco Inc. since the company went public on December 31, 2024. Ms. Steele is an Emmy-nominated broadcast meteorologist with over 20 years of experience. She has her Graduate Certificate in Climate Adaptation and is currently finishing her Masters degree in Climatology. She recently concluded an engagement as a host at Yale Climate Connections and since 2015 has served as an on-air freelance meteorologist. From 2015 to 2024, she served as an on-air meteorologist for CBS 46 WGCL-TV. From 2011 to 2014, she was an on-air meteorologist for CNN, from 2003 to 2010, she was the weekday prime time on-air anchor for The Weather Channel, and from 1999 to 2003, she was the weekday morning on-air meteorologist at WJLA. As a broadcast meteorologist, she has extensive breadth and depth of experience in live network coverage from hurricanes, tornadoes, and blizzards, as well as live weather coverage of major sporting events. In addition, she has traveled and produced weather and climate stories around the world. Ms. Steele has served as a member of The American Meteorological Society since 1998 and was issued The American Meteorological Society Seal of Approval in 1999. She received her Bachelor degree in History of Art and Architecture from Brown University, her Masters degree in Broadcast Journalism from the Medill School of Journalism at Northwestern University, and completed her Meteorology Studies at Fairfield University and Western Connecticut State University. We believe Ms. Steele is qualified to serve as a member of the Board because of her more than twenty years of experience and deep expertise in meteorology and climatology.

Lyman Dickerson has served on the Board as an independent director of Rain Enhancement Technologies Holdco Inc. since the company went public on December 31, 2024. Mr. Dickerson serves on the board of Ecolutia Services AG, a Swiss privately held industrial water treatment company providing services worldwide. Mr. Dickerson is a co-founder of Ecolochem, Inc., a provider of outsourced industrial water treatment services for a wide range of industries including power, refining, chemical, pulp and paper, automotive, electronics, and pharmaceuticals, and served as Ecolochem’s President and Chief Executive Officer from 1973 to 2003. In November 2003, Ecolochem was sold to Ionics, Inc., and Mr. Dickerson subsequently became a Vice President of Ionics, with responsibility for Ionics’ Ecolochem and industrial water divisions. In February 2004, Ionics was acquired by General Electric. Mr. Dickerson has previously served on the Board of Directors for Ionics and Ecolochem. He received a B.A. from East Carolina University and a Master in Business Administration (MBA) from the University of Miami. We believe Mr. Dickerson is qualified to serve as a member of the Board because of his more than thirty years of operating experience in the water industry, including as CEO of the largest outsourced water services provider to the U.S. power industry.

Christopher Riley has served as a member of the board of directors of Rain Enhancement Technologies Holdco, Inc. since the company went public on December 31, 2024. Previously, Mr. Riley served as interim Co-Chief Executive Officer of Holdco from December 31, 2024 until January 30, 2025, and as Chief Executive Officer of RET from June 21, 2024 until January 30, 2025 and a member of its board of directors from October 7, 2024 until December 31, 2024. Currently, Mr. Riley is the Chief Revenue Officer of Xerox IT Solutions. Additionally, Mr. Riley’s company, Winning Edge Advisors, has provided consulting services since November 2023, and has served and will continue to serve as a strategic consultant to ITsavvy, a private equity firm backed by GenNx360 Capital Partners. Mr. Riley served as the President, Worldwide Field Operations for DataRobot from July 2022 to November 2023. During his tenure, Mr. Riley restructured the company and set it on a path to profitability, improving the GDR by over 50%, while also driving the largest and most strategic ARR opportunities to closure in Asia, Europe, the Middle East and North America. He rebuilt the business development and global partner organizations and signed strategic partnership agreements with AWS, MSFT and Google Cloud. Mr. Riley served as the chief revenue officer of Automation Anywhere and strategic advisor to the CEO from June 2020 to August 2023. Mr. Riley restructured the GTM organization and worked to right-size the company to drive towards profitability. Mr. Riley held several executive roles at Dell, Dell/EMC and EMC (NYSE: Dell, formerly NYSE: EMC) including President Americas Sales and Customer Operations, President Dell Technologies Select and SVP Global Alliances from February 2014 to June 2020. During this period of time, Mr. Riley led the $20B+ Americas business through one of the largest and most successful technology acquisitions of all time. During his time leading this organization the company grew faster than the market and took unprecedented market share from competitors. Mr. Riley was personally engaged in driving some of the largest and most strategic deals in company history. Mr. Riley served as the Americas Vice President and General Manager for HP (formerly NYSE:HP) from January 2008 to January 2014. Mr. Riley served as the vice president and general manager for McData from 2003 to 2006 prior to its acquisition by Brocade. Mr. Riley served as the Senior Vice President and Co-Founder of Centrepath from 2000 to 2003 and prior to that as the President of Network Service for Comdisco from 1999 to 2000. Mr. Riley started his career at EMC in 1987 until 1999 serving in various senior sales leadership roles. Mr. Riley holds a B.S. in Finance from the University of Connecticut. Mr. Riley spent twelve years serving on the University of Connecticut’s Foundation Board from 2001 to 2013. We believe Mr. Riley is well-qualified to serve as a member of the Board due to his more than three decades of experience across various technology sectors (IT, Cloud, Security, Automation and AI), and his proven track record of driving revenue growth, gross margin expansion, ecosystem partnerships and fostering lasting customer relationships.

Number, Terms of Office and Appointment of Directors and Officers

The Board consists of five members, which are divided into three classes with only one class of directors being elected in each year and each class (except for those directors appointed prior to Holdco’s first annual meeting of shareholders) serving a 3-year term. The term of office of the first class of directors will expire at Holdco’s first annual meeting. The term of office of the second class of directors will expire at Holdco’s second annual meeting of shareholders. The term of office of the third class of directors will expire at Holdco’s third annual meeting of shareholders.

Holdco’s officers are appointed by the Board and will serve at the discretion of the Board, rather than for specific terms of office. The Board is authorized to appoint persons to the offices set forth in the Holdco A&R Articles and/or Holdco A&R Bylaws as it deems appropriate.

Role of the Board in Risk Oversight

The Board’s role in risk oversight at the Company is consistent with its leadership structure, with the Executive Chairperson, CEO, President and other members of senior management having responsibility for assessing and managing RET’s risk exposures, and the Board and its committees providing oversight in connection with those efforts and attempts to mitigate identified risks. As part of the Board’s meetings, the Board will review and seek to assess on an ongoing basis the risks faced by RET in executing its business plans. These risks include business, operational, technological, cybersecurity, financial and liquidity risks. The Board will periodically receive updates from management on the primary risks facing RET and the measures that RET is taking to mitigate such risks.

The Board also dedicates time to review and consider the relevant risks that need to be addressed at the time of any Board meeting. In addition to the full Board, the Audit Committee plays an important role in the oversight of RET’s risk management processes, as well as assessing RET’s major financial risk exposures. The Compensation Committee is charged with reviewing Holdco’s and RET’s compensation policies and practices and confirming that they do not encourage risk taking in a manner that would have a material adverse impact on Holdco. The Nominating and Corporate Governance Committee is responsible for overseeing risks related to Holdco’s and RET’s governance processes. Each of the Board’s committees reports its findings to the full Board for consideration.

Director Independence

Nasdaq listing rules generally require that a majority of a listed company’s board of directors be independent within one year of listing. An “independent director” is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship which in the opinion of the company’s board of directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. The Board is expected to have a majority of “independent directors” as defined in the Nasdaq listing standards and applicable SEC rules within one year of the Closing.

Committees of the Board of Directors

The Board has three standing committees — an audit committee, a compensation committee and a nominating and corporate governance committee, each comprised of independent directors.

Audit Committee

The Board has an audit committee. The audit committee consists of Lyman Dickerson. The audit committee is expected to have at least two members within 90 days of the Closing and at least three members within one year of the Closing who qualify as independent directors under the Nasdaq corporate governance standards and the independence requirements of Rule 10A-3 under the Exchange Act, is financially literate, and that at least one member of the audit committee qualifies as an “audit committee financial expert” as defined in applicable SEC rules and has accounting or related financial management expertise.

The purpose of the audit committee is to prepare the audit committee report required by the SEC to be included in Holdco’s annual meeting proxy statement and to assist the Board in overseeing and monitoring (1) the quality and integrity of the financial statements, (2) compliance with legal and regulatory requirements, (3) Holdco’s independent registered public accounting firm’s qualifications and independence, (4) the performance of Holdco’s internal audit function and (5) the performance of Holdco’s independent registered public accounting firm.

The Board has adopted a written charter for the audit committee, which is available on Holdco’s website.

Compensation Committee

Holdco has a compensation committee, consisting of solely independent directors. The compensation committee consists of Alexandra Steele and Lyman Dickerson. The Board has determined that each of the members of the compensation committee is a non-employee director, as defined in Rule 16b-3 promulgated under the Exchange Act and satisfies the independence requirements of Nasdaq.

The purpose of the compensation committee is to assist the Board in discharging its responsibilities relating to (1) setting Holdco’s compensation program and compensation of its executive officers and directors, (2) monitoring Holdco’s incentive and equity-based compensation plans, (3) approving and modifying, as needed, clawback policies allowing Holdco to recoup improper compensation paid to employees, and (4) preparing the compensation committee report required to be included in Holdco’s proxy statement under the rules and regulations of the SEC.

The Board has adopted a written charter for the compensation committee which is available on Holdco’s website.

Nominating and Corporate Governance Committee

Holdco has a nominating and corporate governance committee, consisting of independent directors. The nominating and corporate governance committee consists of Alexandra Steele and Lyman Dickerson. The Board has determined that each of the members of the nominating and corporate governance committee satisfies the independence requirements of Nasdaq.

The purpose of the nominating and corporate governance committee will be to assist the Board in discharging its responsibilities relating to (1) identifying individuals qualified to become Board members, consistent with criteria approved by the Board, (2) reviewing the qualifications of incumbent directors to determine whether to recommend them for reelection and selecting, or recommending that the Board select, the director nominees for the next annual meeting of stockholders, (3) identifying Board members qualified to fill vacancies on any Board committee and recommending that the Board appoint the identified member or members to the applicable committee, (4) reviewing and recommending to the Board corporate governance principles applicable to Holdco, (5) overseeing the evaluation of the Board and management and (6) handling such other matters that are specifically delegated to the committee by the Board from time to time.

The Board has adopted a written charter for the nominating and corporate governance committee which is available on Holdco’s website.

Code of Ethics

Holdco adopted a Code of Ethics and business conduct applicable to its directors, officers and employees upon completion of the Business Combination. The Code of Ethics is available on Holdco’s website. Holdco will also post any amendments to or waivers of its Code of Ethics on the website.

Limitation on Liability and Indemnification of Directors, Officers and Advisors

The Holdco A&R Articles contain provisions that limit the liability of Holdco’s directors for monetary damages to the fullest extent permitted by Massachusetts law. Consequently, Holdco’s directors will not be personally liable to Holdco or its shareholders for monetary damages for any breach of fiduciary duties as directors to the extent provided by applicable law, except liability for:

●	any breach of the director’s duty of loyalty to Holdco or its shareholders;

●	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

●	distributions to shareholders not in compliance with the MBCA; or

●	any transaction from which the director derived an improper personal benefit.

The Holdco A&R Articles provide that Holdco is required to indemnify its directors and officers, in each case to the fullest extent permitted by Massachusetts law. Holdco has entered into agreements to indemnify its directors, executive officers and other employees. With specified exceptions, these agreements provide for indemnification for related expenses including, among other things, attorneys’ fees, judgments, fines and settlement amounts incurred by any of these individuals in any action or proceeding. Holdco believes that these indemnification agreements are necessary to attract and retain qualified persons as directors and officers. Holdco also maintains directors’ and officers’ liability insurance.

The limitation of liability and indemnification provisions in the Holdco A&R Articles may discourage shareholders from bringing a lawsuit against Holdco’s directors and officers for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against Holdco’s directors and officers, even though an action, if successful, might benefit Holdco and its stockholders. Further, a shareholders’ investment may be adversely affected to the extent that Holdco pays the costs of settlement and damage.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
MANAGEMENT OF THE COMPANY

The following table sets forth beneficial ownership of Class A Common Stock and Class B Common Stock by:

●	each person who is known to be the beneficial owner of more than 5% of the outstanding shares of Class A Common Stock or Class B Common Stock;

●	Each of Holdco’s current named executive officers and directors; and

●	All executive officers and directors of Holdco, as a group.

The information below is based on an aggregate of 7,528,761 shares of Class A Common Stock and 57,752 shares of Class B Common Stock issued and outstanding as of February 10, 2025. Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she, or it possesses sole or shared voting or investment power over that security, including options, warrants, and other derivative securities that are currently exercisable or exercisable within 60 days. In the table below, shares issuable upon the exercise of Options that are currently exercisable or exercisable within 60 days of the Closing Date are considered outstanding and beneficially owned by the person holding such Options for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Accordingly, percentages presented in the table may not sum to 100%.

Voting power represents the combined voting power of shares of Class A Common Stock and Class B Common Stock owned beneficially by such person. On all matters to be voted upon, holders of Class A Common Stock will be entitled to cast one vote per share and holders of Class B Common Stock will be entitled to cast 15 votes per share. Generally, holders of all classes of common stock vote together as a single class. The voting power percentage is based on 8,395,041 total votes represented by the shares of Common Stock issued and outstanding as of February 10, 2025.

Unless otherwise indicated, Holdco believes that all persons named in the table below have sole voting and investment power with respect to all shares of voting shares beneficially owned by them.

Name and Address of Beneficial Owner(1)	Number of Shares of Class A Common Stock	% of Class	Number of Shares of Class B Common Stock	% of Class	% Total Voting Power
5% Holders
Harry L. You(2)	2,886,343	32.20%	23,101	40.00%	32.89%
Paul T. Dacier(3)	1,861,277	24.72%	18,481	32.00%	25.47%
Coliseum Acquisition Sponsor LLC(4)	1,017,155	13.15%	—	—	12.12%
Stevenson School(5)	500,000	6.64%	—	—	5.96%
ColoredRings LLC(6)	450,000	5.98%	—	—	5.36%
Niccolo de Masi(7)	809,118	9.81%	16,170	28.00%	11.54%
Meteora Capital, LLC(8)	755,330	10.03%	—	—	9.00%

Holdco Directors and Executive Officers
Christopher Riley	—	—	—	—	—
Randy Seidl	—	—	—	—	—
Oanh Truong	—	—	—	—	—
Harry L. You(2)	2,886,343	32.20%	23,101	40.00%	32.89%
Alexandra Steele	—	—	—	—	—
Lyman Dickerson	17,564	*	—	—	*
All Holdco directors and executive officers as a group (six individuals)	2,903,907	32.40%	23,101	40.00%	33.07%

*	Less than 1%.

(1)	Unless otherwise noted, the business address of each of the directors and executive officers of Holdco is c/o Rain Enhancement Technologies Holdco, Inc., 4851 Tamiami Trail N, Suite 200, Naples, FL 34103.

(2)	Includes (i) 650,120 shares of Class A Common Stock held directly by Mr. You, (ii) 237,956 shares of Class A Common Stock held by RHY Irrevocable Trust (the “Trust”), (iii) 564,375 shares of Class A Common Stock held by Berto, LLC (“Berto”), a limited liability company of which Mr. You is the sole member, (iv) 23,101 shares of Class B Common Stock held by the Trust, and (v) 1,433,892 shares of Class A Common Stock issuable upon the cash exercise of vested Options held by Mr. You. Mr. You is the settlor and investment officer of the Trust, and his son is the beneficiary of the Trust. Accordingly, Mr. You may be deemed to have a pecuniary interest in the securities held by the Trust. Mr. You disclaims beneficial ownership of such securities except to the extent of his pecuniary interest therein. The business address of Mr. You is 1180 North Town Center Drive, Suite 100, Las Vegas, NV 89144.

(3)	Includes (i) 1,848,104 shares of Class A Common Stock held by Rainwater LLC, (ii) 18,481 shares of Class B Common Stock and (iii) 13,173 shares of Class A Common Stock held by Paul T. Dacier. Rainwater LLC is a limited liability company of which Mr. Dacier is the sole member.

(4)	The business address of Coliseum Acquisition Sponsor LLC is 80 Pine Street, Suite 3202, New York, NY 10005.

(5)	The business address of Stevenson School is 3152 Forest Lake Road, Pebble Beach, CA. 93953.

(6)	The business address of ColoredRings LLC is 66 Fernwood Road Chestnut Hill, MA 02467.

(7)	Includes 92,172 shares of Class A Common Stock and 16,170 shares of Class B Common Stock held by Isalea Investments LP, a limited partnership of which Mr. de Masi is the General Partner, and 716,946 shares of Class A Common Stock issuable upon the cash exercise of vested Options held by Mr. de Masi. The business address of Mr. de Masi is 2809 Carlton Rd., Austin TX 78703.

(8)	Interests shown are held by certain funds and managed accounts to which Meteora Capital, LLC serves as investment manager (the “Meteora Funds”). Vikas Mittal serves as the managing member of Meteora Capital, LLC with respect to the ordinary shares held by the Meteora Funds. Mr. Mittal expressly declares that he is not the beneficial owner for the purposes of sections 13(d) or 13(g) of the Securities Act. The principal business office address of each of Meteora Capital, LLC and Mr. Mittal is 1200 N Federal Hwy, #200, Boca Raton, FL 33432.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

RET Related Party Transactions

Due to Related Parties

Certain of RET’s former officers and Harry You paid an aggregate of approximately $17,000 and approximately $153,000, respectively, to cover for certain expenses and purchases of certain intangible assets and construction in-process equipment on RET’s behalf. RET recorded the full outstanding amount of approximately $170,000 owed in due to related parties in the accompanying balance sheet as of December 31, 2022. The amounts due to related parties are non- interest bearing, unsecured and due on demand.

On February 2, 2023, RET issued a promissory note (the “Note”) to its former CEO and Harry You and Niccolo de Masi for an aggregate amount of $600,000, of which approximately $153,000 was already advanced by one of the Note holders under the form of payments for expenses on behalf of RET as mentioned above. RET received the remaining cash proceeds of $447,000 under the Note in February 2023, increasing the total amount owed under the Note and advances from its officers and investors to approximately $617,000. The Note has an annual interest rate of 5% and is currently due on demand. RET repaid the advance amount of approximately $17,000 to its officers in April 2023. As of September 30, 2024 and December 31, 2023, RET has $600,000 outstanding under the Note and has an accrued interest of approximately $49,000 and $27,000, respectively.

In addition to the Note, Harry You also covered additional expenses on behalf of RET. As of September 30, 2024 and December 31, 2023, RET has approximately $204,000 and $11,000 in outstanding advances received from Harry You.

Subscription Agreements

RET entered into subscription agreements on June 20, 2024, which were later rescinded. On August 23, 2024, RET entered into new subscription agreements with Rainwater LLC and affiliates of Harry You and Niccolo de Masi, to sell an aggregate of 250 shares of RET Class A Common Stock at a purchase price of approximately $2,955.78 per share, which the Company determined to be the then-current fair market value based in part on a valuation from an independent third party valuation firm, and 40 shares of RET Class B Common Stock at a purchase price of approximately $3,103.57 per share, which the Company determined to be the then-current fair market value based in part on a valuation from an independent third party valuation firm, for an aggregate subscription amount of $865,000.

Issuance of Options

On August 23, 2024, RET granted options to purchase up to 1,000 shares of RET Class A Common Stock to Harry You and options to purchase up to 500 shares of RET Class A Common Stock to Niccolo de Masi, in consideration for services provided to RET. Each option has an exercise price of $2,955.78 per share, which the Company determined to be the then-current fair market value, based in part on a valuation from an independent third party valuation firm.

Upon the closing of the Business Combination, such options became Options of Holdco exercisable for shares of Class A Common Stock at an exercise price of $2.06 per share. The Options are fully vested and are exercisable at any time for cash or on a cashless basis and expire 10 years after grant. The terms of the options are governed by the terms of the 2024 Incentive Plan.

Holdco’s Related Party Transactions

PIPE Subscription Agreements

In connection with the Business Combination, on December 20, 2024 and December 23, 2024, Holdco entered into the PIPE Subscription Agreements with certain investors, including existing shareholders of RET and Coliseum and members of the Board, or the PIPE Investors pursuant to which, among other things, Holdco agreed to issue and sell to the PIPE investors, and the PIPE Investors agreed to subscribe for and purchase in a private placement, an aggregate of 83,429 shares of Class A Common Stock, at a purchase price of approximately $11.39 per share, which was the then-approximate per share redemption price of Coliseum’s public shares in the Business Combination, for an aggregate of $950,000.

On December 31, 2024, Holdco entered into PIPE Subscription Agreements with additional PIPE Investors pursuant to which, among other things, Holdco agreed to issue and sell to the PIPE investors, and the PIPE Investors agreed to subscribe for and purchase in a private placement, an aggregate of 35,128 shares of Class A Common Stock at a purchase price of approximately $11.39 per share, for an aggregate additional subscription amount of $400,000. Together with the previous PIPE Subscription Agreements, the aggregate amount sold pursuant to the PIPE Subscription Agreements was approximately 118,557 shares of Class A Common Stock for an aggregate investment amount of approximately $1,350,000.

On the Closing Date, the Company closed on $700,000 of investment pursuant to the PIPE Subscription Agreements and issued an aggregate of 61,474 shares of Class A Common Stock to the PIPE Investors and recorded a subscription receivable of $650,000 from two PIPE Investors for the purchase of 57,083 shares of Class A Common Stock. On January 29, 2025, the Company closed an additional $500,000 of investment pursuant to the PIPE Subscription Agreements and issued an aggregate of 43,910 shares of Class A Common Stock to the PIPE Investors. On February 6, 2025, the Company closed on the remaining $150,000 of investment pursuant to the PIPE Subscription Agreements and issued an aggregate of 13,173 shares of Class A Common Stock to the PIPE Investors.

The PIPE Investors include an affiliate of Harry You, who was Coliseum’s chairman of the board and sponsor and a shareholder and lender to RET prior to Closing, and is Holdco’s chairman of the Board and a shareholder and lender to Holdco after the Closing, an affiliate of Paul Dacier, who was the President and sole director of Holdco and the President, director, and shareholder of RET prior to Closing, and Lyman Dickerson, who is a member of Holdco’s Board after the Closing.

The PIPE Subscription Agreements contain customary representations and warranties of each of Holdco and the PIPE Investors, and customary conditions to closing, including the consummation of the Business Combination between Holdco, Coliseum and RET. The PIPE Investors are parties to, or signed joinders to, the Registration Rights Agreement, described in more detail below, and accordingly, Holdco is obligated to use its commercially reasonable efforts to file a registration statement to register for resale the shares of Class A Common Stock issued in the PIPE Investment within 30 days of the Closing and to cause such registration statement to be declared effective by the SEC as soon as practicable after the filing thereof. The PIPE Investors also have demand and piggyback rights pursuant to the Registration Rights Agreement.

Warrant Exchange Agreement

On the Closing Date, pursuant to the Warrant Exchange Agreement, the Coliseum Private Placement Warrants were exchanged for Class A Common Stock, at the Warrant Exchange. Accordingly, as a result of the Warrant Exchange, on the Closing Date, the Company issued an aggregate of 806,250 shares of Class A Common Stock to the former holders of Coliseum Private Placement Warrants at the Closing and such Coliseum Private Placement Warrants were cancelled and no longer outstanding.

Line of Credit

On December 30, 2024, in connection with the consummation of the Business Combination, Holdco entered into the Loan Agreement with RHY, an affiliate of Harry You, pursuant to which RHY committed to provide Holdco with up to $7 million of new loans. Prior to each drawdown of the Commitment, pursuant to the Loan Agreement, Holdco must certify to RHY, among other things, that it has used its best efforts to raise equity, equity-linked, or debt financing on terms available in the market to a similarly-situated company in similar circumstances, and is unable to obtain alternate financing in the amount of such drawdown. Once amounts are borrowed, they may not be re-borrowed. Additionally, Mr. You agreed to roll over an aggregate of approximately $3.1 million of loans and advances owed to him or to his affiliates by Coliseum and RET into the Loan Agreement and such amounts will be treated for all purposes as loans outstanding pursuant to the Loan Agreement (which, for the avoidance of doubt, does not decrease the Commitment). Accordingly, the maximum amount which may be borrowed under the Loan Agreement is approximately $10.1 million, inclusive of the Commitment and rollover amounts.

The Loan Agreement has a two-year period, matures two years from the date of the Loan Agreement, and outstanding amounts pursuant to the Loan Agreement will accrue interest at an interest rate of 5%, payable quarterly. Harry You was Coliseum’s chairman of the board and sponsor and a shareholder and lender to RET prior to Closing, and is Holdco’s chairman of the Board and a shareholder and lender to Holdco after the Closing.

As of the date of this prospectus, Holdco has borrowed $300,000 under the Loan Agreement.

Policies and Procedures for Related Persons Transactions

The Board has adopted a written related person transaction policy that sets forth the following policies and procedures for the review and approval or ratification of related person transactions. A “related person transaction” is a transaction, arrangement or relationship in which Holdco or any of its subsidiaries was, is or will be a participant, the amount of which involved exceeds $120,000 (or, for so long as Holdco remains a “smaller reporting company” the lesser of (i) $120,000 and (ii) 1% of Holdco’s average total assets of the two completed fiscal years), and in which any related person had, has or will have a direct or indirect material interest. A “related person” means:

●	any person who is, or at any time during the applicable period was, one of Holdco’s executive officers or directors;

●	any person who is known by Holdco to be the beneficial owner of more than 5% of Holdco voting stock;

●	any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of a director, executive officer or a beneficial owner of more than 5% of Holdco’s voting stock, and any person (other than a tenant or employee) sharing the household of such director, executive officer or beneficial owner of more than 5% of Holdco’s voting stock; and

●	any firm, corporation or other entity in which any of the foregoing persons is a partner or principal, or in a similar position, or in which such person has a 10% or greater beneficial ownership interest in Common Stock.

Holdco has policies and procedures designed to minimize potential conflicts of interest arising from any dealings it may have with its affiliates and to provide appropriate procedures for the disclosure of any real or potential conflicts of interest that may exist from time to time. Specifically, pursuant to its audit committee charter, the audit committee will have the responsibility to review related party transactions.

SELLING SHAREHOLDERS

This prospectus relates to the resale from time to time by the selling shareholders of up to 5,914,057 shares of Class A Common Stock. Such shares include: (i) 2,125,540 shares of Class A Common Stock issued to the former shareholders of RET, upon the closing of the Business Combination among the Company, RET, Coliseum, Merger Sub 1, and Merger Sub 2, as consideration for their shares of Class A common stock of RET pursuant to the terms of the Business Combination Agreement, and such shares of RET Class A common stock were originally purchased at an effective purchase price of approximately $2.06 per share; (ii) 57,752 shares of Class A Common Stock issuable upon the conversion of 57,752 shares of the Class B Common Stock of the Company, issued to the former RET shareholders upon the closing of the Business Combination as consideration for their shares of Class B common stock of RET, and such shares of RET Class B common stock were originally purchased at an effective purchase price of approximately $2.16 per share; (iii) 2,150,838 shares of Class A Common Stock issuable upon vested Options with an exercise price of $2.06 per share, which were issued upon the conversion of RET’s outstanding options pursuant to the Business Combination Agreement; (iv) 650,120 shares of Class A Common Stock issued to Harry You and his affiliates upon the closing of the Business Combination as consideration for former Founder Shares pursuant to the terms of the Business Combination Agreement, which were purchased by Mr. You from the Previous Sponsor in June 2023 for an aggregate purchase price of $1.00 plus the obligation to fund certain contributions to Coliseum’s trust account (Mr. You funded an aggregate of $650,000 of such contributions); (v) 806,250 shares of Class A Common Stock issued at the closing of the Business Combination upon the exchange of Coliseum Private Placement Warrants pursuant to the Warrant Exchange Agreement, and such Coliseum Private Placement Warrants were initially purchased at a price of $1.50 per Coliseum Private Placement Warrant; (vi) 118,557 shares of Class A Common Stock issued to the PIPE Investors pursuant to the terms of the PIPE Subscription Agreements, at a purchase price of $11.39 per share; and (vii) 5,000 shares of Class A Common Stock issued to a vendor as consideration for services rendered.

The selling shareholders may from time to time offer and sell any or all of the shares of Class A Common Stock set forth below pursuant to this prospectus and any accompanying prospectus supplement. All the securities offered in this prospectus may be resold for so long as the registration statement, of which this prospectus forms a part, is available for use. When we refer to the “selling shareholders” in this prospectus, we mean the persons listed in the table below, and the pledgees, donees, transferees, assignees, successors, designees, and others who later come to hold any of the selling shareholders’ interest in the Class A Common Stock other than through a public sale. Such selling shareholders may currently hold shares of our Class A Common Stock registered pursuant to the registration statement of which this prospectus forms a part, or may receive shares of Class A Common Stock registered pursuant to the registration statement of which this prospectus forms a part upon conversion of shares of Class B Common Stock.

The following table sets forth, as of the date of this prospectus, (i) the names of the selling shareholders and (ii) the number of shares of Class A Common Stock held by such selling shareholders prior this offering (including shares of Class A Common Stock underlying shares of Class B Common Stock, Options, and Warrants, as applicable). The voting power percentage is based on 8,395,041 total votes represented by the shares of Common Stock issued and outstanding as of February 10, 2025.

	Shares Beneficially Owned Before this Offering				Class A Common Stock Being Offered	Shares Beneficially Owned After this Offering(2)
Name and Address of Beneficial Owner(1)	Shares	% Class A Common Stock	% Class B Common Stock	% Total Voting Power	Shares	Shares	% Class A Common Stock	% Class B Common Stock	% Total Voting Power
Harry You(3)	2,909,444	32.20%	40.00%	32.89%	2,909,444	—	0.00%	0.00%	0.00%
Paul Dacier(4)	1,879,758	24.72%	32.00%	25.47%	1,879,758	—	0.00%	0.00%	0.00%
Niccolo de Masi(5)	825,288	9.81%	28.00%	11.54%	825,288	—	0.00%	0.00%	0.00%
Coliseum Acquisition Sponsor LLC (6)	1,017,155	13.51%	0.00%	12.12%	241,875	775,280	10.30%	0.00%	9.23%
Lyman Dickerson (7)	17,564	*	0.00%	*	17,564	—	0.00%	0.00%	0.00%
Elisabeth L. Levin (8)	2,196	*	0.00%	*	2,196	—	0.00%	0.00%	0.00%
Trust U/W Carl M. Loeb FBO Arthur L. Loeb (9)	10,978	*	0.00%	*	10,978	—	0.00%	0.00%	0.00%
CLAM Partners LLC (10)	21,955	*	0.00%	*	21,955	—	0.00%	0.00%	0.00%
Interest Solutions, LLC (11)	5,000	*	0.00%	*	5,000	—	0.00%	0.00%	0.00%

*	Less than 1%.

(1)	Unless otherwise noted, the business address of each of the directors and executive officers of Holdco is c/o Rain Enhancement Technologies Holdco, Inc., 4851 Tamiami Trail N, Suite 200, Naples, FL 34103.

(2)	Assumes the selling shareholders sell all of the Class A Common Stock offered hereby and that no other shares of Class A Common Stock are acquired or sold by the selling shareholders prior to the completion of this offering. However, the selling shareholders are not obligated to sell all or any portion of the shares of Class A Common Stock offered pursuant to this prospectus.

(3)	Mr. You is the chairman of the Company’s board of directors. Before the offering, includes (i) 650,120 shares of Class A Common Stock held directly by Mr. You, (ii) 237,956 shares of Class A Common Stock held by the Trust, (iii) 564,375 shares of Class A Common Stock held by Berto, a limited liability company of which Mr. You is the sole member, (iv) 23,101 shares of Class B Common Stock held by the Trust, and (v) 1,433,892 shares of Class A Common Stock issuable upon the cash exercise of vested Options held by Mr. You. Mr. You is the settlor and investment officer of the Trust, and his son is the beneficiary of the Trust. Accordingly, Mr. You may be deemed to have a pecuniary interest in the securities held by the Trust. Mr. You disclaims beneficial ownership of such securities except to the extent of his pecuniary interest therein. The business address of Mr. You is 1180 North Town Center Drive, Suite 100, Las Vegas, NV 89144.

(4)	Before the offering, includes 1,861,277 shares of Class A Common Stock and 18,481 shares of Class B Common Stock held by Rainwater LLC, a limited liability company of which Paul T. Dacier is the sole member. Mr. Dacier was the President, Treasurer, and Executive Chairman of RET prior to the Business Combination. The business address of Mr. Dacier is 92 Woodland Street, Sherborn, MA 01770.

(5)	Before the offering, includes 92,172 shares of Class A Common Stock and 16,170 shares of Class B Common Stock held by Isalea Investments LP, a limited partnership of which Mr. de Masi is the General Partner, and 716,946 shares of Class A Common Stock issuable upon the cash exercise of vested Options held by Mr. de Masi. The business address of Mr. de Masi is 2809 Carlton Rd., Austin TX 78703

(6)	Before the offering, includes (i) 775,280 shares of Class A Common Stock issued upon the exchange of Coliseum Class A Ordinary Shares in the Business Combination, the issuance of which was registered on the S-4 registration statement filed by the Company in connection with the Business Combination, and (ii) 241,875 shares of Class A Common Stock issued upon the exchange of Coliseum Private Placement Warrants in the Warrant Exchange. After the offering, includes 775,280 shares of Class A Common Stock. The business address of Coliseum Acquisition Sponsor LLC is 80 Pine Street, Suite 3202, New York, NY 10005.

(7)	Mr. Dickerson is a member of the Company’s board of directors.

(8)	The business address of Ms. Levin is 767 Fifth Avenue, 18th Floor, New York, New York 10153.

(9)	The business address of Trust U/W Carl M. Loeb FBO Arthur L. Loeb is 767 Fifth Avenue, 18th Floor, New York, New York 10153.

(10)	Greg Carlin is the manager of CLAM Partners LLC and may be deemed to be the beneficial owner of the shares held thereby. The business address of CLAM Partners LLC and Mr. Carlin is 2325 N Cleveland Ave, Chicago, IL 60606.

(11)	The business address of Interest Solutions, LLC is 761 Main Avenue, Norwalk, CT 06851.

We cannot advise you as to whether the selling shareholders will in fact sell any or all of such shares of Class A Common Stock.

Selling shareholder information for each additional selling shareholder, if any, will be set forth by prospectus supplement to the extent required prior to the time of any offer or sale of such selling shareholder’s securities pursuant to this prospectus. To the extent permitted by law, a prospectus supplement may add, update, substitute, or change the information contained in this prospectus, including the identity of each selling shareholder and the number of securities registered on its behalf. A selling shareholder may sell or otherwise transfer all, some, or none of such securities in this offering. See “Plan of Distribution.”

For information regarding transactions between us and the selling shareholders, see “Certain Relationships and Related Party Transactions.”

PLAN OF DISTRIBUTION

The selling shareholders, which as used herein includes donees, pledgees, transferees, distributees, or other successors-in-interest selling shares of our Class A Common Stock or interests in our Class A Common Stock received after the date of this prospectus from the selling shareholders as a gift, pledge, distribution, or other transfer, may, from time to time, sell, transfer, distribute, or otherwise dispose of certain of their shares of Class A Common Stock or interests in our Class A Common Stock on any stock exchange, market, or trading facility on which shares of our Class A Common Stock, are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market prices, at varying prices determined at the time of sale, or at negotiated prices.

The selling shareholders may use any one or more of the following methods when disposing of their securities or interests therein:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	one or more underwritten offerings;

●	block trades in which the broker-dealer will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its accounts;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	distributions to their members, partners, or stockholders;

●	short sales effected after the date of the registration statement of which this prospectus forms a part is declared effective by the SEC;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	in market transactions, including transactions on a national securities exchange or quotations service or over-the-counter market;

●	directly to one or more purchasers;

●	through agents;

●	broker-dealers who may agree with the selling shareholders to sell a specified number of such securities at a stipulated price per share or warrant; or

●	a combination of any such methods of sale;

●	through trading plans entered into by a selling shareholder pursuant to Rule 10b5-1 under the Exchange Act that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

●	at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents; and

●	any other method.

The selling shareholders may, from time to time, pledge or grant a security interest in some shares of our Class A Common Stock owned by them and, if a selling shareholders defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell such securities, from time to time, under this prospectus, or under an amendment or supplement to this prospectus amending the list of the selling shareholders to include the pledgee, transferee, or other successors-in-interest as the selling shareholders under this prospectus. The selling shareholders also may transfer securities in other circumstances, in which case the transferees, pledgees, or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of shares of our Class A Common Stock or interests therein, the selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of such securities in the course of hedging the positions they assume. The selling shareholders may also sell shares of our Class A Common Stock short and deliver these securities to close out their short positions, or loan or pledge shares of our Class A Common Stock to broker-dealers that in turn may sell these securities. The selling shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities that require the delivery to such broker-dealer or other financial institution of shares of our Class A Common Stock offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling shareholders from the sale of shares of our Class A Common Stock offered by them will be the purchase price of such securities, less discounts or commissions, if any. The selling shareholders reserve the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of shares of our Class A Common Stock to be made directly or through agents. We will not receive any of the proceeds from any offering by the selling shareholders.

The selling shareholders also may in the future resell a portion of our Class A Common Stock in open-market transactions in reliance upon Rule 144 under the Securities Act (provided that they meet the criteria and conform to the requirements of that rule), or pursuant to other available exemptions from the registration requirements of the Securities Act.

The selling shareholders and any underwriters, broker-dealers, or agents that participate in the sale of shares of our Class A Common Stock or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions, or profit they earn on any resale of such securities may be underwriting discounts and commissions under the Securities Act. If any selling shareholders is an “underwriter” within the meaning of Section 2(11) of the Securities Act, then the selling shareholders will be subject to the prospectus delivery requirements of the Securities Act. Underwriters and their controlling persons, dealers, and agents may be entitled, under agreements entered into with us and the selling shareholders, to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act.

To the extent required, the number of shares of our Class A Common Stock to be sold, the respective purchase prices and public offering prices, the names of any agent, dealer, or underwriter, and any applicable discounts, commissions, concessions, or other compensation with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

To facilitate the offering of securities offered by the selling shareholders, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of our Class A Common Stock. This may include over-allotments or short sales, which involve the sale by persons participating in the offering of more shares of Class A Common Stock than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of our Class A Common Stock by bidding for or purchasing shares of Class A Common Stock in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if shares of Class A Common Stock sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of our Class A Common Stock at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

Under the Registration Rights Agreement, we have agreed to indemnify the selling shareholders party thereto against certain liabilities that they may incur in connection with the sale of the securities registered hereunder, including liabilities under the Securities Act, and to contribute to payments that the selling shareholders may be required to make with respect thereto. In addition, we and the selling shareholders may agree to indemnify any underwriter, broker-dealer, or agent against certain liabilities related to the selling of the securities, including liabilities arising under the Securities Act.

We have agreed to maintain the effectiveness of the registration statement of which this prospectus forms a part until all such securities have been sold under such registration statement or under Rule 144 under the Securities Act or are no longer outstanding, or under other circumstances as described in the Registration Rights Agreement. We have agreed to pay all expenses in connection with this offering, other than underwriting fees, discounts, selling commissions, stock transfer taxes, and certain legal expenses. The selling shareholders will pay, on a pro rata basis, any underwriting fees, discounts, selling commissions, stock transfer taxes, and certain legal expenses relating to the offering.

The selling shareholders may use this prospectus in connection with resales of shares of our Class A Common Stock. This prospectus and any accompanying prospectus supplement will identify the selling shareholders, the terms of our Class A Common Stock, and any material relationships between us and the selling shareholders. The selling shareholders may be deemed to be underwriters under the Securities Act in connection with shares of our Class A Common Stock they resell and any profits on the sales may be deemed to be underwriting discounts and commissions under the Securities Act. Unless otherwise set forth in a prospectus supplement, the selling shareholders will receive all the net proceeds from the resale of shares of our Class A Common Stock.

A selling shareholders that is an entity may elect to make an in-kind distribution of Class A Common Stock to its members, partners, or stockholders pursuant to the registration statement of which this prospectus forms a part by delivering a prospectus. To the extent that such members, partners, or stockholders are not affiliates of ours, such members, partners, or stockholders would thereby receive freely tradable shares of Class A Common Stock pursuant to the distribution through a registration statement.

Except as set forth above, we are required to pay all fees and expenses incident to the registration of shares of our Class A Common Stock to be offered and sold pursuant to this prospectus.

DESCRIPTION OF SECURITIES

This section of the prospectus includes a description of the material terms of the Holdco A&R Articles and of applicable Massachusetts law. The following description is intended as a summary only and does not constitute legal advice regarding those matters and should not be regarded as such. Unless stated otherwise, this description does not address any (proposed) provisions of Massachusetts law that have not become effective as per the date of this prospectus. The description is qualified in its entirety by reference to the complete text of the Holdco A&R Articles which is included as an exhibit to the registration statement of which this prospectus forms a part and is incorporated herein by reference. We urge you to read the full text of the Holdco A&R Articles.

Authorized Share Capital

Holdco’s authorized capital stock consists of 32,000,000 shares, consisting of 30,000,000 shares of Class A Common Stock and 1,000,000 shares of Class B Common Stock, and 1,000,000 shares of Holdco’s undesignated preferred shares, par value $0.0001 per share.

Common Stock

As of the date of this prospectus, there are 7,528,761 shares of Class A Common Stock outstanding, 57,752 shares of Class B Common Stock outstanding, 5,000,000 shares of Class A Common Stock issuable upon the exercise of outstanding Warrants, and 2,150,838 shares of Class A Common Stock issuable upon the exercise of outstanding Options.

Voting Rights

Class A Common Stock entitles the holders thereof to one vote per share on all matters on which the shares of Class A Common Stock are entitled to vote, and Class B Common Stock entitles the holders thereof to fifteen votes per share on all matters on which the shares of Class B Common Stock are entitled to vote. The Dual Class Structure will terminate on the date that is five years after completion of the Business Combination, or earlier (i) at the option of the holder at any time, (ii) automatically on the date on which the RET Founders or their Permitted Transferees (as defined in the Holdco A&R Articles) collectively own twenty percent (20%) or less of the number of shares of Class B Common Stock collectively held by such persons or their Permitted Transferees immediately after the completion of the Business Combination, (iii) automatically upon the occurrence of a transfer of Class B Common Stock that is not a Permitted Transfer, and (iv) automatically on the date specified by the affirmative vote of the holders of Class B Common Stock representing not less than two-thirds (2/3) of the voting power of the Class B Common Stock.

Economic Rights

The Class A Common Stock and the Class B Common Stock have identical economic rights, including dividend and liquidation rights. Holders of Class A Common Stock and Class B Common Stock will share equally, identically and ratably, if and when any dividend is declared by the Board out of funds legally available therefor, subject to restrictions, whether statutory or contractual (including with respect to any outstanding indebtedness), on the declaration and payment of dividends and to any restrictions on the payment of dividends imposed by the terms of any outstanding preferred stock or any class or series of stock having a preference over, or the right to participate with, the Class A Common Stock with respect to the payment of dividends.

On the liquidation, dissolution, distribution of assets or winding up of Holdco, each holder of Class A Common Stock and Class B Common Stock will be entitled, pro rata on a per share basis, to all assets of Holdco of whatever kind available for distribution to the holders of Common Stock, subject to the designations, preferences, limitations, restrictions and relative rights of any other class or series of preferred stock of Holdco then outstanding.

Conversion of Class B Common Stock

Each share of Class B Common Stock will be convertible into one (1) fully paid and nonassessable share of Class A Common Stock at the option of the holder at any time, and will automatically convert into one (1) fully paid and nonassessable share of Class A Common Stock upon the earlier to occur of (i) five (5) years from the completion of the Business Combination, (ii) the date on which the RET Founders or their Permitted Transferees (as defined in the Holdco A&R Articles) collectively own twenty percent (20%) or less of the number of shares of Class B Common Stock collectively held by such persons or their Permitted Transferees (as defined in the Holdco A&R Articles) immediately after the completion of the Business Combination, (iii) upon the occurrence of a transfer of Class B Common Stock that is not a Permitted Transfer (as defined in the Holdco A&R Articles), and (iv) the date specified by the affirmative vote of the holders of Class B Common Stock representing not less than two-thirds (2/3) of the voting power of the Class B Common Stock.

Preferred Stock

No shares of preferred stock are issued or outstanding as of the date of this prospectus. The Holdco A&R Articles authorize the Board to establish one or more series of preferred stock. Unless required by law or any stock exchange, the authorized shares of preferred stock will be available for issuance without further action by the holders of Common Stock. The Board has the discretion to determine the powers, preferences and relative, participating, optional and other special rights, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of Holdco without further action by the stockholders. Additionally, the issuance of preferred stock may adversely affect the holders of Common Stock by restricting dividends on the Common Stock, diluting the voting power of the Common Stock or subordinating the liquidation rights of the Common Stock. As a result of these or other factors, the issuance of preferred stock could have an adverse impact on the market price of the Common Stock, restricting dividends on Holdco’s capital stock, diluting the voting power of Common Stock, impairing the liquidation rights of Holdco’s capital stock, or delaying or preventing a change in control of Holdco. At present, there are no plans to issue any preferred stock.

Warrants

Each whole Warrant entitles the registered holder to purchase one share of Class A Common Stock at an initial exercise price of $11.50 per share, subject to adjustment as discussed below, at any time commencing 30 days after the Closing, except as described below. Pursuant to the Warrant Agreement, a warrant holder may exercise its warrants only for a whole number of shares of Class A Common Stock. This means only a whole Warrant may be exercised at a given time by a warrant holder. The Warrants will expire five years after the Closing, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

We will not be obligated to deliver any shares of Class A Common Stock pursuant to the exercise of a Warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act covering the issuance of the shares of Class A Common Stock issuable upon exercise of the Warrants is then effective and a current prospectus relating thereto is current, subject to our satisfying our obligations described below with respect to registration, or a valid exemption from registration is available, including in connection with a cashless exercise permitted as a result of a notice of redemption described below under “— Redemption of warrants when the price per share of Class A Common Stock or exceeds $10.00”. No Warrant will be exercisable for cash or on a cashless basis, and we will not be obligated to issue any shares to holders seeking to exercise their Warrant, unless the issuance of the shares of Class A Common Stock upon such exercise is registered or qualified under the securities laws of the state of the exercising holder, or an exemption is available. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a Warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless.

Holdco is registering the Class A Common Stock issuable upon exercise of the Warrants in the Registration Statement of which this prospectus forms a part because the Warrants will become exercisable 30 days after the Closing. Pursuant to the terms of the Warrant Agreement, Holdco agreed to use commercially reasonable efforts to cause the same to become effective within 60 business days after the Closing and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the Warrants in accordance with the provisions of the Warrant Agreement. Notwithstanding the above, if our shares of Class A Common Stock are, at the time of any exercise of a Warrant, not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of Warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement, but will use our commercially reasonable efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. In such event, each holder would pay the exercise price by surrendering the Warrants for that number of shares of Class A Common Stock equal to the lesser of (A) the quotient obtained by dividing (x) the product of the number of Class A Common Stock underlying the Warrants, multiplied by the excess of the “fair market value” (defined below) less the exercise price of the warrants by (y) the fair market value and (B) 0.361. The “fair market value” as used in the preceding sentence shall mean the volume weighted average price of the shares of Class A Common Stock for the 10 trading days ending on the trading day prior to the date on which the notice of exercise is received by the warrant agent.

Redemption of Warrants when the price per share of Class A Common Stock equals or exceeds $18.00

Once the Warrants become exercisable, we may redeem the warrants:

●	in whole and not in part;

●	at a price of $0.01 per Warrant;

●	upon not less than 30 days’ prior written notice of redemption to each warrant holder; and

●	if, and only if, the last reported sale price of shares of the Class A Common Stock for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which we send the notice of redemption to the warrant holders (which we refer to as the “Reference Value”) equals or exceeds $18.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant as described under the heading “— Redeemable Warrants — Anti-dilution Adjustments”).

We will not redeem the Warrants as described above unless a registration statement under the Securities Act covering the issuance of shares of the Class A Common Stock issuable upon exercise of the Warrants is then effective and a current prospectus relating to those shares of Class A Common Stock is available throughout the 30-day redemption period. If and when the Warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws.

We have established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the Warrants, each warrant holder will be entitled to exercise his, her or its warrant prior to the scheduled redemption date. However, the price of the shares of Class A Common Stock may fall below the $18.00 redemption trigger price (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant as described under the heading “— Redeemable Warrants — Anti-dilution Adjustments”) as well as the $11.50 (for whole shares) warrant exercise price after the redemption notice is issued.

Redemption of Warrants when the price per share of Class A Common Stock equals or exceeds $10.00

Once the Warrants become exercisable, we may redeem the outstanding Warrants:

●	in whole and not in part;

●	upon a minimum of 30 days’ prior written notice of redemption to each warrant holder; and

●	at $0.10 per Warrant provided that holders will be able to exercise their Warrants on a cashless basis prior to redemption and receive that number of shares determined by reference to the table below, based on the redemption date and the “fair market value” (as defined below) of our shares of Class A Common Stock except as otherwise described below;

●	if, and only if, the Reference Value (as defined above under “Redemption of warrants when the price per share of Class A Common Stock equals or exceeds $18.00”) equals or exceeds $10.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant as described under the heading “— Redeemable Warrants — Anti-dilution Adjustments”).

During the period beginning on the date the notice of redemption is given, holders may elect to exercise their Warrants on a cashless basis. The numbers in the table below represent the number of shares of Class A Common Stock that a warrant holder will receive upon such cashless exercise in connection with a redemption by us pursuant to this redemption feature, based on the “fair market value” of our Class A Common Stock on the corresponding redemption date (assuming holders elect to exercise their Warrants and such warrants are not redeemed for $0.10 per warrant), determined for these purposes based on volume weighted average price of our Class A Common Stock during the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of Warrants, and the number of months that the corresponding redemption date precedes the expiration date of the warrants, each as set forth in the table below. We will provide our warrant holders with the final fair market value no later than the date on which the notice of redemption is sent to the holders of Warrants.

The share prices set forth in the column headings of the table below will be adjusted as of any date on which the number of shares issuable upon exercise of a Warrant or the exercise price of a Warrant is adjusted as set forth under the heading “— Anti-dilution Adjustments” below. If the number of shares issuable upon exercise of a warrant is adjusted, the adjusted share prices in the column headings will equal the share prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the number of shares deliverable upon exercise of a warrant immediately prior to such adjustment and the denominator of which is the number of shares deliverable upon exercise of a warrant as so adjusted. The number of shares in the table below shall be adjusted in the same manner and at the same time as the number of shares issuable upon exercise of a Warrant. If the exercise price of a warrant is adjusted, (a) in the case of an adjustment pursuant to the fifth paragraph under the heading “— Anti-dilution Adjustments” below, the adjusted share prices in the column headings will equal the unadjusted share price multiplied by a fraction, the numerator of which is the higher of the Market Value and the Newly Issued Price as set forth under the heading “— Anti-dilution Adjustments” and the denominator of which is $10.00 and (b) in the case of an adjustment pursuant to the second paragraph under the heading “— Anti-dilution Adjustments” below, the adjusted share prices in the column headings will equal the unadjusted share price less the decrease in the exercise price of a warrant pursuant to such exercise price adjustment.

Redemption Date	Fair Market Value of Class A Common Stock
(period to expiration of Holdco Warrants)	<$10.00	$11.00	$12.00	$13.00	$14.00	$15.00	$16.00	$17.00	≥$18.00
60 months	0.261	0.281	0.297	0.311	0.324	0.337	0.348	0.358	0.361
57 months	0.257	0.277	0.294	0.310	0.324	0.337	0.348	0.358	0.361
54 months	0.252	0.272	0.291	0.307	0.322	0.335	0.347	0.357	0.361
51 months	0.246	0.268	0.287	0.304	0.320	0.333	0.346	0.357	0.361
48 months	0.241	0.263	0.283	0.301	0.317	0.332	0.344	0.356	0.361
45 months	0.235	0.258	0.279	0.298	0.315	0.330	0.343	0.356	0.361
42 months	0.228	0.252	0.274	0.294	0.312	0.328	0.342	0.355	0.361
39 months	0.221	0.246	0.269	0.290	0.309	0.325	0.340	0.354	0.361
36 months	0.213	0.239	0.263	0.285	0.305	0.323	0.339	0.353	0.361
33 months	0.205	0.232	0.257	0.280	0.301	0.320	0.337	0.352	0.361
30 months	0.196	0.224	0.250	0.274	0.297	0.316	0.335	0.351	0.361
27 months	0.185	0.214	0.242	0.268	0.291	0.313	0.332	0.350	0.361
24 months	0.173	0.204	0.233	0.260	0.285	0.308	0.329	0.348	0.361
21 months	0.161	0.193	0.223	0.252	0.279	0.304	0.326	0.347	0.361
18 months	0.146	0.179	0.211	0.242	0.271	0.298	0.322	0.345	0.361
15 months	0.130	0.164	0.197	0.230	0.262	0.291	0.317	0.342	0.361
12 months	0.111	0.146	0.181	0.216	0.250	0.282	0.312	0.339	0.361
9 months	0.090	0.125	0.162	0.199	0.237	0.272	0.305	0.336	0.361
6 months	0.065	0.099	0.137	0.178	0.219	0.259	0.296	0.331	0.361
3 months	0.034	0.065	0.104	0.150	0.197	0.243	0.286	0.326	0.361
0 months	—	—	0.042	0.115	0.179	0.233	0.281	0.323	0.361

The exact fair market value and redemption date may not be set forth in the table above, in which case, if the fair market value is between two values in the table or the redemption date is between two redemption dates in the table, the number of shares of Class A Common Stock to be issued for each warrant exercised will be determined by a straight-line interpolation between the number of shares set forth for the higher and lower fair market values and the earlier and later redemption dates, as applicable, based on a 365 or 366-day year, as applicable. For example, if the volume weighted average price of our Class A Common Stock during the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of the warrants is $11.00 per share, and at such time there are 57 months until the expiration of the warrants, holders may choose to, in connection with this redemption feature, exercise their Warrants for 0.277 shares of Class A Common Stock for each whole warrant. For an example where the exact fair market value and redemption date are not as set forth in the table above, if the volume weighted average price of our Class A Common Stock during the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of the warrants is $13.50 per share, and at such time there are 38 months until the expiration of the warrants, holders may choose to, in connection with this redemption feature, exercise their Warrants for 0.298 shares of Class A Common Stock for each whole warrant. In no event will the Warrants be exercisable in connection with this redemption feature for more than 0.361 shares of Class A Common Stock per warrant (subject to adjustment). Finally, as reflected in the table above, if the Warrants are out of the money and about to expire, they cannot be exercised on a cashless basis in connection with a redemption by us pursuant to this redemption feature, since they will not be exercisable for any shares of Class A Common Stock.

This redemption feature is structured to allow for all of the outstanding Warrants to be redeemed when the Class A Common Stock are trading at or above $10.00 per share, which may be at a time when the trading price of our Class A Common Stock is below the exercise price of the Warrants. We have established this redemption feature to provide us with the flexibility to redeem the Warrants without the Warrants having to reach the $18.00 per share threshold set forth above under “— Redemption of Warrants when the price per share of Class A Common Stock equals or exceeds $18.00.” Holders choosing to exercise their Warrants in connection with a redemption pursuant to this feature will, in effect, receive a number of shares for their Warrants based on an option pricing model with a fixed volatility input. This redemption right provides us with an additional mechanism by which to redeem all of the outstanding Warrants, and therefore have certainty as to our capital structure as the Warrants would no longer be outstanding and would have been exercised or redeemed. We will be required to pay the applicable redemption price to warrant holders if we choose to exercise this redemption right and it will allow us to quickly proceed with a redemption of the Warrants if we determine it is in our best interest to do so. As such, we would redeem the Warrants in this manner when we believe it is in our best interest to update our capital structure to remove the Warrants and pay the redemption price to the warrant holders.

As stated above, we can redeem the warrants when shares of Class A Common Stock are trading at a price starting at $10.00, which is below the exercise price of $11.50, because it will provide certainty with respect to our capital structure and cash position while providing warrant holders with the opportunity to exercise their Warrants on a cashless basis for the applicable number of shares. If we choose to redeem the Warrants when Class A Common Stock are trading at a price below the exercise price of the warrants, this could result in the warrant holders receiving fewer shares of Class A Common Stock than they would have received if they had chosen to wait to exercise their Warrants for shares of Class A Common Stock if and when such shares were trading at a price higher than the exercise price of $11.50.

No fractional shares of Class A Common Stock will be issued upon exercise. If, upon exercise, a holder would be entitled to receive a fractional interest in a share, we will round down to the nearest whole number of the number of shares of Class A Common Stock to be issued to the holder. If, at the time of redemption, the Warrants are exercisable for a security other than the Class A Common Stock pursuant to the Warrant Agreement, the warrants may be exercised for such security. At such time as the Warrants become exercisable for a security other than Class A Common Stock, we (or the surviving company) will use our commercially reasonable efforts to register under the Securities Act the security issuable upon the exercise of the Warrants.

Redemption Procedures. In the event that Holdco determines to redeem the Warrants when the closing price of the shares of Class A Common Stock equals or exceeds $18.00 per share or $10.00 per share pursuant to the Warrant Assumption Agreement, Holdco will fix a date for the redemption. Notice of redemption will be mailed by first class mail, postage prepaid, by Holdco not less than thirty (30) days prior to the redemption date to the registered holders of the Warrants to be redeemed at their last addresses as they appear on the registration books. Any notice mailed in the manner herein provided will be conclusively presumed to have been duly given whether or not the registered holder received such notice.

Maximum Percentage. A holder of a Warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 9.8% (or such other amount as a holder may specify) of the shares of Class A Common Stock issued and outstanding immediately after giving effect to such exercise.

Anti-dilution Adjustments. If the number of issued and outstanding Class A Common Stock is increased by a capitalization or share dividend payable in shares of Class A Common Stock, or by a split-up of Class A Common Stock or other similar event, then, on the effective date of such capitalization or share dividend, split-up or similar event, the number of shares of Class A Common Stock issuable on exercise of each Warrant will be increased in proportion to such increase in the issued and outstanding shares of Class A Common Stock. A rights offering made to all or substantially all holders of Class A Common Stock entitling holders to purchase shares of Class A Common Stock at a price less than the “historical fair market value” (as defined below) will be deemed a share dividend of a number of shares of Class A Common Stock equal to the product of (1) the number of shares of Class A Common Stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Class A Common Stock) and (2) one minus the quotient of (x) the price per share of Class A Common Stock paid in such rights offering and (y) the historical fair market value. For these purposes, (1) if the rights offering is for securities convertible into or exercisable for Class A Common Stock, in determining the price payable for Class A Common Stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (2) “historical fair market value” means the volume weighted average price of Class A Common Stock during the 10 trading day period ending on the trading day prior to the first date on which the Class A Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if we, at any time while the Warrants are outstanding and unexpired, pay to all or substantially all of the holders of Class A Common Stock a dividend or make a distribution in cash, securities or other assets to the holders of Class A Common Stock on account of such shares of Class A Common Stock (or other securities into which the warrants are convertible), other than (a) as described above, (b) any cash dividends or cash distributions which, when combined on a per share basis with all other cash dividends and cash distributions paid on the Class A Common Stock during the 365-day period ending on the date of declaration of such dividend or distribution does not exceed $0.50 (as adjusted for share sub-divisions, share dividends, rights issuances, consolidations, reorganizations, recapitalizations and other similar transactions) but only with respect to the amount of the aggregate cash dividends or cash distributions equal to or less than $0.50 per share, or (c) to satisfy the redemption rights of the holders of Class A Common Stock in connection with a shareholder vote to amend the Holdco A&R Articles with respect to any provision relating to shareholders’ rights, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of Class A Common Stock in respect of such event.

If the number of issued and outstanding shares of Class A Common Stock is decreased by a consolidation, combination, reverse share sub-division or reclassification of Class A Common Stock or other similar event, then, on the effective date of such consolidation, combination, reverse share sub-division, reclassification or similar event, the number of shares of Class A Common Stock shares issuable on exercise of each Warrant will be decreased in proportion to such decrease in issued and outstanding shares of Class A Common Stock.

Whenever the number of shares of Class A Common Stock purchasable upon the exercise of the Warrant is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of Class A Common Stock purchasable upon the exercise of the Warrant immediately prior to such adjustment and (y) the denominator of which will be the number of shares of Class A Common Stock so purchasable immediately thereafter.

In case of any reclassification or reorganization of the issued and outstanding shares of Class A Common Stock (other than those described above or that solely affects the par value of such shares of Class A Common Stock), or in the case of any merger or consolidation of us with or into another corporation (other than a merger or consolidation in which we are the continuing corporation and that does not result in any reclassification or reorganization of our issued and outstanding shares of Class A Common Stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the Warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Warrant and in lieu of our Class A Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares, stock or other equity securities or property (including cash) receivable upon such reclassification, reorganization, merge or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the Warrants would have received if such holder had exercised their Warrant immediately prior to such event. However, if such holders were entitled to exercise a right of election as to the kind or amount of securities, cash or other assets receivable upon such merger or consolidation, then the kind and amount of securities, cash or other assets for which each Warrant will become exercisable will be deemed to be the weighted average of the kind and amount received per share by such holders in such merger or consolidation that affirmatively make such election, and if a tender, exchange or redemption offer has been made to and accepted by such holders under circumstances in which, upon completion of such tender or exchange offer, the maker thereof, together with members of any group (within the meaning of Rule 13d-5(b)(1) under the Exchange Act) of which such maker is a part, and together with any affiliate or associate of such maker (within the meaning of Rule 12b-2 under the Exchange Act) and any members of any such group of which any such affiliate or associate is a part, own beneficially (within the meaning of Rule 13d-3 under the Exchange Act) more than 50% of the issued and outstanding shares of Class A Common Stock, the holder of a Warrant will be entitled to receive the highest amount of cash, securities or other property to which such holder would actually have been entitled as a shareholder if such warrant holder had exercised the Warrant prior to the expiration of such tender or exchange offer, accepted such offer and all of the shares of Class A Common Stock held by such holder had been purchased pursuant to such tender or exchange offer, subject to adjustment (from and after the consummation of such tender or exchange offer) as nearly equivalent as possible to the adjustments provided for in the Warrant Agreement. Additionally, if less than 70% of the consideration receivable by the holders of Class A Common Stock in such a transaction is payable in the form of common stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the warrant properly exercises the warrant within 30 days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the Warrant Agreement based on the per share consideration minus Black-Scholes Warrant Value (as defined in the Warrant Agreement) of the warrant.

Registered Form. The Warrants are warrants which were issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and Coliseum, which will be assumed by Holdco at the Closing pursuant to the Warrant Assumption Agreement. The Warrant Assumption Agreement provides that (a) the terms of the Warrants may be amended without the consent of any holder for the purpose of (i) curing any ambiguity or correct any mistake, including to conform the provisions of the Warrant Assumption Agreement to the description of the terms of the warrants and the Warrant Assumption Agreement, or defective provision or (ii) adding or changing any provisions with respect to matters or questions arising under the Warrant Assumption Agreement as the parties to the Warrant Assumption Agreement may deem necessary or desirable and that the parties deem to not adversely affect the rights of the registered holders of the warrants and (b) all other modifications or amendments require the vote or written consent of at least 65% of the then outstanding Warrants.

The Warrant holders will not have the rights or privileges of holders of Class A Common Stock and any voting rights until they exercise their Warrants and receive shares of Class A Common Stock. After the issuance of shares of Common Stock upon exercise of the Warrants, each holder will be entitled to one vote for each share of Class A Common Stock held of record on all matters to be voted on by shareholders.

Exclusive Forum. We have agreed that, subject to applicable law, any action, proceeding or claim against us arising out of or relating in any way to the Warrant Assumption Agreement will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and we irrevocably submit to such jurisdiction, which jurisdiction will be the exclusive forum for any such action, proceeding or claim. This provision applies to claims under the Securities Act but does not apply to claims under the Exchange Act or any claim for which the federal district courts of the United States of America are the sole and exclusive forum.

Dividends

The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition. The payment of any cash dividends will be within the discretion of the Board at such time. If we incur any indebtedness, our ability to declare dividends may be limited by restrictive covenants we may agree to in connection therewith.

Our Transfer Agent and Warrant Agent

The transfer agent for the Class A Common Stock and warrant agent for the Warrants is Continental Stock Transfer & Trust Company. Holdco has agreed to indemnify Continental Stock Transfer & Trust Company in its roles as transfer agent and warrant agent, its agents and each of its shareholders, directors, officers and employees against all claims and losses that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence or intentional misconduct of the indemnified person or entity.

Exclusive Forum

The Holdco A&R Articles provides that, unless Holdco consents in writing to the selection of an alternative forum, the Business Litigation Session of the Superior Court for Suffolk County, Massachusetts and United States District Court for the District of Massachusetts sitting in Boston, Massachusetts will be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of Holdco, (b) any action asserting a claim for breach of a fiduciary duty owed by any director, officer, employee, or agent of Holdco to Holdco or its shareholders, (c) any action asserting a claim arising pursuant to any provision of the MBCA, the Holdco A&R Articles, or the Holdco A&R Bylaws, or (d) any action asserting a claim governed by the internal affairs doctrine, in each case subject to said courts having personal jurisdiction over the indispensable parties named as defendants therein. Notwithstanding the foregoing, the United States District Court of Massachusetts in Boston will be the sole and exclusive forum for any claim arising under the Securities Act, and the exclusive forum provisions in the Holdco A&R Articles will not apply to claims arising under the Exchange Act or other federal securities laws for which there is exclusive federal jurisdiction.

Certain Anti-Takeover Provisions of the Holdco A&R Articles and Massachusetts Law

Certain provisions of the Holdco A&R Articles, Holdco A&R Bylaws, and laws of the Commonwealth of Massachusetts, where Holdco is incorporated, may discourage or make more difficult a takeover attempt that a shareholder might consider in his or her best interest. These provisions may also adversely affect prevailing market prices for the Class A Common Stock. Holdco believes that the benefits of increased protection give Holdco the potential ability to negotiate with the proponent of an unsolicited proposal to acquire or restructure Holdco and outweigh the disadvantage of discouraging those proposals because negotiation of the proposals could result in an improvement of their terms.

Authorized but Unissued Shares

Massachusetts law does not require stockholder approval for any issuance of authorized shares. However, the listing requirements of Nasdaq, which would apply if and so long as the Class A Common Stock remains listed on Nasdaq, require stockholder approval of certain issuances equal to exceeding 20% of the then outstanding voting power or then outstanding number of shares of common stock. Additional shares that may be used in the future may be issued for a variety of corporate purposes, including future public offerings, to raise additional capital, or to facilitate acquisitions. The existence of authorized but unissued and unreserved common stock and preferred stock could make more difficult or discourage an attempt to obtain control of Holdco by means of a proxy contest, tender offer, merger, or otherwise.

Dual Class Common Stock

As described above, the Holdco A&R Articles provides for a dual class common stock structure which provides Class B Common stockholders with 15 votes per share of Class B Common Stock that they own. Accordingly, holders of Class B Common Stock may have a greater ability to influence the outcome of matters requiring stockholder approval (including the election of directors and significant corporate transactions, such as a merger or other sale of Holdco or its assets) than they would otherwise have, including, potentially, the ability to control the outcome of such matters even though they may own less than a majority of the shares of outstanding Common Stock, including the election of directors and significant corporate transactions, such as a merger or other sale of Holdco or its assets.

Number of Directors

The Holdco A&R Articles and Holdco A&R Bylaws provide that, subject to any rights of holders of preferred stock to elect additional directors under specified circumstances, the number of directors may be fixed from time to time pursuant to a resolution adopted by the Board; provided, however, that before the first date on which the RET Founders or their permitted transferees collectively beneficially own 20% or less of the number of shares of Class B Common Stock (as such number of shares is equitably adjusted in respect of any reclassification, stock dividend, subdivision, combination or recapitalization of the Class B Common Stock) collectively held by the RET Founders or their permitted transferees as of the Closing (the “Voting Threshold Date”), any newly created directorships resulting from an increase in the authorized number of directors and any vacancies occurring in the Board of Directors, shall be filled solely by the affirmative votes of the holders of a majority of the Class B Common Stock. On and after the Voting Threshold Date, any newly created directorships resulting from an increase in the authorized number of directors and any vacancies occurring in the Board, will be filled by vote of a majority of the remaining members of the Board, although less than a quorum, or by a sole remaining director, and not by shareholders.

Requirements for Advance Notification of Stockholder Meetings, Nominations and Proposals

The Holdco A&R Articles provides that, prior to the Voting Threshold Date, special meetings of shareholders may be called by or at the request of the holders of a majority of the outstanding shares of Class B Common Stock. Business transacted at any special meeting of shareholders shall be limited to matters relating to the purpose or purposes stated in the notice of meeting.

The Holdco A&R Bylaws establish advance notice procedures with respect to shareholder proposals and nomination of candidates for election as directors, other than nominations made by or at the direction of the Board or a committee of the Board. In order to be “properly brought” before a meeting, a shareholder will have to comply with advance notice requirements and provide Holdco with certain information. Generally, to be timely, a shareholder’s notice must be received at Holdco’s principal executive offices not less than 95 days nor more than 125 days prior to the first anniversary of the immediately preceding annual meeting of shareholders. The Holdco A&R Bylaws also specify requirements as to the form and content of a shareholder’s notice. The Holdco A&R Bylaws allow the chairman of the meeting at a meeting of the shareholders to adopt rules and regulations for the conduct of meetings which may have the effect of precluding the conduct of certain business at a meeting if the rules and regulations are not followed. These provisions may also defer, delay, or discourage a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to influence or obtain control of Holdco.

Limitations on Stockholder Action by Written Consent

The Holdco A&R Articles provide that, prior to the Voting Threshold Date, any action required or permitted to be taken at any annual or special meeting of shareholders may be taken by written consent in lieu of a meeting, provided that (i) shareholders who own, in the aggregate, not less than a majority of all the votes entitled to be cast on any issue to be considered at any annual or proposed special meeting of Holdco, as determined in accordance with the Holdco A&R Articles, shall by written notice to the Secretary of Holdco request that the Board fix a record date for the proposed action by shareholders including the information required by the Holdco A&R Bylaws, (ii) Holdco solicits written consents from all shareholders, and (iii) such action is evidenced by a consent or consents in writing, setting forth the action to be taken, which is signed and delivered to the Secretary of Holdco, and not revoked, by shareholders having the requisite votes; provided, further, that any such action shall be taken in accordance with, and subject to the Holdco A&R Bylaws, the MBCA and applicable law. Following the Voting Threshold Date, except for shareholder action by unanimous written consent, any action required or permitted to be taken by the shareholders must be effected at an annual or special meeting of the shareholders and may not be effected by consent in lieu of a meeting. Notwithstanding any provision of the Holdco A&R Articles or the Holdco A&R Bylaws to the contrary, shareholders may act without a meeting by unanimous written consent, and none of the foregoing provisions shall apply to such action. Any action by written consent must be a proper subject for shareholder action by written consent.

Amendments to the Articles

The Holdco A&R Articles provides that, prior to the Voting Threshold Date, any amendment to the Holdco A&R Articles will require the affirmative vote of at least a majority of all shares entitled generally to vote on such matter. On and after the Voting Threshold Date, any amendment to the Holdco A&R Articles will require the affirmative vote of two-thirds of all shares entitled generally to vote on such matter, and in addition, a majority of the shares of any voting group entitled to vote separately on the matter pursuant to the MBCA, by the Holdco A&R Articles or the Holdco A&R Bylaws, or by action of the Board. Notwithstanding the foregoing, that as long as any shares of Class A Common Stock are outstanding, Holdco shall not, without the prior affirmative vote of the holders of a majority of the outstanding shares of Class A Common Stock, voting as a separate class, in addition to any other vote required by applicable law or the Holdco A&R Articles, directly or indirectly, whether by amendment, or through merger, recapitalization, consolidation or otherwise amend, alter, change, repeal or adopt any provision of these Articles (1) in a manner that is inconsistent with, or that otherwise alters or changes the powers, preferences, or special rights of the shares of Class A Common Stock so as to affect them adversely; or (2) to provide for each share of Class B Common Stock to have more than fifteen (15) votes per share or any rights to a separate class vote of the holders of shares of Class B Common Stock other than as provided by the Holdco A&R Articles or the MBCA

Business Combinations

The Holdco A&R Articles include an election not to be governed by the control share acquisition statute, Chapter 110D, or the business combination statute, Chapter 110F of the Massachusetts General Laws.

Chapter 156D, §8.06 provides that the terms of the directors of a publicly traded Massachusetts corporation must be staggered over three years. Accordingly, the Board consists of five members, which are divided into three classes with only one class of directors being elected in each year and each class (except for those directors appointed prior to Holdco’s first annual meeting of shareholders) serving a 3-year term. The term of office of the first class of directors will expire at Holdco’s first annual meeting. The term of office of the second class of directors will expire at Holdco’s second annual meeting of shareholders. The term of office of the third class of directors will expire at Holdco’s third annual meeting of shareholders. This could make it difficult to replace a majority of the board in any one year. A public corporation may opt out of the staggered board requirement by a vote of its board of directors or a two-thirds vote of each class of stock outstanding.

Chapter 110F of the Massachusetts General Laws generally provides that, if a person acquires 5% or more of the stock of a Massachusetts corporation without the approval of the board of directors of that corporation, such person may not engage in certain transactions with the corporation for a period of three years following the time that person becomes a 5% shareholder, with certain exceptions. A Massachusetts corporation may elect in its articles of organization or bylaws not to be governed by Chapter 110F.

Under the Massachusetts control share acquisitions statute (Chapter 110D of the Massachusetts General Laws), a person who acquires beneficial ownership of shares of stock of a corporation in a threshold amount equal to one-fifth or more but less than one-third, one-third or more but less than a majority, or a majority or more of the voting stock of the corporation, referred to as a control share acquisition, must obtain the approval of a majority of shares entitled to vote generally in the election of directors (excluding (1) any shares owned by any person acquiring or proposing to acquire beneficial ownership of shares in a control share acquisition, (2) any shares owned by any officer of the corporation and (3) any shares owned by any employee of the corporation who is also a director of the corporation) for the purpose of acquiring voting rights for the shares that such person acquires in crossing the foregoing thresholds.

The Massachusetts control share acquisitions statute permits the corporation, to the extent authorized by its articles of organization or bylaws, to redeem all shares acquired by an acquiring person in a control share acquisition for fair value (which is to be determined in accordance with procedures adopted by the corporation) if (1) no control share acquisition statement is delivered by the acquiring person or (2) a control share acquisition statement has been delivered and voting rights were not authorized for such shares by the shareholders in accordance with the applicable provision of the control share acquisitions statute.

If the voting rights for shares acquired in a control share acquisition are authorized by a majority of shareholders, and the acquirer has acquired beneficial ownership of a majority or more of all voting power in the election of directors, then each stockholder of record, other than the acquirer, who has not voted in favor of authorizing voting rights for the control may demand payment for his or her stock and an appraisal in accordance with M.G.L. chapter 156D.

The Massachusetts control share acquisition statute permits a Massachusetts corporation to elect not to be governed by the statute’s provisions by including a provision in the corporation’s articles of organization or bylaws pursuant to which the corporation opts out of the statute.

Chapter 110C of the Massachusetts General Laws (1) subjects an offeror to certain disclosure and filing requirements before such offeror can proceed with a takeover bid, defined to include any acquisition of or offer to acquire stock by which, after acquisition, the offeror would own more than 10% of the issued and outstanding equity securities of a target company and (2) provides that, if a person (together with its associates and affiliates) beneficially owns more than 5% of the stock of a Massachusetts corporation, such person may not make a takeover bid if during the preceding year such person acquired any of the subject stock with the undisclosed intent of gaining control of the corporation. The statute contains certain exceptions to these prohibitions, including if the board of directors approves the takeover bid, recommends it to the corporation’s shareholders and the terms of the takeover are furnished to shareholders. The validity of Chapter 110C has been called into questioned by a 1982 US Supreme Court decision that invalidated a similar law in the state of Illinois.

Limitations on Liability and Indemnification of Officers and Directors

The MBCA authorizes corporations to limit or eliminate the personal liability of directors of corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties, subject to certain exceptions. The Holdco A&R Articles includes a provision that eliminates the personal liability of directors for damages for any breach of fiduciary duty as a director where, in civil proceedings, the person acted in good faith and in a manner that person reasonably believed to be in or not opposed to the best interests of Holdco or, in criminal proceedings, where the person had no reasonable cause to believe that his or her conduct was unlawful.

The Holdco A&R Articles provide that Holdco may indemnify and advance expenses to Holdco’s directors and officers to the fullest extent authorized by the MBCA. Holdco also is expressly authorized to carry directors’ and officers’ liability insurance providing indemnification for Holdco directors, officers, and certain employees for some liabilities. Holdco believes that these indemnification and advancement provisions and insurance are useful to attract and retain qualified directors and executive officers.

The limitation of liability, advancement and indemnification provisions in the Holdco A&R Articles may discourage stockholders from bringing lawsuit against directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit Holdco and its shareholders. In addition, your investment may be adversely affected to the extent Holdco pays the costs of settlement and damage awards against directors and officer pursuant to these indemnification provisions.

There is currently no pending material litigation or proceeding involving any of Holdco’s directors, officers, or employees for which indemnification is sought.

Corporate Opportunities

The Holdco A&R Articles provides for the renouncement by Holdco of any interest or expectancy of Holdco in, or being offered an opportunity to participate in any matter, transaction, or interest that is presented to, or acquired, created, or developed by, or which otherwise comes into possession of, any director of Holdco who is not an employee or officer of Holdco or any of its subsidiaries, unless such matter, transaction, or interest is presenting to, or acquired, created, or developed by, or otherwise comes into the possession of a director of Holdco expressly and solely in that director’s capacity as a director of Holdco.

SECURITIES ACT RESTRICTIONS ON RESALE OF SECURITIES

Rule 144

Pursuant to Rule 144 under the Securities Act (“Rule 144”), a person who has beneficially owned restricted shares of our Common Stock for at least six months would be entitled to sell their securities, provided that (i) such person is not deemed to have been one of the Company’s affiliates at the time of, or at any time during the three months preceding, a sale and (ii) the Company is subject to the Exchange Act periodic reporting requirements for at least three months before the sale and has filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as the Company was required to file reports) preceding the sale.

Persons who have beneficially owned restricted shares of our Common Stock for at least six months but who are the Company’s affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

●	1% of the total number of shares of common stock or warrants then outstanding, as applicable; or

●	the average weekly reported trading volume of the common stock or warrants, as applicable, during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by the Company’s affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about the Company.

Lock-Up Restrictions

Two Year Lock-Up

On December 31, 2024, in connection with the consummation of the Business Combination and as contemplated by the Business Combination Agreement, Holdco and certain shareholders of Holdco, including the RET Founders, the Previous Sponsor and the New Sponsor entered into a the Lock-Up Agreement. The lock-up parties include affiliates of Harry You, who was Coliseum’s chairman of the board and sponsor and a shareholder and lender to RET prior to Closing, and is Holdco’s chairman of the Board and a shareholder and lender to Holdco after the Closing, affiliates of Paul Dacier, who was the President and sole director of Holdco and the President, director, and shareholder of RET prior to Closing, and Niccolo de Masi, who was a shareholder and lender to RET prior to Closing.

Pursuant to the Lock-Up Agreement, the shares of Class A Common Stock held by the parties to the Lock-Up Agreement (including shares of Class A Common Stock issued pursuant to the Warrant Exchange but not including any shares of Class A Common Stock purchased in the PIPE Investment) are subject to transfer restrictions until the end of the earlier of (x) two (2) years after the Closing Date and (y) the date on which Holdco completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of Holdco’s shareholders having the right to exchange their shares of common stock for cash, securities or other property.

One Year Lock-Up

On December 31, 2024, in connection with the consummation of the Business Combination and as contemplated by the Extension Non-Redemption Agreements, Holdco issued to the Extension Non-Redeeming Shareholders an aggregate of 606,972 shares of Class A Common Stock. Such shares are subject to a one-year lock-up, subject to potential early release as discussed below. Additionally, the 5,000 shares of Class A Common Stock issued on December 31, 2024 to a vendor in consideration for services rendered are subject to a one-year lock-up pursuant to an agreement between Holdco and the vendor.

Such shares are subject to early release from the one-year lock-up if the last reported sale price of the Class A Common Stock equals or exceeds (i) $12.00 per share (as adjusted for share sub-divisions, share dividends, rights issuances, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Business Combination or (ii) $18.00 per share (as adjusted for share sub-divisions, share dividends, rights issuances, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 75 days after the completion of the Business Combination, or (y) the date on which the Company completes a liquidation, merger, share exchange, reorganization or other similar transaction that results in all of the Company’s shareholders having the right to exchange their Common Stock for cash, securities or other property.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a discussion of the material U.S. federal income tax considerations applicable to U.S. Holders and Non-U.S. Holders (each as defined below) of the ownership and disposition of Class A Common Stock. This discussion only applies to investors that will hold their Class A Common Stock as capital assets for U.S. federal income tax purposes (generally, property held for investment). This discussion does not discuss all aspects of U.S. federal income taxation that may be relevant to particular investors in light of their particular circumstances or status including:

●	Previous Sponsor, New Sponsor, and the Sponsor Affiliate;

●	banks, financial institutions, or financial services entities;

●	broker-dealers;

●	S corporations;

●	taxpayers that are subject to the mark-to-market accounting rules;

●	tax-exempt entities;

●	governments or agencies or instrumentalities thereof;

●	tax-qualified retirement plans;

●	insurance companies;

●	regulated investment companies or real estate investment trusts;

●	expatriates or former long-term residents of the United States;

●	persons that will actually or constructively own five percent or more of the Company’s voting stock or five percent or more of the total value of all classes of the Company’s stock (except as specifically addressed below);

●	persons that acquire the Company’s securities pursuant to an exercise of employee share options, in connection with employee share incentive plans, or otherwise as compensation;

●	persons that hold the Company’s securities as part of a straddle, constructive sale, hedging, conversion or other integrated or similar transaction;

●	persons subject to the alternative minimum tax;

●	U.S. Holders whose functional currency is not the U.S. dollar;

●	controlled foreign corporations and passive foreign investment companies; and

●	accrual method taxpayers that file applicable financial statements as described in Section 451(b) of the Code.

This discussion is based on U.S. federal income tax law as in effect on the date hereof. Such law is subject to change, possibly on a retroactive basis, which may affect the U.S. federal income tax consequences described in this prospectus. There can be no assurance that future legislation, regulations, administrative rulings, or court decisions will not adversely affect the accuracy of the statements in this discussion. The Company has not sought, and does not intend to seek, a ruling from the IRS as to any U.S. federal income tax consideration described in this prospectus. The IRS may disagree with the discussion in this prospectus, and its determination may be upheld by a court. Furthermore, this discussion does not address any U.S. federal non-income tax laws, such as gift, estate, or Medicare contribution tax laws, or U.S. state or local or non-U.S. tax laws.

This discussion does not consider the U.S. federal income tax treatment of entities and arrangements treated as partnerships for U.S. federal income tax purposes that hold Class A Common Stock. If a partnership is a beneficial owner of Class A Common Stock, the U.S. federal income tax treatment of a partner in such partnership generally will depend on the status of such partner and the activities of such partner and such partnership. If you are a partnership or a partner in a partnership that holds Class A Common Stock, you are urged to consult your tax advisor regarding the tax consequences to you of the ownership and disposition of Class A Common Stock.

THE FOLLOWING IS FOR INFORMATIONAL PURPOSES ONLY. EACH PROSPECTIVE INVESTOR IN the CLASS A COMMON STOCK SHOULD CONSULT ITS TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO SUCH HOLDER OF THE OWNERSHIP AND DISPOSITION OF SHARES OF CLASS A COMMON STOCK, INCLUDING THE EFFECTS OF U.S. FEDERAL, STATE, AND LOCAL AND NON-U.S. TAX LAWS.

U.S. Holders

As used in this prospectus, a “U.S. Holder” is a beneficial owner of Class A Common Stock who or that is, for U.S. federal income tax purposes:

●	an individual citizen or resident of the United States;

●	a corporation (or other entity that is treated as a corporation for U.S. federal income tax purposes) that is created or organized (or treated as created or organized) in or under the laws of the United States or any state thereof or the District of Columbia;

●	an estate the income of which is subject to U.S. federal income tax regardless of its source; or

●	a trust if (i) a U.S. court can exercise primary supervision over the administration of such trust and one or more United States persons (within the meaning of the Code) have the authority to control all substantial decisions of the trust or (ii) it has a valid election in place to be treated as a United States person.

The following describes U.S. federal income tax considerations to a U.S. Holder relating to the ownership and disposition of shares of Class A Common Stock.

Distributions on the Class A Common Stock

In general, distributions with respect to the Class A Common Stock will be subject to tax as dividends to the extent paid out of the Company’s current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Such income will be includible in the gross income of a U.S. Holder as ordinary income on the day actually or constructively received by such holder.

To the extent that the amount of any distribution exceeds the Company’s current and accumulated earnings and profits, as determined under U.S. federal income tax principles, the excess will first be treated as a tax-free return of capital, causing a reduction (but not below zero) in the adjusted tax basis of a U.S. Holder’s Class A Common Stock. The amount of any remaining excess will be subject to tax as capital gain recognized on a sale or exchange as described below under “U.S. Holders — Sale, Exchange or Other Dispositions of Shares of Class A Common Stock.”

Non-corporate U.S. Holders will generally be eligible for reduced rates of taxation on any dividend paid out of current and accumulated earnings and profits, provided that certain holding period and other requirements are satisfied. Corporate U.S. Holders will generally be eligible for a 50% dividends-received deduction on any dividend paid out of current and accumulated earnings and profits, provided that certain holding period and other requirements are satisfied.

A dividend that exceeds certain thresholds in relation to a U.S. Holder’s tax basis in the stock could be characterized as an “extraordinary dividend” (as defined in Section 1059 of the Code). If a corporate U.S. Holder receives an extraordinary dividend, it will generally be required to reduce (but not below zero) its basis in the shares of stock in respect of which the extraordinary dividend is paid by the portion of such dividend that is not taxed because of the dividends-received deduction. If the amount of the basis reduction exceeds the corporate U.S. Holder’s tax basis in its stock, the excess will be treated as taxable gain. If a non-corporate U.S. Holder receives an extraordinary dividend, it will be required to treat any loss on the sale of the shares of stock in respect of which such extraordinary dividend is paid as a long-term capital loss to the extent of the extraordinary dividends received that qualify for the reduced dividend tax rate described above.

U.S. Holders should consult their own tax advisor regarding the availability of the reduced dividend tax rate or the dividends-received deduction in light of their particular circumstances.

Sale, Exchange or Other Disposition of Shares of Class A Common Stock

A U.S. Holder generally will recognize capital gain or loss upon a sale, exchange or other taxable disposition of shares of Class A Common Stock. Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. Holder’s holding period for the shares of Class A Common Stock so disposed of exceeds one year. Long-term capital gains recognized by non-corporate U.S. Holders will be eligible to be taxed at reduced rates. The deductibility of capital losses is subject to limitations.

Generally, the amount of gain or loss recognized by a U.S. Holder is an amount equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received in such disposition and (ii) the U.S. Holder’s adjusted tax basis in its shares of Class A Common Stock so disposed of. A U.S. Holder’s adjusted tax basis in its the Company securities generally will equal the U.S. Holder’s acquisition cost, subject to certain adjustments.

Non-U.S. Holders

As used in this prospectus, a “non-U.S. Holder” is a beneficial owner (other than a partnership or entity or arrangement treated as a partnership for U.S. federal income tax purposes) of Class A Common Stock who or that is not a U.S. Holder. The following describes U.S. federal income tax considerations to a non-U.S. Holder relating to the ownership and disposition of shares of Class A Common Stock.

Distributions on the Class A Common Stock

In general, distributions with respect to the Class A Common Stock will be subject to tax as dividends to the extent paid out of the Company’s current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Such income will be includible in the gross income of a non-U.S. Holder as ordinary income on the day actually or constructively received by such holder. To the extent that the amount of any distribution exceeds the Company’s current and accumulated earnings and profits, as determined under U.S. federal income tax principles, the excess will first be treated as a tax-free return of capital, causing a reduction (but not below zero) in the adjusted tax basis of a non-U.S. Holder’s Class A Common Stock. The amount of any remaining excess will be treated as capital gain realized on a sale or exchange as described below under “— Sale, Exchange or Other Disposition of Shares of Class A Common Stock.”

Taxable dividends paid to a non-U.S. Holder of the Class A Common Stock will generally be subject to withholding of U.S. federal income tax at a 30% rate or lower rate as may be specified by an applicable income tax treaty. However, dividends that are effectively connected with the conduct of a trade or business by a non-U.S. Holder within the United States (and, if required by an applicable income tax treaty, are attributable to a U.S. permanent establishment) are not subject to withholding tax, provided certain certification and disclosure requirements (generally on an IRS Form W-8ECI) are satisfied. Instead, such dividends are subject to U.S. federal income tax on a net income basis in the same manner as if the non-U.S. Holder were a “United States person” as defined under the Code. Any such effectively connected dividends received by a non-U.S. Holder that is treated as a foreign corporation for U.S. federal income tax purposes may be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

A non-U.S. Holder of the Class A Common Stock who wishes to claim the benefits of an applicable income tax treaty will be required to provide IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable form) and certify under penalty of perjury that such holder is not a United States person as defined under the Code and is eligible for income tax treaty benefits. Special certification and other requirements apply to certain non-U.S. Holders that are pass-through entities rather than corporations or individuals or that hold their interests through certain intermediaries.

A non-U.S. Holder of Class A Common Stock eligible for a reduced rate of withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by filing an appropriate claim for a refund with the IRS.

Sale, Exchange or Other Disposition of Shares of Class A Common Stock

A non-U.S. Holder will generally not be subject to U.S. federal income tax on gain realized on a sale, exchange or other disposition of shares of Class A Common Stock unless:

(i)	such non-U.S. Holder is an individual that is considered to have been present in the United States for 183 days or more in the taxable year of such disposition and certain other requirements are met, in which case any gain realized will generally be subject to a flat 30% U.S. federal income tax;

(ii)	the gain is effectively connected with the conduct of a trade or business of such non-U.S. Holder in the United States (and if an income tax treaty applies, is attributable to a U.S. permanent establishment or fixed base maintained by such non-U.S. Holder), in which case such gain will be subject to U.S. federal income tax, net of certain deductions, at the same graduated individual or corporate rates applicable to U.S. Holders, and, if the non-U.S. Holder is a corporation, an additional “branch profits tax” (imposed at a rate of 30% or, if applicable, a lower treaty rate) may also apply; or

(iii)	the Company is or has been a “United States real property holding corporation” at any time during the shorter of the five-year period preceding such disposition and such non-U.S. Holder’s holding period, and, in the case where a class of stock is regularly traded on an established securities market, the Non-U.S. Holder has owned, directly or constructively, more than 5% of such class of stock at any time within the shorter of the five-year period preceding the disposition or such Non-U.S. Holder’s holding period for the shares of such class of stock. There can be no assurance that any class of stock will be treated as regularly traded on an established securities market for this purpose.

If paragraph (iii) above applies to a non-U.S. Holder, gain recognized by such non-U.S. Holder on the sale, exchange, or other disposition of shares of Class A Common Stock will be subject to tax at generally applicable U.S. federal income tax rates. In addition, a buyer of such shares of Class A Common Stock from a non-U.S. Holder may be required to withhold U.S. income tax at a rate of 15% of the amount realized upon such disposition. The Company will be classified as a “United States real property holding corporation” if the fair market value of its “United States real property interests” equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business, as determined for U.S. federal income tax purposes. The Company does not expect it to be classified as a “U.S. real property holding corporation” in the foreseeable future. However, such determination is factual and in nature and subject to change and no assurance can be provided as to whether the Company will be a U.S. real property holding corporation with respect to a non-U.S. Holder at any future time.

Information Reporting Requirements and Backup Withholding

Information returns will be filed with the IRS in connection with payments of dividends on and the proceeds from a sale or other disposition of shares of Class A Common Stock, and U.S. backup withholding on such payments may be possible. Backup withholding generally will not apply, however, to a U.S. Holder if the U.S. Holder is a corporation or other exempt recipient or the U.S. Holder provides a correct taxpayer identification number and certifies that it is not subject to backup withholding. A non-U.S. Holder may have to comply with certification procedures to establish that it is not a United States person for U.S. federal income tax purposes or otherwise establish an exemption in order to avoid information reporting and backup withholding requirements or to claim a reduced rate of withholding under an applicable income tax treaty. Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a holder will be allowed as a credit against such holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that the required information is furnished by such holder to the IRS in a timely manner.

Foreign Account Tax Compliance Act

Sections 1471 through 1474 of the Code and the Treasury Regulations and administrative guidance promulgated thereunder (“FATCA”) generally impose withholding at a rate of 30% in certain circumstances on dividends in respect of securities (including Class A Common Stock) that are held by or through certain foreign financial institutions (including investment funds), unless any such institution (i) enters into, and complies with, an agreement with the IRS to report, on an annual basis, information with respect to interests in, and accounts maintained by, the institution that are owned by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments, or (ii) if required under an intergovernmental agreement between the United States and an applicable foreign country, reports such information to its local tax authority, which will exchange such information with the U.S. authorities. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. Accordingly, the entity through which Class A Common Stock are held will affect the determination of whether such withholding is required. Similarly, dividends in respect of Class A Common Stock held by an investor that is a non-financial non-U.S. entity that does not qualify under certain exceptions will generally be subject to withholding at a rate of 30%, unless such entity either (i) certifies to the applicable withholding agent that such entity does not have any “substantial United States owners” or (ii) provides certain information regarding the entity’s “substantial United States owners,” which will in turn be provided to the U.S. Department of Treasury.

All investors should consult their tax advisors regarding the possible implications of FATCA on their investment in Class A Common Stock.

EXPERTS

The financial statements of RET as of and for the year ended December 31, 2023, as of December 31, 2022 and for the period from November 10, 2022 (inception) through December 31, 2022 appearing in this prospectus have been audited by WithumSmith+Brown, PC, independent registered public accounting firm, as set forth in their report thereon (which contains an explanatory paragraph relating to the correction of certain misstatements related to the 2023 and 2022 financial statements as described in Note 2 to the financial statements, and an explanatory paragraph relating to substantial doubt about the ability of RET to continue as a going concern as described in Note 1 to the financial statements), appearing elsewhere in this prospectus, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The financial statements of Holdco as of September 30, 2024 and for the period from May 21, 2024 (inception) through September 30, 2024 appearing in this prospectus have been audited by WithumSmith+Brown, PC, independent registered public accounting firm, as set forth in their report thereon (which contains an explanatory paragraph relating to substantial doubt about the ability of Holdco to continue as a going concern as described in Note 1 to the financial statements), appearing elsewhere in this prospectus, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The financial statements of Coliseum as of and for the year ended December 31, 2023 appearing in this prospectus have been audited by WithumSmith+Brown, PC, an independent registered public accounting firm, as set forth in their report thereon (which contains an explanatory paragraph relating to substantial doubt about the ability of Coliseum to continue as a going concern as described in Note 1 to the financial statements), appearing elsewhere in this proxy statement/prospectus, and are included in reliance on such report given on the authority of such firm as experts in accounting and auditing. The financial statements of Coliseum as of and for the year ended December 31, 2022 appearing in this prospectus have been audited by RBSM LLP, an independent registered public accounting firm, as set forth in their report thereon (which contains an explanatory paragraph relating to substantial doubt about the ability of Coliseum to continue as a going concern as described in Note 1 to the financial statements), appearing elsewhere in this prospectus, and are included in reliance on such report given on the authority of such firm as experts in accounting and auditing.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by TCF Law Group PLLC, Massachusetts counsel to Rain Enhancement Technologies Holdco, Inc.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly, and current reports, proxy statements, and other information with the SEC. We have also filed a registration statement on Form S-1, including exhibits, under the Securities Act with respect to the securities offered by this prospectus. This prospectus is part of the registration statement, but does not contain all of the information included in the registration statement or the exhibits filed with the registration statement. For further information about us and the securities offered hereby, we refer you to the registration statement and the exhibits filed with the registration statement. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement.

Our SEC filings are available to the public on the internet at a website maintained by the SEC located at http://www.sec.gov. Those filings are also available to the public on, or accessible through, our website under the heading “SEC Filings” at www.rainwatertech.com/. Information contained on our website is not a part of this prospectus and the inclusion of our website address in this prospectus is an inactive textual reference only.

COLISEUM ACQUISITION CORP.

CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30, 2024	December 31, 2023
	(unaudited)
Assets:
Current assets:
Prepaid expenses	$40,500	$—
Total current assets	40,500	—
Cash held in Trust Account	20,055,086	30,969,758
Total Assets	$20,095,586	$30,969,758
Liabilities, Class A Ordinary Shares Subject to Possible Redemption and Shareholders’ Deficit:
Current liabilities:
Accounts payable and accrued expenses	$2,387,179	$875,801
Due to related parties	1,646,557	639,190
Convertible note payable – related parties	550,000	500,000
Non-redemption agreement liabilities	218,277	194,677
Deferred consulting fees	35,904	31,233
Total current liabilities	4,837,917	2,240,901
Warrant liabilities	411,250	329,000
Total Liabilities	5,249,167	2,569,901
Commitments and Contingencies
Class A ordinary shares, $0.001 par value; 1,787,112 and 2,876,361 shares subject to possible redemption at approximately $11.22 and $10.77 per share as of September 30, 2024 and December 31, 2023, respectively	20,055,086	30,969,758
Shareholders’ Deficit:
Preferred shares, $0.001 par value; 5,000,000 shares authorized; none issued or outstanding as of September 30, 2024 and December 31, 2023	—	—
Class A ordinary shares, $0.001 par value; 500,000,000 shares authorized; 3,749,999 non-redeemable shares issued and outstanding as of September 30, 2024 and December 31, 2023 (excluding 1,787,112 and 2,876,361 shares subject to possible redemption as of September 30, 2024 and December 31, 2023, respectively)	3,750	3,750
Class B ordinary shares, $0.001 par value; 50,000,000 shares authorized; 1 share issued and outstanding as of September 30, 2024 and December 31, 2023	—	—
Additional paid-in capital	—	—
Accumulated deficit	(5,212,417)	(2,573,651)
Total shareholders’ deficit	(5,208,667)	(2,569,901)
Total Liabilities, Class A Ordinary Shares Subject to Possible Redemption and Shareholders’ Deficit	$20,095,586	$30,969,758

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

COLISEUM ACQUISITION CORP.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	For the three months ended September 30,		For the nine months ended September 30,
	2024	2023	2024	2023
General and administrative expenses	$1,059,346	$373,941	$2,478,245	$1,213,628
Loss from operations	(1,059,346)	(373,941)	(2,478,245)	(1,213,628)
Other income (expenses):
Interest earned from cash held in Trust Account	405,268	759,910	1,216,967	4,288,824
Gain from extinguishment of deferred underwriting fee allocated to warrant liabilities	—	—	—	275,625
Change in fair value of derivative warrant liabilities	—	246,750	(82,250)	(658,000)
Change in fair value of non-redemption agreements	(34,792)	—	(23,600)	—
Change in fair value of deferred consulting fees	(6,069)	—	(4,671)	—
Total other income (expenses)	364,407	1,006,660	1,106,446	3,906,449
Net income (loss)	$(694,939)	$632,719	$(1,371,799)	$2,692,821
Weighted average shares outstanding of Class A ordinary shares subject to possible redemption, basic and diluted	2,793,483	5,878,201	2,848,533	11,625,269
Basic and diluted net income (loss) per share, Class A ordinary shares subject to possible redemption	$(0.11)	$0.07	$(0.21)	$0.18
Weighted average shares outstanding of Class B and non-redeemable Class A ordinary shares, basic and diluted	3,750,000	3,750,000	3,750,000	3,750,000
Basic and diluted net income (loss) per share, Class B and non-redeemable Class A ordinary shares	$(0.11)	$0.07	$(0.21)	$0.18

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

COLISEUM ACQUISITION CORP.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ DEFICIT

	For the three and nine months ended September 30, 2024
	Ordinary Shares
	Non-redeemable Class A		Class B		Additional Paid-In	Accumulated	Total Shareholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit
Balance – December 31, 2023	3,749,999	$3,750	1	$—	$—	$(2,573,651)	$(2,569,901)
Remeasurement of Public Shares subject to redemption amount	—	—	—	—	—	(403,224)	(403,224)
Net loss	—	—	—	—	—	(241,883)	(241,883)
Balance – March 31, 2024 (unaudited)	3,749,999	3,750	1	—	—	(3,218,758)	(3,215,008)
Remeasurement of Public Shares subject to redemption amount	—	—	—	—	—	(408,475)	(408,475)
Net loss	—	—	—	—	—	(434,977)	(434,977)
Balance – June 30, 2024 (unaudited)	3,749,999	3,750	1	—	—	(4,062,210)	(4,058,460)
Increase in redemption value of Public Shares subject to redemption due to extension	—	—	—	—	—	(50,000)	(50,000)
Remeasurement of Public Shares subject to redemption amount	—	—	—	—	—	(405,268)	(405,268)
Net loss	—	—	—	—	—	(694,939)	(694,939)
Balance – September 30, 2024 (unaudited)	3,749,999	$3,750	1	$—	$—	$(5,212,417)	$(5,212,417)

	For the three and nine months ended September 30, 2023
	Ordinary Shares
	Non-redeemable Class A		Class B		Additional Paid-In	Accumulated	Total Shareholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit
Balance – December 31, 2022	—	$—	3,750,000	$3,750	$—	$(5,681,396)	$(5,677,646)
Remeasurement of Public Shares subject to redemption amount	—	—	—	—	—	(1,721,897)	(1,721,897)
Net income	—	—	—	—	—	698,754	698,754
Balance – March 31, 2023 (unaudited)	—	$—	3,750,000	$3,750	$—	$(6,704,539)	$(6,700,789)
Increase in redemption value of Public Shares subject to redemption due to extension	—	—	—	—	—	(100,000)	(100,000)
Conversion of Class B ordinary shares into non-redeemable Class A ordinary shares	3,749,999	3,750	(3,749,999)	(3,750)	—	—	—
Forgiveness of debt to Previous Sponsor	—	—	—	—	108,828	—	108,828
Remeasurement of Public Shares subject to redemption amount	—	—	—	—	(108,828)	3,651,186	3,542,358
Net income	—	—	—	—	—	1,361,348	1,361,348
Balance – June 30, 2023 (unaudited)	3,749,999	$3,750	1	$—	$—	$(1,792,005)	$(1,788,255)
Increase in redemption value of Public Shares subject to redemption due to extension	—	—	—	—	—	(300,000)	(300,000)
Remeasurement of Public Shares subject to redemption amount	—	—	—	—	—	(759,910)	(759,910)
Net income	—	—	—	—	—	632,719	632,719
Balance – September 30, 2023 (unaudited)	3,749,999	$3,750	1	$—	$—	$(2,219,196)	$(2,215,446)

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

COLISEUM ACQUISITION CORP.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the nine months ended September 30,
	2024	2023
Cash Flows from Operating Activities:
Net income (loss)	$(1,371,799)	$2,692,821
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Interest earned from cash held in Trust Account	(1,216,967)	(4,288,824)
Gain from extinguishment of deferred underwriting fee allocated to warrant liabilities	—	(275,625)
Change in fair value of derivative warrant liabilities	82,250	658,000
Change in fair value of non-redemption agreement liabilities	23,600	—
Change in fair value of deferred consulting fees	4,671	—
Changes in operating assets and liabilities:
Prepaid expenses	(40,500)	169,260
Accounts payable and accrued expenses	1,511,378	234,757
Due to related parties	1,007,367	535,689
Net cash used in operating activities	—	(273,922)
Cash Flows from Investing Activities:
Cash withdrawn from Trust Account for redemptions	12,181,639	94,696,372
Cash deposited in Trust Account for extension	(50,000)	(400,000)
Net cash provided by investing activities	12,131,639	94,296,372
Cash Flows from Financing Activities:
Proceeds received from related parties under convertible note payable	50,000	400,000
Redemption of Public Shares	(12,181,639)	(94,696,372)
Advances from Previous Sponsor	—	50,000
Repayment of advances from Previous Sponsor	—	(9,114)
Net cash used in financing activities	(12,131,639)	(94,255,486)
Net change in cash	—	(233,036)
Cash – Beginning of the period	—	233,036
Cash – End of the period	$—	$—
Supplemental disclosure of noncash activities:
Remeasurement of Public Shares subject to possible redemption to redemption amount	$1,216,967	$1,169,379
Increase in redemption value of Public Shares subject to redemption due to extension	$50,000	$400,000
Extinguishment of deferred underwriting fee allocated to Public Shares	$—	$5,349,375
Forgiveness of debt to Previous Sponsor	$—	$108,828

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

COLISEUM ACQUISITION CORP.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2024

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

Coliseum Acquisition Corp. (“Coliseum” or the “Company”) is a blank check company incorporated in the Cayman Islands on February 5, 2021. The Company was formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization, or similar business combination with one or more businesses (a “Business Combination”). The Company is not limited to a particular industry or geographic region for purposes of consummating a Business Combination. The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.

As of September 30, 2024, the Company had not commenced any operations. All activity for the period from February 5, 2021 (inception) through September 30, 2024 relates to the Company’s formation and the initial public offering (the “Initial Public Offering”), as described below, and since the closing of the Initial Public Offering, the search for a prospective initial Business Combination. The Company will not generate any operating revenues until after the completion of a Business Combination, at the earliest. The Company will generate non-operating income in the form of investment income from the proceeds derived from the Initial Public Offering and will recognize other income and expense related to the change in fair value of derivative liabilities.

The registration statement for the Initial Public Offering was declared effective on June 22, 2021. On June 25, 2021, the Company consummated the Initial Public Offering of 15,000,000 units (the “Units” and, with respect to the Class A ordinary shares included in the Units sold, the “Public Shares”), at $10.00 per Unit, generating gross proceeds of $150,000,000, which is discussed in Note 3. Each Unit consisted of one Public Share and one-third of one warrant to purchase one Class A ordinary share (the “Public Warrants”). The Company granted the underwriter a 45-day option to purchase up to 2,250,000 additional Units, which option expired unexercised on August 6, 2021. Transaction costs amounted to $9,176,463, consisting of $3,000,000 of underwriting fees, $5,625,000 of deferred underwriting fees, which was later entirely waived on June 12, 2023 (see Note 6), and $551,463 of other offering costs. The Company was reimbursed $750,000 by the underwriter for such transaction costs upon closing of the Initial Public Offering.

Prior to the Initial Public Offering, Coliseum Acquisition Sponsor LLC (the “Previous Sponsor”), purchased an aggregate of 4,312,500 Class B ordinary shares, par value $0.001 per share (the “Class B ordinary shares” or “Founder Shares”, which term includes the Class A ordinary shares issued or issuable upon exercise of the Class B ordinary shares) for an aggregate purchase price of $25,000, or approximately $0.006 per share.

Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of 3,225,000 warrants (the “Private Placement Warrants”) at a price of $1.50 per Private Placement Warrant in a private placement to the Previous Sponsor, generating gross proceeds of $4,837,500, which is described in Note 4.

Following the closing of the Initial Public Offering on June 25, 2021, an amount of $150,000,000 ($10.00 per Unit) from the net proceeds of the sale of the Units in the Initial Public Offering and the sale of the Private Placement Warrants was placed in a trust account (the “Trust Account”) until the earlier of (i) the completion of a Business Combination and (ii) the distribution of the funds held in the Trust Account, as described below. On June 27,2023, the Company transferred its Trust Account out of investment in securities into an interest-bearing bank deposit account in order to mitigate the risk of being deemed an unregistered investment company.

The Company will provide the holders of its Public Shares (the “Public Shareholders”) with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a general meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek shareholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The Public Shareholders will be entitled to redeem their Public Shares for a pro rata portion of the amount held in the Trust Account, calculated as of two business days prior to the completion of a Business Combination, including interest earned on the funds held in the Trust Account (which interest shall be net of taxes payable). There will be no redemption rights upon the completion of a Business Combination with respect to the Company’s warrants. The Public Shares subject to redemption are recorded at redemption value and classified as temporary equity upon the completion of the Initial Public Offering in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 480, Distinguishing Liabilities from Equity (“ASC 480”).

COLISEUM ACQUISITION CORP.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2024

The Company will proceed with a Business Combination if a majority of the shares voted are voted in favor of the Business Combination. If a shareholder vote is not required under applicable law or stock exchange listing requirements and the Company does not decide to hold a shareholder vote for business or other reasons, the Company will, pursuant to its amended and restated memorandum and articles of association as then in effect (the “Articles”), conduct the redemptions pursuant to the tender offer rules of the Securities and Exchange Commission (“SEC”), and file tender offer documents with the SEC prior to completing a Business Combination. If the Company seeks shareholder approval in connection with a Business Combination, the Previous Sponsor, Berto LLC (the “New Sponsor”), Harry L. You and the Company’s officers and the other holders of Founder Shares immediately prior to the Initial Public Offering (collectively, the “Initial Shareholders”) agreed to vote their Founder Shares and any Public Shares purchased in or after the Initial Public Offering in favor of approving a Business Combination. Additionally, each Public Shareholder may elect to redeem their Public Shares irrespective of whether they vote for or against the proposed transaction.

Notwithstanding the foregoing, if the Company seeks shareholder approval of a Business Combination and it does not conduct redemptions pursuant to the tender offer rules, the Company’s Articles provide that a Public Shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 15% of the Public Shares without the Company’s prior written consent.

The Initial Shareholders agreed to waive (i) their redemption rights with respect to any Founder Shares and Public Shares held by them in connection with the consummation of a Business Combination (ii) their redemption rights with respect to any Founder Shares and Public Shares held by them in connection with a shareholder vote to approve an amendment to the Articles (A) that would modify the substance or timing of the Company’s obligation to provide holders of Public Shares the right to have their shares redeemed in connection with an initial Business Combination or to redeem 100% of the Public Shares if the Company does not complete a Business Combination within the time provided for in the Articles (the “Combination Period”) or (B) with respect to any other provision relating to shareholders’ rights or pre-initial Business Combination activity and (iii) their rights to liquidating distributions from the Trust Account with respect to any Founder Shares they hold if the Company does not complete a Business Combination within the Combination Period. However, if the Initial Shareholders acquire Public Shares in or after the Initial Public Offering, such Public Shares will be entitled to liquidating distributions from the Trust Account if the Company fails to complete a Business Combination within the Combination Period (as defined below).

On June 15, 2023, the Company, the Previous Sponsor and the New Sponsor entered into a Purchase Agreement (the “Purchase Agreement”), pursuant to which, among other things, the Previous Sponsor agreed to sell to the New Sponsor, and the New Sponsor agreed to purchase from Previous Sponsor an aggregate of 2,625,000 Founder Shares and 2,257,500 Private Placement Warrants held by the Previous Sponsor for an aggregate purchase price of $1.00 plus the New Sponsor’s agreement to fund monthly contributions (the “Contributions”) in connection with the First Extension (as defined below) (such transaction, the “Transfer Transaction”). Prior to the completion of the Transfer Transaction, New Sponsor assigned its right to receive the 2,625,000 Founder Shares to Harry You. The Transfer Transaction was consummated on June 26, 2023, and immediately thereafter the Previous Sponsor elected to convert each of the remaining 1,125,000 Class B ordinary shares it held into Class A ordinary shares on a one-for-one basis and Mr. You elected to convert 2,624,999 of the 2,625,000 Class B ordinary shares he held into Class A ordinary shares on a one for one basis, leaving one Class B ordinary share outstanding. In connection with the Transfer Transaction, the Initial Public Offering underwriter waived its deferred underwriting fees. Also in connection with the Transfer Transaction, the Company appointed Charles Wert to serve as its Chief Executive Officer and as a member of the board of directors and Oanh Truong to serve as Chief Financial Officer, Harry You to serve as chairman, and Roland Rapp, Kenneth Rivers and Walter Skowronski to serve on the board of directors.

COLISEUM ACQUISITION CORP.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2024

The Company initially had 24 months from the closing of the Initial Public Offering (or June 25, 2023) to complete a Business Combination, which was later extended as discussed below. On June 22, 2023, the Company held an extraordinary general meeting (the “June Meeting”). At the June Meeting, shareholders voted on and approved three proposals: (i) an amendment of the Articles to extend (the “First Extension”) the Combination Period up to twelve (12) times for an additional one (1) month each time (each, an “Extension Period”), only if the Previous Sponsor or its designee would make Contributions into the Trust Account, as a loan, an amount equal to $100,000 for each monthly Extension Period elected by the Company’s board of directors, (ii) an amendment to the Articles to remove the net tangible asset requirement from the Articles in order to expand the methods that the Company may employ so as not to become subject to the “penny stock” rules of the SEC, and (iii) an amendment to the Articles to provide for the right of a holder of the Class B ordinary shares to convert into non-redeemable Class A ordinary shares on a one-for-one basis at any time and from time to time prior to the closing of a Business Combination at the election of the holder.

In connection with the Transfer Transaction, the New Sponsor assumed the obligation to make Contributions in connection with each monthly Extension Period elected by the board of directors. Following the approval of the First Extension, the board of directors elected five Extension Periods and the New Sponsor made an aggregate of $500,000 of Contributions, which were deposited into the Trust Account.

On November 27, 2023, the Company held an extraordinary general meeting in lieu of annual general meeting of the Company (the “November Meeting”). At the November Meeting, shareholders voted on and approved three proposals: (i) an amendment to the Articles to extend (the “Second Extension”) the Combination Period to June 25, 2024, and to allow the Company, without another shareholder vote, by resolution of the board of directors, to elect to further extend the Combination Period for an additional three months, until up to September 25, 2024, without requiring the New Sponsor to make any Contributions into the Trust Account, (ii) an amendment to the Articles to permit the board of directors, in its sole discretion, to elect to wind up the Company’s operations prior to the end of the Combination Period, as determined by the board of directors and included in a public announcement, and (iii) the re-election of Walter Skowronski and Harry L. You as Class I directors to serve for a term of three years or until their respective successors are duly elected or appointed and qualified.

On September 20, 2024, the Company held another extraordinary general meeting, which was later adjourned to September 24, 2024 (the “September Meeting”). At the September Meeting, shareholders voted to amend the Company’s Articles to extend (the “Third Extension”) the Combination Period to October 25, 2024, and to allow the Company, without another shareholder vote, by resolution of the Company’s board of directors, to elect to further extend such date up to two times for an additional one month each time, until up to December 25, 2024, provided that the New Sponsor or its affiliate or designee deposits into the Trust Account, as a loan, one business day following the public announcement by the Company disclosing that the board of directors has approved the monthly extension, with respect to each such additional extension, the lesser of (x) $50,000 and (y) $0.04 multiplied by the number of Public Shares then outstanding, up to a maximum aggregate contribution amount of $150,000 if all monthly extensions are exercised (the “New Contributions”). On September 25, 2024 and October 25, 2024, the Company deposited $50,000 of New Contributions each month, for an aggregate amount of $100,000, to extend the Combination Period through November 25, 2024.

COLISEUM ACQUISITION CORP.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2024

In connection with the shareholder approval of the First Extension on June 22, 2023, the Second Extension on November 27, 2023, and the Third Extension on September 24, 2024, an aggregate of 9,121,799, and 3,001,840 and 1,089,249 Public Shares were redeemed for an aggregate amount of $94,696,372, and $32,132,524, and $12,181,639, respectively. As of September 30, 2024, the Company had 1,787,112 Public Shares outstanding and an aggregate amount of $20,055,086 held in the Trust Account.

In connection with the November Meeting, the Company and an affiliate of the New Sponsor, Harry L. You, entered into non-redemption agreements (collectively, the “Non-Redemption Agreements”) with certain of the Company’s existing shareholders and other unaffiliated investors (collectively, the “Non-Redeeming Shareholders”), pursuant to which the Non-Redeeming Shareholders agreed not to redeem an aggregate of 2,023,236 Public Shares and to vote all of such shares in favor of the proposals brought before the November Meeting. In exchange for these commitments from the Non-Redeeming Shareholders, Mr. You agreed to forfeit at the closing of the Company’s initial Business Combination an aggregate of 606,971 Founder Shares (the “Forfeited Shares”), and the Company agreed to issue to the Non-Redeeming Shareholders a number of newly issued ordinary shares of the Company in an amount equal to the Forfeited Shares.

If the Company is unable to complete a Business Combination within the Combination Period (through November 25, 2024), the Company will (i) cease all operations except for the purpose of winding up; (ii) as promptly as reasonably possible but not more than 10 business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest (less up to $100,000 of interest to pay dissolution expenses and which interest shall be net of taxes payable), divided by the number of then issued and outstanding Public Shares, which redemption will completely extinguish Public Shareholders’ rights as shareholders (including the right to receive further liquidating distributions, if any); and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining shareholders and board of directors, liquidate and dissolve, subject in each case to the Company’s obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to the Company’s warrants.

In order to protect the amounts held in the Trust Account, the New Sponsor agreed to be liable to the Company if and to the extent any claims by a third party (other than the Company’s independent registered public accounting firm) for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account to below (1) $10.00 per Public Share or (2) such lesser amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account due to reductions in the value of the Trust assets, in each case net of the interest that may be withdrawn to pay the Company’s tax obligations, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the Trust Account and except as to any claims under the Company’s indemnity of the underwriter of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the New Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the New Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers (other than the Company’s independent registered public accounting firm), prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

Business Combination with Rain Enhancement Technologies, Inc.

On June 25, 2024, the Company, Rain Enhancement Technologies, Inc. (“RET”), Rain Enhancement Technologies Holdco, Inc., a Massachusetts corporation (“Holdco”), Rainwater Merger Sub 1, Inc., a Cayman Islands exempted company and wholly owned subsidiary of Holdco (“Merger Sub 1”), and Rainwater Merger Sub 2, Inc., a Massachusetts corporation and wholly owned subsidiary of Holdco (“Old Merger Sub 2”) entered into a Business Combination Agreement (the “Business Combination Agreement”). On August 22, 2024, Old Merger Sub 2 entered into an Assignment and Assumption of Business Combination Agreement (the “Assignment”) pursuant to which Old Merger Sub 2 assigned to Rainwater Merger Sub 2A, Inc., a Massachusetts corporation and wholly owned subsidiary of Coliseum (“Merger Sub 2”, and together with Merger Sub 1, the “Merger Subs”), all of Old Merger Sub 2’s right, title and interest in and to the Business Combination Agreement, and Merger Sub 2 assumed, and agreed to perform, satisfy and discharge in full, as the same become due, all of Old Merger Sub 2’s liabilities and obligations under the Business Combination Agreement arising on, from and after the date thereof. Old Merger Sub 2 was liquidated and dissolved on August 23, 2024.

COLISEUM ACQUISITION CORP.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2024

On August 22, 2024, all parties entered into an Amendment to the Business Combination Agreement (the “Amended Business Combination Agreement”). Pursuant to the Amended Business Combination Agreement, among other things and subject to the terms and conditions contained therein, (i) on the day immediately prior to the date of the closing of the Business Combination (the “Closing Date”), Coliseum will merge with and into Merger Sub 1 (the “SPAC Merger”) with Merger Sub 1 surviving the SPAC Merger as a direct, wholly owned subsidiary of Holdco, and (ii) on the Closing Date, following the SPAC Merger and as a part of the same overall transaction, Merger Sub 2 will merge with and into Rainwater (the “Company Merger”, and together with the SPAC Merger, the “Mergers”) with Rainwater surviving the Company Merger as a direct, wholly owned subsidiary of Holdco so that, immediately following completion of the Business Combination, each of Merger Sub 1 and RET will be a wholly owned subsidiary of Holdco. The transaction has a $10 million minimum cash condition, among other material conditions to closing.

In connection with the proposed Business Combination, concurrently with the execution of the Business Combination Agreement, certain shareholders of RET entered into a voting support agreement with the Company and RET (the “RET Support Agreement”), and certain shareholders of the Company, including the Previous Sponsor and New Sponsor, entered into a voting support agreement with the Company and RET (the “Sponsor Support Agreement”). Additionally, pursuant to the Sponsor Support Agreement, the Previous Sponsor and Mr. You agreed to share, pro rata, in the forfeiture of the Forfeited Shares.

Nasdaq Notice of Delisting

On June 25, 2024, the Company received a notice from the staff of the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) indicating that, unless the Company timely requests a hearing to appeal the delisting, the Company’s securities would be subject to suspension and delisting at the opening of business on July 5, 2024, due to the Company’s non-compliance with Nasdaq IM-5101-2, which requires that a special purpose acquisition company complete one or more business combinations within 36 months of the effectiveness of its Initial Public Offering registration statement.

On August 14, 2024, the Nasdaq Hearings Panel notified the Company that it granted the Company’s request for continued listing on Nasdaq and an exception to Nasdaq IM-5101-2. Specifically, the Company will now have 180 days from the date of the delisting notice, or until December 23, 2024, to complete its Business Combination, provided that the Company provides the Hearings Panel with certain progress updates relating to the status of the Business Combination.

Going Concern Consideration

As of September 30, 2024, the Company had no cash held outside of the Trust Account and had a working capital deficit of $4,797,417. The Company has incurred and expects to continue to incur significant costs in pursuit of its acquisition plans.

In addition, in order to provide the Contributions and New Contributions and to finance transaction costs in connection with a Business Combination, the Company issued a convertible note (“the Convertible Note”) to the New Sponsor with a principal amount up to $1.5 million on June 22, 2023 as discussed in Note 5. As of September 30, 2024, the Company had $550,000 outstanding under the Convertible Note, which amount was deposited into the Trust Account. On October 25, 2024, the Company borrowed an additional $50,000 under the Convertible Note to deposit in the Trust Account as a New Contribution in connection with the extension through November 25, 2024, increasing the aggregate outstanding balance under the Convertible Note to $600,000.

COLISEUM ACQUISITION CORP.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2024

In connection with management’s assessment of going concern considerations in accordance with FASB ASC Topic 210-40, Presentation of Financial Statements — Going Concern, the Company’s management has determined that the liquidity condition and mandatory liquidation, should a Business Combination not occur, and potential subsequent dissolution raise substantial doubt about the Company’s ability to continue as a going concern through the earlier of the liquidation date or the completion of the initial Business Combination. Management plans to address this uncertainty through a Business Combination as discussed above. There is no assurance that the Company’s plans to consummate the proposed Business Combination with RET or any other Business Combination will be successful or successful within the Combination Period (November 25, 2024). These unaudited condensed consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Risks and Uncertainties

United States and global markets are experiencing volatility and disruption following the geopolitical instability resulting from the ongoing Russia-Ukraine conflict and the recent escalation of the Israel-Hamas conflict. In response to the ongoing Russia-Ukraine conflict, the North Atlantic Treaty Organization (“NATO”) deployed additional military forces to eastern Europe, and the United States, the United Kingdom, the European Union and other countries have announced various sanctions and restrictive actions against Russia, Belarus and related individuals and entities, including the removal of certain financial institutions from the Society for Worldwide Interbank Financial Telecommunication (SWIFT) payment system. Certain countries, including the United States, have also provided and may continue to provide military aid or other assistance to Ukraine and to Israel, increasing geopolitical tensions among a number of nations. The invasion of Ukraine by Russia and the escalation of the Israel-Hamas conflict and the resulting measures that have been taken, and could be taken in the future, by NATO, the United States, the United Kingdom, the European Union, Israel and its neighboring states and other countries have created global security concerns that could have a lasting impact on regional and global economies. Although the length and impact of the ongoing conflicts are highly unpredictable, they could lead to market disruptions, including significant volatility in commodity prices, credit and capital markets, as well as supply chain interruptions and increased cyberattacks against U.S. companies. Additionally, any resulting sanctions could adversely affect the global economy and financial markets and lead to instability and lack of liquidity in capital markets.

Any of the above mentioned factors, or any other negative impact on the global economy, capital markets or other geopolitical conditions resulting from the Russian invasion of Ukraine, the escalation of the Israel-Hamas conflict and subsequent sanctions or related actions, could adversely affect the Company’s search for an initial Business Combination and any target business with which the Company may ultimately consummate an initial Business Combination.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Consolidation and Presentation

The consolidated financial statements for the nine months ended September 30, 2024 includes the accounts of the Company and its subsidiaries: Rainwater Merger Sub 2A, Inc., a Massachusetts corporation and wholly-owned subsidiary of Coliseum that was incorporated on August 22, 2024 and formed solely for the purpose of effectuating the Business Combination with RET. All significant intercompany accounts and transactions have been eliminated.

COLISEUM ACQUISITION CORP.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2024

The accompanying unaudited condensed consolidated financial statements are presented in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the SEC. Certain information or footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted, pursuant to the rules and regulations of the SEC for interim financial reporting. Accordingly, they do not include all the information and footnotes necessary for a comprehensive presentation of financial position, results of operations, or cash flows. In the opinion of management, the accompanying unaudited condensed consolidated financial statements include all adjustments, consisting of a normal recurring nature, which are necessary for a fair presentation of the financial position, operating results and cash flows for the periods presented. The accompanying unaudited condensed consolidated financial statements should be read in conjunction with the Company’s Form 10-K as filed with the SEC on April 5, 2024. The interim results for the three and nine months ended September 30, 2024 are not necessarily indicative of the results to be expected for the year ending December 31, 2024 or for any future periods.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. The Company has elected to implement the aforementioned exemptions.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of condensed unaudited financial statements in conformity with GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the unaudited condensed consolidated financial statements and the reported amounts of revenues and expenses during the reporting periods.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the unaudited condensed consolidated financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ from those estimates. The initial and recurring valuation of the Public Warrants (see Note 3), the recurring valuation of the Private Placement Warrants and the valuations for the shares associated with the Non-Redemption Agreements and deferred consulting fees required management to exercise significant judgment in its estimates.

COLISEUM ACQUISITION CORP.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2024

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents as of September 30, 2024 and December 31, 2023.

Cash Held in Trust Account

Until June 27, 2023, when the Company moved its Trust Account out of investment in securities and into an interest-bearing bank deposit account in order to mitigate the risk of being deemed an unregistered investment company, the Company’s portfolio of investments was comprised of U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less, or investments in money market funds that invest in U.S. government securities and generally have a readily determinable fair value, or a combination thereof.

Class A Ordinary Shares Subject to Possible Redemption

All of the outstanding Public Shares contain a redemption feature which allows for the redemption of such shares in connection with the Company’s liquidation, if there is a shareholder vote or tender offer in connection with a Business Combination and in connection with certain amendments to the Articles. In accordance with SEC and its staff’s guidance on redeemable equity instruments, which has been codified in ASC 480, redemption provisions not solely within the control of the Company require ordinary shares subject to redemption to be classified outside of permanent equity. Therefore, the carrying value of all Public Shares have been classified outside of permanent equity deficit.

The Company recognizes changes in redemption value immediately as they occur and adjusts the carrying value of Public Shares to equal the redemption value at the end of each reporting period. Increases or decreases in the carrying amount of Public Shares are affected by charges against additional paid-in capital and accumulated deficit.

COLISEUM ACQUISITION CORP.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2024

As of September 30, 2024 and December 31, 2023, the carrying value of Class A ordinary shares reflected in the condensed balance sheets is reconciled in the following table:

Class A ordinary shares subject to possible redemption as of December 31, 2022	$152,348,535
Plus:
Waiver of Class A ordinary shares subject to possible redemption issuance costs	5,349,375
Increase in redemption value of Class A ordinary shares subject to possible redemption subject to redemption due to extension	500,000
Less:
Redemption of Class A ordinary shares subject to possible redemption	(126,828,896)
Remeasurement of carrying value to redemption value	(399,256)
Class A ordinary shares subject to possible redemption as of December 31, 2023	30,969,758
Plus:
Remeasurement of carrying value to redemption value	403,224
Class A ordinary shares subject to possible redemption as of March 31, 2024	31,372,982
Plus:
Remeasurement of carrying value to redemption value	408,475
Class A ordinary shares subject to possible redemption as of June 30, 2024	31,781,457
Plus:
Increase in redemption value of Class A ordinary shares subject to possible redemption subject to redemption due to extension	50,000
Remeasurement of carrying value to redemption value	405,268
Less:
Redemption of Class A ordinary shares subject to possible redemption	(12,181,639)
Class A ordinary shares subject to possible redemption as of September 30, 2024	$20,055,086

Derivative Financial Instruments

The Company does not use derivative instruments to hedge exposures to cash flow, market, or foreign currency risks. The Company evaluates all of its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives, pursuant to ASC 480 and FASB ASC Topic 815, Derivatives and Hedging (“ASC 815”). The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is re-assessed at the end of each reporting period. The assessment considers whether the financial instruments are freestanding financial instruments pursuant to ASC 480, meet the definition of a liability pursuant to ASC 480, and whether the financial instruments meet all of the requirements for equity classification under ASC 815, including whether the financial instruments are indexed to the Company’s own ordinary shares, among other conditions for equity classification.

For issued or modified warrants that meet all of the criteria for equity classification, the warrants are required to be recorded as a component of additional paid-in capital at the time of issuance. For issued or modified warrants that do not meet all the criteria for equity classification, the warrants are required to be recorded as liabilities at their initial fair value on the date of issuance, and at each balance sheet date thereafter. Changes in the estimated fair value of the liability-classified warrants are recognized as a non-cash gain or loss on the unaudited condensed consolidated statements of operations. The initial estimated fair value of the Public Warrants was measured using a Monte Carlo simulation approach. The initial and subsequent fair value estimates of the Private Placement Warrants and the subsequent fair value estimates of the Public Warrants when trading volume is low are measured using a modified Black-Scholes option pricing model (see Note 9).

COLISEUM ACQUISITION CORP.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2024

The contingent share receipt and contingent share issuance called for in the Non-Redemption Agreements is a single unit of account, representing a Contingent Forward (as defined in Note 6). Issuance of the Contingent Forward is liability-classified until exercise or expiration of the Optional Extension, at which time classification of the Contingent Forward will be re-assessed. The initial fair value of the Contingent Forward was recognized as a liability in the condensed balance sheets with an offset to non-operating expenses. Subsequent changes in fair value of the liability are recognized in earnings until such time that the instrument ceases to be liability-classified or settles.

The Deferred Consulting Fees (as defined in Note 6), which may be share-settled, was an equity-linked financial instrument that was required to be recognized as a liability at fair value. The initial fair value of the Deferred Consulting Fees was recognized as a liability in the condensed balance sheets with an offset to non-operating expenses. Subsequent changes in fair value of the liability are recognized in the Company’s unaudited condensed consolidated statements of operations.

Convertible Note Payable — Related Parties

In connection with the Contributions and New Contributions and advances the New Sponsor may make in the future to the Company for working capital expenses, on June 22, 2023, the Company issued a Convertible Note to the New Sponsor with a principal amount up to $1.5 million (see Note 5). Upon the consummation of the Company’s initial Business Combination, the outstanding principal of the Convertible Note may be converted into warrants, at a price of $1.50 per warrant, at the option of the New Sponsor. Such warrants will have terms identical to the Private Placement Warrants. As of September 30, 2024 and December 31, 2023, the Company had $550,000 and $500,000, respectively, outstanding under the Convertible Note. The option to convert the Convertible Note into warrants qualifies as an embedded derivative under ASC 815 and is required to be recognized at fair value with subsequent changes in fair value recognized in the Company’s statements of operations each reporting period until the Convertible Note is repaid or converted. As of September 30, 2024 and December 31, 2023, the fair value of the embedded conversion option had a de minimis value.

Offering Costs Associated with the Initial Public Offering

The Company complies with the requirements of ASC Topic 340, Other Assets and Deferred Costs (“ASC 340”), and SEC Staff Accounting Bulletin Topic 5A, Expenses of Offering. Offering costs consist principally of professional and registration fees incurred that are related to the Initial Public Offering. Offering costs were allocated to the separable financial instruments issued in the Initial Public Offering based on a relative fair value basis, compared to total proceeds received. Offering costs allocated to warrant liabilities were expensed as incurred, presented as non-operating expenses in the unaudited condensed consolidated statements of operations. Offering costs allocated to the Public Shares were charged against the carrying value of the Public Shares upon the completion of the Initial Public Offering.

Waiver or reduction of offering costs were allocated to the separable financial instruments issued in the Initial Public Offering based on a relative fair value basis. Reduction of offering costs allocated to the Public Shares was recognized as a reduction to the carrying value of Public Shares subject to redemption. Offering costs allocated to warrant liabilities were recognized as a gain from extinguishment of liability allocated to warrant liabilities in the unaudited condensed consolidated statements of operations, which represented the original amount expensed in the Company’s Initial Public Offering.

Income Taxes

The Company accounts for income taxes under ASC Topic 740, Income Taxes (“ASC 740”). ASC 740 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statements and tax basis of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carryforwards. ASC 740 additionally requires a valuation allowance to be established when it is more likely than not that all or a portion of deferred tax assets will not be realized.

COLISEUM ACQUISITION CORP.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2024

ASC 740 also clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. ASC 740 also provides guidance on derecognition, classification, interest and penalties, accounting in an interim period, disclosure and transition. Based on the Company’s evaluation, it has been concluded that there are no significant uncertain tax positions requiring recognition in the Company’s unaudited condensed consolidated financial statements.

The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of September 30, 2024 and December 31, 2023. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is considered an exempted Cayman Islands company and is presently not subject to income taxes or income tax filing requirements in the Cayman Islands or the United States. Consequently, income taxes are not reflected in the Company’s unaudited condensed consolidated financial statements.

Net Income(Loss) Per Ordinary Share

The Company complies with accounting and disclosure requirements of ASC 260, Earnings Per Share. Income (loss) per ordinary share is computed by dividing net income (loss) by the weighted average number of ordinary shares outstanding during the period. Remeasurement associated with the Public Shares subject to redemption is excluded from income (loss) per share as the redemption value approximates fair value. Therefore, the income (loss) per share calculation allocates income shared pro rata between Public Shares and a combination of Class B and non-redeemable Class A ordinary shares. As a result, the calculated net income (loss) per ordinary share is the same for Public Shares and a combination of Class B non-redeemable and Class A ordinary shares. The Company has not considered the effect of the Public Warrants and Private Placement Warrants to purchase an aggregate of 8,225,000 shares in the calculation of diluted net income (loss) per share, since the exercise of the warrants are contingent upon the occurrence of future events. As a result, diluted income (loss) per share is the same as basic income (loss) per share for the periods presented.

COLISEUM ACQUISITION CORP.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2024

The following tables reflect the calculation of basic and diluted net income (loss) per ordinary share (in dollars, except per share amounts):

	For the three months ended September 30,
	2024		2023
	Class A ordinary shares subject to possible redemption	Class B and non-redeemable Class A	Class A ordinary shares subject to possible redemption	Class B and non-redeemable Class A
Basic and diluted net income (loss) per ordinary share:
Numerator:
Allocation of net income (loss)	$(301,658)	$(393,281)	$386,287	$246,432
Denominator:
Basic and diluted weighted average ordinary shares outstanding	2,793,483	3,750,000	5,878,201	3,750,000
Basic and diluted net income (loss) per ordinary share	$(0.11)	$(0.10)	$0.07	$0.07

	For the nine months ended September 30,
	2024		2023
	Class A ordinary shares subject to possible redemption	Class B and non-redeemable Class A	Class A ordinary shares subject to possible redemption	Class B and non-redeemable Class A
Basic and diluted net income (loss) per ordinary share:
Numerator:
Allocation of net income (loss)	$(595,468)	$(776,331)	$2,036,047	$656,774
Denominator:
Basic and diluted weighted average ordinary shares outstanding	2,848,533	3,750,000	11,625,269	3,750,000
Basic and diluted net income (loss) per ordinary share	$(0.21)	$(0.21)	$0.18	$0.18

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of a cash account in a financial institution, which, at times, may exceed the Federal Deposit Insurance Corporation coverage of $250,000. Any loss incurred or a lack of access to such funds could have a significant adverse impact on the Company’s financial condition, results of operations and cash flows.

Fair Value of Financial Instruments

The Company applies ASC Topic 820, Fair Value Measurement (“ASC 820”), which establishes a framework for measuring fair value and clarifies the definition of fair value within that framework. ASC 820 defines fair value as an exit price, which is the price that would be received for an asset or paid to transfer a liability in the Company’s principal or most advantageous market in an orderly transaction between market participants on the measurement date. The fair value hierarchy established in ASC 820 generally requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. Observable inputs reflect the assumptions that market participants would use in pricing the asset or liability and are developed based on market data obtained from sources independent of the reporting entity. Unobservable inputs reflect the entity’s own assumptions based on market data and the entity’s judgments about the assumptions that market participants would use in pricing the asset or liability and are to be developed based on the best information available in the circumstances.

COLISEUM ACQUISITION CORP.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2024

The carrying amounts reflected in the condensed balance sheets for cash, prepaid expenses and other current assets, and accounts payable and accrued expenses approximate fair value due to their short-term nature.

●	Level 1 — Assets and liabilities with unadjusted, quoted prices listed on active market exchanges. Inputs to the fair value measurement are observable inputs, such as quoted prices in active markets for identical assets or liabilities.

●	Level 2 — Inputs to the fair value measurement are determined using prices for recently traded assets and liabilities with similar underlying terms, as well as direct or indirect observable inputs, such as interest rates and yield curves that are observable at commonly quoted intervals.

●	Level 3 — Inputs to the fair value measurement are unobservable inputs, such as estimates, assumptions, and valuation techniques when little or no market data exists for the assets or liabilities.

See Note 9 for additional information on assets and liabilities measured at fair value.

Recent Accounting Standards

Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the Company’s unaudited condensed consolidated financial statements.

NOTE 3. INITIAL PUBLIC OFFERING

In the Initial Public Offering, the Company sold 15,000,000 Units at $10.00 per Unit, generating gross proceeds of $150,000,000. Each Unit consisted of one Public Share and one-third of one Public Warrant. Each Public Warrant entitles the holder to purchase one Class A ordinary share at an exercise price of $11.50 per whole share (see Note 7). The Company granted the underwriter a 45-day option to purchase up to 2,250,000 additional Units to cover over-allotments at the Initial Public Offering price, less the underwriting discounts and commissions, which the underwriter did not exercise and expired on August 6, 2021.

NOTE 4. PRIVATE PLACEMENT

Simultaneously with the closing of the Initial Public Offering, the Previous Sponsor purchased an aggregate of 3,225,000 Private Placement Warrants at a price of $1.50 per Private Placement Warrant (for an aggregate purchase price of $4,837,500). Each Private Placement Warrant is exercisable to purchase one Class A ordinary share at a price of $11.50 per share. The proceeds from the sale of the Private Placement Warrants were added to the net proceeds from the Initial Public Offering held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Private Placement Warrants will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law). There will be no redemption rights or liquidating distributions with respect to the Company’s warrants.

NOTE 5. RELATED PARTY TRANSACTIONS

Founder Shares

On February 17, 2021, the Previous Sponsor paid an aggregate of $25,000 to cover certain expenses on behalf of the Company in exchange for the issuance of 4,312,500 Founder Shares. The Founder Shares included an aggregate of up to 562,500 Class B ordinary shares subject to forfeiture by the Previous Sponsor to the extent that the underwriter’s over-allotment option was not exercised in full or in part, so that the Previous Sponsor would own, on an as-converted basis, 20% of the Company’s issued and outstanding shares after the Initial Public Offering. Upon the expiration of the over-allotment option on August 6, 2021, 562,500 Class B ordinary shares were forfeited, resulting in an aggregate of 3,750,000 Founder Shares outstanding.

COLISEUM ACQUISITION CORP.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2024

A total of five anchor investors purchased 7,440,000 Units in the Initial Public Offering; with one anchor investor purchasing 2,235,000 Units, three anchor investors each purchasing 1,485,000 Units, and one anchor investor purchasing 750,000 Units. The anchor investors have not been granted any shareholder or other rights in addition to those afforded to the Company’s other Public Shareholders, other than a right of first refusal with respect to any private placement in connection with a Business Combination. Further, the anchor investors are not required to (i) hold any Units, Public Shares or Public Warrants they purchased in the Initial Public Offering, or thereafter, for any amount of time, (ii) vote any Public Shares they may own at the applicable time in favor of the Business Combination or (iii) refrain from exercising their right to redeem their Public Shares at the time of the Business Combination. The anchor investors will have the same rights to the funds held in the Trust Account with respect to the Public Shares they purchased in the Initial Public Offering as the rights afforded to the Company’s other Public Shareholders.

Each anchor investor entered into separate anchor commitment letters with the Company and the Previous Sponsor pursuant to which each anchor investor purchased a specified amount of membership interests from the Previous Sponsor upon closing of the Initial Public Offering.

The Previous Sponsor will retain voting and dispositive power over the anchor investors’ portion of the Founder Shares held by the Previous Sponsor until the consummation of the initial Business Combination, following which time the Previous Sponsor will distribute such Founder Shares to the anchor investors (subject to applicable lock-up restrictions). The estimated fair value of the Founder Shares as of the execution of the anchor commitment letters was $5.38 per share, or $2,994,491 in the aggregate, which was $2,159,708 in excess of the amount paid by anchor investors for this interest.

On June 15, 2023, the Company, the Previous Sponsor and New Sponsor entered into the Purchase Agreement, pursuant to which the Previous Sponsor agreed to sell to the New Sponsor, and the New Sponsor agreed to purchase from Previous Sponsor an aggregate of (i) 2,625,000 Founder Shares and (ii) 2,257,500 Private Placement Warrants held by the Previous Sponsor. Prior to the completion of the Transfer Transaction, New Sponsor assigned its right to receive the 2,625,000 Founder Shares to Harry You. The Transfer Transaction was consummated on June 26, 2023, and immediately thereafter the Previous Sponsor elected to convert each of the remaining 1,125,000 Class B ordinary shares it held into Class A ordinary shares on a one-for-one basis and Mr. You elected to convert 2,624,999 of the 2,625,000 Class B ordinary shares he held into Class A ordinary shares on a one for one basis, leaving one Class B ordinary share outstanding.

The Initial Shareholders agreed that, subject to certain limited exceptions, the Founder Shares (including 3,749,999 non-redeemable Class A ordinary shares and one Class B ordinary share) will not be transferred, assigned, or sold until the earlier of (A) one year after the completion of a Business Combination or (B) subsequent to a Business Combination, (x) if the last reported sale price of the Company’s Class A ordinary shares equals or exceeds (i) $12.00 per share (as adjusted for share subdivisions, share dividends, rights issuances, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after a Business Combination or (ii) $18.00 per share (as adjusted for share subdivisions, share dividends, rights issuances, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 75 days after a Business Combination, or (y) the date on which the Company completes a liquidation, merger, share exchange, reorganization or other similar transaction that results in all of the Public Shareholders having the right to exchange their ordinary shares for cash, securities or other property.

COLISEUM ACQUISITION CORP.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2024

Administrative Services Agreement

The Company entered into an agreement, commencing on June 22, 2021, to pay an affiliate of the Previous Sponsor a total of $10,000 per month for administrative, financial and support services. The Company accrued $70,000 in connection with such agreement and upon closing of the Transfer Transaction on June 26, 2023, the Previous Sponsor forgave the balance owed upon consummation of the Transfer Transaction. The forgiveness amount is recorded as additional paid-in capital in the accompanying condensed balance sheets.

On July 25, 2023, the Company entered into a new administrative support agreement with the New Sponsor, pursuant to which the Company agreed to pay the New Sponsor or an affiliate of the New Sponsor a total of $10,000 per month for administrative, financial and support services. Upon the completion of a Business Combination, the Company will cease paying these monthly fees.

The Company incurred $30,000 and $90,000 in connection to such agreements for each of the three and nine months ended September 30, 2024 and 2023. As of September 30, 2024 and December 31, 2023, the Company had $150,000 and $60,000 in accounts payable and accrued expenses to related parties owed to the New Sponsor in connection with such arrangements.

Related Party Loans and Advances

Advances

As of December 31, 2022, the Company had advanced an aggregate of $2,058 to the Previous Sponsor. In April 2023, the Previous Sponsor advanced $50,000 to the Company for working capital needs. In June 2023, the Company repaid $9,114 to the Previous Sponsor and the Previous Sponsor forgave $38,828 in remaining net loans owed to it. The forgiveness amount is recorded as additional paid-in capital in the accompanying condensed balance sheets.

As of September 30, 2024 and December 31, 2023, the New Sponsor had advanced an aggregate of $1,461,716 and $579,190 to the Company for working capital needs. Subsequent to September 30, 2024, the New Sponsor advanced an additional amount of $345, increasing the aggregate outstanding amount to $1,462,062.

Convertible Promissory Note

In connection with the Contributions and New Contributions and advances the New Sponsor may make in the future to the Company for working capital expenses, on June 22, 2023, the Company issued a Convertible Note to the New Sponsor with a principal amount up to $1.5 million. The Convertible Note bears no interest and is repayable in full upon the earlier of (a) the date of the consummation of the Company’s initial Business Combination, or (b) the date of the Company’s liquidation. If the Company does not consummate an initial Business Combination by the end of the Combination Period, the Convertible Note will be repaid only from funds held outside of the Trust Account or will be forfeited, eliminated or otherwise forgiven. Upon the consummation of the Company’s initial Business Combination, the outstanding principal of the Convertible Note may be converted into warrants, at a price of $1.50 per warrant, at the option of the New Sponsor. Such warrants will have terms identical to the Private Placement Warrants. As of September 30, 2024 and December 31, 2023, the Company had $550,000 and $500,000, respectively, outstanding under the Convertible Note, which amount was deposited into the Trust Account. On October 25, 2024, the Company borrowed an additional $50,000 under the Convertible Note to deposit in the Trust Account as a New Contribution in connection with the extension through November 25, 2024, increasing the aggregate outstanding balance under the Convertible Note to $600,000.

The option to convert the Convertible Note into warrants qualifies as an embedded derivative under ASC 815 and is required to be recognized at fair value with subsequent changes in fair value recognized in the Company’s statements of operations each reporting period until the Convertible Note is repaid or converted. As of September 30, 2024 and December 31, 2023, the fair value of the embedded conversion option had a de minimis value.

COLISEUM ACQUISITION CORP.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2024

Amendment to Letter Agreement with Insiders

On August 22, 2024, Coliseum entered into an amendment of its letter agreement established in connection with the Initial Public Offering between Coliseum and its officers, directors and Sponsors, which provides (i) for reimbursement of $500,000 of out-of-pocket expenses incurred by Coliseum’s Chairman and his affiliates to finance transaction costs in connection with the Business Combination, and (ii) for each of Coliseum’s directors other than its Chairman to receive $100,000 in cash as compensation for services provided to Coliseum upon the earlier to occur of the consummation of the Business Combination or the liquidation of Coliseum.

NOTE 6. COMMITMENTS AND CONTINGENCIES

Registration Rights Agreement

The holders of the Founder Shares, Private Placement Warrants and warrants that may be issued upon conversion of Convertible Note or other working capital loans (“Working Capital Loans”) (and any Class A ordinary shares issuable upon the conversion of the Class B ordinary shares or exercise of the Private Placement Warrants and warrants issued upon conversion of the Convertible Note) are entitled to registration rights requiring the Company to register such securities for resale (in the case of the Founder Shares, only after conversion to Class A ordinary shares). The holders of these securities will be entitled to make up to three demands, excluding short form registration demands, that the Company register such securities. In addition, the holders have certain “piggyback” registration rights with respect to registration statements filed subsequent to the completion of a Business Combination. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting Agreement

The Company granted the underwriter a 45-day option to purchase up to 2,250,000 additional Units to cover over-allotments at the Initial Public Offering price, less the underwriting discounts and commissions, which the underwriter did not exercise and which expired on August 6, 2021.

The underwriter was paid a cash underwriting discount of $0.20 per Unit, or $3,000,000 in the aggregate, upon the closing of the Initial Public Offering. The underwriter paid $750,000 to the Company to reimburse certain of the Company’s expenses in connection with the Initial Public Offering. In addition, $0.375 per Unit, or $5,625,000 in the aggregate was to become payable to the underwriter for deferred underwriting commissions (“Deferred Underwriting Fee”). The Deferred Underwriting Fee was to become payable to the underwriter from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement.

Effective as of June 12, 2023, the underwriter of the Initial Public Offering waived its entitlement to the Deferred Underwriting Fee in the amount of $5,625,000. The Company recognized $5,349,375 of the Deferred Underwriting Fee waiver as a reduction to the carrying value of Public Shares subject to redemption with the remaining balance of $275,625 recognized as a gain from extinguishment of deferred underwriting fee allocated to warrant liabilities in the unaudited condensed consolidated statements of operations, which represents the original amount expensed in the Company’s Initial Public Offering.

Non-Redemption Agreements

In connection with the November Meeting, the Company and Mr. You entered into Non-Redemption Agreements with Non-Redeeming Shareholders, pursuant to which the Non-Redeeming Shareholders agreed not to redeem an aggregate of 2,023,236 Public Shares and to vote all of such shares in favor of the proposals brought before the November Meeting. In exchange for these commitments from the Non-Redeeming Shareholders, Mr. You agreed to forfeit at the closing of the Company’s initial Business Combination an aggregate of 606,971 Forfeited Shares, and the Company agreed to issue to the Non-Redeeming Shareholders a number of newly issued ordinary shares of the Company in an amount equal to the Forfeited Shares. Pursuant to the Sponsor Support Agreement, the Previous Sponsor agreed that it would share in such forfeitures, pro rata. The Company’s management determined that the contingent share forfeiture by Mr. You and the Previous Sponsor and contingent share issuance to the Non-Redeeming Shareholders is a single unit of account (hereinafter referred to as the “Contingent Forward”). The Contingent Forward is classified as a liability.

COLISEUM ACQUISITION CORP.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2024

As of September 30, 2024 and December 31, 2023, the aggregate fair value of the Contingent Forward was $218,277 and $194,677, respectively. The Company recognized a loss in change in the fair value of non-redemption agreements of $34,792 and $23,600 for the three and nine months ended September 30, 2024, respectively.

Deferred Consulting Fee

On November 22, 2023, the Company engaged a consultant who also holds the Company’s Public Shares to provide the Company with consulting, advisory and related services with respect to the proxy statement that was approved in the November Meeting on November 27, 2023. The Company agreed to pay the consultant aggregate cash fees totaling $250,000 and a deferred fee (“Deferred Consulting Fee”) at the closing of the Business Combination in cash equal to the product of (i) 100,000 and (ii) the redemption price per share determined in connection with the Business Combination (the “Share Consideration Payment”). In order for the consultant to receive the Share Consideration Payment, the consultant must not redeem 100,000 Public Shares at the time of the Business Combination redemption deadline. If the consultant does not hold 100,000 Public Shares through the redemption deadline for the Business Combination, the consultant will receive 100,000 Founder Shares at the closing of the Business Combination in lieu of the Share Consideration Payment.

The obligation, which may be share-settled, is an equity-linked financial instrument that is required to be recognized as a liability at fair value, with changes in fair value recognized in the Company’s unaudited condensed consolidated statements of operations. The Company recognized the initial fair value of the Deferred Consulting Fee as a liability, upon execution of the consulting agreement in November 2023. As of September 30, 2024 and December 31, 2023, the fair value of the Deferred Consulting Fee was $35,904 and $31,233, respectively. Loss resulted from changes in fair value of such instrument of $6,069 and $4,671, amounts of which were recognized in the Company’s unaudited condensed consolidated statements of operations for the three and nine months ended September 30, 2024, respectively. The estimated fair value of the Deferred Consulting Fee is determined using Level 3 inputs.

NOTE 7. WARRANTS

Public Warrants may only be exercised for a whole number of shares. No fractional shares will be issued upon exercise of the Public Warrants. The Public Warrants will become exercisable on the later of (a) 30 days after the completion of a Business Combination and (b) 12 months from the closing of the Initial Public Offering. The Public Warrants will expire five years from the completion of a Business Combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

The Company will not be obligated to deliver any Class A ordinary shares pursuant to the exercise of a Public Warrant and will have no obligation to settle such Public Warrant exercise unless a registration statement under the Securities Act covering the issuance of the Class A ordinary shares issuable upon exercise of the Public Warrants is then effective and a current prospectus relating thereto is current, subject to the Company satisfying its obligations with respect to registration, or a valid exemption from registration is available, including in connection with a cashless exercise permitted as a result of a notice of redemption. No Public Warrant will be exercisable for cash or on a cashless basis, and the Company will not be obligated to issue any shares to holders seeking to exercise their Public Warrants, unless the issuance of the shares upon such exercise is registered or qualified under the securities laws of the state of the exercising holder, or an exemption is available.

COLISEUM ACQUISITION CORP.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2024

The Company agreed that as soon as practicable, but in no event later than fifteen (15) business days, after the closing of a Business Combination, the Company will use its commercially reasonable efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the issuance of the Class A ordinary shares issuable upon exercise of the Public Warrants. The Company will use its commercially reasonable efforts to cause the same to become effective within sixty (60) business days after the closing of a Business Combination and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the Public Warrants in accordance with the provisions of the Warrant Agreement. If a registration statement covering the Class A ordinary shares issuable upon exercise of the Public Warrants is not effective by the sixtieth (60th) business day after the closing of a Business Combination, Public Warrant holders may, until such time as there is an effective registration statement and during any period when the Company will have failed to maintain an effective registration statement (other than any such period as may be necessary in connection with the preparation and filing of a post-effective amendment to any registration statement following the filing of the Company’s Annual Report on Form 10-K for its first completed fiscal year following the consummation of a Business Combination), exercise Public Warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. Notwithstanding the above, if Class A ordinary shares are at the time of any exercise of a Public Warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of Public Warrants who exercise their Public Warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elects, the Company will not be required to file or maintain in effect a registration statement, and in the event the Company does not so elect, the Company will use its commercially reasonable efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

Redemption of Public Warrants when the price per Class A ordinary share equals or exceeds $18.00 — Once the Public Warrants become exercisable, the Company may redeem the outstanding Public Warrants:

●	in whole and not in part;

●	at a price of $0.01 per Public Warrant;

●	upon not less than 30 days’ prior written notice of redemption to each Public Warrant holder; and

●	if, and only if, the last reported sale price of the Class A ordinary shares for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the Public Warrant holders (the “Reference Value”) equals or exceeds $18.00 per share (as adjusted for share subdivisions, share dividends, rights issuances, reorganizations, recapitalizations and the like).

The Company will not redeem the Public Warrants as described above unless a registration statement under the Securities Act covering the issuance of the Class A ordinary shares issuable upon exercise of the Public Warrants is then effective and a current prospectus relating to those Class A ordinary shares is available throughout the 30-day redemption period. If and when the Public Warrants become redeemable by the Company, the Company may exercise its redemption right even if the Company is unable to register or qualify the underlying securities for sale under all applicable state securities laws.

Redemption of Public Warrants when the price per Class A ordinary share equals or exceeds $10.00 — Once Public Warrants become exercisable, the Company may redeem the outstanding Public Warrants:

●	in whole and not in part;

COLISEUM ACQUISITION CORP.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2024

●	at $0.10 per Public Warrant upon a minimum of 30 days’ prior written notice of redemption provided that holders will be able to exercise their Public Warrants on a cashless basis prior to redemption and receive that number of shares determined by reference based on the redemption date and the fair market value of the Class A ordinary shares, subject to certain exceptions;

●	if, and only if, the Reference Value equals or exceeds $10.00 per share (as adjusted for share subdivisions, share dividends, rights issuances, reorganizations, recapitalizations and the like); and

●	if the Reference Value is less than $18.00 per share (as adjusted for share subdivisions, share dividends, rights issuances, reorganizations, recapitalizations and the like), the Private Placement Warrants must also be concurrently called for redemption on the same terms as the outstanding Public Warrants, as described above.

The fair market value of the Company’s Class A ordinary shares shall mean the volume weighted average price of the Class A ordinary shares during the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of Public Warrants. The Company will provide its Public Warrant holders with the final fair market value no later than the date on which the notice of redemption is sent to the holders of Public Warrants. In no event will the Public Warrants be exercisable in connection with this redemption feature for more than 0.361 Class A ordinary shares per Public Warrant (subject to adjustment).

In addition, if (x) the Company issues additional ordinary shares or equity-linked securities for capital raising purposes in connection with the closing of a Business Combination at an issue price or effective issue price of less than $9.20 per ordinary share (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors and, in the case of any such issuance to the Previous Sponsor or its affiliates, without taking into account any Founder Shares held by the Previous Sponsor or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of a Business Combination on the date of the completion of a Business Combination (net of redemptions), and (z) the volume weighted average trading price of the Class A ordinary shares during the 20 trading day period starting on the trading day prior to the day on which the Company consummates a Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the Public Warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, the $18.00 per share redemption trigger price described above under “— Redemption of Public Warrants when the price per Class A ordinary share equals or exceeds $18.00” and “— Redemption of Public Warrants when the price per Class A ordinary share equals or exceeds $10.00” will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price, and the $10.00 per share redemption trigger price described above under “— Redemption of Public Warrants when the price per Class A ordinary share equals or exceeds $10.00” will be adjusted (to the nearest cent) to be equal to the higher of the Market Value and the Newly Issued Price.

The Private Placement Warrants are identical to the Public Warrants, except that the Private Placement Warrants and the Class A ordinary shares issuable upon the exercise of the Private Placement Warrants will not be transferable, assignable or salable until 30 days after the completion of a Business Combination, subject to certain limited exceptions. Additionally, the Private Placement Warrants will be exercisable on a cashless basis and be non-redeemable so long as they are held by the Previous Sponsor, New Sponsor, or its or their permitted transferees. If the Private Placement Warrants are held by someone other than the Previous Sponsor, New Sponsor, or its or their permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.

As of September 30, 2024 and December 31, 2023, there were 5,000,000 Public Warrants and 3,225,000 Private Placement Warrants outstanding. The Company accounts for the Public Warrants and Private Placement Warrants in accordance with the guidance contained in ASC 815. Such guidance provides that because the warrants do not meet the criteria for equity treatment thereunder, each warrant must be recorded as a liability.

COLISEUM ACQUISITION CORP.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2024

The Public Warrants and the Private Placement Warrants are derivate warrant liabilities in accordance with ASC 815. Accordingly, the Company recognizes the warrant instruments as liabilities at fair value and adjusts the instruments to fair value at each reporting period. The warrant liabilities are subject to re-measurement at each balance sheet date. With each such re-measurement, the warrant liabilities are adjusted to current fair value, with the change in fair value recognized in the Company’s unaudited condensed consolidated statements of operations. The Company will reassess the classification at each balance sheet date. If the classification changes as a result of events during the period, the warrants will be reclassified as of the date of the event that causes the reclassification. Refer to Note 9 for additional information on the fair value measurements of these warrants.

NOTE 8. SHAREHOLDERS’ DEFICIT

Preferred shares — The Company is authorized to issue 5,000,000 preferred shares with a par value of $0.001 per share with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. As of September 30, 2024 and December 31, 2023, there were no preferred shares issued or outstanding.

Class A ordinary shares — The Company is authorized to issue 500,000,000 Class A ordinary shares with a par value of $0.001 per share. As of December 31, 2022, there were 15,000,000 Class A ordinary shares issued and outstanding, all of which were subject to possible redemption and were classified outside of permanent equity in the condensed balance sheets (see Note 2). In connection with the shareholder approval of the First Extension on June 22, 2023, the Second Extension on November 27, 2023, and the Third Extension on September 24, 2024, an aggregate of 9,121,799, and 3,001,840, and 1,089,249 Public Shares were redeemed for an aggregate amount of $94,696,372, and $32,132,524, and $12,181,639, respectively. On June 26, 2023, immediately following the completion of the Transfer Transaction, the Previous Sponsor elected to convert each of the remaining 1,125,000 Class B ordinary shares it held into Class A ordinary shares on a one-for-one basis and Mr. You elected to convert 2,624,999 of the 2,625,000 Class B ordinary shares he held into Class A ordinary shares on a one for one basis. As of September 30, 2024 and December 31, 2023, there were a total of 5,537,111 Class A ordinary shares issued and outstanding, of which 1,787,112 shares and 2,876,361, respectively, were subject to possible redemption and were classified outside of permanent equity in the condensed balance sheets and 3,749,999 shares were non-redeemable and classified in shareholders’ deficit.

Class B ordinary shares — The Company is authorized to issue 50,000,000 Class B ordinary shares with a par value of $0.001 per share. Upon the expiration of the over-allotment option on August 6, 2021, 562,500 Class B ordinary shares were forfeited, resulting in an aggregate of 3,750,000 Founder Shares outstanding. Following the conversions by the Previous Sponsor and Mr. You of an aggregate of 3,749,999 Class B ordinary shares on a one-for-one basis into Class A ordinary shares on June 26, 2023, there was one Class B ordinary share outstanding. As of September 30, 2024 and December 31, 2023, there was one Class B ordinary share issued and outstanding.

Class A ordinary shareholders and Class B ordinary shareholders of record are entitled to one vote for each share held on all matters to be voted on by shareholders and vote together as a single class, except as required by law; provided, that, prior to a Business Combination, holders of the Class B ordinary shares will have the right to appoint all of the Company’s directors and remove members of the board of directors for any reason, and holders of the Class A ordinary shares will not be entitled to vote on the appointment of directors during such time.

The Class B ordinary shares will automatically convert into Class A ordinary shares at the time of a Business Combination, or earlier at the option of the holder, on a one-for-one basis, subject to adjustment for share subdivisions, share dividends, rights issuances, reorganizations, recapitalizations and the like, and subject to further adjustment. In the case that additional Class A ordinary shares, or equity-linked securities, are issued or deemed issued in excess of the amounts issued in the Initial Public Offering and related to the closing of a Business Combination, the ratio at which the Class B ordinary shares will convert into Class A ordinary shares will be adjusted (unless the holders of a majority of the issued and outstanding Class B ordinary shares agree to waive such anti-dilution adjustment with respect to any such issuance or deemed issuance) so that the number of Class A ordinary shares issuable upon conversion of all Class B ordinary shares will equal, in the aggregate, on an as-converted basis, 20% of the sum of all ordinary shares issued and outstanding upon the completion of the Initial Public Offering plus all Class A ordinary shares and equity-linked securities issued or deemed issued in connection with a Business Combination, excluding any shares or equity-linked securities issued, or to be issued, to any seller in a Business Combination.

COLISEUM ACQUISITION CORP.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2024

NOTE 9. FAIR VALUE MEASUREMENT

The following tables present information about the Company’s financial assets and liabilities that are measured at fair value on a recurring basis as of September 30, 2024 and December 31, 2023, and indicate the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:

September 30, 2024

Description	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Liabilities:
Warrant liability – Public Warrants	$—	$250,000	$—
Warrant liability – Private Placement Warrants	$—	$—	$161,250
Deferred consulting fees	$—	$—	$35,904
Non-redemption agreement liabilities	$—	$—	$218,277

December 31, 2023

Description	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Liabilities:
Warrant liability – Public Warrants	$—	$200,000	$—
Warrant liability – Private Placement Warrants	$—	$—	$129,000
Deferred consulting fees	$—	$—	$31,233
Non-redemption agreement liabilities	$—	$—	$194,677

As of September 30, 2024 and December 31, 2023, the Company had $550,000 outstanding under the Convertible Note. The option to convert the Convertible Note into warrants qualifies as an embedded derivative under ASC 815 and is required to be recognized at fair value with subsequent changes in fair value recognized in the Company’s unaudited condensed consolidated statements of operations each reporting period until the Convertible Note is repaid or converted. As of September 30, 2024 and December 31, 2023, the fair value of the embedded conversion option had a de minimis value.

The Company initially utilized a Monte Carlo simulation model for the initial valuation of the Public Warrants. The subsequent measurement of the Public Warrants was classified as Level 1 due to the use of an observable market quote in an active market under the ticker MITAW. In September 2023, the fair value measurements for Public Warrants were transferred to Level 2 due to low trading volume.

The Company utilizes a modified Black-Scholes method to value the Private Placement Warrants at each reporting period, with changes in fair value recognized in the Company’s unaudited condensed consolidated statements of operations. The estimated fair value of the Private Placement Warrants are determined using Level 3 inputs. Inherent in a binomial options pricing model are assumptions related to expected share-price volatility, expected life, risk-free interest rate and dividend yield. The Company estimates the volatility of its ordinary shares based on historical volatility that matches the expected remaining life of the warrants. The risk-free interest rate is based on the U.S. Treasury zero-coupon yield curve on the date of valuation for a maturity similar to the expected remaining life of the warrants. The expected life of the warrants is assumed to be equivalent to their remaining contractual term. The dividend rate is based on the historical rate, which the Company anticipates to remain at zero.

COLISEUM ACQUISITION CORP.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2024

Transfers to/from Levels 1, 2, and 3 are recognized at the end of the reporting periods. The estimated fair value of the Public Warrants transferred from a Level 3 measurement to a Level 1 fair value measurement after the Public Warrants were separately listed and traded in August 2021. Starting in September 2023, the fair value measurement for Public Warrants was transferred to Level 2 measurement due to low trading volume.

The following table provides the significant inputs to the modified Black-Scholes method for the fair value of the Private Placement Warrants:

	As of September 30, 2024	As of December 31, 2023
Stock price	$11.14	$10.66
Exercise price	$11.50	$11.50
Expected term (in years)	5.2	5.5
Volatility(*)	3.2%	5.1%
Risk-free rate	3.5%	3.8%
Fair value of warrants	$0.05	$0.04

*	The probability of completing a Business Combination is considered within the volatility implied by the traded price of the Public Warrants which is used to value the Private Placement Warrants.

For the three and nine months ended September 30, 2024, the Company recognized gain (loss) in connection with decreases (increases) in the fair value of warrant liabilities of $0 and $(82,250) within change in fair value of derivative warrant liabilities in the Company’s unaudited condensed consolidated statements of operations, respectively. For the three and nine months ended September 30, 2023, the Company recognized loss in connection with increases in the fair value of warrant liabilities of $246,750 and $(658,000) within change in fair value of derivative warrant liabilities in the Company’s unaudited condensed consolidated statements of operations, respectively.

The following table provides the significant inputs to the Black-Scholes method for the fair value of the non-redemption agreement liabilities:

	As of September 30, 2024	As of December 31, 2023
Stock price	$11.14	$10.66
Expected term (in years)	0.20	0.70
Risk-free rate	4.4%	5.3%
Probability of closing of merger	3.2%	2.9%

The Company recognized loss in connection with changes in fair value of non-redemption agreement liabilities of $34,792 and $23,600 in the Company’s condensed statements of operations for the three and nine months ended September 30, 2024, respectively.

COLISEUM ACQUISITION CORP.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2024

The following table provides the significant inputs to the Black-Scholes method for the fair value of the deferred consulting fees:

	As of September 30, 2024	As of December 31, 2023
Number of shares	100,000	100,000
Redemption rate	$11.22	$10.77
Probability of closing of merger	3.2%	2.9%
Fair value of deferred consulting fees	$35,904	$31,233

The Company recognized gain in connection with changes in fair value of deferred consulting fees of $6,069 and $4,671 in the Company’s unaudited condensed consolidated statements of operations for the three and nine months ended September 30, 2024, respectively.

The changes in the Level 3 fair value of the derivative liabilities are summarized as follows:

For the three and nine months ended September 30, 2024:

Balance as of December 31, 2023 – Level 3	$354,910
Change in fair value of deferred consulting fees	13,498
Change in fair value of non-redemption agreement liabilities	80,139
Change in fair value of derivative warrant liabilities – Private Warrants	83,850
Balance as of March 31, 2024 – Level 3	532,397
Change in fair value of deferred consulting fees	(14,896)
Change in fair value of non-redemption agreement liabilities	(91,331)
Change in fair value of derivative warrant liabilities – Private Warrants	(51,600)
Balance as of June 30, 2024 – Level 3	374,570
Change in fair value of deferred consulting fees	6,069
Change in fair value of non-redemption agreement liabilities	34,792
Change in fair value of derivative warrant liabilities – Private Warrants	—
Balance as of September 30, 2024 – Level 3	$415,431

For the three and nine months ended September 30, 2023:

Balance as of December 31, 2022 – Level 3	$129,000
Change in fair value of derivative warrant liabilities – Private Warrants	225,750
Balance as of March 31, 2023 – Level 3	354,750
Change in fair value of derivative warrant liabilities – Private Warrants	129,000
Balance as of June 30, 2023 – Level 3	483,750
Change in fair value of derivative warrant liabilities – Private Warrants	(96,750)
Balance as of September 30, 2023 – Level 3	$387,000

COLISEUM ACQUISITION CORP.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2024

NOTE 10. SUBSEQUENT EVENTS

The Company evaluated subsequent events and transactions that occurred after the condensed balance sheet date up to the date that the unaudited condensed consolidated financial statements were issued. Based upon this review, the Company did not identify any subsequent events that required adjustment or disclosure in the unaudited condensed consolidated financial statements, except as noted below.

Subsequent to September 30, 2024, the New Sponsor advanced an additional amount of $345, increasing the aggregate outstanding amount to $1,462,062.

On October 25, 2024, the Company extended its Combination Period to November 25, 2024 and borrowed an additional $50,000 under the Convertible Note to deposit a New Contribution in the Trust Account in connection with the extension, increasing the aggregate outstanding balance under the Convertible Note to $600,000.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and the Board of Directors of
Coliseum Acquisition Corp.:

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Coliseum Acquisition Corp. (the “Company”) as of December 31, 2023, the related statements of operations, changes in shareholders’ deficit and cash flows for the year then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2023, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, if the Company is unable to complete a business combination by June 25, 2024 then the Company will cease all operations except for the purpose of liquidating. The date for mandatory liquidation and liquidity condition and subsequent dissolution raises substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to this matter are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ WithumSmith+Brown, PC

We have served as the Company’s auditor since 2023.

New York, New York
April 5, 2024

PCAOB ID NUMBER 100

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of
Coliseum Acquisition Corp.

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Coliseum Acquisition Corp. (the “Company”) as of December 31, 2022 and the related statements operations, shareholders’ deficit and cash flows for the year ended December 31, 2022, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022, and the results of its operations and its cash flows for the year ended December 31, 2022, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, if the Company is unable to raise additional funds to alleviate liquidity needs and complete a business combination by June 25, 2023, then the Company will cease all operations except for the purpose of liquidating. The liquidity condition and date for mandatory liquidation and subsequent dissolution raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ RBSM LLP

We have served as the Company’s auditor since 2023.

New York, NY
April 14, 2023

PCAOB ID Number 587

COLISEUM ACQUISITION CORP.

BALANCE SHEETS

	December 31,
	2023	2022
Assets:
Current assets:
Cash	$—	$233,036
Due from related parties	—	2,058
Prepaid expenses	—	236,760
Total current assets	—	471,854
Cash and investments held in Trust Account	30,969,758	152,348,535
Total Assets	$30,969,758	$152,820,389
Liabilities, Class A Ordinary Shares Subject to Possible Redemption and Shareholders’ Deficit:
Current liabilities:
Accounts payable and accrued expenses	$875,801	$185,500
Accounts payable and accrued expenses – related parties	639,190	10,000
Convertible note payable – related parties	500,000	—
Non-redemption agreement liabilities	194,677	—
Deferred consulting fee	31,233	—
Total current liabilities	2,240,901	195,500
Warrant liabilities	329,000	329,000
Deferred underwriting fee payable	—	5,625,000
Total Liabilities	2,569,901	6,149,500
Commitments and Contingencies
Class A ordinary shares, $0.001 par value; 500,000,000 shares authorized; 2,876,361 and 15,000,000 shares subject to possible redemption at approximately $10.77 and $10.16 per share as of December 31, 2023 and 2022, respectively	30,969,758	152,348,535
Shareholders’ Deficit:
Preferred shares, $0.001 par value; 5,000,000 shares authorized; none issued or outstanding as of December 31, 2023 and 2022	—	—
Class A ordinary shares, $0.001 par value; 500,000,000 shares authorized; 3,749,999 and 0 non-redeemable shares issued and outstanding as of December 31, 2023 and 2022, respectively	3,750	—
Class B ordinary shares, $0.001 par value; 50,000,000 shares authorized; 1 and 3,750,000 shares issued and outstanding as of December 31, 2023 and 2022, respectively	—	3,750
Additional paid-in capital	—	—
Accumulated deficit	(2,573,651)	(5,681,396)
Total shareholders’ deficit	(2,569,901)	(5,677,646)
Total Liabilities, Class A Ordinary Shares Subject to Possible Redemption and Shareholders’ Deficit	$30,969,758	$152,820,389

The accompanying notes are an integral part of these financial statements.

COLISEUM ACQUISITION CORP.

STATEMENTS OF OPERATIONS

	For the years ended December 31,
	2023	2022
General and administrative expenses	$1,931,216	$1,251,553
Loss from operations	(1,931,216)	(1,251,553)
Other income (expenses):
Interest earned from cash and investments held in Trust Account	4,950,119	2,317,796
Gain from extinguishment of deferred underwriting fee allocated to warrant liabilities	275,625	—
Change in fair value of derivative warrant liabilities	—	6,530,000
Loss in connection with non-redemption agreements	(194,898)	—
Change in fair value of non-redemption agreement liabilities	221	—
Change in fair value of deferred consulting fee	(190)	—
Total other income (expenses)	5,030,877	8,847,796
Net income	$3,099,661	$7,596,243
Weighted average shares outstanding of Class A ordinary shares subject to possible redemption, basic and diluted	9,888,845	15,000,000
Basic and diluted net income per share, Class A ordinary shares subject to possible redemption	$0.23	$0.41
Weighted average shares outstanding of Class B and non-redeemable Class A ordinary shares, basic and diluted	3,750,000	3,750,000
Basic and diluted net income per share, Class B and non-redeemable Class A ordinary shares	$0.23	$0.41

The accompanying notes are an integral part of these financial statements.

COLISEUM ACQUISITION CORP.

STATEMENTS OF CHANGES IN SHAREHOLDERS’ DEFICIT

	For the year ended December 31, 2023
	Ordinary Shares
	Non-redeemable Class A		Class B		Additional Paid-In	Accumulated	Total Shareholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit
Balance – December 31, 2022	—	$—	3,750,000	$3,750	$—	$(5,681,396)	$(5,677,646)
Increase in redemption value of Public Shares subject to redemption due to extension	—	—	—	—	—	(500,000)	(500,000)
Conversion of Class B ordinary shares into non-redeemable Class A ordinary shares	3,749,999	3,750	(3,749,999)	(3,750)	—	—	—
Forgiveness of debt to Previous Sponsor	—	—	—	—	108,828	—	108,828
Remeasurement of Public Shares subject to redemption amount	—	—	—	—	(108,828)	508,084	399,256
Net income	—	—	—	—	—	3,099,661	3,099,661
Balance – December 31, 2023	3,749,999	$3,750	1	$—	$—	$(2,573,651)	$(2,569,901)

	For the year ended December 31, 2022
	Ordinary Shares
	Non-redeemable Class A		Class B		Additional Paid-In	Accumulated	Total Shareholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit
Balance – December 31, 2021	—	$—	3,750,000	$3,750	$—	$(10,959,843)	$(10,956,093)
Remeasurement of Class A ordinary shares to redemption amount	—	—	—	—	—	(2,317,796)	(2,317,796)
Net income	—	—	—	—	—	7,596,243	7,596,243
Balance – December 31, 2022	—	$—	3,750,000	$3,750	$—	$(5,681,396)	$(5,677,646)

The accompanying notes are an integral part of these financial statements.

COLISEUM ACQUISITION CORP.

STATEMENTS OF CASH FLOWS

	For the years ended December 31,
	2023	2022
Cash Flows from Operating Activities:
Net income	$3,099,661	$7,596,243
Adjustments to reconcile net income to net cash used in operating activities:
Gain from extinguishment of deferred underwriting fee allocated to warrant liabilities	(275,625)	—
Interest earned from cash and investments held in Trust Account	(4,950,119)	(2,317,796)
Change in fair value of derivative warrant liabilities	—	(6,530,000)
Loss in connection with non-redemption agreements	194,898	—
Change in fair value of non-redemption agreement liabilities	(221)	—
Initial fair value of deferred consulting fee	31,043	—
Change in fair value of deferred consulting fee	190	—
Changes in operating assets and liabilities:
Prepaid expenses	236,760	516,198
Due from Previous Sponsor	—	(2,058)
Accounts payable and accrued expenses	690,301	158,504
Accounts payable and accrued expenses – related parties	699,190	10,000
Net cash used in operating activities	(273,922)	(568,909)
Cash Flows from Investing Activities:
Cash withdrawn from Trust Account for redemptions	126,828,896	—
Cash deposited in Trust Account for extension	(500,000)	—
Net cash provided by investing activities	126,328,896	—
Cash Flows from Financing Activities:
Proceeds received from related parties under convertible note payable	500,000	—
Redemption of Public Shares	(126,828,896)	—
Advances from Previous Sponsor	50,000	—
Repayment of advances from Previous Sponsor	(9,114)	—
Net cash used in financing activities	(126,288,010)	—
Net change in cash	(233,036)	(568,909)
Cash – Beginning of the year	233,036	801,945
Cash – End of the year	$—	$233,036
Supplemental disclosure of noncash activities:
Increase in redemption value of Public Shares subject to redemption due to extension	$500,000	$—
Remeasurement of Public Shares subject to possible redemption to redemption amount	$399,256	$2,317,796
Extinguishment of deferred underwriting fee allocated to Public Shares	$5,349,375	$—
Forgiveness of debt to Previous Sponsor	$108,828	$—

The accompanying notes are an integral part of these financial statements.

COLISEUM ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2023

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

Coliseum Acquisition Corp. (the “Company”) is a blank check company incorporated in the Cayman Islands on February 5, 2021. The Company was formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization, or similar business combination with one or more businesses (a “Business Combination”). The Company is not limited to a particular industry or geographic region for purposes of consummating a Business Combination. The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.

As of December 31, 2023, the Company had not commenced any operations. All activity for the period from February 5, 2021 (inception) through December 31, 2023 relates to the Company’s formation and the initial public offering (the “Initial Public Offering”) as described below, and since the closing of the Initial Public Offering, the search for a prospective initial Business Combination. The Company will not generate any operating revenues until after the completion of a Business Combination, at the earliest. The Company will generate non-operating income in the form of investment income from the proceeds derived from the Initial Public Offering and will recognize other income and expense related to the change in fair value of warrant liabilities.

The registration statement for the Initial Public Offering was declared effective on June 22, 2021. On June 25, 2021, the Company consummated the Initial Public Offering of 15,000,000 units (the “Units” and, with respect to the Class A ordinary shares included in the Units sold, the “Public Shares”), at $10.00 per Unit, generating gross proceeds of $150,000,000, which is discussed in Note 3. Each Unit consisted of one Public Share and one-third of one warrant to purchase one Class A ordinary share (the “Public Warrants”). The Company granted the underwriter a 45-day option to purchase up to 2,250,000 additional Units, which option expired unexercised on August 6, 2021. Transaction costs amounted to $9,176,463, consisting of $3,000,000 of underwriting fees, $5,625,000 of deferred underwriting fees, which was later entirely waived on June 12, 2023 (see Note 6), and $551,463 of other offering costs. The Company was reimbursed $750,000 by the underwriter for such transaction costs upon closing of the Initial Public Offering.

Prior to the Initial Public Offering, the Previous Sponsor purchased an aggregate of 4,312,500 Class B ordinary shares, par value $0.001 per share (the “Class B ordinary shares” or “Founder Shares”, which term includes the Class A ordinary shares issued or issuable upon exercise of the Class B ordinary shares) for an aggregate purchase price of $25,000, or approximately $0.006 per share.

Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of 3,225,000 warrants (the “Private Placement Warrants”) at a price of $1.50 per Private Placement Warrant in a private placement to the Coliseum Acquisition Sponsor LLC (the “Previous Sponsor”), generating gross proceeds of $4,837,500, which is described in Note 4.

Following the closing of the Initial Public Offering on June 25, 2021, an amount of $150,000,000 ($10.00 per Unit) from the net proceeds of the sale of the Units in the Initial Public Offering and the sale of the Private Placement Warrants was placed in a trust account (the “Trust Account”) to be invested only in U.S. government securities with maturities of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury bills, until the earlier of (i) the completion of a Business Combination and (ii) the distribution of the funds held in the Trust Account, as described below. On June 21, 2023 the Company entered into Amendment No. 1 to the Trust Agreement with Continental Stock Transfer & Trust Company, as trustee (the “Trustee”), which amended the Trust Agreement to provide that the Trustee may, at the direction of the Company (i) hold the funds in the Trust Account uninvested, (ii) hold the Funds in the Trust Account in an interest-bearing bank demand deposit account, or (iii) invest and reinvest the funds in the Trust Account in solely United States government securities within the meaning of Section 2 (a) (16) of the Investment Company Act having a maturity of 185 days or less, or in money market funds meeting the conditions of paragraphs (d) (1), (d) (2), (d) (3) and (d) (4) of Rule 2a – 7 promulgated under the Investment Company Act (or any successor rule), which invest only in direct U.S. government treasury obligations. On June 27, 2023, the Company moved its Trust Account out of investment in securities and into an interest-bearing bank deposit account in order to mitigate the risk of being deemed an unregistered investment company.

COLISEUM ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2023

The Company will provide the holders of its Public Shares (the “Public Shareholders”) with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a general meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek shareholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The Public Shareholders will be entitled to redeem their Public Shares for a pro rata portion of the amount held in the Trust Account (initially at $10.00 per share), calculated as of two business days prior to the completion of a Business Combination, including interest earned on the funds held in the Trust Account (less up to $100,000 of interest to pay dissolution expenses and which interest shall be net of taxes payable). There will be no redemption rights upon the completion of a Business Combination with respect to the Company’s warrants. The Public Shares subject to redemption are recorded at redemption value and classified as temporary equity upon the completion of the Initial Public Offering in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 480, Distinguishing Liabilities from Equity (“ASC 480”).

The Company will proceed with a Business Combination if a majority of the shares voted are voted in favor of the Business Combination. If a shareholder vote is not required under applicable law or stock exchange listing requirements and the Company does not decide to hold a shareholder vote for business or other reasons, the Company will, pursuant to its amended and restated memorandum and articles of association as then in effect (the “Articles”), conduct the redemptions pursuant to the tender offer rules of the Securities and Exchange Commission (“SEC”), and file tender offer documents with the SEC prior to completing a Business Combination. If the Company seeks shareholder approval in connection with a Business Combination, the Previous Sponsor, New Sponsor, Harry L. You and the Company’s officers and the other holders of Founder Shares immediately prior to the Initial Public Offering (the “Initial Shareholders”) agreed to vote their Founder Shares and any Public Shares purchased in or after the Initial Public Offering in favor of approving a Business Combination. Additionally, each Public Shareholder may elect to redeem their Public Shares irrespective of whether they vote for or against the proposed transaction.

Notwithstanding the foregoing, if the Company seeks shareholder approval of a Business Combination and it does not conduct redemptions pursuant to the tender offer rules, the Company’s Articles provide that a Public Shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 15% of the Public Shares without the Company’s prior written consent.

The Initial Shareholders agreed to waive (i) their redemption rights with respect to any Founder Shares and Public Shares held by them in connection with the consummation of a Business Combination (ii) their redemption rights with respect to any Founder Shares and Public Shares held by them in connection with a shareholder vote to approve an amendment to the Articles (A) that would modify the substance or timing of the Company’s obligation to provide holders of Public Shares the right to have their shares redeemed in connection with an initial Business Combination or to redeem 100% of the Public Shares if the Company does not complete a Business Combination within the Combination Period (as defined below) or (B) with respect to any other provision relating to shareholders’ rights or pre-initial Business Combination activity and (iii) their rights to liquidating distributions from the Trust Account with respect to any Founder Shares they hold if the Company does not complete a Business Combination within the Combination Period. However, if the Initial Shareholders acquire Public Shares in or after the Initial Public Offering, such Public Shares will be entitled to liquidating distributions from the Trust Account if the Company fails to complete a Business Combination within the Combination Period (as defined below).

COLISEUM ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2023

On June 15, 2023, the Company, the Previous Sponsor and the New Sponsor entered into a Purchase Agreement (the “Purchase Agreement”), pursuant to which, among other things, the Previous Sponsor agreed to sell to the New Sponsor, and the New Sponsor agreed to purchase from Previous Sponsor an aggregate of 2,625,000 Founder Shares and 2,257,500 Private Placement Warrants held by the Previous Sponsor for an aggregate purchase price of $1.00 plus the New Sponsor’s agreement to fund monthly Contributions in connection with the First Extension (each as defined below). Such transaction (the “Transfer Transaction”) was consummated on June 26, 2023. In connection with the Transfer Transaction, the Initial Public Offering underwriter waived its deferred underwriting fees. Also in connection with the Transfer Transaction, the Company appointed Charles Wert to serve as its Chief Executive Officer and as a member of the board of directors and Oanh Truong to serve as Chief Financial Officer, Harry You to serve as chairman, and Roland Rapp, Kenneth Rivers and Walter Skowronski to serve on the board of directors.

The Company initially had 24 months from the closing of the Initial Public Offering (or June 25, 2023) to complete a Business Combination, which was later extended as discussed below. On June 22, 2023, the Company held an extraordinary general meeting (the “June Meeting”). At the June Meeting, shareholders voted on and approved three proposals (i) an amendment of the Articles to extend the date by which the Company had to consummate a Business Combination up to twelve (12) times for an additional one (1) month each time, only if the Previous Sponsor or its designee would make Contributions into the Trust Account, as a loan, an amount equal to $100,000 for each monthly Extension Period elected by the Company’s board of directors, (ii) an amendment to the Articles to remove the net tangible asset requirement from the Articles in order to expand the methods that the Company may employ so as not to become subject to the “penny stock” rules of the SEC, and (iii) an amendment to the Articles to provide for the right of a holder of the Class B ordinary shares to convert into Public Shares on a one-for-one basis at any time and from time to time prior to the closing of a Business Combination at the election of the holder.

In connection with the Transfer Transaction, the New Sponsor assumed the obligation to make Contributions in connection with each monthly Extension Period elected by the board of directors. Following the approval of the First Extension, the board of directors elected five Extension Periods and the New Sponsor made an aggregate $500,000 Contribution which was deposited into the Trust Account.

On November 27, 2023, the Company held an extraordinary general meeting in lieu of annual general meeting of the Company (the “November Meeting”). At the November Meeting, shareholders voted on and approved three proposals: (i) an amendment to the Articles to extend the date by which the Company had to consummate an initial Business Combination to June 25, 2024, and to allow the Company, without another shareholder vote, by resolution of the board of directors, to elect to further extend such period for an additional three months, until up to September 25, 2024 (the “Optional Extension”), without requiring the New Sponsor to make any Contributions into the Trust Account, (ii) an amendment to the Articles to permit the board of directors, in its sole discretion, to elect to wind up the Company’s operations prior to the end of the Combination Period, as determined by the board of directors and included in a public announcement, and (iii) the re-election of Walter Skowronski and Harry L. You as Class I directors to serve for a term of three years or until their respective successors are duly elected or appointed and qualified.

In connection with the shareholder approval of the First Extension on June 22, 2023 and the Second Extension on November 27, 2023, an aggregate of 9,121,799 and 3,001,840 Public Shares was redeemed for an aggregate amount of $94,696,372 and $32,132,524, respectively. As of December 31, 2023, the Company had 2,876,361 Public Shares outstanding and an aggregate amount of $30,969,758 held in the Trust Account.

In connection with the November Meeting, the Company and an affiliate of the New Sponsor, Harry L. You, entered into non-redemption agreements (collectively, the “Non-Redemption Agreements”) with certain of the Company’s existing shareholders and other unaffiliated investors (collectively, the “Non-Redeeming Shareholders”), pursuant to which the Non-Redeeming Shareholders agreed not to redeem an aggregate of 2,023,236 Public Shares and to vote all of such shares in favor of the proposals brought before the November Meeting. In exchange for these commitments from the Non-Redeeming Shareholders, Mr. You agreed to forfeit at the closing of the Company’s initial Business Combination (i) an aggregate of 455,228 Founder Shares in consideration of the extension to June 25, 2024, and (ii) if applicable, an aggregate of 151,743 Founder Shares in consideration for the further extension to September 25, 2024 (collectively, the “Forfeited Shares”), and the Company agreed to issue to the Non-Redeeming Shareholders a number of newly issued ordinary shares of the Company in an amount equal to the Forfeited Shares.

COLISEUM ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2023

If the Company is unable to complete a Business Combination within the Combination Period, the Company will (i) cease all operations except for the purpose of winding up; (ii) as promptly as reasonably possible but not more than 10 business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest (less up to $100,000 of interest to pay dissolution expenses and which interest shall be net of taxes payable), divided by the number of then issued and outstanding Public Shares, which redemption will completely extinguish Public Shareholders’ rights as shareholders (including the right to receive further liquidating distributions, if any); and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining shareholders and board of directors, liquidate and dissolve, subject in each case to the Company’s obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to the Company’s warrants.

In order to protect the amounts held in the Trust Account, the New Sponsor agreed to be liable to the Company if and to the extent any claims by a third party (other than the Company’s independent registered public accounting firm) for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account to below (1) $10.00 per Public Share or (2) such lesser amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account due to reductions in the value of the Trust assets, in each case net of the interest that may be withdrawn to pay the Company’s tax obligations, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the Trust Account and except as to any claims under the Company’s indemnity of the underwriter of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Previous Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the Previous Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers (other than the Company’s independent registered public accounting firm), prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

The Company received a written notice from the Listing Qualifications Department of The Nasdaq Stock Market (“Nasdaq”) on March 21, 2023 indicating that the Company was not in compliance with Listing Rule 5550(a)(3), which requires the Company to have at least 300 public holders for continued listing on the Nasdaq Capital Market (the “Minimum Public Holders Rule”). The Company submitted a plan to Nasdaq to regain compliance with the Minimum Public Holders Rule on June 26, 2023. Nasdaq approved the plan and granted the Company an extension until September 17, 2023 to demonstrate compliance with the Minimum Public Holders Rule (the “Compliance Period”). On September 20, 2023, the Company received written notice from Nasdaq stating that the Company has not regained compliance with the Minimum Public Holders Rule within the Compliance Period. The Company submitted an appeal to Nasdaq’s delisting determination by requesting a hearing before a Hearings Panel (the “Panel”) on September 27, 2023, pursuant to the procedures set forth in the Nasdaq Listing Rule 5800 Series. Such request automatically stayed the suspension of the Company’s securities pending the Panel’s decision. On November 8, 2023, the Company received written notice from Nasdaq that the Company is in compliance with all applicable continued listing standards.

COLISEUM ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2023

Going Concern Consideration

As of December 31, 2023, the Company had no cash held outside of the Trust Account and working capital deficit of $2,240,901. The Company has incurred and expects to continue to incur significant costs in pursuit of its acquisition plans.

In addition, in order to provide the Contribution and to finance transaction costs in connection with a Business Combination, the Company issued a Convertible Note to the New Sponsor with a principal amount up to $1.5 million on June 22, 2023 as discussed in Note 5. As of December 31, 2023, the Company had $500,000 outstanding under the Convertible Note, which amount was deposited into the Trust Account.

In connection with the management’s assessment of going concern considerations in accordance with FASB ASC Topic 210-40, Presentation of Financial Statements — Going Concern, the Company’s management has determined that the liquidity condition and mandatory liquidation, should a Business Combination not occur, and potential subsequent dissolution raises substantial doubt about its ability to continue as a going concern through the earlier of the liquidation date or the completion of the initial Business Combination. Management plans to address this uncertainty through a Business Combination as discussed above. There is no assurance that the Company’s plans to consummate a Business Combination will be successful or successful within the Combination Period (June 25, 2024, which may be extended to September 25, 2024). The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Risks and Uncertainties

United States and global markets are experiencing volatility and disruption following the geopolitical instability resulting from the ongoing Russia-Ukraine conflict and the recent escalation of the Israel-Hamas conflict. In response to the ongoing Russia-Ukraine conflict, the North Atlantic Treaty Organization (“NATO”) deployed additional military forces to eastern Europe, and the United States, the United Kingdom, the European Union and other countries have announced various sanctions and restrictive actions against Russia, Belarus and related individuals and entities, including the removal of certain financial institutions from the Society for Worldwide Interbank Financial Telecommunication (“SWIFT”) payment system. Certain countries, including the United States, have also provided and may continue to provide military aid or other assistance to Ukraine and to Israel, increasing geopolitical tensions among a number of nations. The invasion of Ukraine by Russia and the escalation of the Israel-Hamas conflict and the resulting measures that have been taken, and could be taken in the future, by NATO, the United States, the United Kingdom, the European Union, Israel and its neighboring states and other countries have created global security concerns that could have a lasting impact on regional and global economies. Although the length and impact of the ongoing conflicts are highly unpredictable, they could lead to market disruptions, including significant volatility in commodity prices, credit and capital markets, as well as supply chain interruptions and increased cyber-attacks against U.S. companies. Additionally, any resulting sanctions could adversely affect the global economy and financial markets and lead to instability and lack of liquidity in capital markets.

Any of the above mentioned factors, or any other negative impact on the global economy, capital markets or other geopolitical conditions resulting from the Russian invasion of Ukraine, the escalation of the Israel-Hamas conflict and subsequent sanctions or related actions, could adversely affect the Company’s search for an initial Business Combination and any target business with which the Company may ultimately consummate an initial Business Combination.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements are presented in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the SEC.

COLISEUM ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2023

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. The Company has elected to implement the aforementioned exemptions.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ from those estimates. The initial valuation of the Public Warrants (see Note 3), the recurring valuation of the Private Placement Warrants and the valuations for the shares associated with the Non-Redemption Agreements required management to exercise significant judgment in its estimates.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents as of December 31, 2023 and 2022.

Cash and Investments Held in Trust Account

Until June 27, 2023, when the Company moved its Trust Account out of investment in securities and into an interest-bearing bank deposit account in order to mitigate the risk of being deemed an unregistered investment company, the Company’s portfolio of investments is comprised of U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less, or investments in money market funds that invest in U.S. government securities and generally have a readily determinable fair value, or a combination thereof. When the Company’s investments held in the Trust Account are comprised of U.S. government securities, the investments are classified as trading securities. When the Company’s investments held in the Trust Account are comprised of money market funds, the investments are recognized at fair value. Trading securities and investments in money market funds are presented on the balance sheets at fair value at the end of each reporting period. Gains and losses resulting from the change in fair value of these securities are included in interest earned from cash and investments held in Trust Account in the accompanying statements of operations. The estimated fair values of investments held in the Trust Account are determined using available market information.

COLISEUM ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2023

Class A Ordinary Shares Subject to Possible Redemption

All of the outstanding Public Shares contain a redemption feature which allows for the redemption of such shares in connection with the Company’s liquidation, if there is a shareholder vote or tender offer in connection with a Business Combination and in connection with certain amendments to the Articles. In accordance with SEC and its staff’s guidance on redeemable equity instruments, which has been codified in ASC 480, redemption provisions not solely within the control of the Company require ordinary shares subject to redemption to be classified outside of permanent equity. Therefore, the carrying value of all Public Shares have been classified outside of permanent equity.

The Company recognizes changes in redemption value immediately as they occur and adjusts the carrying value of Public Shares to equal the redemption value at the end of each reporting period. Increases or decreases in the carrying amount of Public Shares are affected by charges against additional paid-in capital and accumulated deficit.

As of December 31, 2023 and 2022, the carrying value of Class A Ordinary Shares reflected in the balance sheets is reconciled in the following table:

Class A Ordinary Shares subject to possible redemption as of December 31, 2021	$150,030,739
Plus:
Remeasurement of carrying value to redemption value	2,317,796
Class A Ordinary Shares subject to possible redemption as of December 31, 2022	152,348,535
Plus:
Waiver of Class A ordinary shares subject to possible redemption issuance costs	5,349,375
Increase in redemption value of Class A Ordinary Shares subject to redemption due to extension	500,000
Less:
Redemption of Class A ordinary shares subject to possible redemption	(126,828,896)
Remeasurement of carrying value to redemption value	(399,256)
Class A Ordinary Shares subject to possible redemption as of December 31, 2023	$30,969,758

Derivative Financial Instruments

The Company does not use derivative instruments to hedge exposures to cash flow, market, or foreign currency risks. The Company evaluates all of its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives, pursuant to ASC 480 and FASB ASC Topic 815, “Derivatives and Hedging” (“ASC 815”). The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is re-assessed at the end of each reporting period. The assessment considers whether the financial instruments are freestanding financial instruments pursuant to ASC 480, meet the definition of a liability pursuant to ASC 480, and whether the financial instruments meet all of the requirements for equity classification under ASC 815, including whether the financial instruments are indexed to the Company’s own ordinary shares, among other conditions for equity classification.

COLISEUM ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2023

For issued or modified warrants that meet all of the criteria for equity classification, the warrants are required to be recorded as a component of additional paid-in capital at the time of issuance. For issued or modified warrants that do not meet all the criteria for equity classification, the warrants are required to be recorded as liabilities at their initial fair value on the date of issuance, and at each balance sheet date thereafter. Changes in the estimated fair value of the liability-classified warrants are recognized as a non-cash gain or loss on the statements of operations. The initial estimated fair value of the Public Warrants was measured using a Monte Carlo simulation approach. The initial and subsequent fair value estimates of the Private Placement Warrants is measured using a modified Black-Scholes option pricing model (see Note 9).

The contingent share receipt and contingent share issuance called for in the Non-Redemption Agreements is a single unit of account, representing a Contingent Forward (as defined in Note 6). Issuance of the Contingent Forward is liability-classified until exercise or expiration of the Optional Extension, at which time classification of the Contingent Forward will be re-assessed. The initial fair value of the Contingent Forward was recognized as a liability in the balance sheet with an offset to non-operating expenses. Subsequent changes in fair value of the liability are recognized in earnings until such time that the instrument ceases to be liability-classified or settles.

Convertible Note Payable — Related parties

In connection with the Contribution and advances the New Sponsor may make in the future to the Company for working capital expenses, on June 22, 2023, the Company issued a Convertible Note to the New Sponsor with a principal amount up to $1.5 million (see Note 5). Upon the consummation of the Company’s initial Business Combination, the outstanding principal of the Convertible Note may be converted into warrants, at a price of $1.50 per warrant, at the option of the New Sponsor. Such warrants will have terms identical to the Private Placement Warrants. As of December 31, 2023, the Company had $500,000 outstanding under the Convertible Note. The option to convert the Convertible Note into warrants qualifies as an embedded derivative under ASC 815 and is required to be recognized at fair value with subsequent changes in fair value recognized in the Company’s statements of operations each reporting period until the Convertible Note is repaid or converted. As of the funding date and December 31, 2023, the fair value of the embedded conversion option had a de minimis value.

Offering Costs Associated with the Initial Public Offering

The Company complies with the requirements of ASC Topic 340, Other Assets and Deferred Costs (“ASC 340”), and SEC Staff Accounting Bulletin Topic 5A, — Expenses of Offering. Offering costs consist principally of professional and registration fees incurred that are related to the Initial Public Offering. Offering costs were allocated to the separable financial instruments issued in the Initial Public Offering based on a relative fair value basis, compared to total proceeds received. Offering costs allocated to warrant liabilities were expensed as incurred, presented as non-operating expenses in the statements of operations. Offering costs allocated to the Public Shares were charged against the carrying value of the Public Shares upon the completion of the Initial Public Offering.

Waiver or reduction of offering costs were allocated to the separable financial instruments issued in the Initial Public Offering based on a relative fair value basis. Reduction of offering costs allocated to the Public Shares was recognized as a reduction to the carrying value of Public Shares subject to redemption. Offering costs allocated to warrant liabilities were recognized as a gain from extinguishment of liability allocated to warrant liabilities in the statements of operations, which represented the original amount expensed in the Company’s Initial Public Offering.

COLISEUM ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2023

Income Taxes

The Company accounts for income taxes under ASC Topic 740, Income Taxes (“ASC 740”). ASC 740 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statements and tax basis of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carryforwards. ASC 740 additionally requires a valuation allowance to be established when it is more likely than not that all or a portion of deferred tax assets will not be realized.

ASC 740 also clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. ASC 740 also provides guidance on derecognition, classification, interest and penalties, accounting in an interim period, disclosure and transition. Based on the Company’s evaluation, it has been concluded that there are no significant uncertain tax positions requiring recognition in the Company’s financial statements.

The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of December 31, 2023 and 2022. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is considered an exempted Cayman Islands company and is presently not subject to income taxes or income tax filing requirements in the Cayman Islands or the United States. Consequently, income taxes are not reflected in the Company’s financial statements.

Net Income Per Ordinary Share

The Company complies with accounting and disclosure requirements of ASC 260, Earnings Per Share. Net income per ordinary share is computed by dividing net income by the weighted average number of ordinary shares outstanding during the period. Remeasurement associated with the Public Shares subject to redemption is excluded from net income per share as the redemption value approximates fair value. Therefore, the net income per share calculation allocates income shared pro rata between Public Shares and a combination of Class B and non-redeemable Class A ordinary shares. As a result, the calculated net income per ordinary share is the same for Public Shares and a combination of Class B non-redeemable and Class A ordinary shares. The Company has not considered the effect of the Public Warrants and Private Placement Warrants to purchase an aggregate of 8,225,000 shares in the calculation of diluted net income per share, since the exercise of the warrants are contingent upon the occurrence of future events. As a result, diluted income per share is the same as basic income per share for the periods presented.

COLISEUM ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2023

The following tables reflect the calculation of basic and diluted net income per ordinary share (in dollars, except per share amounts):

	For the years ended December 31,
	2023		2022
	Class A ordinary shares subject to possible redemption	Class B and non-redeemable Class A	Class A ordinary shares subject to possible redemption	Class B and non-redeemable Class A
Basic and diluted net income per ordinary share:
Numerator:
Allocation of net income	$2,247,409	$852,252	$6,076,994	$1,519,249
Denominator:
Basic and diluted weighted average ordinary shares outstanding	9,888,845	3,750,000	15,000,000	3,750,000
Basic and diluted net income per ordinary share	$0.23	$0.23	$0.41	$0.41

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of a cash account in a financial institution, which, at times, may exceed the Federal Deposit Insurance Corporation coverage of $250,000. Any loss incurred or a lack of access to such funds could have a significant adverse impact on the Company’s financial condition, results of operations and cash flows.

Fair Value of Financial Instruments

The Company applies ASC Topic 820, Fair Value Measurement (“ASC 820”), which establishes a framework for measuring fair value and clarifies the definition of fair value within that framework. ASC 820 defines fair value as an exit price, which is the price that would be received for an asset or paid to transfer a liability in the Company’s principal or most advantageous market in an orderly transaction between market participants on the measurement date. The fair value hierarchy established in ASC 820 generally requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. Observable inputs reflect the assumptions that market participants would use in pricing the asset or liability and are developed based on market data obtained from sources independent of the reporting entity. Unobservable inputs reflect the entity’s own assumptions based on market data and the entity’s judgments about the assumptions that market participants would use in pricing the asset or liability and are to be developed based on the best information available in the circumstances.

The carrying amounts reflected in the balance sheets for cash, prepaid expenses and other current assets, and accounts payable and accrued expenses approximate fair value due to their short-term nature.

●	Level 1 — Assets and liabilities with unadjusted, quoted prices listed on active market exchanges. Inputs to the fair value measurement are observable inputs, such as quoted prices in active markets for identical assets or liabilities.

●	Level 2 — Inputs to the fair value measurement are determined using prices for recently traded assets and liabilities with similar underlying terms, as well as direct or indirect observable inputs, such as interest rates and yield curves that are observable at commonly quoted intervals.

●	Level 3 — Inputs to the fair value measurement are unobservable inputs, such as estimates, assumptions, and valuation techniques when little or no market data exists for the assets or liabilities.

See Note 9 for additional information on assets and liabilities measured at fair value.

COLISEUM ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2023

Recent Accounting Standards

Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the Company’s financial statements.

NOTE 3. INITIAL PUBLIC OFFERING

In the Initial Public Offering, the Company sold 15,000,000 Units at $10.00 per Unit, generating gross proceeds of $150,000,000. Each Unit consisted of one Public Share and one-third of one Public Warrant. Each Public Warrant entitles the holder to purchase one Class A ordinary share at an exercise price of $11.50 per whole share (see Note 7). The Company granted the underwriter a 45-day option to purchase up to 2,250,000 additional Units to cover over-allotments at the Initial Public Offering price, less the underwriting discounts and commissions, which the underwriter did not exercise and expired on August 6, 2021.

NOTE 4. PRIVATE PLACEMENT

Simultaneously with the closing of the Initial Public Offering, the Previous Sponsor purchased an aggregate of 3,225,000 Private Placement Warrants at a price of $1.50 per Private Placement Warrant (for an aggregate purchase price of $4,837,500). Each Private Placement Warrant is exercisable to purchase one Class A ordinary share at a price of $11.50 per share. The proceeds from the sale of the Private Placement Warrants were added to the net proceeds from the Initial Public Offering held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Private Placement Warrants will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law).There will be no redemption rights or liquidating distributions with respect to the Company’s warrants.

NOTE 5. RELATED PARTIES TRANSACTIONS

Founder Shares

On February 17, 2021, the Previous Sponsor paid an aggregate of $25,000 to cover certain expenses on behalf of the Company in exchange for the issuance of 4,312,500 Founder Shares. The Founder Shares included an aggregate of up to 562,500 Class B ordinary shares subject to forfeiture by the Previous Sponsor to the extent that the underwriter’s over-allotment option was not exercised in full or in part, so that the Previous Sponsor would own, on an as-converted basis, 20% of the Company’s issued and outstanding shares after the Initial Public Offering. Upon the expiration of the over-allotment option on August 6, 2021, 562,500 Class B ordinary shares were forfeited, resulting in an aggregate of 3,750,000 Founder Shares outstanding.

A total of five anchor investors purchased 7,440,000 Units in the Initial Public Offering; with one anchor investor purchasing 2,235,000 Units, three anchor investors each purchasing 1,485,000 Units, and one anchor investor purchasing 750,000 Units. The anchor investors have not been granted any shareholder or other rights in addition to those afforded to the Company’s other Public Shareholders, other than a right of first refusal with respect to any private placement in connection with a Business Combination. Further, the anchor investors are not required to (i) hold any Units, Public Shares or Public Warrants they purchased in the Initial Public Offering, or thereafter, for any amount of time, (ii) vote any Public Shares they may own at the applicable time in favor of the Business Combination or (iii) refrain from exercising their right to redeem their Public Shares at the time of the Business Combination. The anchor investors will have the same rights to the funds held in the Trust Account with respect to the Public Shares they purchased in the Initial Public Offering as the rights afforded to the Company’s other Public Shareholders.

Each anchor investor entered into separate anchor commitment letters with the Company and the Previous Sponsor pursuant to which each anchor investor purchased a specified amount of membership interests from the Previous Sponsor upon closing of the Initial Public Offering.

COLISEUM ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2023

The Previous Sponsor will retain voting and dispositive power over the anchor investors’ portion of the Founder Shares held by the Previous Sponsor until the consummation of the initial Business Combination, following which time the Previous Sponsor will distribute such Founder Shares to the anchor investors (subject to applicable lock-up restrictions). The estimated fair value of the Founder Shares as of the execution of the anchor commitment letters was $5.38 per share, or $2,994,491 in the aggregate, which was $2,159,708 in excess of the amount paid by anchor investors for this interest.

On June 15, 2023, the Company, the Previous Sponsor and New Sponsor entered into an agreement, pursuant to which the Previous Sponsor agreed to sell to the New Sponsor, and the New Sponsor agreed to purchase from Previous Sponsor an aggregate of (i) 2,625,000 Founder Shares and (ii) 2,257,500 Private Placement Warrants held by the Previous Sponsor. The Transfer Transaction was consummated on June 26, 2023. Immediately prior to the closing of the Transfer Transaction, the Previous Sponsor elected to convert an aggregate of 3,749,999 Class B ordinary shares on a one-for-one basis into non-redeemable Class A ordinary shares, leaving one Class B ordinary share outstanding.

The Initial Shareholders agreed that, subject to certain limited exceptions, the Founder Shares (including 3,749,999 non-redeemable Class A ordinary shares and one Class B ordinary shares) will not be transferred, assigned, or sold until the earlier of (A) one year after the completion of a Business Combination or (B) subsequent to a Business Combination, (x) if the last reported sale price of the Company’s Class A ordinary shares equals or exceeds (i) $12.00 per share (as adjusted for share sub-divisions, share dividends, rights issuances, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after a Business Combination or (ii) $18.00 per share (as adjusted for share sub-divisions, share dividends, rights issuances, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 75 days after a Business Combination, or (y) the date on which the Company completes a liquidation, merger, share exchange, reorganization or other similar transaction that results in all of the Public Shareholders having the right to exchange their ordinary shares for cash, securities or other property.

Administrative Services Agreement

The Company entered into an agreement, commencing on June 22, 2021, to pay an affiliate of the Previous Sponsor a total of $10,000 per month for administrative, financial and support services. The Company accrued $70,000 in connection with such agreement and upon closing of the Transfer Transaction on June 26, 2023, the Previous Sponsor forgave the balance owed upon consummation of the Transfer Transaction. The forgiveness amount is recorded as additional paid-in capital in the accompanying balance sheets.

On July 25, 2023, the Company entered into a new administrative support agreement with the New Sponsor, pursuant to which the Company agreed to pay the New Sponsor or an affiliate of the New Sponsor a total of $10,000 per month for administrative, financial and support services. Upon the completion of a Business Combination, the Company will cease paying these monthly fees.

The Company incurred $120,000 in connection to such agreements for each of the years ended December 31, 2023 and 2022. As of December 31, 2023, the Company had $60,000 in accounts payable and accrued expenses to related parties owed to the New Sponsor. As of December 31, 2022, the Company had $10,000 in accounts payable and accrued expenses to related parties owed to the Previous Sponsor.

Related parties Loans and Advances

Advances

As of December 31, 2022, the Company had advanced an aggregate of $2,058 to the Previous Sponsor. In April 2023, the Previous Sponsor advanced $50,000 to the Company for working capital needs. In June 2023, the Company repaid $9,114 to the Previous Sponsor and the Previous Sponsor forgave $38,828 in remaining net loans owed to it. The forgiveness amount is recorded as additional paid-in capital in the accompanying balance sheet.

During the year ended December 31, 2023, the New Sponsor advanced an aggregate of $579,190 to the Company for working capital needs. Subsequent to December 31, 2023, the New Sponsor advanced an additional amount of $504,266 to the Company.

COLISEUM ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2023

Convertible Promissory Note

In connection with the Contribution and advances the New Sponsor may make in the future to the Company for working capital expenses, on June 22, 2023, the Company issued a Convertible Note to the New Sponsor with a principal amount up to $1.5 million. The Convertible Note bears no interest and is repayable in full upon the earlier of (a) the date of the consummation of the Company’s initial Business Combination, or (b) the date of the Company’s liquidation. If the Company does not consummate an initial Business Combination by the end of the Combination Period, the Convertible Note will be repaid only from funds held outside of the Trust Account or will be forfeited, eliminated or otherwise forgiven. Upon the consummation of the Company’s initial Business Combination, the outstanding principal of the Convertible Note may be converted into warrants, at a price of $1.50 per warrant, at the option of the New Sponsor. Such warrants will have terms identical to the Private Placement Warrants. As of December 31, 2023, the Company had $500,000 outstanding under the Convertible Note, which amount was deposited into the Trust Account.

The option to convert the Convertible Note into warrants qualifies as an embedded derivative under ASC 815 and is required to be recognized at fair value with subsequent changes in fair value recognized in the Company’s statements of operations each reporting period until the Convertible Note is repaid or converted. As of the funding date and December 31, 2023, the fair value of the embedded conversion option had a de minimis value.

NOTE 6. COMMITMENTS AND CONTINGENCIES

Registration Rights Agreement

The holders of the Founder Shares, Private Placement Warrants and warrants that may be issued upon conversion of Convertible Note or other working capital loans (and any Class A ordinary shares issuable upon the conversion of the Class B ordinary shares or exercise of the Private Placement Warrants and warrants issued upon conversion of the Convertible Note) are entitled to registration rights requiring the Company to register such securities for resale (in the case of the Founder Shares, only after conversion to Class A ordinary shares). The holders of these securities will be entitled to make up to three demands, excluding short form registration demands, that the Company register such securities. In addition, the holders have certain “piggyback” registration rights with respect to registration statements filed subsequent to the completion of a Business Combination. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting Agreement

The Company granted the underwriter a 45-day option to purchase up to 2,250,000 additional Units to cover over-allotments at the Initial Public Offering price, less the underwriting discounts and commissions, which the underwriter did not exercise and which expired on August 6, 2021.

The underwriter was paid a cash underwriting discount of $0.20 per Unit, or $3,000,000 in the aggregate, upon the closing of the Initial Public Offering. The underwriter paid $750,000 to the Company to reimburse certain of the Company’s expenses in connection with the Initial Public Offering. In addition, $0.375 per Unit, or $5,625,000 in the aggregate was to become payable to the underwriter for deferred underwriting commissions (“Deferred Underwriting Fee”). The Deferred Underwriting Fee was to become payable to the underwriter from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement.

COLISEUM ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2023

Effective as of June 12, 2023, the underwriter of the Initial Public Offering waived its entitlement to the Deferred Underwriting Fee in the amount of $5,625,000. The Company recognized $5,349,375 of the Deferred Underwriting Fee waiver as a reduction to the carrying value of Public Shares subject to redemption with the remaining balance of $275,625 recognized as a gain from extinguishment of deferred underwriting fee allocated to warrant liabilities in the statement of operations, which represents the original amount expensed in the Company’s Initial Public Offering.

Non-Redemption Agreements

In connection with the November Meeting, the Company and an affiliate of the New Sponsor, Harry L. You, entered into Non-Redemption Agreements with Non-Redeeming Shareholders, pursuant to which the Non-Redeeming Shareholders agreed not to redeem an aggregate of 2,023,236 Public Shares and to vote all of such shares in favor of the proposals brought before the November Meeting. In exchange for these commitments from the Non-Redeeming Shareholders, Mr. You agreed to forfeit at the closing of the Company’s initial Business Combination (i) the First Tranche of 455,228 Founder Shares in consideration of the extension to June 25, 2024, and (ii) if applicable, the Second Tranche of 151,743 Founder Shares in consideration for the Optional Extension to September 25, 2024 (collectively, an aggregate of 606,971 Forfeited Shares), and the Company agreed to issue to the Non-Redeeming Shareholders a number of newly issued ordinary shares of the Company in an amount equal to the Forfeited Shares. The Company’s management determined that the contingent share forfeiture by the Sponsor and Mr. You and contingent share issuance to the Non-Redeeming Shareholders is a single unit of account (hereinafter referred to as the “Contingent Forward”). The Contingent Forward is classified as a liability.

The Company estimated the initial aggregate fair value of the Contingent Forward to be $194,898. The Company recorded as an expense on November 27, 2023 and recognized a gain in change in the fair value of non-redemption agreements of $221 for the year ended December 31, 2023.

Deferred Consulting Fee

On November 22, 2023, the Company engaged a consultant who also holds the Company’s Public Shares to provide the Company with consulting, advisory and related services with respect to the proxy statement that was approved in the November Meeting on November 27, 2023. The Company agreed to pay the consultant aggregate cash fees totaling $250,000 and a deferred fee (“Deferred Consulting Fee”) at the closing of the Business Combination, following the satisfaction of redemption demands validly submitted by the consultant. At that time, the Company shall pay the consultant directly from the Company’s Trust Account an amount in cash equal to the product of (i) 100,000 and (ii) the per-share redemption price of the Public Shares (the “Share Consideration Payment”). In order for the consultant to receive the Share Consideration Payment, the consultant must not redeem 100,000 Public Shares at the time of the Business Combination redemption deadline. If the consultant does not hold 100,000 Public Shares through the redemption deadline for the Business Combination, the consultant will receive 100,000 Founder Shares at the time of Business Combination closing in lieu of the Share Consideration Payment.

The obligation, which may be share-settled, is an equity-linked financial instrument that is required to be recognized as a liability at fair value, with changes in fair value recognized in the Company’s statements of operations. The Company recognized the initial fair value of the Deferred Consulting Fee of $31,042 as a liability, upon execution of the consulting agreement in November 2023. The increase in fair value of the Deferred Consulting Fee of $190 through December 31, 2023 was recognized in the Company’s statements of operations. The estimated fair value of the Deferred Consulting Fee is determined using Level 3 inputs.

COLISEUM ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2023

NOTE 7. WARRANTS

Public Warrants may only be exercised for a whole number of shares. No fractional shares will be issued upon exercise of the Public Warrants. The Public Warrants will become exercisable on the later of (a) 30 days after the completion of a Business Combination and (b) 12 months from the closing of the Initial Public Offering. The Public Warrants will expire five years from the completion of a Business Combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

The Company will not be obligated to deliver any Class A ordinary shares pursuant to the exercise of a Public Warrant and will have no obligation to settle such Public Warrant exercise unless a registration statement under the Securities Act covering the issuance of the Class A ordinary shares issuable upon exercise of the Public Warrants is then effective and a current prospectus relating thereto is current, subject to the Company satisfying its obligations with respect to registration, or a valid exemption from registration is available, including in connection with a cashless exercise permitted as a result of a notice of redemption. No Public Warrant will be exercisable for cash or on a cashless basis, and the Company will not be obligated to issue any shares to holders seeking to exercise their Public Warrants, unless the issuance of the shares upon such exercise is registered or qualified under the securities laws of the state of the exercising holder, or an exemption is available.

The Company agreed that as soon as practicable, but in no event later than fifteen (15) business days, after the closing of a Business Combination, the Company will use its commercially reasonable efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the issuance of the Class A ordinary shares issuable upon exercise of the Public Warrants. The Company will use its commercially reasonable efforts to cause the same to become effective within sixty (60) business days after the closing of a Business Combination and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the Public Warrants in accordance with the provisions of the Warrant Agreement. If a registration statement covering the Class A ordinary shares issuable upon exercise of the Public Warrants is not effective by the sixtieth (60th) business day after the closing of a Business Combination, Public Warrant holders may, until such time as there is an effective registration statement and during any period when the Company will have failed to maintain an effective registration statement (other than any such period as may be necessary in connection with the preparation and filing of a post-effective amendment to any registration statement following the filing of the Company’s Annual Report on Form 10-K for its first completed fiscal year following the consummation of a Business Combination), exercise Public Warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. Notwithstanding the above, if Class A ordinary shares are at the time of any exercise of a Public Warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of Public Warrants who exercise their Public Warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elects, the Company will not be required to file or maintain in effect a registration statement, and in the event the Company does not so elect, the Company will use its commercially reasonable efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

Redemption of Public Warrants when the price per Class A ordinary share equals or exceeds $18.00 — Once the Public Warrants become exercisable, the Company may redeem the outstanding Public Warrants:

●	in whole and not in part;

●	at a price of $0.01 per Public Warrant;

●	upon not less than 30 days’ prior written notice of redemption to each Public Warrant holder; and

●	if, and only if, the last reported sale price of the Class A ordinary shares for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the Public Warrant holders (the “Reference Value”) equals or exceeds $18.00 per share (as adjusted for share sub-divisions, share dividends, rights issuances, reorganizations, recapitalizations and the like).

COLISEUM ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2023

The Company will not redeem the Public Warrants as described above unless a registration statement under the Securities Act covering the issuance of the Class A ordinary shares issuable upon exercise of the Public Warrants is then effective and a current prospectus relating to those Class A ordinary shares is available throughout the 30-day redemption period. If and when the Public Warrants become redeemable by the Company, the Company may exercise its redemption right even if the Company is unable to register or qualify the underlying securities for sale under all applicable state securities laws.

Redemption of Public Warrants when the price per Class A ordinary share equals or exceeds $10.00 — Once Public Warrants become exercisable, the Company may redeem the outstanding Public Warrants:

●	in whole and not in part;

●	at $0.10 per Public Warrant upon a minimum of 30 days’ prior written notice of redemption provided that holders will be able to exercise their Public Warrants on a cashless basis prior to redemption and receive that number of shares determined by reference based on the redemption date and the fair market value of the Class A ordinary shares, subject to certain exceptions;

●	if, and only if, the Reference Value equals or exceeds $10.00 per share (as adjusted for share sub-divisions, share dividends, rights issuances, reorganizations, recapitalizations and the like); and

●	if the Reference Value is less than $18.00 per share (as adjusted for share sub-divisions, share dividends, rights issuances, reorganizations, recapitalizations and the like), the Private Placement Warrants must also be concurrently called for redemption on the same terms as the outstanding Public Warrants, as described above.

The fair market value of the Company’s Class A ordinary shares shall mean the volume weighted average price of the Class A ordinary shares during the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of Public Warrants. The Company will provide its Public Warrant holders with the final fair market value no later than the date on which the notice of redemption is sent to the holders of Public Warrants. In no event will the Public Warrants be exercisable in connection with this redemption feature for more than 0.361 Class A ordinary shares per Public Warrant (subject to adjustment).

In addition, if (x) the Company issues additional ordinary shares or equity-linked securities for capital raising purposes in connection with the closing of a Business Combination at an issue price or effective issue price of less than $9.20 per ordinary share (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors and, in the case of any such issuance to the Previous Sponsor or its affiliates, without taking into account any Founder Shares held by the Previous Sponsor or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of a Business Combination on the date of the completion of a Business Combination (net of redemptions), and (z) the volume weighted average trading price of the Class A ordinary shares during the 20 trading day period starting on the trading day prior to the day on which the Company consummates a Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the Public Warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, the $18.00 per share redemption trigger price described above under “— Redemption of Public Warrants when the price per Class A ordinary share equals or exceeds $18.00” and “— Redemption of Public Warrants when the price per Class A ordinary share equals or exceeds $10.00” will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price, and the $10.00 per share redemption trigger price described above under “— Redemption of Public Warrants when the price per Class A ordinary share equals or exceeds $10.00” will be adjusted (to the nearest cent) to be equal to the higher of the Market Value and the Newly Issued Price.

COLISEUM ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2023

The Private Placement Warrants are identical to the Public Warrants, except that the Private Placement Warrants and the Class A ordinary shares issuable upon the exercise of the Private Placement Warrants will not be transferable, assignable or salable until 30 days after the completion of a Business Combination, subject to certain limited exceptions. Additionally, the Private Placement Warrants will be exercisable on a cashless basis and be non-redeemable so long as they are held by the Previous Sponsor, New Sponsor, or its or their permitted transferees. If the Private Placement Warrants are held by someone other than the Previous Sponsor, New Sponsor, or its or their permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.

At December 31, 2023 and 2022, there were 5,000,000 Public Warrants and 3,225,000 Private Placement Warrants outstanding. The Company accounts for the Public Warrants and Private Placement Warrants in accordance with the guidance contained in ASC 815. Such guidance provides that because the warrants do not meet the criteria for equity treatment thereunder, each warrant must be recorded as a liability.

The Public Warrants and the Private Placement Warrants are derivate warrant liabilities in accordance with ASC 815. Accordingly, the Company recognizes the warrant instruments as liabilities at fair value and adjusts the instruments to fair value at each reporting period. The warrant liabilities are subject to re-measurement at each balance sheet date. With each such re-measurement, the warrant liabilities are adjusted to current fair value, with the change in fair value recognized in the Company’s statements of operations. The Company will reassess the classification at each balance sheet date. If the classification changes as a result of events during the period, the warrants will be reclassified as of the date of the event that causes the reclassification. Refer to Note 9 for additional information on the fair value measurements of these warrants.

NOTE 8. SHAREHOLDERS’ DEFICIT

Preferred shares — The Company is authorized to issue 5,000,000 preferred shares with a par value of $0.001 per share with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. As of December 31, 2023 and 2022, there were no preferred shares issued or outstanding.

Class A ordinary shares — The Company is authorized to issue 500,000,000 Class A ordinary shares with a par value of $0.001 per share. As of December 31, 2022, there were 15,000,000 Class A ordinary shares issued and outstanding, all of which were subject to possible redemption and were classified outside of permanent equity in the balance sheets (see Note 2). In connection with the shareholder approval of the First Extension on June 22, 2023 and the Second Extension on November 27, 2023, an aggregate of 9,121,799 and 3,001,840 Public Shares was redeemed for an aggregate amount of $94,696,372 and $32,132,524, respectively. On June 26, 2023, the Previous Sponsor elected to convert an aggregate of 3,749,999 Class B ordinary shares on a one for one basis into non-redeemable Class A ordinary shares. As of December 31, 2023, there were a total of 6,626,360 Class A ordinary shares issued and outstanding, of which 2,876,361 shares were subject to possible redemption and were classified outside of permanent equity in the balance sheets and 3,749,999 shares were non-redeemable and classified in shareholders’ deficit.

Class B ordinary shares — The Company is authorized to issue 50,000,000 Class B ordinary shares with a par value of $0.001 per share. Upon the expiration of the over-allotment option on August 6, 2021, 562,500 Class B ordinary shares were forfeited, resulting in an aggregate of 3,750,000 Founder Shares outstanding. On June 26, 2023, the Previous Sponsor elected to convert an aggregate of 3,749,999 Class B ordinary shares on a one-for-one basis into Class A ordinary shares, leaving one Class B ordinary share outstanding. As of December 31, 2023 and 2022, there were 1 and 3,750,000 Class B ordinary shares issued and outstanding, respectively.

Class A ordinary shareholders and Class B ordinary shareholders of record are entitled to one vote for each share held on all matters to be voted on by shareholders and vote together as a single class, except as required by law; provided, that, prior to a Business Combination, holders of the Class B ordinary shares will have the right to appoint all of the Company’s directors and remove members of the board of directors for any reason, and holders of the Class A ordinary shares will not be entitled to vote on the appointment of directors during such time.

COLISEUM ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2023

The Class B ordinary shares will automatically convert into Class A ordinary shares at the time of a Business Combination, or earlier at the option of the holder, on a one-for-one basis, subject to adjustment for share sub-divisions, share dividends, rights issuances, reorganizations, recapitalizations and the like, and subject to further adjustment. In the case that additional Class A ordinary shares, or equity-linked securities, are issued or deemed issued in excess of the amounts issued in the Initial Public Offering and related to the closing of a Business Combination, the ratio at which the Class B ordinary shares will convert into Class A ordinary shares will be adjusted (unless the holders of a majority of the issued and outstanding Class B ordinary shares agree to waive such anti-dilution adjustment with respect to any such issuance or deemed issuance) so that the number of Class A ordinary shares issuable upon conversion of all Class B ordinary shares will equal, in the aggregate, on an as-converted basis, 20% of the sum of all ordinary shares issued and outstanding upon the completion of the Initial Public Offering plus all Class A ordinary shares and equity-linked securities issued or deemed issued in connection with a Business Combination, excluding any shares or equity-linked securities issued, or to be issued, to any seller in a Business Combination.

NOTE 9. FAIR VALUE MEASUREMENT

The following tables present information about the Company’s financial assets and liabilities that are measured at fair value on a recurring basis as of December 31, 2023 and 2022, and indicate the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:

December 31, 2023

Description	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Liabilities:
Warrant liability – Public Warrants	$—	$200,000	$—
Warrant liability – Private Placement Warrants	$—	$—	$129,000
Deferred consulting fee	$—	$—	$31,233
Non-redemption agreement liabilities	$—	$—	$194,677

December 31, 2022

Description	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Assets:
Money market instruments	$152,348,309	$—	$—
Liabilities:
Warrant liability – Public Warrants	$200,000	$—	$—
Warrant liability – Private Placement Warrants	$—	$—	$129,000

(1)	As of December 31, 2022, the cost basis of the money market instruments held in Trust Account was $151,739,777 and as of December 31, 2023, all investments held in Trust Account reside in demand deposit account.

COLISEUM ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2023

The Company initially utilized a Monte Carlo simulation model for the initial valuation of the Public Warrants. The subsequent measurement of the Public Warrants as of December 31, 2023 and 2022 is classified as Level 1 due to the use of an observable market quote in an active market under the ticker MITAW. The quoted price of the Public Warrants was $0.04 per warrant as of December 31, 2023 and 2022, respectively. As of December 31, 2023, the fair value measurements for Public Warrants were transferred to Level 2 due to low trading volume.

The Company utilizes a modified Black-Scholes method to value the Private Placement Warrants at each reporting period, with changes in fair value recognized in the Company’s statements of operations. The estimated fair value of the Private Placement Warrants are determined using Level 3 inputs. Inherent in a binomial options pricing model are assumptions related to expected share-price volatility, expected life, risk-free interest rate and dividend yield. The Company estimates the volatility of its ordinary shares based on historical volatility that matches the expected remaining life of the warrants. The risk-free interest rate is based on the U.S. Treasury zero-coupon yield curve on the date of valuation for a maturity similar to the expected remaining life of the warrants. The expected life of the warrants is assumed to be equivalent to their remaining contractual term. The dividend rate is based on the historical rate, which the Company anticipates to remain at zero.

Transfers to/from Levels 1, 2, and 3 are recognized at the end of the reporting periods. The estimated fair value of the Public Warrants transferred from a Level 3 measurement to a Level 1 fair value measurement after the Public Warrants were separately listed and traded in August 2021. As of December 31, 2023, the fair value measurement for Public Warrants was transferred to Level 2 measurement due to low trading volume.

The following table provides the significant inputs to the modified Black-Scholes method for the fair value of the Private Placement Warrants:

	As of December 31, 2023	As of December 31, 2022
Stock price	$10.66	$10.04
Exercise price	$11.50	$11.50
Expected term (in years)	5.49	5.48
Volatility(*)	5.1%	0.5%
Risk-free rate	3.8%	3.98%
Fair value of warrants	$0.04	0.04

*	The probability of completing a Business Combination is considered within the volatility implied by the traded price of the Public Warrants which is used to value the Private Placement Warrants.

The following table provides the significant inputs to the Black-Scholes method for the fair value of the non-redemption agreement liabilities:

	As of December 31, 2023	At initial issuance date
Stock price	$10.66	$10.60
Expected term (in years)	0.70	0.80
Risk-free rate	5.26%	5.45%
Probability of closing of merger	2.9%	2.9%

COLISEUM ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2023

Balance as of February 5, 2021 (inception) – Level 3	$—
Issuance of Public Warrants and Private Placement Warrants	12,155,250
Transfer of Public Warrants to Level 1	(7,350,000)
Change in fair value of derivative warrant liabilities – Private Warrants	(354,750)
Balance as of December 31, 2022 – Level 3	129,000
Initial fair value of deferred consulting fee	31,043
Change in fair value of deferred consulting fees	190
Initial fair value of non-redemption agreement liabilities	194,898
Change in fair value of non-redemption agreement liabilities	(221)
Change in fair value of derivative warrant liabilities – Private Warrants	—
Balance as of December 31, 2023 – Level 3	$354,910

The Company recognized gain in connection with changes in the fair value of warrant liabilities of $0 and $6,530,000 within change in fair value of derivative warrant liabilities in the Company’s statements of operations for years ended December 31, 2023 and 2022, respectively. The Company recognized gain in connection with changes in fair value of non-redemption agreement liabilities of $221 in the Company’s statements of operations for the year ended December 31, 2023.

NOTE 10. SUBSEQUENT EVENTS

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the financial statements were issued. Based upon this review, the Company did not identify any subsequent events that required adjustment or disclosure in the financial statements, except as noted below.

Subsequent to December 31, 2023, the New Sponsor advanced an additional amount of $504,266 to the Company.

RAIN ENHANCEMENT TECHNOLOGIES, INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30, 2024	December 31, 2023
	(unaudited) (restated)
Assets:
Current assets:
Cash	$239,857	$37,345
Prepaid expenses	10,531	8,136
Total current assets	250,388	45,481
Equipment	414,033	368,206
Intangible assets, net	95,346	104,102
Total Assets	$759,767	$517,789
Liabilities and Stockholders’ Deficit:
Current liabilities:
Accounts payable	$711,565	$505,383
Accrued expenses	100	10,750
Note payable and advances from related parties	806,929	611,265
Accrued interest – related parties	49,315	27,041
Franchise tax payable	—	225
Total current liabilities	1,567,909	1,154,664
Commitments and Contingencies
Stockholders’ Deficit:
Preferred stock, $0.0001 par value; 10,000 and 200 shares authorized, respectively; 1,232 and 200 shares issued and outstanding as of September 30, 2024 and December 31, 2023, respectively	—	—
Common stock, $0.0001 par value; 0 and 4,800 shares authorized; 0 and 1,310 shares issued and outstanding as of September 30, 2024 and December 31, 2023, respectively	—	—
Class A common stock, $0.0001 par value; 20,000 and 0 shares authorized; 250 and 0 shares issued and outstanding as of September 30, 2024 and December 31, 2023, respectively	—	—
Class B common stock, $0.0001 par value; 20,000 and 0 shares authorized; 40 and 0 shares issued and outstanding as of September 30, 2024 and December 31, 2023, respectively	—	—
Subscription receivable	(450,000)	—
Additional paid-in capital	4,726,473	1,083,966
Accumulated deficit	(5,084,615)	(1,720,841)
Total stockholders’ deficit	(808,142)	(636,875)
Total Liabilities and Stockholders’ Deficit	$759,767	$517,789

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements

RAIN ENHANCEMENT TECHNOLOGIES, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	For the three months ended September 30,		For the nine months ended September 30,
	2024	2023	2024	2023
	(restated)		(restated)
General and administrative expenses	$3,000,225	$27,921	$3,341,339	$367,225
Franchise tax expenses	—	56	225	169
Loss from operations	(3,000,225)	(27,977)	(3,341,564)	(367,394)
Other income (expenses):
Interest expense on notes payable to related parties	(7,479)	(7,479)	(22,274)	(19,561)
Interest income earned from operating cash	58	15	64	97
Total other expenses	(7,421)	(7,464)	(22,210)	(19,464)
Net loss	$(3,007,646)	$(35,441)	$(3,363,774)	$(386,858)
Weighted average common stock outstanding, basic and diluted	—	1,310	—	1,310
Basic and diluted net loss per common stock	$—	$(27.05)	$—	$(295.31)
Weighted average Class A common stock outstanding, basic and diluted	250	—	250	—
Basic and diluted net loss per Class A common stock	$(1,918.14)	$—	$(2,016.65)	$—
Weighted average Class B common stock outstanding, basic and diluted	1,318	—	1,418	—
Basic and diluted net loss per Class B common stock	$(1,918.14)	$—	$(2,016.65)	$—

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements

RAIN ENHANCEMENT TECHNOLOGIES, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT

	For the three and nine months ended September 30, 2024
	Preferred Stock		Common Stock		Class A Common Stock		Class B Common Stock		Subscription	Additional Paid-In	Accumulated	Total Shareholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Receivable	Capital	Deficit	Deficit
Balance – December 31, 2023	200	$—	1,310	$—	—	$—	—	$—	$—	$1,083,966	$(1,720,841)	$(636,875)
Conversion of Series A preferred stock into common stock	(200)	—	200	—	—	—	—	—	—	—	—	—
Net loss	—	—	—	—	—	—	—	—	—	—	(31,340)	(31,340)
Balance – March 31, 2024 (unaudited)	—	—	1,510	—	—	—	—	—	—	1,083,966	(1,752,181)	(668,215)
Conversion of common stock into Class B common stock	—	—	(1,510)	—	—	—	2,257	—	—	—	—	—
Net loss	—	—	—	—	—	—	—	—	—	—	(324,788)	(324,788)
Balance – June 30, 2024 (unaudited)	—	—	—	—	—	—	2,257	—	—	1,083,966	(2,076,969)	(993,003)
Issuance of Class A common stock	—	—	—	—	250	—	—	—	(400,000)	740,000	—	340,000
Issuance of Class B common stock	—	—	—	—	—	—	40	—	(50,000)	125,000	—	75,000
Conversion of Class B common stock into preferred stock	1,232	—	—	—	—	—	(2,257)	—	—	—	—	—
Stock based compensation expense	—	—	—	—	—	—	—	—	—	2,777,507	—	2,777,507
Net loss	—	—	—	—	—	—	—	—	—	—	(3,007,646)	(3,007,646)
Balance – September 30, 2024 (unaudited) (restated)	1,232	$—	—	$—	250	$—	40	$—	$(450,000)	$4,726,473	$(5,084,615)	$(808,142)

	For the three and nine months ended September 30, 2023
	Series A Preferred Stock		Common Stock		Additional Paid-In	Accumulated	Total Shareholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit
Balance – December 31, 2022	—	$—	1,700	$—	$1,070,125	$(1,283,834)	$(213,709)
Net loss	—	—	—	—	—	(242,508)	(242,508)
Balance – March 31, 2023 (unaudited)	—	—	1,700	—	1,070,125	(1,526,342)	(456,217)
Issuance of common stock for cash	—	—	1,110	—	1,998	—	1,998
Stock based compensation expense	—	—	—	—	3,843	—	3,843
Issuance of Series A preferred stock for cash	200	—	—	—	8,000	—	8,000
Forfeiture of common stock	—	—	(1,500)	—	—	—	—
Net loss	—	—	—	—	—	(108,909)	(108,909)
Balance – June 30, 2023 (unaudited)	200	—	1,310	—	1,083,966	(1,635,251)	(551,285)
Net loss	—	—	—	—	—	(35,441)	(35,441)
Balance – September 30, 2023 (unaudited)	200	$—	1,310	$—	$1,083,966	$(1,670,692)	$(586,726)

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements

RAIN ENHANCEMENT TECHNOLOGIES, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the nine months ended September 30,
	2024	2023
Cash Flows from Operating Activities:
Net loss	$(3,363,774)	$(386,858)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization expense	8,756	9,729
General and administrative expenses advanced by related parties	195,664	8,549
Stock based compensation expenses	2,777,507	3,843
Changes in operating assets and liabilities:
Prepaid expenses	(2,395)	—
Accounts payable	206,182	275,445
Accrued expenses	(10,650)	(142,190)
Accrued interest – related parties	22,274	19,561
Franchise tax payable	(225)	(56)
Net cash (used in) operating activities	(166,661)	(211,977)
Cash Flows from Investing Activities:
Capital expenditures for equipment	(45,827)	(223,268)
Net cash used in investing activities	(45,827)	(223,268)
Cash Flows from Financing Activities:
Proceeds from issuance of Class A common stock	340,000	—
Proceeds from issuance of Class B common stock	75,000	—
Proceeds from issuance of common stock	—	1,998
Proceeds from issuance of Series A preferred stock	—	8,000
Proceeds from note payable	—	446,911
Repayment of note payable	—	(17,297)
Net cash provided by financing activities	415,000	439,612
Net change in cash	202,512	4,367
Cash – beginning of the period	37,345	100,000
Cash – end of the period	$239,857	$104,367
Supplemental disclosure of noncash activities:
Subscription receivable	$450,000	$—

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements

RAIN ENHANCEMENT TECHNOLOGIES, INC.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 1 — Description of Organization and Going Concern Consideration

Rain Enhancement Technologies, Inc. (the “Company” or “Rainwater”) was incorporated in Delaware on November 10, 2022, and was later converted into a Massachusetts corporation on April 8, 2024. The Company formed to combine unique expertise, personnel, and weather data to develop, improve and commercialize ionization rainfall generation technology. The Company plans to develop improvements on existing rainfall generation technologies by introducing robust measurement tools, including software monitoring technology, machine learning, rain gauges, and weather stations.

The Company does not have any operating history and has not yet generated any revenue, and its ability to generate revenue sufficient to achieve profitability will depend on its ability to successfully build and commercialize ionization rainfall generation technology.

Termination of Business Combination with dMY VI

On April 5, 2023, the Company terminated the share purchase agreement it entered into with dMY Technology Group, Inc. VI, a Delaware corporation (“dMY VI”), on December 22, 2022. No termination penalties were incurred by any party in connection with the termination of the share purchase agreement.

Business Combination with Coliseum Acquisition Corp.

On June 25, 2024, Rainwater, Coliseum Acquisition Corp., a Cayman Islands exempted company (“Coliseum”), Rain Enhancement Technologies Holdco, Inc., a Massachusetts corporation (“Holdco”), Rainwater Merger Sub 1, Inc., a Cayman Islands exempted company and wholly-owned subsidiary of Holdco (“Merger Sub 1”), and Rainwater Merger Sub 2, Inc., a Massachusetts corporation and former wholly-owned subsidiary of Holdco (“Old Merger Sub 2”) entered into a Business Combination Agreement (the “Business Combination Agreement”). On August 22, 2024, Old Merger Sub 2 entered into an Assignment and Assumption of Business Combination Agreement (the “Assignment”) pursuant to which Old Merger Sub 2 assigned to Rainwater Merger Sub 2A, Inc., a Massachusetts corporation and wholly-owned subsidiary of Coliseum (“Merger Sub 2”, and together with Merger Sub 1, the “Merger Subs”) all of Old Merger Sub 2’s right, title and interest in and to the Business Combination Agreement, and Merger Sub 2 assumed, and agreed to perform, satisfy and discharge in full, as the same become due, all of Old Merger Sub 2’s liabilities and obligations under the Business Combination Agreement arising on, from and after the date thereof. Old Merger Sub 2 was liquidated and dissolved on August 23, 2024.

On August 22, 2024, all parties entered into an Amendment to the Business Combination Agreement (the “Amended Business Combination Agreement”). Pursuant to the Amended Business Combination Agreement, among other things and subject to the terms and conditions contained therein, (i) on the day immediately prior to the date of the closing of the Business Combination (the “Closing Date”), Coliseum will merge with and into Merger Sub 1 (the “SPAC Merger”) with Merger Sub 1 surviving the SPAC Merger as a direct, wholly owned subsidiary of Holdco, and (ii) on the Closing Date, following the SPAC Merger and as a part of the same overall transaction, Merger Sub 2 will merge with and into Rainwater (the “Company Merger”, and together with the SPAC Merger, the “Mergers”) with Rainwater surviving the Company Merger so that, immediately following the Closing, each of Merger Sub 1 and RET will be a wholly-owned subsidiary of Holdco.

The Business Combination is subject to certain customary closing conditions, including but not limited to approval for the listing of Holdco Class A Common Stock on Nasdaq and a $10 million minimum cash condition. There can be no assurances that such conditions will be satisfied. Additionally, each of Rainwater and Coliseum may terminate the Business Combination Agreement if the Closing has not occurred on or before December 25, 2024. Assuming no redemptions, Rainwater is expected to be capitalized via Coliseum’s trust account.

RAIN ENHANCEMENT TECHNOLOGIES, INC.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Going Concern Consideration

As of September 30, 2024, the Company had approximately $240,000 in cash and had a working capital deficit of approximately $1.3 million.

The Company’s liquidity needs through September 30, 2024 were provided from proceeds from the issuance of securities of approximately $525,000 (excluding $450,000 in subscription receivable), loans from certain officers and investors pursuant to the Note (as defined in Note 5) for an aggregate amount of $600,000 in February 2023 and advances from certain investor. As of September 30, 2024, the Company has approximately $207,000 in outstanding amount for advances received from such investor. Subsequent to September 30, 2024, the Company received additional advances from such investor, and increased the total outstanding amount for advances to approximately $220,000. The Company expects that its operating expenses and investment in asset development and technologies will continue to increase.

In connection with the Company’s assessment of going concern considerations in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 205-40, “Basis of Presentation — Going Concern,” management has determined that the liquidity condition raises substantial doubt about the Company’s ability to continue as a going concern. No adjustments have been made to the carrying amounts of assets or liabilities. Management plans to consummate a merger and acquisition with Coliseum Acquisition Corp. and expects to receive financing to meet its obligations through one year from this filing; however, no financing is currently committed. These unaudited condensed consolidated financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Risks and Uncertainties

United States and global markets are experiencing volatility and disruption following the geopolitical instability resulting from the ongoing Russia-Ukraine conflict and the Israel-Hamas conflict. In response to the ongoing Russia-Ukraine conflict, the North Atlantic Treaty Organization (“NATO”) deployed additional military forces to eastern Europe, and the United States, the United Kingdom, the European Union and other countries have announced various sanctions and restrictive actions against Russia, Belarus and related individuals and entities, including the removal of certain financial institutions from the Society for Worldwide Interbank Financial Telecommunication (SWIFT) payment system. Certain countries, including the United States, have also provided and may continue to provide military aid or other assistance to Ukraine and to Israel, increasing geopolitical tensions among a number of nations. The invasion of Ukraine by Russia and the Israel-Hamas conflict and the resulting measures that have been taken, and could be taken in the future, by NATO, the United States, the United Kingdom, the European Union, Israel and its neighboring states and other countries have created global security concerns that could have a lasting impact on regional and global economies. Although the length and impact of the ongoing conflicts are highly unpredictable, they could lead to market disruptions, including significant volatility in commodity prices, credit and capital markets, as well as supply chain interruptions and increased cyber-attacks against U.S. companies. Additionally, any resulting sanctions could adversely affect the global economy and financial markets and lead to instability and lack of liquidity in capital markets.

Any of the above mentioned factors, or any other negative impact on the global economy, capital markets or other geopolitical conditions resulting from the Russian invasion of Ukraine, the Israel-Hamas conflict and subsequent sanctions or related actions, could adversely affect the Company’s operating activities.

Note 2 — Restatement of Previously Issued Financial Statements

After the initial filing of the Registration Statement on Form S-4, management discovered that there were discrepancies in the net loss amount presented in the previously issued unaudited condensed consolidated financial statements as of and for the three and nine months ended September 30, 2024 among the statements of operations, statement of changes in stockholders’ deficit, and statement of cash flows. The error affected the additional paid-in capital and accumulated deficit as of September 30, 2024 presented in the unaudited condensed consolidated balance sheet, general and administrative expenses, loss from operations, net loss, basic and diluted net loss per Class A common stock and basic and diluted net loss per Class B common stock for the three and nine months ended September 30, 2024 in the unaudited condensed consolidated statements of operations, additional paid-in capital and accumulated deficit as of September 30, 2024 in the statement of changes in stockholders’ deficit. Management determined that the discrepancies were caused by missed edits in the process of proofreading the Registration Statement.

RAIN ENHANCEMENT TECHNOLOGIES, INC.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Therefore, the Company’s management and the Company’s Board of Directors concluded that the Company’s previously issued unaudited condensed consolidated financial statements as of and for the three and nine months ended September 30, 2024 as included in the Registration Statement on Form S-4, as filed with the SEC on November 25, 2024, should no longer be relied upon and that it is appropriate to restate such financial statements. As such, the Company is restating its unaudited condensed consolidated financial statements, and the accompanying applicable notes have been updated to reflect the effects of the restatement, as described below.

Adjustments

The restatement has no impact on the statement of cash flow for the nine months ended September 30, 2024. The effect of the adjustments to the balance sheet, statements of operations, and statement of changes in stockholders’ deficit are as follows:

Condensed Consolidated Balance Sheet as of September 30, 2024:

	As Reported	Adjustment	As Restated
Additional paid-in capital	3,873,630	852,843	4,726,473
Accumulated deficit	(4,231,772)	(852,843)	(5,084,615)

Condensed Consolidated Statements of Operations:

	For the three months ended September 30, 2024			For the nine months ended September 30, 2024
	As Reported	Adjustment	As Restated	As Reported	Adjustment	As Restated
General and administrative expenses	2,147,382	852,843	3,000,225	2,488,496	852,843	3,341,339
Loss from operations	(2,147,382)	(852,843)	(3,000,225)	(2,488,721)	(852,843)	(3,341,564)
Net loss	(2,154,803)	(852,843)	(3,007,646)	(2,510,931)	(852,843)	(3,363,774)
Basic and diluted net loss per Class A common stock	(1,374.24)	(543.90)	(1,918.14)	(1,505.36)	(501.29)	(2,016.65)
Basic and diluted net loss per Class B common stock	(1,374.24)	(543.90)	(1,918.14)	(1,505.36)	(501.29)	(2,016.65)

Condensed Consolidated Statements of Changes in Stockholders’ Deficit for the Three and Nine Months Ended September 30, 2024:

	As Reported	Adjustment	As Restated
Balance – September 30, 2024: Additional Paid-in Capital (unaudited)	3,873,630	852,843	4,726,473
Balance – September 30, 2024: Accumulated Deficit (unaudited)	(4,231,772)	(852,843)	(5,084,615)

RAIN ENHANCEMENT TECHNOLOGIES, INC.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 3 — Summary of Significant Accounting Policies

Basis of Consolidation and Presentation

The unaudited condensed consolidated financial statements for RET for the three and nine months ended September 30, 2024 includes the accounts and activities of the Company and its subsidiaries: Holdco, Merger Sub 1, and Old Merger Sub 2 (which was liquidated and dissolved on August 23, 2024). All entities listed were formed solely for the purpose of effectuating the Business Combination with Coliseum. All intercompany transactions and balances have been eliminated upon consolidation.

The accompanying unaudited condensed consolidated financial statements are presented in conformity with accounting principles generally accepted in the United States of America (“GAAP”). Certain information or footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed consolidated or omitted, pursuant to the rules and regulations of the SEC for interim financial reporting. Accordingly, they do not include all the information and footnotes necessary for a comprehensive presentation of financial position, results of operations, or cash flows.

In the opinion of management, the accompanying unaudited condensed consolidated financial statements include all adjustments, consisting of a normal recurring nature, which are necessary for a fair presentation of the financial position, operating results and cash flows for the periods presented. The accompanying unaudited condensed consolidated financial statements should be read in conjunction with the Company’s financial statements for the year ended December 31, 2023, included elsewhere in this proxy statement/prospectus. The interim results for the three and nine months ended September 30, 2024 are not necessarily indicative of the results to be expected for the year ending December 31, 2024 or for any future periods.

Use of Estimates

The preparation of these unaudited condensed consolidated financial statements in conformity with GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of these unaudited condensed consolidated financial statements and the reported amounts of expenses during the reporting periods.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of these unaudited condensed consolidated financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Significant estimates included stock-based compensation expenses incurred in 2022 and 2023 and useful lives on intangible assets and equipment.

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under the FASB ASC Topic 820, “Fair Value Measurements,” approximates the carrying amounts represented in the balance sheets, primarily due to their short-term nature.

RAIN ENHANCEMENT TECHNOLOGIES, INC.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Fair Value Measurements

Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability, in an orderly transaction between market participants at the measurement date. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:

●	Level 1, defined as observable inputs such as quoted prices (unadjusted) for identical instruments in active markets;

●	Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

●	Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement.

Foreign Currency Translation and Transactions

The U.S. dollar is the Company’s functional currency. Transactions denominated in currency other than the Company’s functional currency are recorded upon initial recognition at the exchange rate on the date of the transaction. After initial recognition, monetary assets and liabilities denominated in foreign currency are remeasured at each reporting date into the foreign currency at the exchange rate on that date. Exchange rate differences, other than those accounted for as hedging transactions, are recognized as foreign currency transaction gain or loss included in the Company’s unaudited condensed consolidated statements of operations within the general and administrative expenses.

During the three and nine months ended September 30, 2024, the only foreign currency transaction the Company incurred was the amount paid to its Senior Technology Advisor in Australian Dollars. The amount of these foreign payments was translated into U.S. dollars in accordance with GAAP.

Equipment

The Company capitalizes its cost to build its rainfall ionization equipment (the “Equipment”), including materials and allocated labor costs. In July 2023, the Company finished building the Equipment and transferred its capitalized cost from Construction in-process to Equipment. As soon as the Equipment is placed in service upon agreement with the customers, the Company will begin to depreciate those assets on a straight-line basis over the estimated useful lives of the assets, generally 10 to 15 years. At the time of retirement or other disposition of the Equipment, the cost and accumulated depreciation will be removed from the accounts and the resulting gain or loss, if any, will be reflected in operations. As of September 30, 2024, no Equipment has been placed in service.

Equipment as of September 30, 2024 and December 31, 2023 was composed of the following:

	September 30, 2024	December 31, 2023
Equipment:
Rainfall ionization equipment and systems	$414,033	$368,206
Total	$414,033	$368,206

Intangible Assets

Recognized intangible assets have finite lives and include acquired licenses for market-ready technology and designs of weather modification and rainfall ionization equipment. Intangible assets acquired separately are measured on initial recognition at cost. Following initial recognition, intangible assets are carried at cost less any accumulated amortization and accumulated impairment losses.

RAIN ENHANCEMENT TECHNOLOGIES, INC.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Intangible assets with finite lives are amortized using the straight-line method over the estimated useful economic life. The amortization period and the amortization method for an intangible asset with a finite useful life are reviewed at least at the end of each reporting period. Changes in the expected useful life or the expected pattern of consumption of future economic benefits embodied in the asset are considered to modify the amortization period or method, as appropriate, and are treated as changes in accounting estimates. The amortization expense on intangible assets with finite lives is recognized in the statements of operations and in the expense category that is consistent with the function of the intangible assets.

Intangible assets with finite lives are tested for impairment whenever events or changes in circumstances indicate the carrying amount may not be recoverable. These conditions may include a change in the extent or manner in which the asset is being used or a change in future operations. The Company assesses the recoverability of the carrying amount by preparing estimates of future revenue, margins, and cash flows.

If the sum of expected future cash flows (undiscounted and without interest charges) is less than the carrying amount, an impairment loss is recognized. The impairment loss recognized is the amount by which the carrying amount exceeds the fair value of the asset. Fair value of these assets may be determined by a variety of methodologies, including discounted cash flow models. As of September 30, 2024 and December 31, 2023, the Company did not have any intangible assets with indefinite useful lives.

Stock Compensation

The Company’s policy is to account for stock-based compensation expense in accordance with FASB ASC Topic 718, “Compensation-Stock Compensation” (“ASC 718”). Under ASC 718, stock-based compensation associated with equity awards is measured at fair value upon the grant date and recognized over the requisite service period. To the extent a stock-based award is subject to a performance condition, the amount of expense recorded in a given period, if any, reflects an assessment of the probability of achieving such performance condition, with compensation recognized once the event is deemed probable to occur. Forfeitures are recognized as incurred.

Net Loss Per Share of Common Stock

Net loss per share of common stock is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period.

In connection with the amendment of its Articles of Organization in June 2024, the Company recapitalized and has two classes of common stock: Class A and Class B. The income (loss) per share calculation allocates income shared pro rata between Class A and Class B common stock. As a result, the calculated net income (loss) per ordinary share is the same for Class A and Class B common stock. As of September 30, 2024 and December 31, 2023, the Company did not have any dilutive securities and other contracts that could, potentially, be exercised or converted into shares of common stock and then share in the earnings of the Company. As a result, diluted loss per share is the same as basic loss per share for the periods presented.

RAIN ENHANCEMENT TECHNOLOGIES, INC.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The following tables reflect the calculation of basic and diluted net income (loss) per share (in dollars, except per share amounts):

	For the three months ended September 30,
	2024		2023
	Class A common stock	Class B common stock	Common stock
Basic and diluted net loss per common share:
Numerator:
Allocation of net loss	$(479,535)	$(2,528,111)	$(35,441)
Denominator:
Basic and diluted weighted average share outstanding	250	1,318	1,310
Basic and diluted net loss per common share	$(1,918.14)	$(1,918.14)	$(27.05)

	For the nine months ended September 30,
	2024		2023
	Class A common stock	Class B common stock	Common stock
Basic and diluted net loss per common share:
Numerator:
Allocation of net loss	$(504,163)	$(2,859,611)	$(386,858)
Denominator:
Basic and diluted weighted average share outstanding	250	1,418	1,310
Basic and diluted net loss per common share	$(2,016.65)	$(2,016.65)	$(295.31)

Income Taxes

The Company follows the asset and liability method of accounting for income taxes under FASB ASC 740, “Income Taxes.” Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. As of September 30, 2024 and December 31, 2023, the Company had gross deferred tax assets of approximately $279,000 and $156,000, respectively, which were presented net of a full valuation allowance.

FASB ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statements recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. There were no unrecognized tax benefits as of September 30, 2024 and December 31, 2023. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. No amounts were accrued for the payment of interest and penalties as of September 30, 2024 and December 31, 2023. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.

RAIN ENHANCEMENT TECHNOLOGIES, INC.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Leases

The Company complies with FASB ASC Topic 842, “Leases”. The Company may enter into leases for facilities and office equipment. The lease liabilities will be recognized as the present value of the future minimum lease payments over the lease term. The lease payments may consist of fixed and in-substance fixed amounts attributable to the use of the underlying asset over the lease term. Variable lease payments that do not depend on an index rate or are not in-substance fixed payments are excluded in the measurement of right-of-use assets and lease liabilities and are expensed in the period incurred. Some of the lease agreements may include options to extend the lease term or terminate the lease. These options would be accounted for in our right-of-use assets and lease liabilities when it is reasonably certain that the Company will extend the lease term or terminate the lease. As of September 30, 2024 and December 31, 2023, there were no lease agreements in place.

Recent Accounting Pronouncements

In November 2023, the FASB issued ASU No. 2023-07 (Topic 280), Improvements to Reportable Segment Disclosures. The ASU primarily will require enhanced disclosures about significant segment expenses. Additionally, it requires disclosure of the title and position of the individual identified as the CODM and an explanation of how the CODM uses the reported measures of a segment’s profit or loss in assessing segment performance and deciding how to allocate resources. The ASU is effective for annual periods beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024. Adoption of the ASU should be applied retrospectively to all prior periods presented in the financial statements. The Company is currently evaluating the impact this ASU will have on its consolidated financial statements and disclosures.

In December 2023, the FASB issued ASU No. 2023-09 (Topic 740), Improvements to Income Tax Disclosures. The ASU requires disaggregated information about a reporting entity’s effective tax rate reconciliation as well as an expansion of other income tax disclosures. The ASU is effective on a prospective basis for annual reporting periods beginning after December 15, 2024. The Company is currently evaluating the impact this ASU will have on its consolidated financial statements and related disclosures.

Note 4 — Intangible Assets

Intangible assets as of September 30, 2024 and December 31, 2023 are composed of licenses under certain patents and designs for weather modification and rainfall ionization equipment.

Management anticipates that Equipment utilizing certain of these patents and designs will become operational and placed in service within one year from this filing. The Company amortizes those assets on a straight-line basis over the estimated useful lives of the assets under full-month convention. The Company plans to continually adapt to incorporate new technologies and to expand into markets that may be created by new technologies for rainfall generation. As a result, the Company anticipates that the licensed patents and designs will have a ten-year useful life before the Company transitions and adopt new technologies.

Intangible assets as of September 30, 2024 and December 31, 2023 was composed of the following:

	Weighted Average	Carrying Value
	Useful Life (Years)	September 30, 2024	December 31, 2023
Intangible assets:
Licensed technology for weather modification	10	$33,000	$33,000
Purchased intellectual property for rainfall ionization equipment	10	$83,750	83,750
Less:
Accumulated amortization		(21,404)	(12,648)
Total intangible assets, net		$95,346	$104,102

RAIN ENHANCEMENT TECHNOLOGIES, INC.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The Company incurred approximately $3,000 and $9,000 in amortization expense for the three and nine months ended September 30, 2024, respectively, and included that within general and administrative expense in these accompanying unaudited condensed consolidated financial statements. The Company incurred approximately $10,000 and $3,000 in amortization expense for the three and nine months ended September 30, 2023, respectively, and included that within general and administrative expenses in these accompanying unaudited condensed consolidated financial statements.

Note 5 — Commitments and Contingencies

Patent License

On November 21, 2022, the Company entered into a license agreement with Dr. Theodore Anderson, a plasma physicist, whereby the Company was granted an exclusive, worldwide license under certain of Dr. Anderson’s patents. The consideration paid for the license of $33,000, which was fully paid in November 2022, was recorded as a finite-lived intangible asset.

Consulting Agreement for Rainfall Ionization Equipment

In November 2022, the Company entered into a consulting agreement, which was later amended on December 8, 2022, with Scott Morris to engage him as Senior Technology Advisor. The Company agreed to pay Mr. Morris a one-time fee upon execution of the agreement (“First-time fee”) and a consulting fee of AUD 250,000 per year (equivalent to approximately $170,000 as of December 31, 2022) as well as certain success fees that will be paid upon reaching certain milestones. In May 2023, Scott met a significant milestone in improving the design and a bonus of AUD 25,000 was paid in June 2023 (equivalent to approximately $13,000).

In connection with the consulting agreement, the Company also agreed to obtain from Mr. Morris an irrevocable, perpetual, non-exclusive license under certain engineering designs in connection with rainfall ionization equipment and systems. The Company accrued the consideration of the license agreement with Mr. Morris on the accompanying unaudited condensed consolidated balance sheet as of December 31, 2022 as a finite-lived intangible asset with a ten-year useful life and fully paid this amount in June 2023.

Note 6 — Related Party Transactions

Note Payable and Advances from Related Parties

Mr. You and Mr. de Masi were officers and affiliates of dMY VI, before its liquidation in April 2023, and Mr. You is an officer and affiliate of Coliseum (see Note 1). They also participated in funding for the Company through the form of loans since 2022 and purchase of equity in August 2024 under the Subscription Agreement as described below. Together, Mr. You and Mr. de Masi own shares controlling over 20% of shareholder votes and has significant influence over the operating activities of the Company as of September 30, 2024.

In 2022, certain of the Company’s officers and Mr. de Masi paid an aggregate of approximately $17,000 and approximately $153,000, respectively, to cover for certain expenses and purchases on the Company’s behalf. The Company recorded such amount owed to such officers and Mr. de Masi (or approximately $170,000 in aggregate) as advances from related parties in the accompanying balance sheet as of December 31, 2022. The amounts due to related parties are non-interest bearing, unsecured and due on demand.

RAIN ENHANCEMENT TECHNOLOGIES, INC.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

On February 2, 2023, the Company issued a promissory note (the “Note”) to its former CEO and Mr. You and Mr. de Masi for an aggregate amount of $600,000, of which approximately $153,000 was already advanced by Mr. de Masi under the form of payments for expenses on behalf of the Company as mentioned above. The Company received the remaining cash proceeds of $447,000 under the Note in February 2023, increasing the total amount owed under the Note and advances from its officers and Mr. You and Mr. de Masi to approximately $617,000. The Note has an annual interest rate of 5% and is currently due on demand. The Company repaid the advance amount of approximately $17,000 to its officers in April 2023. As of September 30, 2024 and December 31, 2023, the Company has $600,000 outstanding under the Note and has an accrued interest of approximately $49,000 and $27,000, respectively.

In addition to the Note, Mr. You also covered for additional expenses on behalf of the Company. As of September 30, 2024 and December 31, 2023, the Company has approximately $207,000 and $11,000 in outstanding advances received from Mr. You, respectively. Subsequent to September 30, 2024, the Company received additional advances from such investor, increased the total outstanding amount for advances to approximately $220,000.

Subscription Agreements

The Company entered into subscription agreements on June 20, 2024, which was later rescinded and reissued on August 23, 2024 with Rainwater LLC (which was solely controlled by Paul Dacier), Harry You and Niccolo de Masi to sell an aggregate of 250 shares of Company Class A Common Stock at a purchase price of approximately $2,955.78 per share and 40 shares of Class B common stock at a purchase price of approximately $3,103.57 per share for an aggregate subscription amount of $865,000. The Company received an aggregate proceed of $415,000 and recorded $450,000 in subscription receivable as of September 30, 2024.

Note 7 — Stockholders’ Deficit

Domestication to Massachusetts and Amendments to Articles of Organization

As of December 31, 2023, the Company was authorized to issue 4,800 shares of common stock and 200 shares of Series A preferred stock, with a par value of $0.0001 per share each.

On April 8, 2024, the Company domesticated into a Massachusetts corporation. Upon the Company’s domestication, the Company is authorized to issue 9,600 shares of common stock and 400 shares of preferred stock, and both securities have par value of $0.0001.

On June 20, 2024, the Company amended its Articles of Organization (the “Articles”) and later amended again on August 23, 2024. According to the amended Articles of Organization, the Company is authorized to issue 20,000 shares of Class A common stock, par value $0.0001, 20,000 shares of Class B common stock, par value $0.0001, and 10,000 shares of preferred stock, par value $0.0001.

Former Series A Preferred Stock

Holders of Series A preferred stock were entitled to a number of votes equal to (a) the number of shares of common stock deemed outstanding divided by the number of shares of Series A preferred stock then outstanding, plus (b) one divided by the total preferred stock then outstanding. Each share of Series A preferred stock could be convertible, at the option of the holder at any time or automatically upon a sale of all outstanding stock or a merger, into shares of common stock on a one-to-one basis.

On April 14, 2023, the Company issued 200 shares of the Company’s of Series A preferred stock to Rainwater, LLC for a purchase price of $8,000. The Company has 200 shares of Series A preferred stock outstanding as of December 31, 2023, respectively.

On March 21, 2024, the Company converted all 200 shares of Series A preferred stock into 200 shares of common stock at the option of the holder.

Former Common Stock

On December 1, 2022, the Company issued 1 share of common stock to Rainwater, LLC for a purchase price of $100,000, which was recapitalized for 200 shares on December 6, 2022 and retroactively restated. On December 9, 2022, the Company issued an aggregate of 1,500 shares of the Company’s common stock to two of its executive officers for services performed by them for the Company. The Company estimated the fair value of such shares as approximately $970,000 based on probability-weighted discounted cash flow model and recognized stock-based compensation expense for such services to its executive officers within general and administrative expense in the accompanying unaudited condensed consolidated statements of operations.

On April 14, 2023, the Company issued 1,110 shares of the Company’s common stock to Rainwater, LLC for a purchase price of $1,998. The Company recognized the excess fair value of approximately $3,800 based on a probability-weighted expected return method in stock-based compensation expense within general and administrative expense in the accompanying unaudited condensed consolidated statements of operations.

RAIN ENHANCEMENT TECHNOLOGIES, INC.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

On April 18, 2023, two officers resigned from their positions and forfeited 1,500 shares of common stock for no consideration. As of December 31, 2023, there were 1,310 shares of common stock issued and outstanding, respectively.

Preferred Stock

In connection with the amendment to the Company’s Articles, the Company also converted all of its 1,510 outstanding shares of common stock into 2,257 shares of Class B common stock on June 20, 2024, which was later fully converted into 1,232 shares of the Company’s preferred stock, par value $0.0001, on August 23, 2024. As of September 30, 2024, the Company has 1,232 shares of preferred stock outstanding.

Class A Common Stock

Each holder of Class A common stock is entitled to one (1) voting rights. As of September 30, 2024, the Company has 250 shares of Class A common stock outstanding.

Class B Common Stock

Each holder of Class A common stock is entitled to fifteen (15) voting rights. As of September 30, 2024, the Company has 40 shares of Class B common stock outstanding.

Stock Options

On August 22, 2024, the Board approved the adoption of a new equity incentive plan (the “2024 Equity Incentive Plan”). The 2024 Equity Incentive Plan allows up to 2,000 shares of the Company’s Class A common stock, with exercise price be not less than 100% of the fair market value on the date the awards are granted.

On August 23, 2024, the Company granted 1,000 and 500 options to purchase the Company’s Class A common stock to Harry You and Niccolo de Masi, respectively. The option expires in ten years from the date of grant, has an exercise price of $2,955.78 and is fully vested upon the grant date.

The Company recognized approximately $2.8 million was for stock based compensation expenses upon issuance of such options in August 2024 within general and administrative expenses in the accompanying unaudited condensed consolidated statements of operations. The fair value of the operations was measured on the date of grant using a hybrid method of probability weighted expected return (“PWERM”), where the equity value is allocated in one or more of the scenarios using a Black-Scholes option pricing model. The following assumptions were used in determining the fair value of the options granted during the three and nine months ended September 30, 2024:

Risk free interest rate	4.17%
Expected term (in years)	10
Expected volatility	45.0%
Dividend yield	0.0%
Estimated underlying stock price	$2,897.12
Fair value of options (per share)	$1,851.67

Note 8 — Subsequent Events

The Company evaluated subsequent events and transactions that occurred up to the date of these unaudited condensed consolidated financial statements were available to be issued, or December 1, 2024. Based upon this review, the Company determined that there have been no other events that have occurred that would require adjustments to the disclosures in these unaudited condensed consolidated financial statements, except as noted below.

Subsequent to September 30, 2024, the Company received additional advances from such investor, and increased the total outstanding amount for advances to approximately $220,000.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and the Board of Directors of
Rain Enhancement Technologies, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Board of Directors of Rain Enhancement Technologies, Inc. (the “Company”) as of December 31, 2023 and 2022, the related statements of operations, changes in stockholders’ deficit and cash flows for the year ended December 31, 2023 and period from November 10, 2022 (inception) through December 31, 2022, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2023 and 2022, and the results of its operations and its cash flows for the year ended December 31, 2023 and period from November 10, 2022 (inception) through December 31, 2022, in conformity with accounting principles generally accepted in the United States of America.

Restatement of Previously Issued Financial Statements

As discussed in Note 2 to the financial statements, the 2023 and 2022 financial statements have been restated to correct misstatements.

Going Concern

The accompanying financial statements have been prepared assuming that the entity will continue as a going concern. As discussed in Note 1 to the financial statements, the entity has suffered recurring losses from operations, has a net capital deficiency, and expects future losses from operations, which raises substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company's financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ WithumSmith+Brown, PC

We have served as the Company’s auditor since 2022.

Irvine, California
August 27, 2024, except for Notes 2, 3, and 8, as to which the date is October 25, 2024

RAIN ENHANCEMENT TECHNOLOGIES, INC.

BALANCE SHEETS

	December 31,
	2023	2022
Assets:
Current assets:
Cash	$37,345	$100,000
Prepaid expenses	8,136	—
Total current assets	45,481	100,000
Equipment	368,206	104,052
Intangible assets, net	104,102	116,750
Total Assets	$517,789	$320,802
Liabilities and Stockholders’ Deficit:
Current liabilities:
Accounts payable	$505,383	$220,150
Accrued expenses	10,750	143,750
Note payable and advances from related parties	611,265	170,386
Accrued interest – related parties	27,041	—
Franchise tax payable	225	225
Total current liabilities	1,154,664	534,511
Commitments and Contingencies
Stockholders’ Deficit:
Series A preferred stock, $0.0001 par value; 200 and 0 shares authorized; 200 and 0 shares issued and outstanding as of December 31, 2023 and 2022, respectively	—	—
Common stock, $0.0001 par value; 4,800 and 5,000 shares authorized; 1,310 and 1,700 shares issued and outstanding as of December 31, 2023 and 2022, respectively	—	—
Additional paid-in capital	1,083,966	1,070,125
Accumulated deficit	(1,720,841)	(1,283,834)
Total stockholders’ deficit	(636,875)	(213,709)
Total Liabilities and Stockholders’ Deficit	$517,789	$320,802

The accompanying notes are an integral part of these financial statements

RAIN ENHANCEMENT TECHNOLOGIES, INC.

STATEMENTS OF OPERATIONS

	For the year ended December 31, 2023	For the period from November 10, 2022 (inception) through December 31, 2022
General and administrative expenses	$409,848	$1,283,609
Franchise tax expenses	225	225
Loss from operations	(410,073)	(1,283,834)
Other income (expenses):
Interest expense on notes payable – related parties	(27,041)	—
Interest income earned from operating cash	107	—
Total other income (expenses)	(26,934)	—
Net loss	$(437,007)	$(1,283,834)
Weighted average common shares outstanding, basic and diluted	1,437	864
Basic and diluted net loss per common share	$(304)	$(1,486)

The accompanying notes are an integral part of these financial statements

RAIN ENHANCEMENT TECHNOLOGIES, INC.

STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT

	For the year ended December 31, 2023
	Series A Preferred Stock		Common Stock		Additional Paid-In	Accumulated	Total Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit
Balance – December 31, 2022	—	$—	1,700	$—	$1,070,125	$(1,283,834)	$(213,709)
Issuance of common stock for cash	—	—	1,110	—	1,998	—	1,998
Stock based compensation	—	—	—	—	3,843	—	3,843
Issuance of Series A preferred stock for cash	200	—	—	—	8,000	—	8,000
Forfeiture of common stock	—	—	(1,500)	—	—	—	—
Net loss	—	—	—	—	—	(437,007)	(437,007)
Balance – December 31, 2023	200	$—	1,310	$—	$1,083,966	$(1,720,841)	$(636,875)

	For the period from November 10, 2022 (inception) through December 31, 2022
	Series A Preferred Stock		Common Stock		Additional Paid-In	Accumulated	Total Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit
Balance – November 10, 2022 (inception)	—	$—	—	$—	$—	$—	$—
Issuance of common stock for cash	—	—	200	—	100,000	—	100,000
Issuance of common stock for services	—	—	1,500	—	970,125	—	970,125
Net loss	—	—	—	—	—	(1,283,834)	(1,283,834)
Balance – December 31, 2022	—	$—	1,700	$—	$1,070,125	$(1,283,834)	$(213,709)

The accompanying notes are an integral part of these financial statements

RAIN ENHANCEMENT TECHNOLOGIES, INC.

STATEMENTS OF CASH FLOWS

	For the year ended December 31, 2023	For the period from November 10, 2022 (inception) through December 31, 2022
Cash Flows from Operating Activities:
Net loss	$(437,007)	$(1,283,834)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization expense	12,648	—
General and administrative expenses advanced by related parties	11,265	49,520
Issuance of common stock for services	—	970,125
Stock based compensation	3,843	—
Changes in operating assets and liabilities:
Prepaid expenses	(8,136)	—
Accounts payable	285,233	203,964
Accrued expenses	(133,000)	60,000
Accrued interest – related parties	27,041	—
Franchise tax payable	—	225
Net cash used in operating activities	(238,113)	—
Cash Flows from Investing Activities:
Capital expenditures for equipment	(264,154)	—
Net cash used in investing activities	(264,154)	—
Cash Flows from Financing Activities:
Proceeds from note payable from related parties	446,910	—
Repayment of advances from related parties	(17,296)	—
Proceeds from issuance of common stock	1,998	100,000
Proceeds from issuance of Series A preferred stock	8,000	—
Net cash provided by financing activities	439,612	100,000
Net change in cash	(62,655)	100,000
Cash – beginning of the period	100,000	—
Cash – end of the period	$37,345	$100,000
Supplemental disclosure of noncash activities:
Intangible assets paid for by related parties	$—	$33,000
Equipment paid for by related parties	$—	$87,866
Intangible assets included in accrued expenses	$—	$83,750
Equipment included in accounts payable	$—	$16,186

The accompanying notes are an integral part of these financial statements

Rain Enhancement Technologies, Inc.

Notes to Financial Statements
December 31, 2023 AND 2022

Note 1 — Description of Organization and Going Concern Consideration

Rain Enhancement Technologies, Inc. (the “Company” or “Rainwater”) was incorporated in Delaware on November 10, 2022, and was later converted into a Massachusetts corporation on April 8, 2024. The Company formed to combine unique expertise, personnel, and weather data to develop, improve and commercialize ionization rainfall generation technology. The Company plans to develop improvements on existing rainfall generation technologies by introducing robust measurement tools, including software monitoring technology, machine learning, rain gauges, and weather stations.

The Company does not have any operating history and has not yet generated any revenue, and its ability to generate revenue sufficient to achieve profitability will depend on its ability to successfully build and commercialize ionization rainfall generation technology.

Termination of Merger with dMY VI

On April 5, 2023, the Company terminated the share purchase agreement it entered into with dMY Technology Group, Inc. VI, a Delaware corporation (‘‘dMY VI”), on December 22, 2022. No termination penalties were incurred by any party in connection with the termination of the share purchase agreement.

Business Combination with Coliseum Acquisition Corp.

On June 25, 2024, Rainwater, Coliseum Acquisition Corp., a Cayman Islands exempted company (“Coliseum”), Rain Enhancement Technologies Holdco, Inc., a Massachusetts corporation (“Holdco”), Rainwater Merger Sub 1, Inc., a Cayman Islands exempted company and wholly-owned subsidiary of Holdco (“Merger Sub 1”), and Rainwater Merger Sub 2, Inc., a Massachusetts corporation and wholly-owned subsidiary of Holdco (“Old Merger Sub 2”) entered into a Business Combination Agreement (the “Business Combination Agreement”). On August 22, 2024, Old Merger Sub 2 entered into an Assignment and Assumption of Business Combination Agreement (the “Assignment”) pursuant to which Old Merger Sub 2 assigned to Rainwater Merger Sub 2A, Inc., a Massachusetts corporation and wholly-owned subsidiary of Coliseum (“Merger Sub 2”, and together with Merger Sub 1, the “Merger Subs”) all of Old Merger Sub 2’s right, title and interest in and to the Business Combination Agreement, and Merger Sub 2 assumed, and agreed to perform, satisfy and discharge in full, as the same become due, all of Old Merger Sub 2’s liabilities and obligations under the Business Combination Agreement arising on, from and after the date thereof. Old Merger Sub 2 was liquidated and dissolved on August 23, 2024.

On August 22, 2024, all parties entered into an Amendment to the Business Combination Agreement (the “Amended Business Combination Agreement”). Pursuant to the Amended Business Combination Agreement, among other things and subject to the terms and conditions contained therein, (i) on the day immediately prior to the date of the closing of the Business Combination (the “Closing Date”), Coliseum will merge with and into Merger Sub 1 (the “SPAC Merger”) with Merger Sub 1 surviving the SPAC Merger as a direct, wholly owned subsidiary of Holdco, and (ii) on the Closing Date, following the SPAC Merger and as a part of the same overall transaction, Merger Sub 2 will merge with and into Rainwater (the “Company Merger”, and together with the SPAC Merger, the “Mergers”) with Rainwater surviving the Company Merger so that, immediately following the Closing, each of Merger Sub 1 and RET will be a wholly-owned subsidiary of Holdco.

The Mergers, together with the other transactions contemplated by the Business Combination Agreement, the plan of merger by and among Coliseum, Merger Sub 1, and Holdco (the “Plan of Merger”) and all other agreements, certificates and instruments entered into in connection therewith, are referred to herein as the “Business Combination”. The transaction has a $10 million minimum cash condition. Assuming no redemptions, Rainwater is expected to be capitalized via Coliseum’s trust account and capital raise from Coliseum’s Sponsor team.

Rain Enhancement Technologies, Inc.

Notes to Financial Statements
December 31, 2023 AND 2022

Going Concern Consideration

As of December 31, 2023, the Company had approximately $37,000 in cash and had a working capital deficit of approximately $1.1 million.

The Company’s liquidity needs through December 31, 2023 were provided from proceeds from the issuance of common stock and Series A preferred stock of approximately $110,000, loans from certain officers and investors pursuant to the Note (as defined in Note 6) for an aggregate amount of $600,000 in February 2023 and advances from certain investor. As of December 31, 2023, the Company has approximately $11,000 in outstanding amount for advances received from such investor. The Company expects that its operating expenses and investment in asset development and technologies will continue to increase.

In connection with the Company’s assessment of going concern considerations in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 205-40, “Basis of Presentation — Going Concern,” management has determined that the liquidity condition raises substantial doubt about the Company’s ability to continue as a going concern. No adjustments have been made to the carrying amounts of assets or liabilities. Management plans to consummate a merger and acquisition with Coliseum Acquisition Corp. and expects to receive financing to meet its obligations through one year from this filing; however, no financing is currently committed. These financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Risks and Uncertainties

United States and global markets are experiencing volatility and disruption following the geopolitical instability resulting from the ongoing Russia-Ukraine conflict and the recent escalation of the Israel-Hamas conflict. In response to the ongoing Russia-Ukraine conflict, the North Atlantic Treaty Organization (“NATO”) deployed additional military forces to eastern Europe, and the United States, the United Kingdom, the European Union and other countries have announced various sanctions and restrictive actions against Russia, Belarus and related individuals and entities, including the removal of certain financial institutions from the Society for Worldwide Interbank Financial Telecommunication (SWIFT) payment system. Certain countries, including the United States, have also provided and may continue to provide military aid or other assistance to Ukraine and to Israel, increasing geopolitical tensions among a number of nations. The invasion of Ukraine by Russia and the escalation of the Israel-Hamas conflict and the resulting measures that have been taken, and could be taken in the future, by NATO, the United States, the United Kingdom, the European Union, Israel and its neighboring states and other countries have created global security concerns that could have a lasting impact on regional and global economies. Although the length and impact of the ongoing conflicts are highly unpredictable, they could lead to market disruptions, including significant volatility in commodity prices, credit and capital markets, as well as supply chain interruptions and increased cyber-attacks against U.S. companies. Additionally, any resulting sanctions could adversely affect the global economy and financial markets and lead to instability and lack of liquidity in capital markets.

Any of the above mentioned factors, or any other negative impact on the global economy, capital markets or other geopolitical conditions resulting from the Russian invasion of Ukraine, the escalation of the Israel-Hamas conflict and subsequent sanctions or related actions, could adversely affect the Company’s operating activities.

Note 2 — Restatement of Previously Issued Financial Statements

Upon reviewing the disclosure requirements for income taxes under FASB ASC 740, “Income Taxes”, the Company’s management determined that although disclosures as of December 31, 2023 and 2022 were made of the amount of gross deferred tax assets and a full valuation allowance, it lacked certain required disclosures, including the components of the net deferred tax asset, the net change during the year of the valuation allowance, the current and deferred tax amounts and the income tax rate reconciliation. Company management also discovered errors in calculating the previously disclosed gross deferred tax assets as of December 31, 2023 and 2022.

Rain Enhancement Technologies, Inc.

Notes to Financial Statements
December 31, 2023 AND 2022

Therefore, the Company’s management and the Company’s Board of Directors concluded that the Company’s previously issued audited financial statements as of and for the year ended December 31, 2023 and as of December 31, 2022 and for the period from November 10, 2022 (inception) through December 31, 2022 as included in the Registration Statement on Form S-4, as filed confidentially with the SEC on August 27, 2024, should no longer be relied upon and that it is appropriate to restate such financial statements. As such, the Company is restating its financial statements, and the accompanying applicable notes have been updated to reflect the effects of the restatement, as described below.

Adjustments

The restatement has no impact on the balance sheet, statement of operations, statement of changes in stockholders’ deficit and statement of cash flows for the affected years. The effect of the adjustments to the gross deferred tax assets to correct the errors in calculation of gross deferred tax assets are as follow:

As of and for the year ended December 31, 2023:

	As Reported	Adjustment	As Restated
Deferred tax asset	628,206	(471,825)	156,381
Valuation Allowance	(628,206)	471,825	(156,381)
Income tax benefit	0	0	0

As of December 31, 2022 and for the period from November 10, 2022 (inception) through December 31, 2022:

	As Reported	Adjustment	As Restated
Deferred tax asset	269,605	(203,726)	65,879
Valuation Allowance	(269,605)	203,726	(65,879)
Income tax benefit	0	0	0

The disclosures required by FASB ASC 740, “Income Taxes” are added in Note 8.

Note 3 — Summary of Significant Accounting Policies

Basis of Presentation

The accompanying financial statements are presented in conformity with accounting principles generally accepted in the United States of America (“GAAP”).

Use of Estimates

The preparation of the financial statements in conformity with GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of these financial statements and the reported amounts of expenses during the reporting periods.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of these financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Significant estimates included stock-based compensation expenses incurred in 2022 and 2023 and useful lives on intangible assets and equipment.

Rain Enhancement Technologies, Inc.

Notes to Financial Statements
December 31, 2023 AND 2022

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under the FASB ASC Topic 820, “Fair Value Measurements,” approximates the carrying amounts represented in the balance sheets, primarily due to their short-term nature.

Fair Value Measurements

Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability, in an orderly transaction between market participants at the measurement date. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:

●	Level 1, defined as observable inputs such as quoted prices (unadjusted) for identical instruments in active markets;

●	Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

●	Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement.

Foreign Currency Translation and Transactions

The U.S. dollar is the Company’s functional currency. Transactions denominated in currency other than the Company’s functional currency are recorded upon initial recognition at the exchange rate on the date of the transaction. After initial recognition, monetary assets and liabilities denominated in foreign currency are remeasured at each reporting date into the foreign currency at the exchange rate on that date. Exchange rate differences, other than those accounted for as hedging transactions, are recognized as foreign currency transaction gain or loss included in the Company’s statements of operations within the general and administrative expenses.

During the years ended December 31, 2023 and 2022, the only foreign currency transaction the Company incurred was the amount paid to its Senior Technology Advisor in Australian Dollars. The amount of these foreign payments were translated into U.S. dollars in accordance with GAAP.

Equipment

The Company capitalizes its cost to build its rainfall ionization equipment (the “Equipment”), including materials and allocated labor costs. In July 2023, the Company finished building the Equipment and transferred its capitalized cost from Construction in-process to Equipment. As soon as the Equipment is placed in service upon agreement with the customers, the Company will begin to depreciate those assets on a straight- line basis over the estimated useful lives of the assets, generally 10 to 15 years. At the time of retirement or other disposition of the Equipment, the cost and accumulated depreciation will be removed from the accounts and the resulting gain or loss, if any, will be reflected in operations. As of December 31, 2023, no Equipment has been placed in service.

Rain Enhancement Technologies, Inc.

Notes to Financial Statements
December 31, 2023 AND 2022

Equipment as of December 31, 2023 and 2022 was composed of the following:

	December 31, 2023	December 31, 2022
Equipment:
Rainfall ionization equipment and systems, in-process	$368,206	$104,052
Total	$368,206	$104,052

Intangible Assets

Recognized intangible assets have finite lives and include acquired licenses for market-ready technology and designs of weather modification and rainfall ionization equipment. Intangible assets acquired separately are measured on initial recognition at cost. Following initial recognition, intangible assets are carried at cost less any accumulated amortization and accumulated impairment losses.

Intangible assets with finite lives are amortized using the straight-line method over the estimated useful economic life. The amortization period and the amortization method for an intangible asset with a finite useful life are reviewed at least at the end of each reporting period. Changes in the expected useful life or the expected pattern of consumption of future economic benefits embodied in the asset are considered to modify the amortization period or method, as appropriate, and are treated as changes in accounting estimates. The amortization expense on intangible assets with finite lives is recognized in the statements of operations and in the expense category that is consistent with the function of the intangible assets.

Intangible assets with finite lives are tested for impairment whenever events or changes in circumstances indicate the carrying amount may not be recoverable. These conditions may include a change in the extent or manner in which the asset is being used or a change in future operations. The Company assesses the recoverability of the carrying amount by preparing estimates of future revenue, margins, and cash flows. If the sum of expected future cash flows (undiscounted and without interest charges) is less than the carrying amount, an impairment loss is recognized. The impairment loss recognized is the amount by which the carrying amount exceeds the fair value of the asset. Fair value of these assets may be determined by a variety of methodologies, including discounted cash flow models. As of December 31, 2023 and 2022, the Company did not have any intangible assets with indefinite useful lives.

Stock Compensation

The Company’s policy is to account for stock-based compensation expense in accordance with FASB ASC Topic 718, “Compensation-Stock Compensation” (“ASC 718”). Under ASC 718, stock-based compensation associated with equity awards is measured at fair value upon the grant date and recognized over the requisite service period. To the extent a stock-based award is subject to a performance condition, the amount of expense recorded in a given period, if any, reflects an assessment of the probability of achieving such performance condition, with compensation recognized once the event is deemed probable to occur. Forfeitures are recognized as incurred.

Net Loss Per Share of Common Stock

Net loss per share of common stock is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period. As of December 31, 2023 and 2022, the Company did not have any dilutive securities and other contracts that could, potentially, be exercised or converted into shares of common stock and then share in the earnings of the Company. As a result, diluted loss per share is the same as basic loss per share for the periods presented.

Rain Enhancement Technologies, Inc.

Notes to Financial Statements
December 31, 2023 AND 2022

Income Taxes

The Company follows the asset and liability method of accounting for income taxes under FASB ASC 740, “Income Taxes.” Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. As of December 31, 2023 and 2022, the Company had gross deferred tax assets of approximately $156,000 and $66,000, respectively, which were presented net of a full valuation allowance.

FASB ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statements recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. There were no unrecognized tax benefits as of December 31, 2023 and 2022. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. No amounts were accrued for the payment of interest and penalties as of December 31, 2023 and 2022. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.

Leases

The Company complies with FASB ASC Topic 842, “Leases”. The Company may enter into leases for facilities and office equipment. The lease liabilities will be recognized as the present value of the future minimum lease payments over the lease term. The lease payments may consist of fixed and in-substance fixed amounts attributable to the use of the underlying asset over the lease term. Variable lease payments that do not depend on an index rate or are not in-substance fixed payments are excluded in the measurement of right-of-use assets and lease liabilities and are expensed in the period incurred. Some of the lease agreements may include options to extend the lease term or terminate the lease. These options would be accounted for in our right-of-use assets and lease liabilities when it is reasonably certain that the Company will extend the lease term or terminate the lease. As of December 31, 2023 and 2022, there were no lease agreements in place.

Recent Accounting Pronouncements

The Company’s management does not believe that any recently issued, but not yet effective, accounting standards updates, if currently adopted, would have a material effect on the accompanying financial statements.

Note 4 — Intangible Assets

Intangible assets as of December 31, 2023 and 2022 are composed of licenses under certain patents and designs for weather modification and rainfall ionization equipment.

Management anticipates that Equipment utilizing certain of these patents and designs will become operational and placed in service within one year from this filing. The Company amortizes those assets on a straight-line basis over the estimated useful lives of the assets under full-month convention. The Company plans to continually adapt to incorporate new technologies and to expand into markets that may be created by new technologies for rainfall generation. As a result, the Company anticipates that the licensed patents and designs will have a ten-year useful life before the Company transitions and adopt new technologies.

Rain Enhancement Technologies, Inc.

Notes to Financial Statements
December 31, 2023 AND 2022

Intangible assets as of December 31, 2023 and 2022 was composed of the following:

	Weighted Average	Carrying Value
	Useful Life (Years)	December 31, 2023	December 31, 2022
Intangible assets:
Licensed technology for weather modification	10	$33,000	$33,000
Purchased intellectual property for rainfall ionization equipment	10	83,750	83,750
Less:
Accumulated amortization		(12,648)	—
Total intangible assets, net		$104,102	$116,750

The Company incurred approximately $13,000 and $0 in amortization expenses for the years ended December 31, 2023 and 2022, respectively, and included that within general and administrative expenses in the accompanying financial statements.

Note 5 — Commitments and Contingencies

Patent License

On November 21, 2022, the Company entered into a license agreement with Dr. Theodore Anderson, a plasma physicist, whereby the Company was granted an exclusive, worldwide license under certain of Dr. Anderson’s patents. The consideration paid for the license of $33,000, which was fully paid in November 2022, was recorded as a finite-lived intangible asset.

Consulting Agreement for Rainfall Ionization Equipment

In November 2022, the Company entered into a consulting agreement, which was later amended on December 8, 2022, with Scott Morris to engage him as Senior Technology Advisor. The Company agreed to pay Mr. Morris a one-time fee upon execution of the agreement (“First-time fee”) and a consulting fee of AUD 250,000 per year (equivalent to approximately $170,000 as of December 31, 2022) as well as certain success fees that will be paid upon reaching certain milestones. In May 2023, Scott met a significant milestone in improving the design and a bonus of AUD 25,000 was paid in June 2023 (equivalent to approximately $13,000).

In connection with the consulting agreement, the Company also agreed to obtain from Mr. Morris an irrevocable, perpetual, non-exclusive license under certain engineering designs in connection with rainfall ionization equipment and systems. The Company accrued the consideration of the license agreement with Mr. Morris on the accompanying balance sheet as of December 31, 2022 as a finite-lived intangible asset with a ten-year useful life and fully paid this amount in June 2023.

Note 6 — Related Party Transactions

Note Payable and Advances from Related Parties

In 2022, certain of the Company’s officers and Mr. de Masi paid an aggregate of approximately $17,000 and approximately $153,000, respectively, to cover for certain expenses and purchases on the Company’s behalf. The Company recorded such amount owed to such officers and Mr. de Masi (or approximately $170,000 in aggregate) as advances from related parties in the accompanying balance sheet as of December 31, 2022. The amounts due to related parties are non-interest bearing, unsecured and due on demand.

Rain Enhancement Technologies, Inc.

Notes to Financial Statements
December 31, 2023 AND 2022

On February 2, 2023, the Company issued a promissory note (the “Note”) to its former CEO and Mr. You and Mr. de Masi for an aggregate amount of $600,000, of which approximately $153,000 was already advanced by Mr. de Masi under the form of payments for expenses on behalf of the Company as mentioned above. The Company received the remaining cash proceeds of $447,000 under the Note in February 2023, increasing the total amount owed under the Note and advances from its officers and Mr. You and Mr. de Masi to approximately $617,000. The Note has an annual interest rate of 5% and is currently due on demand. The Company repaid the advance amount of approximately $17,000 to its officers in April 2023. As of December 31, 2023, the Company has $600,000 outstanding under the Note and has an accrued interest of approximately $27,000.

In addition to the Note, Mr. You also covered for additional expenses on behalf of the Company. As of December 31, 2023, the Company has approximately $11,000 in outstanding advances received from Mr. You.

Mr. You and Mr. de Masi were officers and affiliates of dMY VI, before its liquidation in April 2023, and Mr. You is an officer and affiliate of Coliseum (see Note 1). They also participated in funding for the Company through the form of loans since 2022 and purchase of equity in August 2024 (see Note 9). Together, Mr. You and Mr. de Masi own shares controlling over 20% of shareholder votes and has significant influence over the operating activities of the Company.

Note 7 — Stockholders’ Deficit

Series A Preferred Stock

As of December 31, 2023 and 2022, the Company was authorized to issue 200 and 0 shares of Series A preferred stock, respectively, with a par value of $0.0001 per share. Holders of Series A preferred stock are entitled to a number of votes equal to (a) the number of shares of common stock deemed outstanding divided by the number of shares of Series A preferred stock then outstanding, plus (b) one divided by the total preferred stock then outstanding. Each share of Series A preferred stock shall be convertible, at the option of the holder at any time or automatically upon a sale of all outstanding stock or a merger, into share of common stock on a one-to-one basis.

On April 14, 2023, the Company issued 200 shares of the Company’s of Series A preferred stock to Rainwater, LLC for a purchase price of $8,000. The Company has 200 and 0 shares of Series A preferred stock outstanding as of December 31, 2023 and 2022, respectively.

Common Stock

As of December 31, 2023 and 2022, the Company was authorized to issue 4,800 and 5,000 shares of common stock, respectively, with a par value of $0.0001 per share.

On December 1, 2022, the Company issued 1 share of common stock to Rainwater, LLC for a purchase price of $100,000, which was recapitalized for 200 shares on December 6, 2022 and retroactively restated. On December 9, 2022, the Company issued an aggregate of 1,500 shares of the Company’s common stock to two of its executive officers for services performed by them for the Company. The Company estimated the fair value of such shares as approximately $970,000 based on probability-weighted discounted cash flow model and recognized stock-based compensation expense for such services to its executive officers within general and administrative expense in the accompanying statements of operations.

On April 14, 2023, the Company issued 1,110 shares of the Company’s common stock to Rainwater, LLC for a purchase price of $1,998. The Company recognized the excess fair value of approximately $3,800 based on a probability-weighted expected return method in stock-based compensation expense within general and administrative expense in the accompanying statements of operations.

Rain Enhancement Technologies, Inc.

Notes to Financial Statements
December 31, 2023 AND 2022

On April 18, 2023, two officers resigned from their positions and forfeited 1,500 shares of common stock for no consideration. As of December 31, 2023 and 2022, there were 1,310 and 1,700 shares of common stock issued and outstanding, respectively.

Note 8 — Income Taxes

The income tax provision consists of the following:

	December 31, 2023	December 31, 2022
Current
Federal	—	—
State	—	—
Deferred
Federal	(90,502)	(65,879)
State	—	—
Valuation allowance	90,502	65,879
Income tax provision	$—	$—

The Company’s net deferred tax assets are as follows:

	December 31, 2023	December 31, 2022
Deferred tax assets:
Start-up/Organization costs	$50,795	$11,940
M&A/ Deal costs	—	53,939
Intangibles	885	(136)
Net operating loss carryforwards	104,701	136
Total deferred tax assets	156,381	65,879
Valuation allowance	(156,381)	(65,879)
Deferred tax asset, net of allowance	$—	$—

In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which temporary differences representing net future deductible amounts become deductible. Management considers the scheduled reversal of deferred tax assets, projected future taxable income and tax planning strategies in making this assessment. After consideration of all of the information available, management believes that significant uncertainty exists with respect to future realization of the deferred tax assets and has therefore established a full valuation allowance for the year ended December 31, 2023 and for the period from November 10, 2022 (inception) through December 31, 2022.

Rain Enhancement Technologies, Inc.

Notes to Financial Statements
December 31, 2023 AND 2022

A reconciliation of the statutory federal income tax rate (benefit) to the Company’s effective tax rate (benefit) is as follows:

	December 31, 2023	December 31, 2022
Statutory federal income tax rate	21.0%	21.0%
Meals and entertainment	(0.1)%	0.0%
Non Deductible Stock Based Compensation	(0.2)%	(15.9)%
Start-up/Organization costs	0.0%	0.0%
Change in valuation allowance	(20.7)%	(5.1)%
Income tax expense	0.0%	0.0%

There were no unrecognized tax benefits as of December 31, 2022. No amounts were accrued for the payment of interest and penalties as of December 31, 2023 and 2022. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company has been subject to income tax examinations by major taxing authorities since inception. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.

Note 9 — Subsequent Events

The Company evaluated subsequent events and transactions that occurred up to the date of the financial statements were available to be issued, or August 27, 2024. Based upon this review, the Company determined that there have been no events that have occurred that would require adjustments to the disclosures in the financial statements, except as noted below.

Conversion of Series A Preferred Stock

On March 21, 2024, the Company converted all 200 shares of Series A preferred stock into 200 shares of common stock at the option of the holder.

Domestication to Massachusetts and Amendments to Articles of Organization

On April 8, 2024, the Company domesticated into a Massachusetts corporation. Upon the Company’s domestication, the Company is authorized to issue 9,600 shares of common stock and 400 shares of preferred stock, and both securities have par value of $0.0001.

On June 20, 2024, the Company amended its Articles of Organization and later amended again on August 23, 2024. According to the amended Articles of Organization, the Company is authorized to issue 20,000 shares of Class A common stock, par value $0.0001, 20,000 shares of Class B common stock, par value $0.0001, and 10,000 shares of preferred stock, par value $0.0001. Each holder of Class A and Class B common stock is entitled to one (1) and fifteen (15) voting rights, respectively. In connection with such amendment, the Company also converted all of its 1,510 outstanding shares of common stock into 2,257 shares of Class B common stock accordingly, which was later fully converted into 1,232 shares of the Company’s preferred stock, par value $0.0001, on August 23, 2024.

Subscription Agreements

The Company entered into subscription agreements on June 20, 2024, which was later rescinded and reissued on August 23, 2024 with Rainwater LLC (which was solely controlled by Paul Dacier), Harry You and Niccolo de Masi to sell an aggregate of 250 shares of Company Class A Common Stock at a purchase price of approximately $2,955.78 per share and 40 shares of Class B common stock at a purchase price of approximately $3,103.57 per share for an aggregate subscription amount of $865,000.

Rain Enhancement Technologies, Inc.

Notes to Financial Statements
December 31, 2023 AND 2022

Stock Options

On August 22, 2024, the Board approved the adoption of a new equity incentive plan (the “2024 Equity Incentive Plan”). The 2024 Equity Incentive Plan allows up to 2,000 shares of the Company’s Class A common stock, with exercise price be not less than 100% of the fair market value on the date the awards are granted.

On August 23, 2024, the Company granted 1,000 and 500 options to purchase the Company’s Class A common stock to Harry You and Niccolo de Masi, respectively. The option expires in ten years from the date of grant, has an exercise price of $2,955.78 and is fully vested upon the grant date.

Advances from Related Parties

Subsequent to December 31, 2023, Mr. You continued to cover for expenses on behalf of the Company for an aggregate amount of approximately $231,000. As of the date of this proxy statement/prospectus, the Company has an outstanding amount for advances received from such investor of approximately $242,000.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholder and the Board of Directors of
Rain Enhancement Technologies Holdco, Inc.:

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheet of Rain Enhancement Technologies Holdco, Inc. (the “Company”) as of September 30, 2024, and the related consolidated statements of operations, changes in stockholder’s deficit and cash flows for the period from May 21, 2024 (inception) through September 30, 2024, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Company as of September 30, 2024, and the results of their operations and their cash flows for the period from May 21, 2024 (inception) through September 30, 2024, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the entity will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the entity has incurred a loss in the period from operations, has a net capital deficiency, and expects future losses from operations, which raises substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ WithumSmith+Brown, PC

We have served as the Company’s auditor since 2024, and as the auditor of the Company’s parent, Rain Enhancement Technologies, Inc. since 2022

Irvine, California
November 4, 2024

RAIN ENHANCEMENT TECHNOLOGIES HOLDCO, INC.

CONSOLIDATED BALANCE SHEET
AS OF SEPTEMBER 30, 2024

Liabilities and Stockholder’s Deficit:
Current liabilities:
Accounts payable	$18,195
Total current liabilities	18,195
Commitments and Contingencies	—
Stockholder’s Deficit:
Common stock, $0.0001 par value; 275,000 shares authorized; 1 share issued and outstanding	—
Accumulated deficit	(18,195)
Total stockholder’s deficit	(18,195)
Total Liabilities and Stockholder’s Deficit	$—

The accompanying notes are an integral part of these consolidated financial statements.

RAIN ENHANCEMENT TECHNOLOGIES HOLDCO, INC.

CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE PERIOD FROM MAY 21, 2024 (INCEPTION) THROUGH SEPTEMBER 30, 2024

General and administrative expenses	$18,195
Net loss	$(18,195)
Weighted average common shares outstanding, basic and diluted	1
Basic and diluted net loss per common share	$(18,195)

The accompanying notes are an integral part of these consolidated financial statements.

RAIN ENHANCEMENT TECHNOLOGIES HOLDCO, INC.

CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDER’S DEFICIT
FOR THE PERIOD FROM MAY 21, 2024 (INCEPTION)
THROUGH SEPTEMBER 30, 2024

	Common Stock		Accumulated	Total Stockholder’s
	Shares	Amount	Deficit	Deficit
Balance – May 21, 2024 (inception)	—	$—	$—	$—
Issuance of common stock	1	—	—	—
Net loss	—	—	(18,195)	(18,195)
Balance – September 30, 2024	1	$—	$(18,195)	$(18,195)

The accompanying notes are an integral part of these consolidated financial statements.

RAIN ENHANCEMENT TECHNOLOGIES HOLDCO, INC.

CONSOLIDATED STATEMENT OF CASH FLOWS
FOR THE PERIOD FROM MAY 21, 2024 (INCEPTION) THROUGH SEPTEMBER 30, 2024

Cash Flows from Operating Activities:
Net loss	$(18,195)
Changes in operating assets and liabilities:
Accounts payable	18,195
Net cash used in operating activities	—
Net change in cash	—
Cash – beginning of the period	—
Cash – end of the period	$—

The accompanying notes are an integral part of these consolidated financial statements.

RAIN ENHANCEMENT TECHNOLOGIES HOLDCO, INC.

CONSOLIDATED NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2024

Note 1 — Description of Organization and Business Operations

Rain Enhancement Technologies Holdco, Inc. (the “Company” or “Holdco”) is a Massachusetts corporation, and a wholly-owned subsidiary of Rain Enhancement Technologies, Inc (the “Parent” or “RET”), incorporated on May 21, 2024 (inception). The Company has adopted a fiscal year-end of December 31.

The Company was formed solely for the purpose of effectuating the business combination (“Business Combination”) between the Parent and Coliseum Acquisition Corp., a Cayman Islands exempted company (“Coliseum”) (as discussed below) (see Note 3). The Company has no prior operating activities.

Going Concern Consideration

As of September 30, 2024, the Company had no cash and had a working capital deficit of approximately $18,000.

The Company is a wholly-owned subsidiary of the Parent. The Parent’s liquidity needs through September 30, 2024 have been provided from proceeds of the issuance of capital stock and loans from its officers and investors. The Company has no operating activities and relies completely on the Parent for its working capital needs. The Parent will require additional financing to meet its obligations. Management plans to consummate the Business Combination with Coliseum and expects to receive financing to alleviate the Company’s and the Parent’s financing obligations. However no financing is currently committed and there is no assurance that the Parent can complete the Business Combination with Coliseum. Management has determined that the liquidity condition raises substantial doubt about the Company’s ability to continue as a going concern for at least one year from the date these financial statements are issued. These consolidated financial statements have been prepared assuming that the Company will continue as a going concern if the Parent is unable to raise additional funds to alleviate liquidity needs as well as complete the Business Combination with Coliseum. The consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties.

Risks and Uncertainties

United States and global markets are experiencing volatility and disruption following the geopolitical instability resulting from the ongoing Russia-Ukraine conflict and the Israel-Hamas conflict. In response to the ongoing Russia-Ukraine conflict, the North Atlantic Treaty Organization (“NATO”) deployed additional military forces to eastern Europe, and the United States, the United Kingdom, the European Union and other countries have announced various sanctions and restrictive actions against Russia, Belarus and related individuals and entities, including the removal of certain financial institutions from the Society for Worldwide Interbank Financial Telecommunication (SWIFT) payment system. Certain countries, including the United States, have also provided and may continue to provide military aid or other assistance to Ukraine and to Israel, increasing geopolitical tensions among a number of nations. The invasion of Ukraine by Russia and the Israel-Hamas conflict and the resulting measures that have been taken, and could be taken in the future, by NATO, the United States, the United Kingdom, the European Union, Israel and its neighboring states and other countries have created global security concerns that could have a lasting impact on regional and global economies. Although the length and impact of the ongoing conflicts are highly unpredictable, they could lead to market disruptions, including significant volatility in commodity prices, credit and capital markets, as well as supply chain interruptions and increased cyber-attacks against U.S. companies. Additionally, any resulting sanctions could adversely affect the global economy and financial markets and lead to instability and lack of liquidity in capital markets.

Any of the above mentioned factors, or any other negative impact on the global economy, capital markets or other geopolitical conditions resulting from the Russian invasion of Ukraine, the Israel-Hamas conflict and subsequent sanctions or related actions, could adversely affect the Company’s operating activities.

RAIN ENHANCEMENT TECHNOLOGIES HOLDCO, INC.

CONSOLIDATED NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2024

Note 2 — Summary of Significant Accounting Policies

Basis of Consolidation and Presentation

The consolidated financial statements for the period from May 21, 2024 through September 30, 2024 includes the accounts of the Company and its subsidiaries: Rainwater Merger Sub 1, Inc., a Cayman Islands exempted company and wholly-owned subsidiary of Holdco (“Merger Sub 1”) and Rainwater Merger Sub 2, Inc., a Massachusetts corporation and former wholly-owned subsidiary of Holdco (“Old Merger Sub 2”), which was later liquidated and dissolved on August 23, 2024. All significant intercompany accounts and transactions have been eliminated. All entities listed were formed solely for the purpose of effectuating the Business Combination with Coliseum.

The consolidated financial statements are presented in U.S. dollars in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”).

Use of Estimates

The preparation of the consolidated financial statements in conformity with U.S. GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets, liabilities and expenses and disclosure of contingent assets and liabilities at the date of the consolidated financial statements. Actual results could differ from those estimates.

Financial Instruments

The fair value of the Company’s liabilities, which qualify as financial instruments under the FASB ASC Topic 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the accompanying consolidated balance sheet.

Fair Value Measurements

Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability in an orderly transaction between market participants at the measurement date. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:

●	Level 1, defined as observable inputs such as quoted prices (unadjusted) for identical instruments in active markets;

●	Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

●	Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable. In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement.

As of September 30, 2024, the carrying values of accounts payable approximate their fair values due to the short-term nature of the instruments.

RAIN ENHANCEMENT TECHNOLOGIES HOLDCO, INC.

CONSOLIDATED NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2024

Income Taxes

The Company follows the asset and liability method of accounting for income taxes under FASB ASC 740, “Income Taxes.” Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the consolidated financial statements carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. As of September 30, 2024, the Company had minimal deferred tax assets.

FASB ASC 740 prescribes a recognition threshold and a measurement attribute for the consolidated financial statements recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. There were no unrecognized tax benefits as of September 30, 2024. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. No amounts were accrued for the payment of interest and penalties as of September 30, 2024. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.

Net Loss Per Common Share

Net loss per share of common stock is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period. As of September 30, 2024, the Company did not have any dilutive securities and other contracts that could, potentially, be exercised or converted into shares of common stock and then share in the earnings of the Company. As a result, diluted loss per share is the same as basic loss per share for the period presented.

Recent Accounting Pronouncements

In November 2023, the FASB issued ASU No. 2023-07 (Topic 280), Improvements to Reportable Segment Disclosures. The ASU primarily will require enhanced disclosures about significant segment expenses. Additionally, it requires disclosure of the title and position of the individual identified as the CODM and an explanation of how the CODM uses the reported measures of a segment’s profit or loss in assessing segment performance and deciding how to allocate resources. The ASU is effective for annual periods beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024. Adoption of the ASU should be applied retrospectively to all prior periods presented in the financial statements. The Company is currently evaluating the impact this ASU will have on its consolidated financial statements and disclosures.

In December 2023, the FASB issued ASU No. 2023-09 (Topic 740), Improvements to Income Tax Disclosures. The ASU requires disaggregated information about a reporting entity’s effective tax rate reconciliation as well as an expansion of other income tax disclosures. The ASU is effective on a prospective basis for annual reporting periods beginning after December 15, 2024. The Company is currently evaluating the impact this ASU will have on its consolidated financial statements and related disclosures.

RAIN ENHANCEMENT TECHNOLOGIES HOLDCO, INC.

CONSOLIDATED NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2024

Note 3 — Commitments and Contingencies

Business Combination Agreement

On June 25, 2024, RET, Coliseum, Holdco, Merger Sub 1, and Old Merger Sub 2 entered into a Business Combination Agreement (the “Business Combination Agreement”). On August 22, 2024, Old Merger Sub 2 entered into an Assignment and Assumption of Business Combination Agreement (the “Assignment”) pursuant to which Old Merger Sub 2 assigned to Rainwater Merger Sub 2A, Inc., a Massachusetts corporation and wholly-owned subsidiary of Coliseum (“Merger Sub 2”, and together with Merger Sub 1, the “Merger Subs”), all of Old Merger Sub 2’s right, title and interest in and to the Business Combination Agreement, and Merger Sub 2 assumed, and agreed to perform, satisfy and discharge in full, as the same become due, all of Old Merger Sub 2’s liabilities and obligations under the Business Combination Agreement arising on, from and after the date thereof. Old Merger Sub 2 was liquidated and dissolved on August 23, 2024.

On August 22, 2024, all parties entered into an Amendment to the Business Combination Agreement (the “Amended Business Combination Agreement”). Pursuant to the Amended Business Combination Agreement, among other things and subject to the terms and conditions contained therein, (i) on the day immediately prior to the date of the closing of the Business Combination (the “Closing Date”), Coliseum will merge with and into Merger Sub 1 (the “SPAC Merger”) with Merger Sub 1 surviving the SPAC Merger as a direct, wholly owned subsidiary of Holdco, and (ii) on the Closing Date, following the SPAC Merger and as a part of the same overall transaction, Merger Sub 2 will merge with and into RET (the “Company Merger”, and together with the SPAC Merger, the “Mergers”) with RET surviving the Company Merger so that, immediately following the Closing, each of Merger Sub 1 and RET will be a wholly-owned subsidiary of Holdco.

The Business Combination is subject to certain customary closing conditions, including but not limited to approval for the listing of Holdco Class A Common Stock on Nasdaq and a minimum cash condition of at least $10 million. There can be no assurances that such conditions will be satisfied. Additionally, each of RET and Coliseum may terminate the Amended Business Combination Agreement if the closing has not occurred on or before December 25, 2024. Assuming no redemptions, RET is expected to be capitalized via Coliseum’s trust account.

Note 4 — Stockholder’s Deficit

Common Stock — The Company is authorized to issue 275,000 shares of common stock, par value of $0.0001 per share. As of September 30, 2024, there was 1 share of common stock issued and outstanding.

Note 5 — Subsequent Events

The Company has evaluated subsequent events and transactions that occurred after the balance sheet date up to November 4, 2024, the date that the consolidated financial statements were available to be issued, and determined that there have been no events that have occurred that would require recognition or disclosure in the consolidated financial statements.